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                                                                    EXHIBIT 99.1

                                                                  Execution Copy
================================================================================







                                 PREFERRED STOCK
                               PURCHASE AGREEMENT




                                 by and between



                           AAMES FINANCIAL CORPORATION




                                       and



                   CAPITAL Z FINANCIAL SERVICES FUND II, L.P.









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                          Dated as of December 23, 1998




================================================================================



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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I.     DEFINITIONS.....................................................2

     Section 1.1.    Definitions...............................................2
     Section 1.2.    General Interpretive Principles..........................10

ARTICLE II.    ACTIONS TO OCCUR ON THE DATE HEREOF; ISSUANCE
               AND SALE OF SECURITIES.........................................10

     Section 2.1.    Actions to Occur on the Date of this Agreement...........10
     Section 2.2.    Issuance, Sale and Purchase of Senior Preferred Stock....11
     Section 2.3.    Initial Closing..........................................11
     Section 2.4.    Issuance, Sale and Purchase of Series C Preferred Stock
                      Pursuant to the Standby Commitment......................12
     Section 2.5.    Supplemental Closing.....................................13
     Section 2.6.    Further Action...........................................13

ARTICLE III.   REPRESENTATIONS AND WARRANTIES.................................14

     Section 3.1.    Representations and Warranties of the Company............14
     Section 3.1.1.  Organization, Good Standing and Qualification............14
     Section 3.1.2.  Authorization; Enforceability............................14
     Section 3.1.3.  Consents; No Conflict....................................15
     Section 3.1.4.  Capitalization...........................................16
     Section 3.1.5.  Subsidiaries.............................................16
     Section 3.1.6.  Dividends; Stock Repurchases.............................17
     Section 3.1.7.  Valid Issuance of Securities.............................17
     Section 3.1.8.  Litigation...............................................17
     Section 3.1.9.  Compliance with Law and Other Instruments................18
     Section 3.1.10. SEC Documents; Financial Statements......................19
     Section 3.1.11. Undisclosed Liabilities..................................20
     Section 3.1.12. Absence of Certain Changes or Events.....................20
     Section 3.1.13. ERISA and Other Employment Matters.......................21
     Section 3.1.14. Taxes....................................................23
     Section 3.1.15. Company Intellectual Property............................24
     Section 3.1.16. Contracts................................................26
     Section 3.1.17. Insurance................................................27
     Section 3.1.18. Registration Rights......................................27
     Section 3.1.19. Brokers..................................................27
     Section 3.1.20. Environmental Protection.................................28
     Section 3.1.21. State Takeover Laws......................................28
     Section 3.1.22. Proxy Statement..........................................28
     Section 3.1.23. Fairness Opinion.........................................29
     Section 3.1.24. Certain Assets...........................................29
     Section 3.1.25. Fiduciary Activities.....................................30
     Section 3.1.26. Warehouse Facilities.....................................30

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     Section 3.2.    Representations and Warranties of the Purchaser..........30
     Section 3.2.1.  Organization.............................................31
     Section 3.2.2.  Authorization............................................31
     Section 3.2.3.  Purchase for Investment..................................31
     Section 3.2.4.  Restricted Securities....................................31
     Section 3.2.5.  Purchaser Information....................................32
     Section 3.2.6.  Consents; No Conflict....................................32
     Section 3.2.7.  Brokers..................................................33
     Section 3.2.8.  Financing................................................33

ARTICLE IV.    CERTAIN AGREEMENTS OF THE PARTIES..............................33

     Section 4.1.    Conduct of Business of the Company.......................33
     Section 4.2.    Approvals, Etc...........................................35
     Section 4.3.    Access; Non-Solicitation.................................36
     Section 4.4.    Existing Rights..........................................38
     Section 4.5.    Proxy Statement; Shareholders' Meeting...................38
     Section 4.6.    Publicity................................................39
     Section 4.7.    Warehouse Facilities.....................................39
     Section 4.8.    NYSE Waiver..............................................39
     Section 4.9.    Recapitalization; Rights Offering........................39
     Section 4.10.   Material Developments....................................40
     Section 4.11.   New Option Plan; Other Employee Arrangements.............40
     Section 4.12.   Board of Directors.......................................40
     Section 4.13.   Indemnification and Insurance............................41

ARTICLE V.     CLOSING CONDITIONS.............................................43

     Section 5.1.    Conditions to Obligation of Purchaser....................43
     Section 5.1.1.  Representations and Warranties Complete and Correct......43
     Section 5.1.2.  Compliance with this Agreement...........................43
     Section 5.1.3.  Officers' Certificate....................................43
     Section 5.1.4.  Consents; Debt Waivers...................................44
     Section 5.1.5.  Supporting Documents.....................................44
     Section 5.1.6.  HSR Act..................................................44
     Section 5.1.7.  Other Agreements; Additional Investments.................45
     Section 5.1.8.  Material Adverse Change..................................45
     Section 5.1.9.  Illegality, Etc..........................................45
     Section 5.1.10. NYSE Waiver; Stockholder Approval........................45
     Section 5.1.11. Legal Opinions...........................................45
     Section 5.1.12. Litigation...............................................45
     Section 5.1.13. Board of Directors.......................................46
     Section 5.1.14. Warehouse Facilities.....................................46
     Section 5.2.    Conditions to the Obligations of the Company.............46
     Section 5.2.1.  Compliance with this Agreement...........................46
     Section 5.2.2.  Purchaser's Representations and Warranties
                     Complete and Correct.....................................46
     Section 5.2.3.  Officer's Certificate....................................46
     Section 5.2.4.  Consents.................................................47

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     Section 5.2.5.  HSR Act..................................................47
     Section 5.2.6.  Illegality, Etc..........................................47
     Section 5.2.7.  NYSE Waiver; Stockholder Approval........................47
     Section 5.2.8.  Legal Opinions...........................................47

ARTICLE VI.    TERMINATION....................................................47

     Section 6.1.    Termination..............................................47
     Section 6.2.    Effect of Termination; Termination Fee...................49

ARTICLE VII.   MISCELLANEOUS..................................................50

     Section 7.1.    Expenses and Indemnification.............................50
     Section 7.2.    Survival of Representations and Warranties...............51
     Section 7.3.    Notices..................................................52
     Section 7.4.    Governing Law............................................52
     Section 7.5.    Entire Agreement.........................................53
     Section 7.6.    Counterparts.............................................53
     Section 7.7.    Amendments...............................................53
     Section 7.8.    Severability.............................................53
     Section 7.9.    Titles and Subtitles.....................................53
     Section 7.10.   Further Assurances.......................................53
     Section 7.11.   Successors and Assigns...................................53


Exhibit A     Series B Certificate of Designations
Exhibit B     Series C Certificate of Designations
Exhibit C     Form of Warrant
Exhibit D     Form of New Option Plan
Exhibit E     Form of Contingent Warrant
Exhibit F     Registration Rights Agreement
Exhibit G     Terms of Management Services Agreement
Exhibit H     Management Voting Agreement
Exhibit I-1   Management Investment Agreement (Cary Thompson)
Exhibit I-2   Management Investment Agreement (Neil Kornswiet)
Exhibit I-3   Management Investment Agreement (Other Investors)
Exhibit J     Employment Agreements
Exhibit K     Conditions to the Rights Offer
Exhibit L     Opinions to be provided by the Company
Exhibit M     Opinions to be provided by the Purchaser

     PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") dated as of December 23, 1998 between Aames Financial Corporation, a Delaware corporation (the "Company"), and Capital Z Financial Services Fund II, L.P., a Bermuda limited partnership ("Capital Z" and, solely for purposes of the provisions of this Agreement relating to the rights of the Purchaser hereunder, together with such Designated Purchasers as Capital Z may designate in accordance with Sections 2.2 and 2.4 hereof, collectively the "Purchaser").


                                    RECITALS:

     WHEREAS, each of the Company and the Purchaser has determined to enter into this Agreement, pursuant to which the Purchaser has agreed to purchase from the Company, and the Company has agreed to issue and sell to the Purchaser on the Initial Closing Date (as hereinafter defined), (i) shares of the Company's Series B Convertible Preferred Stock, par value $0.001 per share (the "Series B Preferred Stock"), having the rights, preferences, privileges and restrictions set forth in the form of the Certificate of Designations attached hereto as Exhibit A (the "Series B Certificate of Designations"),; and (ii) shares of the Company's Series C Convertible Preferred Stock, par value $0.001 per share (the "Series C Preferred Stock," and together with the Series B Preferred Stock, the "Senior Preferred Stock"), having the rights, preferences, privileges and restrictions set forth in the form of the Certificate of Designations attached hereto as Exhibit B (the "Series C Certificate of Designations," and together with the Series B Certificate of Designations, the "Certificates of Designations"), the aggregate number of which shares is to be determined in accordance with Section 2.2 of this Agreement;

     WHEREAS, as promptly as practicable after the date hereof, the Company will
(i) call a meeting of its stockholders, at which the Company will submit to its stockholders a proposal to (among other things) amend the certificate of incorporation of the Company to increase the authorized number of shares of the Company's common stock, par value $0.001 per share ("Common Stock"), and the Company's preferred stock, par value $0.001 per share (the "Preferred Stock") as contemplated by the Certificates of Designations; and (ii) upon the effectiveness of such amendment, (and assuming the Initial Closing Date (as hereinafter defined) has occurred) cause the outstanding shares of Senior Preferred Stock to be split on the basis of one thousand-for-one (the foregoing increase in authorized shares and split of Senior Preferred Stock are referred to collectively herein as the "Recapitalization");

     WHEREAS, subject to the completion of the Recapitalization, the Company will offer, pursuant to the Rights Offering (as hereinafter defined), to the existing holders of Common Stock non-transferable rights to purchase an aggregate of

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$25 million in stated value of Series C Preferred Stock, and the Purchaser will purchase on the Supplemental Closing Date (as hereinafter defined) an amount equal to the entire unsubscribed portion of the Rights Offering (the "Standby Commitment");

     WHEREAS, on January 4, 1999 the Company will issue to Capital Z (or its designee), as a fee for the Standby Commitment, a warrant (the "Warrant") to purchase 1,250,000 shares of Common Stock at an exercise price of $1.00 per share, such Warrant to be in the form attached hereto as Exhibit C; and

     WHEREAS, the Company and the Purchaser desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:


                                   ARTICLE I.
                                   DEFINITIONS

     Section 1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

     "Affiliate" has the meaning set forth in Rule 12b-2 under the Exchange Act. The term "Affiliated" has a correlative meaning.

     "Agreement" has the meaning set forth in the preamble hereto.

     "Alternative Transaction" has the meaning given in Section 4.3.

     "Ancillary Agreements" means, collectively, the Registration Rights Agreement, Employment Agreements, Management Investment Agreements, Management Voting Agreements, New Option Plan and Management Services Agreement.

     "Balance Sheet" has the meaning set forth in Section 3.1.11 hereof.

     "Beneficially Own" with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act as in effect on the date hereof. The terms "Beneficial Ownership" and "Beneficial Owner" have correlative meanings.

     "Board of Directors" means the board of directors of the Company.

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     "Business Day" means any day, other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Bylaws" means the bylaws of the Company, as amended from time to time.

     "Capital Z" has the meaning set forth in the preamble hereto.

     "Certificates of Designations" has the meaning set forth in the recitals hereto.

     "Certificate of Incorporation" means the certificate of incorporation of the Company, as such may be amended from time to time.

     "Closing Dates" mean each of the Initial Closing Date and the Supplemental Closing Date.

     "Code" means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder, as in effect from time to time.

     "Commission" means the U.S. Securities and Exchange Commission.

     "Common Stock" has the meaning set forth in the recitals hereto.

     "Company" has the meaning set forth in the preamble hereto.

     "Company Disclosure Letter" has the meaning set forth in Section 3.1.

     "Contingent Warrant" has the meaning set forth in Section 2.3(b).

     "Continuing Directors" shall mean the directors of the Company on the date of this Agreement and any successors to such directors who are not nominees of the Purchaser.

     "Derivative Securities" means any subscriptions, options, conversion rights, exchange rights, warrants, or other agreements (oral or in writing), securities or commitments of any kind obligating the Company or any of its Subsidiaries to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any Equity Securities of the Company or any of its Subsidiaries.

     "Designated Purchaser" has the meaning set forth in Section 7.11(b).

     "DGCL" means the Delaware General Corporation Law.

     "Environmental Laws" means any federal, state or local statute, code, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, writ, decree, injunction or other authorization and any amendments thereto, relating to:

          (i) emissions, discharges, release or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into indoor or ambient air, surface water, ground water, publicly owned treatment works, septic systems or land;

          (ii) the treatment, storage, disposal, handling, manufacturing, transportation, or shipment of Hazardous Waste or hazardous and/or toxic wastes, material, substances, products or by-products as defined in the Comprehensive Environmental Response Compensation and Liability Act as amended by the Superfund Amendments and Reauthorization Act, as amended, 42 U.S.C. ss. 9601 et seq.; the Resource Conservation Recovery Act, as amended, 42 U.S.C. ss. 6901 et seq. and the Toxic Substances Control Act, as amended, 15 U.S.C. ss. 2601 et seq. as amended from time to time and corresponding state legislation and all regulations promulgated thereunder; or

          (iii) otherwise relating to the pollution or protection of health or the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all regulations promulgated thereunder, as in effect from time to time.

     "Equity Securities" of any Person means any and all common stock, preferred stock and any other class of capital stock of, and any partnership or limited liability company interests of such Person or any other similar interests of any Person that is not a corporation, partnership or limited liability company.

     "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Existing Common Share Equivalents" means, as of any date, any options, warrants, convertible or exchangeable securities or other rights to acquire Common Stock (other than those in favor of the Purchaser) outstanding as of such date.

     "Existing Rights" mean the preferred stock purchase rights issued by the Company to its stockholders on July 12, 1996, each of which Existing Rights, when exercisable, entitles the holder to purchase from the Company one one-hundredth of a share of Series A Preferred Stock at a price of $100.00 (subject to anti-dilution adjustment).

     "Existing Rights Agreement" means the Rights Agreement, dated as of June 21, 1996, between the Company and Wells Fargo Bank, pursuant to which agreement the Company issued the Existing Rights to the holders of Common Stock on July 12, 1996.

     "GAAP" means U.S. generally accepted accounting principles as in effect at the relevant time or for the relevant period.

     "Governmental Authority" means any government or political subdivision or department thereof, any governmental or regulatory body, commission, board, bureau, agency or instrumentality, or any court or arbitrator or alternative dispute resolution body, in each case whether federal, state, local or foreign.

     "Group" has the meaning set forth in Rule 13d-5 under the Exchange Act.

     "Hazardous Waste" means any chemical substance or material including, but not limited to wastes, petroleum and petroleum-derived substances, asbestos, urea formaldehyde foam insulation, transformer equipment containing dielectric fluid with levels of polychlorinated biphenyls, radon gas, radioactive materials or other pollutants or contaminants which have the characteristic of hazardous waste as set forth in or which are now or hereafter included or regulated by the Clean Water Act, 33 U.S.C. ss. 1251 et seq.; the Clean Air Act, as amended, 42 U.S.C. ss. 7401, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251 et seq.; CERCLA; RCRA; and TSCA.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

     "Initial Closing" means the closing of the sale and purchase of the Senior Preferred Stock pursuant to Section 2.2 hereof.

     "Initial Closing Date" has the meaning set forth in Section 2.3 hereto.

     "Intellectual Property" means all intellectual property rights including, but not limited to, patents, patent rights, trade secrets, know-how, trademarks, service marks, trade names, copyrights, licenses, proprietary processes and formulae, customer marketing information, data list software, broker producer lists and technology rights.

     "Knowledge" with respect to the Company means the actual knowledge of the Company's executive officers, and with respect to the Purchaser means the actual knowledge of its general partners.

     "Licenses" means all licenses, permits, franchises, authorizations and similar rights.

     "Lien" means any mortgage, pledge, lien, security interest, claim, voting agreement, conditional sale agreement, title retention agreement, restriction, option or encumbrance of any kind, character or description whatsoever.

     "Management Services Agreement" means a services agreement between the Company and Equifin having the terms set forth in Exhibit G.

     "Material Adverse Effect" means (i) a material adverse change in or effect with respect to the business, operations, assets, properties, financial condition, results of operations, regulatory condition or prospects of the Company and its Subsidiaries taken as a whole; or (ii) any impairment in any material respect of the Company's ability to perform any of its obligations or agreements hereunder or under the Ancillary Agreements to which it is a party or consummate the transactions contemplated hereby or thereby.

     "NYSE" means the New York Stock Exchange.

     "NYSE Waiver" means a written waiver from the NYSE of (i) the shareholder approval requirements of Section 312.03 of the NYSE Listed Company Manual with respect to the issuance and sale of the Senior Preferred Stock pursuant to this Agreement and (ii) any other NYSE rule (including without limitation, any listing standard that may be applicable with respect to the Common Stock) that may apply to the issuance of the Senior Preferred Stock (or the terms thereof).

     "New Option Plan" means the Company's 1999 Stock Option Plan, in the form attached hereto as Exhibit D, which shall be in effect as of the Initial Closing Date, subject to shareholder approval and consummation of the Recapitalization.

     "Option Plans" means the Company's 1991 Stock Incentive Plan, 1995 Stock Incentive Plan, 1996 Stock Incentive Plan, 1997 Stock Option Plan, 1997 Non-Qualified Stock Option Plan, as amended and restated effective May 22, 1998, and options granted under those certain assumption option agreements entered into by the Company in connection with its acquisition of One Stop Mortgage, Inc. pursuant to an agreement dated August 12, 1996, and outstanding stock options granted to Cary Thompson and David Sklar outside any of the foregoing.

     "Person" means any individual, corporation, company, association, partnership, joint venture, limited liability partnership, limited liability company, trust, estate or unincorporated organization, or Governmental Authority.

     "Proxy Statement" means the proxy statement to be filed by the Company with the SEC in connection with the Shareholders Meeting.

     "Purchase Price" has the meaning set forth in Section 2.2 hereof.

     "Purchase Rights" has the meaning set forth in Section 4.9 hereof.

     "Rating Agency" means, with respect to any Securitization Securities, any nationally recognized statistical rating agency, including but not limited to Moody's Investors Service, Inc., Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., Duff & Phelps Credit Ratings Co. and Fitch IBCA, Inc. from whom the Company has requested that a rating be assigned.

     "Recapitalization" has the meaning set forth in the recitals hereto.

     "Registration Rights Agreement" means the Registration Rights Agreement to be entered into between the Company and the Purchaser on the Initial Closing Date, in the form attached hereto as Exhibit F.

     "Representatives" means, with respect to any Person, any of such Person's officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

     "Rights Offering" has the meaning set forth in Section 4.9 hereof.

     "SEC Documents" has the meaning set forth in Section 3.1.10 hereof.

     "Securities" means the Senior Preferred Stock, the Warrant and the Contingent Warrant issued pursuant to this Agreement.

     "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Securitization Documents" means each of the documents delivered in connection with any Securitization Transaction, including but not limited to, pooling and servicing agreements, indentures, trust agreements, mortgage loan purchase agreements, asset sale agreements, servicing agreements, indemnification agreements, insurance agreements, insurance policies, underwriting agreements, placement agency agreements, certificate purchase agreement, note purchase agreements, subscription agreements, rating letters, opinions of counsel and related closing documents or certifications.

     "Securitization Securities" means each class of notes, certificates, retained interests or residual interests issued or created in any Securitization Transaction sponsored by the Company or a Subsidiary of the Company.

     "Securitization Transaction" means any pooling of mortgage loans or other assets, and the associated issuance of beneficial interests in such pools.

     "Senior Preferred Stock" has the meaning set forth in the recitals hereto.

     "Series A Preferred Stock" means the Company's Series A Preferred Stock, par value $0.001 per share.

     "Series B Certificate of Designations" has the meaning set forth in the recitals hereto.

     "Series B Preferred Stock" has the meaning set forth in the recitals hereto.

     "Series C Certificate of Designations" has the meaning set forth in the recitals hereto.

     "Series C Preferred Stock" has the meaning set forth in the recitals hereto.

     "Shareholder Approval" means the approval by the stockholders of the Company, in accordance with the DGCL and the rules of the NYSE, of all matters which are required to be approved by the Company's stockholders (and not the subject of a NYSE Waiver) in connection with the issuance and sale of the Senior Preferred Stock and the consummation of the Recapitalization.

     "Shareholders' Meeting" means the Company's annual meeting of stockholders to be held as promptly as practicable after the mailing of the definitive Proxy Statement, at which meeting, among other things, the Company will seek the Shareholders' Approval.

     "Shares" means the shares of Common Stock (i) into which the Senior Preferred Stock is convertible and (ii) issued, or issuable upon, exercise of the Warrant and the Contingent Warrant (if issued).

     "Standby Commitment" has the meaning set forth in the recitals hereto.

     "Standby Purchase Price" has the meaning set forth in Section 2.4 hereto.

     "Subsidiary" means, as to any Person, any other Person of which more than 50% of the shares of the Voting Securities are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries.

     "Supplemental Closing" means the closing of the sale and purchase of Series C Preferred Stock pursuant to the Standby Commitment.

     "Supplemental Purchase Price" has the meaning set forth in Section 2.4 hereof.

     "Tax" or "Taxes" means all taxes, including any interest, liabilities, fines, penalties or additions to tax that may become payable in respect thereof, imposed by any Governmental Authority, which taxes shall include, without limiting the generality of the foregoing, income taxes (including, but not limited to, United States federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, franchise taxes, gross or net receipts taxes, occupation taxes, real and personal property taxes, ad valorem taxes, stamp taxes, transfer taxes, capital taxes, import duties, withholding taxes, workers' compensation taxes, and other obligations of the same or of a similar nature.

     "Transaction Fee" means a cash fee of $1,000,000, payable to Capital Z (or its designee) on the Initial Closing Date.

     "Voting Power" means, with respect to any Voting Securities, the aggregate number of votes attributable to such Voting Securities that could generally be cast by the holders thereof for the election of directors (or similar managing persons) at the time of determination (assuming such election were then being held).

     "Voting Securities" means, (i) with respect to the Company, the Equity Securities of the Company entitled to vote generally for the election of directors of the Company, and (ii) with respect to any other Person, any securities of or interests in such Person entitled to vote generally for the election of directors or any similar managing person of such Person.

     "Warehouse Facility" shall mean any funding arrangement with a financial institution or other lender or purchaser to the extent (and only to the extent) any funding thereunder is available exclusively to finance or refinance the purchase or origination of mortgage loans by the Company or any of its Subsidiaries, including, but not limited to, purchase and sale facilities pursuant to which the Company or a Subsidiary of the Company sells mortgage loans to a financial institution.

     "Warrant" has the meaning set forth in the recitals hereto.

     "Wholly-Owned Subsidiary" means, as to any Person, a Subsidiary of such Person of which 100% of the Equity Securities (other than directors' qualifying shares or similar shares) is owned, directly or indirectly, by such Person.

     Section 1.2. General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms "hereof," "herein" and similar terms refer to this Agreement as a whole (including the exhibits and schedules hereto), and references herein to Articles or Sections refer to Articles or Sections of this Agreement.


                                   ARTICLE II.
                      ACTIONS TO OCCUR ON THE DATE HEREOF;
                         ISSUANCE AND SALE OF SECURITIES

     Section 2.1. Actions to Occur on the Date of this Agreement.
Contemporaneously with the execution and delivery of this Agreement:

          (i) the Company and the Purchaser are entering into a Registration Rights Agreement in the form attached hereto as Exhibit F;

          (ii) Capital Z and Messrs. Thompson and Kornswiet are entering into the Management Voting Agreement in the form attached hereto as Exhibit H;

          (iii) the Company and Messrs. Thompson and Kornswiet are entering into the Management Investment Agreement in the forms attached hereto as Exhibits I-1 and I-2, respectively; and

          (iv) the Company and each of Messrs. Thompson and Kornswiet are entering into Employment Agreements in the forms attached hereto as Exhibit J.

     Section 2.2. Issuance, Sale and Purchase of Senior Preferred Stock. Upon the terms and subject to the conditions set forth in this Agreement, and in reliance upon the representations and warranties hereinafter set forth, at the Initial Closing, the Company will issue, sell, and deliver to the Purchaser (including any Designated Purchasers), and the Purchaser will purchase from the Company:

          (i) a number of shares of Series B Preferred Stock equal to (I) the quotient obtained by dividing (A) the product of (x) the number of shares of Common Stock outstanding on the Initial Closing Date and (y) 0.998, multiplied by (B) 1,000, rounded to the nearest tenth of a share of Series B Preferred Stock, with such number of shares of Series B Preferred Stock to represent, as of the Initial Closing Date, 49.99% of the total voting power of the Company entitled to vote for the election of directors of the Company, minus (II) (A) the number of shares of Common Stock issuable upon exercise of the Warrant and the Contingent Warrant divided by (B) 1,000; and

          (ii) a number of shares of Series C Preferred Stock equal to 75,000 minus the number of shares of Series B Preferred Stock purchased pursuant to this Section 2.2.

     The purchase price per share of Senior Preferred Stock shall equal $75,000,000 divided by the total number of shares of Senior Preferred Stock issued pursuant to the provisions of this Section 2.2 (the "Purchase Price"). Notwithstanding the foregoing, if the Shareholder Approval shall have been obtained, and the Recapitalization consummated prior to the Initial Closing Date, the number "1,000" in the foregoing clause (i) shall, in each case, instead be "1" and the number "75,000" in the foregoing clause (ii) shall be "75,000,000."

     Section 2.3. Initial Closing. (a) Subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article V hereof, the Initial Closing shall take place at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York at 10:00 a.m., New York City time, on the third Business Day following the satisfaction of the closing conditions set forth in
Article V hereof, or at such other time and place as the parties may agree (the date on which the Initial Closing occurs, the "Initial Closing Date").

     (b) At the Initial Closing, (i) the Company will deliver to the Purchaser certificates representing the Senior Preferred Stock to be purchased by, and sold to, the Purchaser pursuant to Section 2.2 hereof (registered in the name or names and in the denominations designated by Capital Z at least two Business Days prior to the Initial Closing Date), together with the other documents, certificates and opinions to be delivered pursuant to Section 5.1 hereof, (ii) the Purchaser, in full payment for the Senior Preferred Stock to be purchased by, and sold to, the Purchaser pursuant to Section 2.2 hereof, will deliver to the Company an amount per share equal to the Purchase

Price, in immediately available funds by wire transfer to the account specified by the Company to Capital Z at least two Business Days prior to the Initial Closing Date, or by such other means as may be agreed upon by the parties hereto, together with the other documents, certificates and opinions to be delivered pursuant to Section 5.2 hereof, (iii) the Company will pay to Capital Z (or its designee) the Transaction Fee, in immediately available funds by wire transfer to the account designated by Capital Z at least two Business Days prior to the Initial Closing Date, (iv) the Company will issue to Capital Z (or its designees) a warrant (the "Contingent Warrant") in the form attached hereto as Exhibit E, and (v) the Company shall execute and deliver the Management Services Agreement.

     Section 2.4. Issuance, Sale and Purchase of Series C Preferred Stock Pursuant to the Standby Commitment. Upon the terms and subject to the conditions set forth in this Agreement, including, without limitation, the consummation of the Recapitalization, and in reliance upon the representations and warranties hereinafter set forth, at the Supplemental Closing, the Company will issue, sell and deliver to the Purchaser (including such Affiliates of Capital Z as Capital Z may designate in writing to the Company prior to the Supplemental Closing Date and any Designated Purchasers), and the Purchaser will purchase from the Company on the Supplemental Closing Date, any shares of Series C Preferred Stock which were offered in, and which remain unsubscribed after consummation of, the Rights Offering. The purchase price per share for the Series C Preferred Stock purchased pursuant to the Standby Commitment shall be the amount obtained by dividing (x) Purchase Price by (y) 1,000 (the "Standby Purchase Price"). Notwithstanding the foregoing, if the Shareholder Approval shall have been obtained, and the Recapitalization consummated prior to the Initial Closing Date, the number "1,000" in the foregoing clause (y) shall instead be "1". In the event that the Initial Closing occurs, and the Supplemental Closing does not occur as result of a material breach by the Purchaser of its obligation to consummate the purchase of the Series C Preferred Stock to be purchased by the Purchaser at the Supplemental Closing (and not any other breach or alleged breach by the Purchaser hereunder), then Capital Z shall cause its designee which received the Warrant to return the Warrant to the Company for cancellation. The provisions of the immediately preceding sentence shall be of no force or effect if this Agreement terminates for any reason prior to the Initial Closing Date.

     Section 2.5. Supplemental Closing. (a) Subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article V hereof (which are applicable to the Supplemental Closing as set forth therein), the Supplemental Closing shall take place at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York at 10:00 a.m., New York City time, on the 15th Business Day following the consummation of the Rights Offering, or at such other time and place as the parties may agree (the date on which the Supplemental Closing occurs, the "Supplemental Closing Date").

     (b) At the Supplemental Closing, (i) the Company will deliver to
Purchaser certificates representing the Series C Preferred Stock to be purchased by, and sold to, the Purchaser pursuant to Section 2.4 hereof (registered in the name or names designated by Capital Z at least two Business Days prior to the Supplemental Closing Date), together with the other documents, certificates and opinions to be delivered pursuant to Section 5.1 hereof; and (ii) the Purchaser, in full payment for the Series C Preferred Stock to be purchased by, and sold to, the Purchaser pursuant to Section 2.4 hereof, will deliver to the Company the aggregate Standby Purchase Price, in immediately available funds by wire transfer to the account specified by the Company to Capital Z at least two Business Days prior to the Supplemental Closing Date, or by such other means as may be agreed upon by the parties hereto, together with the other documents, certificates and opinions to be delivered pursuant to Section 5.2 hereof. At the Supplemental Closing, the Purchaser, at its option, may exchange up to 3,000,000 shares of Series C Preferred Stock (as such Series C Preferred Stock shall have been adjusted pursuant to the one-thousand-for-one stock split effected pursuant to the Recapitalization) acquired at the Initial Closing for an equivalent number of shares of Series B Preferred Stock; provided, that, immediately following such exchange, the total number of outstanding shares of Series B Preferred Stock do not represent more than 49.99% of the total voting power of the Company entitled to vote for the election of direction of the Company.

     Section 2.6. Further Action. During the period from the date hereof to the Supplemental Closing Date, each of the Company and the Purchaser shall use all commercially reasonable efforts to take all action necessary or appropriate to satisfy the applicable closing conditions contained herein.


                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

     Section 3.1. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows, subject, in the cases specified in this Article III, to the matters set forth in the disclosure letter of the Company delivered to the Purchaser on the date hereof and incorporated by reference herein (the "Company Disclosure Letter"). The matters referred to in the Company Disclosure Letter shall be deemed to qualify (i) the specific representations and warranties which are referred to therein, and (ii) such other representations and warranties where the substance of the disclosure made with respect to such matter includes sufficient information and detail to make clear the nature of such qualification.

     Section 3.1.1. Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite corporate or other organizational power and authority under such laws to own or lease and operate its properties and to carry on its business as now conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires it to so qualify or be licensed, except where the failure to be so licensed or qualified would not, singly or in the aggregate, be reasonably likely to have a Material Adverse Effect. The Company has made available to the Purchaser a complete and correct copy of the Certificate of Incorporation and the Bylaws of the Company and each of its Subsidiaries, each as amended to date and each of which as so made available is in full force and effect. The Company has made available to the Purchaser a complete and correct copy of the minute books of the Company and each of its Subsidiaries, and each such minute book includes minutes of the meetings of, and resolutions adopted by, the board of directors of each such entity and the committees thereof to date.

     Section 3.1.2. Authorization; Enforceability. (a) Except for the Shareholder Approval, (i) the Company has all requisite corporate power and authority to perform, execute and deliver its obligations under this Agreement, each Ancillary Agreement to which it is a party, the Warrant, the Contingent Warrant and the Certificates of Designations; and (ii) all corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, each Ancillary Agreement to which the Company is a party, the Warrant, the Contingent Warrant and the Certificates of Designation, and the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance, sale and delivery of the Securities, has been taken.

     (b) This Agreement and each Ancillary Agreement to which the Company is a party and which is to be entered into on the date hereof, have been duly authorized, executed and delivered by the Company and constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought by proceedings in equity or at law).

     (c) Each Ancillary Agreement to which the Company is a party and which is to be entered into on the Initial Closing Date has been duly authorized and, on the Initial Closing Date, will be executed and delivered by the Company and constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought by proceedings in equity or at law).

     Section 3.1.3. Consents; No Conflict. (a) Except (i) as set forth on the Company Disclosure Letter; (ii) required blue sky filings, if any, which will be effected in accordance with applicable blue sky laws; (iii) filings required under the Securities Act in connection with the Registration Rights Agreement;
(iv) the filing of a Pre-Merger Notification Form and related documents under the HSR Act; (v) the approval of the NYSE for the issuance and listing of the Shares on the NYSE, subject to official notice of issuance; (vi) the Shareholder Approval, and (vii) as would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or any other Person on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

     (b) The execution and delivery by the Company of this Agreement, each of the Ancillary Agreements to which it is a party, and the Warrant and the Contingent Warrant, and the performance by the Company of its obligations hereunder, thereunder and in the Certificates of Designations, will not (i) violate any provision of the Certificate of Incorporation or Bylaws; (ii) violate any provision of any law or any order of any court or Governmental Authority; (iii) conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under, or allow any other party thereto a right to terminate or seek a payment from the Company or any Subsidiary under the terms of, any indenture, agreement or other instrument by which the Company or any of its subsidiaries or any of their properties or assets is bound; or
(iv) result in the creation or imposition of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries, other than, in the case of clauses (ii), (iii) and (iv), as would not be reasonably likely to have a Material Adverse Effect.

     Section 3.1.4. Capitalization. (a) The authorized capital stock of the Company consists of (i) 1,000,000 shares of Preferred Stock, 500,000 of which have been designated as Series A Preferred Stock; and (ii) 50,000,000 shares of Common Stock.

     (b) As of December 17, 1998, no shares of Series A Preferred Stock were issued and outstanding and there were issued and outstanding (i) 31,015,763 shares of Common Stock and (ii) options to purchase 5,247,243 shares of Common Stock under the Option Plans.

     (c) Except as set forth in the Company Disclosure Letter or as provided in this Agreement, there are no Derivative Securities outstanding (including preemptive rights). The Company has, and will at the Initial Closing have (after giving effect to the issuance of securities being issued on the Initial Closing
Date) sufficient authorized Common Stock reserved for issuance for all outstanding Derivative Securities (other than, prior to the Recapitalization, the Senior Preferred Stock). The Company agrees that there shall be no adjustment made pursuant to (i) Section 9 of the 1996 Stock Option Plan, (ii)
Section 8 of the 1997 Stock Option Plan, and (iii) Section 8 of the 1997 Non-Qualified Stock Option Plan to any options granted or other grants made under the applicable plan as a result of the issuance and sale of the Securities, and no other anti-dilution adjustment shall be required under any other Option Plan as a result of the issuance and sale of the Securities.

     (d) The Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its Equity Securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

     Section 3.1.5. Subsidiaries. (a) The Company Disclosure Schedule lists, for each Subsidiary of the Company, existing as of the date hereof, the name of such Subsidiary, together with (i) the jurisdiction and nature (e.g., corporation, partnership, limited liability company) of its organization; (ii) the number and percentage of shares of each class of Equity Securities of such Subsidiary owned by the Company or any of its Subsidiaries; and (iii) the identity of any Person other than the Company or its Subsidiaries that has the right (including upon the passage of time or upon the occurrence of specified events) to acquire any of its Equity Securities. The Equity Securities of each such Subsidiary owned, directly or indirectly, by the Company are held free and clear of all Liens, and all such Equity Securities have been duly authorized and validly issued and are fully paid and non-assessable.

     (b) Except for Equity Securities of the Subsidiaries of the Company, as set forth in the Company Disclosure Letter hereto, or investment securities of any Person held by Subsidiaries of the Company in the ordinary course of business (provided the Company and its Subsidiaries Beneficially Own (and, after giving effect to such transactions, would Beneficially Own), in the aggregate, less than 5% of the Voting Power of the Voting Securities of such Person), the Company does not, directly or indirectly, (i) Beneficially Own or own of record any Equity Securities of, or any other equity interest in, any other Person; or
(ii) have any other equity investment or other ownership interest in any other Person.

     Section 3.1.6. Dividends; Stock Repurchases. Except as disclosed in the Company Disclosure Letter, there are no contractual or other restrictions or limitations on the ability of the Company or any of its Subsidiaries to pay any dividends or make any other distributions on, or to purchase, redeem or otherwise acquire, any of its Common Stock.

     Section 3.1.7. Valid Issuance of Securities. (a) The Securities and the Shares, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly authorized, validly issued, fully paid and nonassessable.

     (b) The outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable.

     (c) The issuance, sale and delivery of the Securities and Shares is not subject to any preemptive right of stockholders of the Company arising under law or the Certificate of Incorporation or Bylaws or to any contractual right of first refusal or other contractual right in favor of any Person.

     Section 3.1.8. Litigation. Except as expressly disclosed in the SEC Documents or in the Company Disclosure Letter, as of the date hereof (i) there is no action, suit, proceeding or investigation pending or, to the Knowledge of the Company, currently threatened against the Company or any of its Subsidiaries that involves a claim against the Company or any of its Subsidiaries in an amount in excess of $500,000, or that questions the validity of this Agreement or any of the Ancillary Agreements or the right of the Company to enter into, or to consummate, the transactions contemplated hereby or thereby, or that would be reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect, nor does the Company have Knowledge that there is any basis for any of the foregoing; and (ii) the Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any Governmental Authority that specifically names the Company or any of its Subsidiaries and as to which either compliance or noncompliance is reasonably likely to have a Material Adverse Effect; and (iii) there are no regulatory proceedings applicable to, or pending (or to the Knowledge of the Company threatened) against the Company or any of its Subsidiaries, which are reasonably likely to have a Material Adverse Effect. As of the date hereof, there is no action, suit, proceeding or investigation by the Company or any of its Subsidiaries currently pending or which the Company its Subsidiaries intends to initiate that is material to the operations of the Company and Subsidiaries considered as a whole.

     Section 3.1.9. Compliance with Law and Other Instruments. (a) Except as disclosed in the SEC Documents or in the Company Disclosure Letter, the Company and its Subsidiaries are not in conflict with, or in default or violation of,
(i) any
law, rule, regulation, order, judgment or decree applicable to any of them or by which any of their property or assets is bound or affected; or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, License, permit, franchise or other instrument or obligation to which any of them is a party or by which any of their property or assets is bound or affected, except for any such conflicts, defaults or violations that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

     (b) Any and all requirements of any federal, state, or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the origination and servicing of mortgage loans represented as assets on the most recent financial statements of the Company and its Subsidiaries have been complied with, except for any failure to so comply that would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

     (c) The Company and each Subsidiary of the Company holds all material Licenses from all Governmental Authorities necessary for the conduct of its business pursuant to any Securitization Documents to which it is a party and has received no notice of proceedings relating to the revocation of any such License, which alone or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably likely to have a Material Adverse Effect or materially and adversely affect (i) the ability of the Company or any Subsidiary of the Company to perform its obligations under any Securitization Documents, or (ii) the validity or enforceability of any mortgage loans included in any Securitization Transaction to which the Company or any Subsidiary of the Company is a party or any mortgage loan serviced by the Company or any Subsidiary of the Company.

     Section 3.1.10. SEC Documents; Financial Statements. (a) There are no agreements, understandings or proposed transactions between the Company or any of its Subsidiaries and any of their respective officers, directors or Affiliates, or any Affiliate thereof, of a type that would be required to be disclosed on Form 10-K for the year ending on June 30, 1998 other than the agreements, understandings or proposed transactions disclosed in the SEC Documents (as defined below).

     (b) The Company has timely filed all reports required to be filed by it with the SEC since July 1, 1995 pursuant to the Exchange Act. The Company has provided the Purchaser with copies of (i) the Company's annual reports on Form 10-K for the years ended June 30, 1996, 1997 and 1998; (ii) the Proxy Statement filed by the Company with the SEC on October 28, 1998 with respect to the 1998 Annual Meeting of Stockholders of the Company originally scheduled to be held on December 18, 1998; and (iii) the Company's quarterly report on Form 10-Q for the quarter ended

September 30, 1998 (collectively, together with any other reports or filings made by the Company since July 1, 1995 and prior to the date hereof with the SEC pursuant to the requirements of the Securities Act or the Exchange Act, the "SEC Documents"). As of their respective dates, or, in the case of registration statements as of their respective effective dates, the SEC Documents complied (or, as to filings by the Company with the SEC after the date hereof, will comply) in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable. None of the SEC Documents, as of their respective dates, contained (or, as to filings by the Company with the SEC after the date hereof, will contain) any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the representations and warranties made in Section 3.1.11, the representation in the immediately preceding sentence shall not apply to any misstatement or omission in any SEC Document filed prior to the date of this Agreement which was superseded or corrected by a subsequent SEC Document filed by the Company before the date hereof.

     (c) Except as otherwise noted therein or in the Company Disclosure Letter, the financial statements of the Company included in the SEC Documents comply (or, as to filings by the Company with the SEC after the date hereof, will comply) as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles, except in the case of unaudited statements, applied on a consistent basis (except as may be indicated therein or in the notes thereto) during the periods involved and fairly present the consolidated financial position of the Company and its Subsidiaries as of the respective date thereof and the consolidated results of their operations and cash flows for the respective periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     (d) None of the information set forth on Schedule 3.1.10(d) hereof contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 3.1.11. Undisclosed Liabilities. Except as disclosed in the SEC Documents, at June 30, 1998, there were no liabilities or obligations of any nature (whether accrued, absolute, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) required by GAAP to be set forth on the Balance Sheet (as defined below) of the Company and its Subsidiaries taken as a whole except as reflected or reserved against on the balance sheet at June 30, 1998

(including the notes thereto, the "Balance Sheet"). Since June 30, 1998, except as set forth in the SEC Documents, the Company has not incurred any such liabilities or obligations except (i) liabilities incurred in the ordinary course of business consistent with past practice, (ii) such as would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect, or (iii) as contemplated by this Agreement or the letter agreement referred to in Section 6.2(e).

     Section 3.1.12. Absence of Certain Changes or Events. Except as disclosed in the SEC Documents or in the Company Disclosure Letter, or as a consequence of, or as contemplated by, this Agreement, since September 30, 1998, (i) the business of the Company has been carried on only in the ordinary and usual course; (ii) there has not occurred any change or event which has resulted or is reasonably likely to result in a Material Adverse Effect; provided, however, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any change or effect resulting from matters disclosed by the Company in any SEC Document filed prior to the date hereof or in the Company Disclosure Letter; provided, further, that any material worsening of the capital markets generally or the Company's liquidity needs or access to capital from that in existence as of the date hereof shall be deemed to result in a Material Adverse Effect, and (iii) neither the Company nor any Company Subsidiary has taken any action of the type described in Section 4.1.

     Section 3.1.13. ERISA and Other Employment Matters. (a) Except as set forth in the Company Disclosure Letter, neither the Company nor any of its Subsidiaries nor any trade or business (whether or not incorporated) under common control with the Company or any of its Subsidiaries within the meaning of
Section 414(b), (c), (m) or (o) of the Code (the "Controlled Group") maintains or contributes to or has any obligation to contribute to, or has any liability (contingent or otherwise) with respect to, any plan, program, arrangement, agreement or commitment which is an employment, consulting or deferred compensation agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, stock option, stock purchase, severance pay, life, health, disability or accident insurance plan, or vacation, or other employee benefit plan, program, arrangement, agreement or commitment, including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA (individually, a "Plan", and collectively, the "Plans").

     With respect to the Plans, the Company has delivered to the Purchasers or their Representatives current copies of: (i) the Plan documents, and, where applicable, related trust agreements, and any related agreements which are in writing; (ii) summary Plan descriptions; (iii) the most recent Internal Revenue Service determination letter relating to each Plan for which a letter of determination was obtained; (iv) to the extent required to be filed, the most recent Annual Report (Form 5500 Series and accompanying schedules of each Plan and applicable financial statements) as filed with the Internal Revenue Service; and (v) audited financial statements, if any.

     (b) In all material respects, each Plan conforms to, and its administration is in substantial compliance with, all applicable requirements of law, including, without limitation, ERISA and the Code, and all of the Plans are in full force and effect as written, and all premiums, contributions and other payments required to be made by the Company, any Company Subsidiary or any member of the Controlled Group under the terms of any Plan have been made or accrued.

     (c) Each Plan that is intended to be qualified under Section 401(a) of the Code and each trust maintained pursuant thereto has received a favorable determination letter from the Internal Revenue Service with respect to each such Plan's qualification and its trust's exemption from tax, and, to the Knowledge of the Company, nothing has occurred since the date of such letter which could adversely impact such qualification and tax exemption. No Plan that is an employee welfare benefit plan as defined in Section 3(1) of ERISA is funded through a voluntary employees' beneficiary association as defined in Section 501(c)(9) of the Code.

     (d) Neither the Company nor any Company Subsidiary nor any member of the Controlled Group has ever maintained, contributed to or incurred any liability with respect to any plan subject to Title IV of ERISA or Section 412 of the Code.

     (e) There are no multiemployer plans (as defined in Subsection 3(37) of ERISA) to which the Company, any Company Subsidiary or any member of the Controlled Group is, or has ever been required to make a contribution or other payment.

     (f) There has been no non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) with respect to any Plan or penalty incurred with respect to any Plan under Section 502(i) of ERISA.

     (g) Except as set forth in the Company Disclosure Letter, neither the Company nor any Company Subsidiary maintains any Plan providing post-retirement benefits other than Plans qualified under Section 401(a) of the Code ("Post-Retirement Benefits"). Neither the Company nor any Company Subsidiary is liable for Post-Retirement Benefits under any plan not maintained by the Company or any Company Subsidiary. The Company and its Subsidiaries have complied in all material respects with the requirements of Section 4980B of the Code and Sections 601 et seq. of ERISA relating to continuation coverage for group health plans.

     (h) There has been no material violation of ERISA or the Code with respect to the filing of applicable reports, documents and notices regarding the Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of required reports, documents or notices to the participants or beneficiaries of the Plans.

     (i) There are no pending actions, claims or lawsuits which have been asserted, instituted or, to the Knowledge of the Company, threatened, against the Plans, the assets of any of the trusts under such Plans or the Plan sponsor or the Plan administrator, or, to the Knowledge of the Company, against any fiduciary of the Plans with respect to the operation of such Plans (other than routine benefit claims).

     (j) There has been no mass layoff or plant closing as defined by the Worker Adjustment and Retraining Notification Act or any similar state or local "plant closing" law with respect to the employees of the Company or any Company Subsidiary which resulted in any liability of the Company or any Company Subsidiary which remains unsatisfied.

     (k) The execution of, and performance of the transactions contemplated in, this Agreement will not, either alone or upon the occurrence of subsequent events, result in (i) any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or (ii) the Company's or any Company Subsidiary's failing to be able to deduct for Federal income tax purposes any items on account of Section 280G or 162(m) of the Code.

     Section 3.1.14. Taxes. Except as disclosed in the Company Disclosure Letter or in the SEC Documents:

     (a) The Company is the common parent of an affiliated group of corporations (within the meaning of Section 1504(a) of the Code) eligible to file consolidated federal income Tax Returns, of which the Company is a member. From July 1, 1994 through the Initial Closing Date, the Company has included each Subsidiary in its consolidated federal income Tax Return as a member of the affiliated group of which the Company is the common parent.

     (b) The Company and its Subsidiaries have duly filed all U.S. federal, state, local, foreign and other tax returns (including any information returns), reports and statements that are required to have been filed with the appropriate taxing authority and have paid all Taxes with respect to the taxable periods covered by such returns, reports or statements. All information provided with respect to the taxable periods covered by such returns, reports and statements is complete and accurate in all material respects.

     (c) Any liability of the Company for Taxes not yet due and payable, or which are being contested in good faith, has been provided for on the financial statements of the Company in accordance with generally accepted accounting principles.

     (d) No audits or investigations relating to any Taxes for which the Company or its Subsidiaries may be liable are pending or threatened in writing by any taxing authority. There are no agreements or applications by the Company or any of its Subsidiaries for the extension of the time for filing any tax return or paying any Tax, and neither the Company nor any Subsidiary has extended or waived any statute of limitation for the assessment of any Taxes. The Company Disclosure Letter lists the audit status of each of the Company's tax returns.

     (e) Neither the Company nor any of its Subsidiaries are parties to any agreements relating to the sharing or allocation of, or indemnification agreement with respect to, Taxes, or similar contract or arrangement.

     (f) Since January 1, 1994, no claim has been made by any Tax authority in a jurisdiction where the Company or any Subsidiary does not currently file a Tax return that it is or may be subject to Tax by such jurisdiction, nor to the Company's Knowledge is any such assertion threatened.

     (g) As of January 1, 1998 for U.S. federal income tax purposes, the Company had no net operating loss carryforwards. There has not been an ownership change of the Company within the meaning of Section 382 of the Code during the five years preceding the date of this Agreement.

     (h) The Company or its Subsidiaries have withheld from its employees, independent contractors and third parties and timely paid to the appropriate taxing authority proper and accurate amounts in all material respects through all periods in compliance in all material respects with all Tax withholding provisions of all applicable Laws.

     (i) Neither the Company nor any Subsidiary has income that is includable in computing the taxable income of a United States person (pursuant to Section 7701 of the Code) under Section 951 of the Code.

     (j) All material elections with respect to Taxes of the Company or any Subsidiary are set forth in the Company Disclosure Letter.

     Section 3.1.15. Company Intellectual Property. (a) The Company and its Subsidiaries own or have the valid and enforceable right to use all material Intellectual Property necessary for the conduct of their business and operations as currently conducted.

     (b) The Company Disclosure Letter sets forth a complete list of all material Intellectual Property owned by the

Company and its Subsidiaries. Except as indicated in the Company Disclosure Letter, the Company and its Subsidiaries own all right, title and interest in the material Intellectual Property free and clear of all Liens and other adverse claims and has the right to use without payment to a third party. The Intellectual Property owned or licensed by the Company and/or its Subsidiaries is adequate and sufficient for the conduct of the business of the Company and its Subsidiaries in the ordinary course and as currently proposed to be conducted.

     (c) Except as set forth in the Company Disclosure Letter and except as relates to trademarks and service marks not registered or subject to application for registration, the material Intellectual Property is valid, subsisting, unexpired, in proper form and enforceable and all renewal fees and other maintenance fees with respect to material Intellectual Property, as applicable, which have fallen due on or before the effective date of this Agreement have been paid. The grants, registrations and applications for the material Intellectual Property have not lapsed, expired or been abandoned and no application or registration thereof is the subject of any legal or governmental proceeding before any governmental, registration or other authority in any jurisdiction other than grants, registrations or applications, the lapse, expiration or abandonment of which would not reasonably be expected to have a Material Adverse Effect.

     (d) Except as set forth in the Company Disclosure Letter and except for infringements, claims, demands, proceedings and defects in rights that would not reasonably be expected to have a Material Adverse Effect, to the Company's Knowledge, (i) there are no conflicts with or infringements of any Company Intellectual Property by any third party; and (ii) the conduct of the business of the Company and its Subsidiaries as currently conducted does not conflict with or infringe any proprietary right of any third party. Except as set forth in the SEC Documents, there is no claim, suit, action or proceeding pending or, to the Knowledge of the Company or its Subsidiaries, threatened against the Company or its Subsidiaries, (i) alleging any such conflict or infringement with any third party's proprietary rights; or (ii) challenging the ownership, use, validity or enforceability of the Company Intellectual Property that would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

     (e) The Company Disclosure Letter sets forth a complete and correct list, as of the date hereof, of all material Licenses. The Company has furnished Purchaser with complete and correct copies of the Licenses listed in the Company Disclosure Letter, as in effect on the date hereof. Neither the Company nor its Subsidiaries nor, to the Company's Knowledge, any other party thereto, is in default under any License listed in the Company Disclosure Letter as of the date hereof, and each License listed in the Company Disclosure Letter is in full force and effect as to the Company or any of its Subsidiaries party thereto and, to the Company's Knowledge, as to each other party thereto, except for such defaults and failures to be in full force and effect as would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Company Disclosure Letter, neither the Company nor its Subsidiaries is under any obligation to pay royalties or similar payments in connection with any License listed in the Company Disclosure Letter in excess of $25,000 per year in the aggregate.

     (f) Except as set forth in the Company Disclosure Letter, neither the Company nor its Subsidiaries is, nor will any of them be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement in breach of any License listed in the Company Disclosure Letter. The validity and enforceability of the material Company Intellectual Property and the registration thereof has not been materially affected adversely as a result of the consummation of the transactions contemplated by this Agreement.

     (g) Neither the Company nor its Subsidiaries has entered into any material consent, indemnification, forbearance to sue or settlement agreement with any person relating to the material Company Intellectual Property or the Intellectual Property of any third party other than as set forth in the Company Disclosure Letter.

     (h) The Company and its Subsidiaries have developed and commenced a comprehensive plan to modify or replace any items, products or systems used in the operation of the business of the Company or its Subsidiaries, which incorporate the processing of dates and date-related data (including, but not limited to, calculating, comparing and sequencing) that are operationally material to the business of Company or its Subsidiaries including, but not limited to, computer systems, infrastructure items, software applications, hardware, and related equipment and utilities ("Products") to ensure that such Products will be Year 2000 Compliant by August 31, 1999 except where non-compliance would not be reasonably likely to have a Material Adverse Effect. As part of such plan, the Company either (i) has undertaken (or will undertake) all reasonable efforts to obtain, or has obtained, assurances from its vendors that such vendors' products are already Year 2000 Compliant or will be Year 2000 Compliant by August 31, 1999; or (ii) the Company will have modified or replaced such products by August 31, 1999.

     Section 3.1.16. Contracts. (a) Except as set forth in the SEC Documents or the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party or subject to any of the following (whether written or oral, express or implied): (i) any employment agreement or understanding or obligation, with respect to severance or termination, to pay liabilities or fringe benefits with any present or former officer or director of the Company or with any consultant of the Company or any of its Subsidiaries, who is or may be entitled to receive pursuant to the terms thereof, compensation in excess of $100,000 upon termination of such Person's employment or engagement; (ii) any plan, contract or understanding providing for bonuses, pensions, options, deferred compensation, retirement payments, royalty payments, profit sharing or similar understanding with respect to any present or former officer or director of the Company or with any consultant of the Company or any of its Subsidiaries, who is or may be entitled to receive pursuant to the terms thereof, compensation in excess of $100,000 in any single year, or (iii) any non-compete or similar agreement or obligation of the Company or any Subsidiary. Except as set forth in the Company Disclosure Letter or in the SEC Documents, neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement covering their respective employees.

     (b) Except as set forth in the SEC Documents, none of the Company, any of its Subsidiaries, or to the Knowledge of the Company, any other party is in breach or violation or in default in the performance or observance of any term or provision of any contract, agreement, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any such Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject, which breach, violation or default is reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

     Section 3.1.17. Insurance. The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as are prudent in accordance with industry practices. All the insurance policies, binders, or bonds maintained by the Company or its Subsidiaries (the "Policies") have been maintained in accordance with their respective terms and will remain in full force and effect after the Closing. Except as set forth in the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has received any notice of default with respect to any provision of any such Policies. With respect to its directors' and officers' liability insurance policies, neither the Company nor any of its Subsidiaries has failed to give any notice or present any claim thereunder in due and timely fashion or as required by any such policies so as to jeopardize full recovery under such Policies.

     Section 3.1.18. Registration Rights. Other than as set forth in the Company Disclosure Letter, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

     Section 3.1.19. Brokers. Other than its financial advisor, Donaldson, Lufkin and Jenrette Securities Corporation ("DLJ"), the Company has not employed any investment banker, broker, finder, or intermediary in connection with the transactions contemplated by this Agreement, and the Company is under no obligation to pay any investment banking, brokerage, finder's or similar fee or commission in connection with such transactions, other than certain fees payable to DLJ, which are the obligation of the Company, which fees are specified in the Company Disclosure Letter. The Company has provided to Capital Z copies of all agreements between the Company or any of its Subsidiaries and DLJ with respect to the transactions contemplated hereby.

     Section 3.1.20. Environmental Protection. (a) The Company and its Subsidiaries are not in violation of any Environmental Laws, other than such violations which have not had and are reasonably expected not to have a Material Adverse Effect and have, and are in compliance with all terms and conditions of, all permits, licenses and authorizations necessary for the conduct of their respective businesses, other than such instances of non-compliance which are not reasonably likely to have a Material Adverse Effect.

     (b) There is no site which is listed on either the National Priorities List pursuant to CERCLA or a similar state or local law list with respect to which the Company or any Subsidiary has received notice from the United States Environmental Protection Agency or a state or local agency that the Company or any Subsidiary is considered to be a potentially responsible party by reason of arranging for disposal, owning or operating any facility or site or transporting any Hazardous Waste.

     Section 3.1.21. State Takeover Laws. The Company has taken all actions necessary to render any potentially applicable state takeover law, including, but not limited to, Section 203 of the DGCL, inapplicable to (a) the transactions contemplated hereby and by the Ancillary Agreements and (b) any future transactions between the Company, on the one hand, and the Purchaser and/or any of its Affiliates or Designated Purchasers and/or any of their respective Affiliates, on the other hand. The Company has taken all action so that the entering into of this Agreement and the consummation of the sale of the Senior Preferred Stock, the issuance of the Warrant and the Contingent Warrant and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any person under the Certificate of Incorporation, Bylaws, or other governing instruments of the Company, or restrict or impair the ability of the Purchaser to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of the Company that may be directly or indirectly acquired or controlled by the Purchaser.

     Section 3.1.22. Proxy Statement. None of the information in the Proxy Statement (other than the information referred to in Section 3.2.5) will, at the time of the mailing of the Proxy Statement to the Company's stockholders (or, in the case of any amendment or supplement thereto, at the time of mailing of such amendment or supplement, as the case may be) and at the time of the Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 3.1.23. Fairness Opinion. The Company has obtained an opinion from DLJ as to the fairness, from a financial point of view, of the Purchase Price to be paid for the Senior Preferred Stock pursuant to this Agreement. A copy such fairness opinion has been provided to Capital Z prior to the date hereof.

     Section 3.1.24. Certain Assets. (a) Except as set forth in the Company Disclosure Letter, none of the Company nor any Subsidiary of the Company is in default and no trigger event has occurred (other than those which have been cured) under any Securitization Document to which it is a party; and no event has occurred which with notice or lapse of time or both would constitute such a default or trigger event under any Securitization Document to which it is a party.

     (b) Except as set forth in the Company Disclosure Letter, none of the Company nor any Subsidiary of the Company has received any notice from any Rating Agency or any other Person that (i) the Company or any Subsidiary of the Company is or, with the passage of time may be, no longer eligible to service mortgage loans or (ii) that the ratings assigned to any of the Securitization Securities may be subject to modification, qualification or downgrade by any Rating Agency.

     (c) No breach of any representation or warranty made by the Company or any Subsidiary of the Company in any Securitization Document (other than those which have been cured) with respect to any mortgage loans has occurred and none of the Company nor any Subsidiary of the Company has received any notice of such a breach of a representation or warranty with respect to any mortgage loans such that the Company or any Subsidiary of the Company is obligated to substitute or repurchase any mortgage loans included in a Securitization Transaction.

     (d) Other than servicing advances that are expressly permitted under any applicable Securitization Document, neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, any director or officer of the Company or any entity controlled by any of them, has made or advanced, directly or indirectly, payments of principal or interest on any mortgage loan that is included in any Securitization Transaction that was sponsored by the Company or a Subsidiary of the Company or that is serviced by the Company or a Subsidiary of the Company.

     (e) None of the Company nor any Subsidiary of the Company has withdrawn any amounts on deposit in any collection account, servicing account, distribution account or other similar account created under any Securitization Documents to which it is a party, except as expressly provided in such Securitization Documents.

     (f) None of the servicing fees payable to the Company or any Subsidiary of the Company under any Securitization Document is, or upon the occurrence of any event will be, subordinated to any distributions to investors in the related Securitization Transaction.

     (g) None of the Company or any Subsidiary of the Company has made any payment to any third party insurer of a Securitization Transaction to prevent such insurer from paying a claim under an insurance policy with respect to such Securitization Transaction.

     (h) The value of each mortgage loan or pool mortgage loans and Securitization Security owned by the Company or any Subsidiary of the Company has been marked to market on the books and records of the Company or such Subsidiary.

     Section 3.1.25. Fiduciary Activities. The Company and each of its Subsidiaries has properly administered in all respects material and which could reasonably be expected to be material to the financial condition of the Company and its Subsidiaries taken as a whole all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, or custodian, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither the Company nor any Subsidiary has committed any breach of trust with respect to any such fiduciary account which is material to or could reasonably be expected to be material to the financial condition of the Company and its Subsidiaries taken as a whole, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

     Section 3.1.26. Warehouse Facilities. The Company and its Subsidiaries have in full force and effect as of the date hereof (i) committed Warehouse Facilities in the total amount of approximately $300 million and (ii) uncommitted Warehouse Facilities in the total amount of approximately $700 million. The Company Disclosure Letter sets forth the names, locations, balances and limits of all such Warehouse Facilities.

     Section 3.2. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company that:

     Section 3.2.1. Organization. The Purchaser is a limited partnership duly organized and validly existing under the laws of Bermuda.

     Section 3.2.2. Authorization. The Purchaser has full power and authority to enter into this Agreement and the Ancillary Agreements. Each of this Agreement and the Ancillary Agreements to which the Purchaser is a party has been duly authorized, executed and delivered by the Purchaser and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought by proceedings in equity or at law).

     Section 3.2.3. Purchase for Investment. The Purchaser is an accredited investor as defined under Rule 501(a) of the Securities Act. The Securities and the Shares will be acquired for investment for the Purchaser's (or its Affiliates' or a Designated Purchaser's) own account and not with a view to the resale or distribution of any part thereof, except in compliance with the provisions of the Securities Act or an exemption therefrom.

     Section 3.2.4. Restricted Securities. The Purchaser understands that the Securities and the Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities and the Shares may be resold without registration under the Securities Act only in certain limited circumstances.

     The Purchaser further agrees that each certificate representing the Securities or the Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH SECURITIES HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

A certificate shall not bear such legend if the Purchaser shall have delivered to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that the securities being sold may be publicly sold without registration under the Securities Act. The foregoing shall not be deemed to affect the obligations of the Company under the Registration Rights Agreement.

     Section 3.2.5. Purchaser Information. None of the information regarding the Purchaser supplied by the Purchaser in writing specifically for inclusion in the Proxy Statement will, at the time of the mailing of the Proxy Statement to the Company's stockholders (or, in the case of any amendment or supplement thereto, at the time of mailing of such amendment or supplement, as the case may be) and at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 3.2.6. Consents; No Conflict. (a) Except as set forth in Schedule 3.2.6., no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority, agency or body or any other person on the part of the Purchaser is required in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, except for (i) the filing of a Pre-Merger Notification Form and related documents under the HSR Act; (ii) filings required under the Securities Act or the Exchange Act; or (iii) such consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings, which if not obtained or made, as the case may be, are not reasonably likely to impair in any material respect the ability of the Purchaser to perform any of its obligations or agreements hereunder or under the Ancillary Agreements or consummate the transactions contemplated hereby or thereby.

     (b) Neither the execution and delivery of this Agreement by Purchaser, nor the consummation of the transactions contemplated hereby, nor the fulfillment of the terms and compliance with the provisions hereof will conflict with or result in a material breach of or a material default (or in an occurrence which with the lapse of time or action by a third party, or both, could result in a material default) with respect to any of the terms, conditions or provisions of any applicable order, writ or decree of any court or of any Governmental Authority, applicable to Purchaser, or of the governing documents of Purchaser, or of any indenture, contract, agreement, lease, or other instrument to which Purchaser is a party or subject or by which Purchaser or any of its properties or assets are bound, or of any applicable statute, rule, or regulation to which Purchaser or its businesses is subject.

     Section 3.2.7. Brokers. Other than Merrill Lynch & Co., the Purchaser has not employed any investment banker, broker, finder, or intermediary in connection with the transactions contemplated by this Agreement, and the Purchaser is under no obligation to pay any investment banking, brokerage, finder's or similar fee or commission in connection with such transactions, other than certain fees payable to Merrill Lynch &

Co., which are the obligation of the Purchaser (except to the extent otherwise provided in Section 6.1).

     Section 3.2.8. Financing. The Purchaser has or will have at the Initial Closing and the Supplemental Closing sufficient funds available to it to consummate the purchase of the Senior Preferred Stock at the Initial Closing and the Supplemental Closing, as the case may be, as contemplated hereby.


                                   ARTICLE IV.
                        CERTAIN AGREEMENTS OF THE PARTIES

     Section 4.1. Conduct of Business of the Company. Except as set forth in the Company Disclosure Letter, from the date of this Agreement until the earlier of the Initial Closing or the termination of this Agreement, unless the prior written consent of the Purchaser shall have been obtained, and except as otherwise contemplated by this Agreement, the Company will conduct, and will cause each of its Subsidiaries to conduct, its operations according to its ordinary and usual course of business consistent with past practice and shall use all reasonable efforts to preserve intact its current business organizations, keep available the service of its current senior officers and key employees, maintain its material permits and contracts and preserve its relationships with customers, suppliers and others having material business dealings with it. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement or as set forth in the Company Disclosure Letter, the Company will not, without the prior written consent of the Purchaser:

          (a) issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (i) any additional shares of capital stock of any class (including shares of Common Stock), or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock or (ii) any other securities in respect of, in lieu of, or in substitution for, shares of Common Stock outstanding on the date hereof;

          (b) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding shares of Common Stock;

          (c) split, combine, subdivide or reclassify any shares of Common Stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any capital stock of the Company or otherwise make any payments to stockholders in their capacity as such, except for dividends by a direct or indirect wholly owned Company Subsidiary;

          (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of the Subsidiaries;

          (e) adopt any amendments to its Certificate of Incorporation or Bylaws or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any direct or indirect Subsidiary, except for Subsidiaries which are not material to the assets, liabilities, financial condition or results of operations of the Company and the Subsidiaries taken as a whole;

          (f) make, or permit any Company Subsidiary to make, any material acquisition, by means of merger, consolidation or otherwise, or material disposition, of assets or securities;

          (g) other than in the ordinary course of business consistent with past practice, incur, or permit any Subsidiary to incur, any material indebtedness for borrowed money or guarantee any such indebtedness or make any material loans, advances, or capital contributions to, or other material investments in, any person other than the Company or any Subsidiary;

          (h) change any method of accounting or accounting practice by the Company or any Subsidiary, except for such required change in GAAP or applicable statutory accounting principles;

          (i) make, change or revoke, or permit to be made, changed or revoked, any election or method of accounting with respect to Taxes affecting or relating to the Company or any of the Subsidiaries;

          (j) enter into, or permit to be entered into, any closing or other agreement or settlement with respect to Taxes affecting or relating to the Company or any of its Subsidiaries;

          (k) (x) take, or agree or commit to take, or permit any Subsidiary to take, or agree or commit to take, any action that would make any representation and warranty of the Company hereunder inaccurate in any material respect at the Initial Closing (except for representations and warranties which speak as of a particular date, which need be accurate only as of such date); (y) omit, or agree or commit to omit, or permit any Subsidiary to omit, or agree or commit to omit, to take any action necessary to prevent any such representation and warranty from being inaccurate in any material respect at the Initial Closing (except for representations and warranties which speak as of a particular date, which need be accurate only as of such date), provided however that the Company shall be permitted to take or omit to take such action which can be cured, and in fact is cured, at or prior to the Initial Closing; or (z) any action that would result in, or would be reasonably likely to result in, any of the conditions set forth in Article V not being satisfied;

          (l) settle or compromise any claim brought by any present, former or purported holder of any securities of the Company in connection with the transactions contemplated by this Agreement prior to the Initial Closing Date, without the prior written consent of the Purchaser, which consent may not be unreasonably withheld; or

          (m) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     Section 4.2. Approvals, Etc. Subject to the terms and conditions provided herein, each of the parties hereto agrees to (i) promptly effect all registrations, submissions and filings, including but not limited to, filings under the HSR Act, which may be necessary or required in connection with the consummation of the transactions contemplated by this Agreement; (ii) use all reasonable efforts to take all other action and to do all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement; and (iii) use all reasonable efforts to obtain all other necessary or appropriate waivers, consents and approvals with respect to the transactions contemplated by this Agreement, including but not limited to all waivers of "change of control" or similar provisions that may be applicable with respect to the transactions contemplated by this Agreement.

     Section 4.3. Access; Non-Solicitation. (a) The Company hereby agrees that, from the date hereof until the earlier to occur of the termination of this Agreement and the Initial Closing Date, the Company will grant the Purchaser and its (or their) Representatives such access during normal business hours as may be reasonably requested to the personnel, advisors, properties, books, accounts, records, contracts and documentation of, or relating to, the business and operations of the Company and its Subsidiaries, and neither the Company nor any of its Subsidiaries shall authorize or permit any of their respective officers, directors or employees, or any representative of the

Company or any of its Subsidiaries to, (A) solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate, any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any acquisition or purchase of all or a significant portion of the assets or business of the Company or its subsidiaries (determined on a consolidated basis), or an equity interest in the Company or any of its Subsidiaries, or any merger, consolidation, business combination or similar transaction involving the Company or any of its Subsidiaries or any other similar transaction (each, an "Alternative Transaction") or agree to or endorse any Alternative Transaction; or (B) engage in any negotiations concerning or have any discussions with any Person relating to an Alternative Transaction.

     (b) Notwithstanding the foregoing, the Company may, (subject to compliance by the Company with the other requirements of this Section 4.3(b)), furnish information concerning its business, properties or assets to any Person pursuant to appropriate confidentiality agreements, and may negotiate and participate in discussions and negotiations with such Person concerning an Alternative Transaction if (x) such Person has on an unsolicited basis submitted a bona fide written proposal to the Company relating to any such transaction which the Board of Directors determines in good faith, after receiving advice from a nationally recognized investment banking firm, represents a superior transaction to the transactions contemplated by this Agreement, (y) such transaction is not conditioned upon obtaining additional financing and is reasonably likely to be consummated without unreasonable delay compared to the transactions contemplated by this Agreement and (z) in the opinion of the Board of Directors of the Company, only after receipt of advice from outside legal counsel to the Company, such action is required to avoid a breach of the fiduciary duties of the Board of Directors to the Company's stockholders under applicable law (a proposal which satisfies clauses (x), (y) and (z) being referred to herein as a "Superior Proposal"). The Company hereby agrees that if, prior to the Initial Closing, it shall receive a Superior Proposal, the Company shall promptly thereafter notify the Purchaser in writing of the receipt of such Superior Proposal and the material terms and conditions thereof. If the Company determines to accept the terms of such Superior Proposal, it shall promptly notify the Purchaser in writing of such determination. Within ten Business Days from receipt of such notice from the Company, the Purchaser shall notify the Company either that (i) it is prepared to enter into a transaction with the Company on the terms and conditions set forth in the Superior Proposal (with such modifications to the terms thereof which relate to the identity of the other party to the transaction or which do not adversely affect the economic terms thereof to the Company or impose material other conditions) (a "Matching Notice"), or (ii) it declines to match such Superior Offer. If the Purchaser delivers a Matching Notice to the Company, (x) the Company shall grant to the Purchaser the right (which may be exercised by the Purchaser in its sole discretion) to enter into a definitive agreement for the Alternative Transaction contemplated by such Superior Proposal on such terms and conditions, except that if such Superior Proposal contemplates the payment of consideration other than cash and/or marketable securities, the Purchaser shall have the option to pay the equivalent value in cash and/or marketable securities, and (y) the parties agree to negotiate in good faith to complete such definitive agreement within 30 days from the date such notice is given by the Purchaser. The Company may, during such 30-day period, negotiate the terms of such Superior Proposal with the person or persons making such Superior Proposal, it being understood that the Purchaser's rights hereunder will apply to any subsequent Superior Proposal which may be made. Notwithstanding the foregoing, if any Superior Proposal is a modification by a Person of a Superior Proposal which has been previously made by such Person, the ten-business day period referred to in this Section 4.3(b) shall instead be deemed to be a five-business day period with respect to such modified Superior Proposal. If the Purchaser does not give a Matching Notice within such ten-business day period (or five-business day period in respect of a modification specified in the preceding sentence), the Company shall be entitled to terminate this Agreement in order to take the action referred to in Section 4.3(c) and enter into a definitive agreement to effect such Alternative Transaction and shall, concurrently with such termination, pay to the Purchaser the fee required by Section 6.2(b). Nothing in this Section 4.3(b) (including, without limitation, the election by the Purchaser not to give a Matching Notice) shall limit the Company's obligations to the Purchaser under any other provision of this Agreement.

     (c) Except to the extent permitted by Section 4.3(b), neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Purchaser, the approval or recommendation by such Board of Directors or any such committee this Agreement or the transactions contemplated hereby, including, without limitation, the Recapitalization, (ii) approve or recommend or propose to approve or recommend, any Alternative Transaction or (iii) enter into any agreement with respect to any Alternative Transaction.

     Section 4.4. Existing Rights . The Company hereby represents that as of the date this Agreement, the Company has taken all necessary action to amend the Existing Rights Agreement so as to prevent the Existing Rights from becoming exercisable upon the consummation of the transactions contemplated hereby. At or prior to the Initial Closing, the Company shall cause the Existing Rights Agreement to be amended to have rights issued thereunder with respect to the Senior Preferred Stock on a Common Stock equivalent basis.

     Section 4.5. Proxy Statement; Shareholders' Meeting. (a) As promptly as possible after the date hereof, the Company shall prepare and file with the SEC the Proxy Statement. The Company shall use it reasonable best efforts to file a definitive Proxy Statement with the SEC as promptly as practicable after such initial filing, and promptly thereafter the Company shall mail the definitive Proxy Statement to the holders of Common Stock.

     (b) The Company and Purchaser shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, executive officers, stockholders, and partners and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, or any other statement, filing, notice or application made by or on behalf of the Company or Purchaser to any third party and/or any Government Authority in connection with the transactions contemplated by this Agreement.

     (c) The Company will take, in accordance with its Certificate of Incorporation and Bylaws, all action necessary to convene the Shareholders' Meeting as promptly as practicable after the date the Proxy Statement is mailed in order to obtain the Shareholder Approval and shall use all commercially reasonable efforts to solicit such approval. At the Shareholders' Meeting, the Purchaser shall vote its Voting Securities of the Company in favor of the Recapitalization, the New Option Plan and any other matters which are required to be approved by the Company's shareholders in connection with the issuance and sale of the Senior Preferred Stock and the consummation of the Recapitalization.

     Section 4.6. Publicity . Neither the Company nor the Purchaser shall make any public announcement concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other, except as may be required by law or NYSE rule or as may be necessary in connection with the satisfaction of the conditions to Closing hereunder (provided, that, prior to such disclosure, if practicable, the Company or the Purchaser, as the case may be, shall notify the other of such intended disclosure and consult with the other on the specific disclosure to be made).

     Section 4.7. Warehouse Facilities. The Company shall use all commercially reasonable efforts to cause to be in effect, as of the Initial Closing Date, Warehouse Facilities consistent with the requirements of Section 5.1.14.

     Section 4.8. NYSE Waiver. The Company shall as promptly as practicable prepare and submit to the NYSE an application seeking the NYSE Waiver, which application has been approved by the Board of Directors or the Audit Committee of the Board of Directors. The Company shall comply with Section 312.03 of the NYSE Listed Company Manual and all other NYSE rules and regulations with respect to the NYSE Waiver, pursuant to which the Company shall mail to all stockholders not later than ten (10) days before the Initial Closing Date a letter alerting the stockholders to the Company's omission to seek Shareholder Approval and that the Audit Committee of the Board of Directors has expressly approved the NYSE Waiver.

     Section 4.9. Recapitalization; Rights Offering. As promptly as possible after obtaining the Shareholder Approval, the Company shall take all necessary action to effectuate and complete the Recapitalization, including, but not limited to, (i) making all necessary filings with the NYSE (including having the NYSE approve for listing on the NYSE the shares of Common Stock into which the Senior Preferred Stock may be converted) and (ii) filing an amended Certificate of Incorporation with the Secretary of State of the State of Delaware. Following the completion of the Recapitalization, the Company will offer to its existing holders of Common Stock non-transferable rights ("Purchase Rights") to purchase an aggregate of $25,000,000 in stated value (at $1.00 per share) of Series C Preferred Stock at the Standby Purchase Price (the "Rights Offering"), which Purchase Rights shall expire thirty (30) days after issuance. The Rights Offering shall be subject to the conditions set forth on Exhibit K attached hereto. The Purchaser shall be provided with copies of all documents relating to the Recapitalization and the Rights Offering, and all such documents shall be subject to the comments and prior approval of the Purchaser. Without limiting any rights of the Purchaser hereunder or under the Certificate of Designations, if the Shareholder Approval is not obtained, the Company shall take all actions reasonably requested by the Purchaser and consistent with the DGCL to effect the increase in the authorized shares of capital stock of the Company contemplated by the Recapitalization.

     Section 4.10. Material Developments. Prior to the Initial Closing, the Company shall keep the Purchaser advised of all material developments relevant to its business and to consummation of the transactions contemplated hereby.

     Section 4.11. New Option Plan; Other Employee Arrangements. The Company shall cause the New Option Plan to be effective as of the Initial Closing Date, subject to shareholder approval and consummation of the Recapitalization. The Company shall use all reasonable efforts to cause to be effective, at the Initial Closing, the actions set forth on Schedule 5.1.7.

     Section 4.12. Board of Directors. The Company will exercise all authority and take all such actions (including, without limitation, complying with Section 14(f) of the Exchange Act) which it may take under applicable law which are necessary to cause, concurrently with the Initial Closing, the Board of Directors to consist of nine persons as of the Initial Closing Date and to cause five nominees of the Purchaser to be appointed to the Board of Directors as of such date. From and after the

Initial Closing Date, the Company shall (i) cause the four nominees (the
"Series B Designees") designated by the holders of the Series B Preferred Stock to be elected as directors in accordance with the Series B Certificate of Designations; and (ii) nominate one additional director designated by Capital Z (the "Capital Z Nominee") to the Company's stockholders for election as directors at each annual meeting of stockholders of the Company at which the applicable class of directors is being elected and shall use its best efforts to cause the election of each such nominee, including soliciting proxies in favor of the election of such persons. The Company's By-laws shall be amended, effective as of the Initial Closing Date, to be consistent with the foregoing and the Series B Certificate of Designations. If, in connection with the conversion into Common Stock of all outstanding shares of Series B Preferred Stock, the holders of a majority of such shares request that the Series B Designees continue to serve as directors after such conversion, the Company shall take such actions to assure the continuation of the Series B Designees as directors after such conversion, until the next meeting at which any such director is to be elected. In the event that any such nominee elected to the Board of Directors shall cease to serve as a director for any reason, the vacancy resulting therefrom shall be filled by such Board with a substitute person who has been nominated by the Holders of Series B Preferred Stock (in the case of a Series B Designee) or by Capital Z (in the case of the Capital Z Nominee). Following the election or appointment of the Series B Designees and the Capital Z Nominee pursuant to this Section 4.12 and prior to the earlier to occur of June 30, 1999 and the Supplemental Closing, any amendment or waiver by the Company of any term or condition of this Agreement, any Ancillary Agreement or the Certificate of Incorporation or the By-Laws, any termination by the Company of this Agreement or any Ancillary Agreement, any extension by the Company of the time for the performance of any of the obligations or other acts of the Purchaser or waiver or assertion of any of the Company's rights hereunder, or any other consents or actions by the Board of Directors with respect of this Agreement or any Ancillary Agreement, will require, and will require only (with respect to such action on behalf of the Company), the concurrence of a majority of the Continuing Directors, except to the extent that applicable law requires that such action be acted upon by the full Board of Directors, in which case such action will require the concurrence of a majority of the Directors, which majority shall include each of the Continuing Directors, and no other action by the Company shall be required for purposes of this Agreement. After the date of this Agreement, until the earlier to occur of the consummation of the Supplemental Closing and June 30, 1999, or the earlier termination of this Agreement, the Purchaser will not exercise any rights it may have as a stockholder of the Company to effect a change in the composition of the Board of Directors of the Company, except as provided for in this Section 4.12.

     Section 4.13. Indemnification and Insurance. From and after the Initial Closing date:

          (a) The Company shall include as part of its Certificate of Incorporation and Bylaws provisions relating to the indemnification of all current and former directors, officers, employees and agents of the Company which are no less favorable than the provisions contained in the Company's Certificate of Incorporation and Bylaws as of the date hereof. Such provisions shall not be amended, repealed or otherwise modified for a period of not less than six years after the Initial Closing Date in any manner that would adversely affect the rights thereunder of individuals who as of the date hereof were directors, offices, employees or agents of the Company in respect to actions or omissions occurring at or prior to the Initial Closing Date (including, without limitation, actions or omissions which occur in connection with the transactions contemplated by this Agreement) unless such modification is required by law.

          (b) The Company shall, to the fullest extent permitted under applicable law, indemnify and hold harmless each present and former director, officer, employee and agent of the Company or any of its Subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any act or omissions occurring at or prior to the Initial Closing Date, in each case for a period of not less than six years after the Initial Closing Date. In the event of any such claim, action, suit, proceeding or investigation, whether arising before or after the Initial Closing Date (i) any counsel retained by the Indemnified Parties for any period after the Initial Closing Date shall be reasonably satisfactory to the Company, (ii) after the Initial Closing date, the Company shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received, and (iii) the Company shall cooperate in defense of any such matter; provided, however, that the Company shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more indemnified parties in which case this limitation shall not apply.

          (c) For the period not less than six years after the Initial Closing Date, the Company shall maintain in effect directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms no less favorable that those now applicable to directors and officers of the Company, provided that in no event shall the Company be required to expend annually more than 150% of the amount that the Company spent for these purposes in the last fiscal year to maintain or procure insurance coverage pursuant hereto; and provided further that if the Company is unable to obtain the insurance called for by this section the Company will obtain as much comparable insurance as is available for such amount per year.

     Section 4.14. Issuance of Warrant. The Company agrees to issue the Warrant to the Purchaser on January 4, 1999. Such obligation shall survive termination of this Agreement for any reason whatsoever.


                                   ARTICLE V.
                               CLOSING CONDITIONS

     Section 5.1. Conditions to Obligation of Purchaser. The obligation of the Purchaser to purchase the Senior Preferred Stock at the Initial Closing Date and at the Supplemental Closing Date shall be subject to the satisfaction or waiver of the following conditions (provided, that, with respect to the Supplemental Closing, such obligation shall only be subject to the consummation of the Initial Closing, the consummation of the Recapitalization prior to June 30, 1999 and the satisfaction or waiver of the conditions set forth in Sections 5.1.1, 5.1.2, 5.1.4, 5.1.7, 5.1.8, 5.1.9, 5.1.12 and 5.1.13) on or before the applicable Closing Date:

     Section 5.1.1. Representations and Warranties Complete and Correct. The representations and warranties of the Company contained in Section 3.1 hereof which are qualified as to materiality or a Material Adverse Effect shall have been true and correct when made and shall be true and correct at and as of the Initial Closing Date, as if made on and as of such date (except for representations and warranties which speak as of a specific time or date, which shall be true and correct as of such time and date). The representations and warranties of the Company contained in Section 3.1 hereof which are not qualified as to materiality or a Material Adverse Effect shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Initial Closing Date, as if made on and as of such date (except for representations and warranties which speak as of a specific time or date, which shall be true and correct in all material respects as of such time and date).

     Section 5.1.2. Compliance with this Agreement. The Company shall have executed and delivered all securities, documents and instruments required to be executed and delivered on the applicable Closing Date and shall have performed and complied in all material respects with all agreements and covenants contained herein which are required to be performed or complied with by it on or before the applicable Closing Date.

     Section 5.1.3. Officers' Certificate. The Purchaser shall have received a certificate, dated as of the Initial Closing Date and signed by the President or any Vice President and attested by the Secretary of the Company, certifying that the conditions set forth in Sections 5.1.1 and 5.1.2 are satisfied on and as of such date.

     Section 5.1.4. Consents; Debt Waivers. (a) The consents, approvals, authorization, and filings set forth on Schedule 5.1.4(a) shall have been obtained or made.

     (b) The Company shall have received each of the debt waivers and have obtained consents listed on Schedule 5.1.4(b) hereto on terms set forth therein.

     Section 5.1.5. Supporting Documents. The Purchaser shall have received copies of the following documents:

          (i) (A) the Certificate of Incorporation, certified as of a recent date by the appropriate authority of the Company's jurisdiction of incorporation; and (B) a certificate of such authority dated as of a recent date as to the due incorporation and good standing of the Company and each Subsidiary, and listing all documents of the Company on file with said authority; and

          (ii) a certificate of the Secretary or an Assistant Secretary of the Company dated as of the Initial Closing Date and certifying: (A) that attached thereto is a true and complete copy of the Bylaws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the stockholders of the Company authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements, the issuance, sale and delivery of the Securities and the Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement and the Ancillary Agreements; (C) that the Certificate of Incorporation has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(B) above;

     and (D) that the Bylaws have not been amended since the date of the last amendment referred to in such certificate pursuant to subclause (ii)(A) above.

     Section 5.1.6. HSR Act. Any required waiting periods under the HSR Act relating to the transactions to be consummated on the Initial Closing Date shall have expired or been terminated.

     Section 5.1.7. Other Agreements; Additional Investments. The Company shall have complied in all material respects with all agreements required to be complied with by it under the Ancillary Agreements on or before the applicable Closing Date. Each of the Ancillary Agreements entered into prior to the Initial Closing Date shall be in full force and effect, and none of the other parties thereto (other than the Purchaser) shall have breached any of their respective obligations thereunder (unless such breach shall have been cured). The transactions contemplated by Section 4.11 shall have been completed and the waivers described on such Schedule 5.1.7 shall be effective.

     Section 5.1.8. Material Adverse Change. Since the date of this Agreement, there shall not have occurred (i) a Material Adverse Effect or (ii) any change or event which is reasonably likely to have a Material Adverse Effect, provided, however, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any change or effect resulting from matters disclosed by the Company in any SEC Document filed prior to the date hereof or in the Company Disclosure Letter; and provided, further, that any material worsening of the capital markets generally or the Company's liquidity needs or access to capital from that in existence as of the date hereof shall be deemed to result in a Material Adverse Effect.

     Section 5.1.9. Illegality, Etc. No statute, rule or regulation, or order, decree or injunction enacted, entered, promulgated or enforced by any Governmental Authority shall be in effect which prohibits or restricts the consummation of the transactions contemplated hereby or by any of the Ancillary Agreements.

     Section 5.1.10. NYSE Waiver; Stockholder Approval. The NYSE Waiver shall have been obtained and the terms thereof complied with or, in the event that the Shareholder Meeting is held prior to the Initial Closing Date, the Shareholder Approval shall have been obtained. The shares of Common Stock shall continue to be listed on the NYSE and the NYSE shall not have initiated any proceedings to, or have otherwise indicated and intention to, delist the Common Stock.

     Section 5.1.11. Legal Opinions. The Purchaser shall have received an opinion or opinions of counsel to the Company, dated as of the Initial Closing, covering the matters set forth in Exhibit L.

     Section 5.1.12. Litigation. There shall not be pending any litigation, action or proceeding (an "Action") by any Governmental Authority or any other Person challenging the transactions contemplated by this Agreement or any of the Ancillary Agreements or seeking material damages with respect thereto (but only to the extent such damages will not, in the reasonable judgment of the Purchaser, be covered by insurance which is maintained by and available to the Company, unless, notwithstanding such coverage, the settlement or other disposition of such Action would not be reasonably likely to have a Material Adverse Effect), which Action, in the reasonable judgment of the Purchaser (after consultation with the Company), has a material likelihood of success.

     Section 5.1.13. Board of Directors. The Board of Directors shall have been reconstituted as contemplated by Section 4.12 hereof.

     Section 5.1.14. Warehouse Facilities. The Company and its Subsidiaries shall have in full force and effect as of the Initial Closing Date, subject to the consummation of the Initial Closing, committed Warehouse Facilities in the total amount of at least $600 million, which commitments have terms of at least 6-12 months. The other terms and conditions of such Warehouse Facilities, when taken as a whole, shall be at least as favorable to the Company or relevant Subsidiary as those in effect on the date hereof with respect to existing Warehouse Facilities.

     Section 5.2. Conditions to the Obligations of the Company. The Company's obligation to sell the Senior Preferred Stock on the Initial Closing Date shall be subject to the satisfaction or waiver by it of the following conditions on or before the Initial Closing Date:

     Section 5.2.1. Compliance with this Agreement. The Purchaser shall have executed and delivered all documents required to be executed and delivered on the applicable Closing Date and shall have performed and complied in all material respects with all agreements and covenants contained herein or in any Ancillary Agreement which are required to be performed or complied with by it on or before the applicable Closing Dates.

     Section 5.2.2. Purchaser's Representations and Warranties Complete and Correct. The Purchaser's representations and warranties contained in Section 3.2 of this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date, as if made on and as of such date.

     Section 5.2.3. Officer's Certificate. The Company shall have received a certificate, dated the Initial Closing Date and signed by a duly authorized officer of the Purchaser, certifying that the conditions set forth in Sections 5.2.1 and 5.2.2 are satisfied on and as of such date.

     Section 5.2.4. Consents. (a) The consents, approvals, authorization, and filings set forth on Schedule 5.1.4(a) shall have been obtained or made.

     (b) The Company shall have received each of the debt waivers and obtained consents listed on Schedule 5.1.4(b) hereto on terms set forth therein.

     Section 5.2.5. HSR Act. Any required waiting periods under the HSR Act relating to the transactions to be consummated on the Initial Closing Date shall have expired or been terminated.

     Section 5.2.6. Illegality, Etc. No statute, rule or regulation, or order, decree or injunction enacted, entered, promulgated or enforced by any Governmental Authority shall be in effect which prohibits or restricts the consummation of the transactions contemplated hereby.

     Section 5.2.7. NYSE Waiver; Stockholder Approval. The NYSE Waiver shall have been obtained and the terms thereof complied with, or in the event that the Shareholder Meeting is held prior to the Initial Closing Date, the Shareholder Approval shall have been obtained.

     Section 5.2.8. Legal Opinions. The Company shall have received an opinion or opinions of counsel to the Purchaser, dated as of the Closing Dates, covering the matters set forth in Exhibit M.


                                   ARTICLE VI.
                                   TERMINATION

     Section 6.1. Termination. This Agreement may be terminated as follows:

     (a) by mutual written consent of the Company and the Purchaser; or

     (b) by either party if the Initial Closing shall not have occurred by May 1, 1999 (and the failure of the Initial Closing to occur is not due to the breach by either party of this Agreement); provided, however, that if, at such date, there shall be pending a Superior Proposal in respect of which the Purchaser may exercise rights under Section 4.3(b), such date may be extended at the option of the Purchaser (one or more times) until the date that the Purchaser shall not have any further rights under such Section 4.3(b); or

     (c) by either party (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement), prior to the Initial Closing, in the event of a breach by the other party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach would cause (i) in the case of a breach by the Company, the conditions set forth in
Section 5.1 not to be satisfied (assuming the Initial Closing were to occur on the date of such termination), and (ii) in the case of a breach by the Purchaser, the conditions set forth in Section 5.2 not to be satisfied (assuming the Initial Closing were to occur on the date of such termination); or

     (d) by either party (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement), prior to the Initial Closing, in the event of a material breach by the other party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or

     (e) by either party (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement), prior to the Initial Closing, in the event any court of competent jurisdiction in the United States or some other governmental body or regulatory authority shall have issued an order permanently restraining, enjoining or otherwise prohibiting the sale of the Senior Preferred Stock and such order shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 6.1(e) shall have used all reasonable efforts to remove such order; or

     (f) by the Purchaser, prior to the Initial Closing, if the Shareholder's Meeting has occurred prior to the Initial Closing and the Shareholder Approval was not received;

     (g) by the Purchaser, prior to the Initial Closing, if the Company takes any action referred to in clauses (i), (ii), or (iii) of Section 4.3(c) or enters into an agreement to effect an Alternative Transaction pursuant to
Section 4.3(b); or

     (h) by the Company, prior to the Initial Closing, in accordance with (and subject to compliance with the provisions of) Section 4.3(b).

     Section 6.2. Effect of Termination; Termination Fee. (a) In the event of the termination of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto, other than the provisions of Sections 4.14, 6.2, 7.1,

7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10 and 7.11, which shall survive any such termination. Nothing contained in this Section 6.2 shall relieve any party from liability for any willful breach of this Agreement.

     (b) If this Agreement is terminated (i) pursuant to Sections 6.1(b) or (f),
(ii) by the Purchaser pursuant to Section 6.1(g) or (iii) by the Company pursuant to Section 6.1(h), the Company shall pay to Capital Z (or its designee) a cash fee equal to $5,500,000, such fee to be payable (A) in the case of a termination referred to in clause (i) above, if, on or prior to November 15, 1999, (x) the Company (and/or one or more of its Subsidiaries) consummates a Covered Transaction (as defined below) or enters into a letter of intent, agreement-in-principle or definitive agreement to effect a Covered Transaction (and subsequently consummates such Covered Transaction, whether before or after such first anniversary) or (y) any person or group (other than the Purchaser) acquires in a single transaction or series of related transactions equity securities of the Company representing 25% or more of the voting or equity interests in the Company or (B) in the case of a termination referred to in clause (ii) or (iii) above, immediately upon such termination.

     (c) As used herein:

          (i) a "Covered Transaction" shall mean (x) any Alternative Transaction other than (I) an Excluded Asset Transaction or an Excluded Equity Transaction or (II) any asset sale undertaken by the Company as part of a partial liquidation of the Company's business (i.e., and not as part of a transaction or series of related transactions in which the Company's business is being sold to one or more persons as an entirety or substantially as an entirety) or (III) any sale of an equity interest in the Company or any subsidiary not included in clause (y) below or (y) any transaction or series of related transactions in which a person or group provides (or commits to provide) $25,000,000 or more of capital to the Company and/or its Subsidiaries (whether structured as debt or equity, or a combination thereof), but not including short-term debt financing;

          (ii) an "Excluded Asset Transaction" shall mean the sale of all or a portion of the Company's servicing business; and

          (iii) an "Excluded Equity Transaction" means the issuance of equity interests in the Company (or securities exercisable for such equity securities) as part of a "residuals" financing transaction or other working capital financing, which issuance (together with all other issuances in connection with any such transactions) does not involve, in the aggregate, the issuance of equity securities (or rights to acquire same) representing more than a 10% equity interest in the Company.

     (d) The fee payable under Section 6.2(b)(i) shall be paid on the date a Covered Transaction is consummated (in the case of clause (A)(x) of Section 6.2(b)) or on the date such acquisition occurs (in the case of clause (A)(y) of
Section 6.2(b)).

     (e) The provisions of this Section 6.2(b) supersede the provisions of paragraph 4(c) of the letter agreement dated November 16, 1998 between Capital Z and the Company.

     (f) All fees payable under this Section 6.2 shall be payable in immediately available funds to an account specified by Capital Z to the Company in writing.



                                  ARTICLE VII.
                                  MISCELLANEOUS

     Section 7.1. Expenses and Indemnification. (a) The Company hereby agrees to pay or reimburse the Purchaser and its affiliates for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of legal counsel and investment and other advisors and consultants and expenses) incurred in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, whether incurred before or after the date hereof and whether or not such transactions contemplated hereby are made or effected. Any such amounts shall be paid or reimbursed promptly after invoicing thereof by the Purchaser which invoicing shall be accompanied by supporting detail evidencing such expenses.

     (b) In addition to the foregoing the Company agrees to indemnify and hold harmless the Purchaser and any of its officers, partners, members, directors, employees and affiliates (direct or indirect) from and against all actions, suits, proceedings (including any investigations or inquiries), claims, losses, damages, liabilities or expenses of any kind or nature whatsoever ("Claims") which may be incurred by or asserted against or involve the Purchaser, or any of its officers, partners, members, directors, employees or affiliates (direct or indirect) as a result of any third party claim arising out of the transactions contemplated hereby and, upon demand by the Purchaser or any such officer, partner, member, director, employee or affiliates, pay or reimburse any of the Purchaser or such officers, partners, members, directors, employees or affiliates for any reasonable out-of-pocket legal or other expenses, and other internal costs incurred by the Purchaser or its officers, partners, members, directors, employees or affiliates (direct or indirect) in connection with the investigation, defending or preparing to defend any such Claim, provided that the foregoing indemnity shall not apply to the extent any Claim arises from any material breach by the Purchaser of this Agreement or the gross negligence or willful misconduct of an indemnified party.

     (c) Each person entitled to indemnification under Section 7.1(b) (each an "Indemnified Party") shall give notice to the Company promptly after such Indemnified Party has actual knowledge of any Claim as to which indemnity may be sought, and shall permit the Company to assume the defense of any such Claim; provided, that counsel for the Company, who shall conduct the defense of such Claim, shall be approved by the Indemnified Party (which approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there is a conflict of interest between the Indemnified Party and the Company in such action, in which case the reasonable fees and expenses for one such counsel for all Indemnified Parties (and one local counsel) shall be at the expense of the Company), and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Company of its obligations under Section 7.1(b) or this Section 7.1(c) unless the Company is materially prejudiced thereby. The Company may not, in the defense of any such Claim, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such Claim. Each Indemnified Party shall furnish such information regarding itself or the Claim in question as the Company may reasonably request in writing and as shall be reasonably required in connection with the defense of such Claim.

     Section 7.2. Survival of Representations and Warranties. The representations and warranties (i) of the Company set forth in Sections 3.1.1 through 3.1.7, inclusive, and Sections 3.1.19, 3.1.21 and 3.1.22 hereof and (ii) of the Purchaser set forth in Sections 3.2.1 through 3.2.7, inclusive, shall survive the Closing, indefinitely. None of the other representations or warranties made in Article III of this Agreement shall survive the Initial Closing Date.

     Section 7.3. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, addressed as follows:

     (a) if to the Company:

         Aames Financial Corporation
         2 California Plaza
         350 South Grand Avenue
         Los Angeles, California  90071
         Attention:  Cary Thompson
         Fax No.:  (323) 210-4537
         with a copy to:

         Troop Steuber Pasich Reddick & Tobey
         2029 Century Park East
         Los Angeles, California  90067
         Attention:  C. N. Franklin Reddick, Esq.
         Fax No.:  (310) 728-2204

     (b) if to the Purchaser:

         Capital Z Financial Services
               Fund II, L.P.
         One Chase Manhattan Plaza
         New York, New York  10005
         Attention:  David Spuria, Esq.
         Fax No.:  (212) 898-5202

         with copies to:

         Willkie Farr & Gallagher
         787 Seventh Avenue
         New York, New York  10019-6099
         Attention:  Thomas M. Cerabino, Esq.
         Fax No.:  (212) 821-8111

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others. All notices, requests, consents and other communications hereunder shall be deemed to have been duly given or served on the date on which personally delivered or on the date actually received, if sent by mail or telex, with receipt acknowledged.

     Section 7.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles thereof.

     Section 7.5. Entire Agreement. This Agreement, including the Schedules and Exhibits hereto and the Company Disclosure Letter, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All such documents are hereby incorporated herein by reference.

     Section 7.6. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 7.7. Amendments. This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and the Purchaser.

     Section 7.8. Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

     Section 7.9. Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement. The term "date of this Agreement" and words of similar import (such as "date hereof") shall mean and refer to December 23, 1998.

     Section 7.10. Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

     Section 7.11. Successors and Assigns. (a) Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the Company's successors and assigns. Except as provided in
Section 7.11(b) hereof, neither this Agreement nor any rights hereunder shall be assignable by any party hereto without the prior written consent of the other party hereto; provided, however, that the Purchaser may assign all or part of its interest in this Agreement and its rights hereunder to any of its Affiliates and, thereafter, the term "Purchaser," as applied to the assigning Purchaser, shall include any such Affiliate to the extent of such assignment and shall mean the assigning Purchaser and such Affiliates taken collectively; and, provided, further, that no such assignment shall relieve the Purchaser of its obligations hereunder.

     (b) Notwithstanding the foregoing, prior to the Closing the Purchaser may assign its rights with respect to the purchase of up to 33 1/3% of the Senior Preferred Stock to be purchased by the Purchaser hereunder to (i) any Affiliate of Capital Z, including, for this purpose, Equifin or any Person in which the direct or indirect partners of Capital Z or its general partner have an economic interest, and/or (ii) any other Person or Persons not included in the preceding clause (i) which is approved by the Company, such approval not to be unreasonably withheld or delayed (each such Person, a "Designated Purchaser").

     IN WITNESS WHEREOF, the Company and the Purchaser have executed this Agreement as of the day and year first above written.


                           AAMES FINANCIAL CORPORATION



                           By: /S/ Barbara Polsky
                              -----------------------------
                           Name:   Barbara Polsky
                           Title:  Executive Vice President




                   CAPITAL Z FINANCIAL SERVICES FUND II, L.P.,
                             By its General Partner

                            CAPITAL Z PARTNERS, L.P.,
                             By its General Partner

                            CAPITAL Z PARTNERS, LTD.



                            By: /S/ Adam M. Mizel
                               ---------------------------
                            Name:   Adam M. Mizel
                            Title:  Partner

--------------------------------------------------------------------------------


                 CERTIFICATE OF THE VOTING POWERS, DESIGNATIONS,
                PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL
                  OR OTHER SPECIAL RIGHTS, AND QUALIFICATIONS,
                     LIMITATIONS OR RESTRICTIONS THEREOF, OF
                     SERIES B CONVERTIBLE PREFERRED STOCK OF
                           AAMES FINANCIAL CORPORATION

--------------------------------------------------------------------------------

     AAMES FINANCIAL CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation (the "Board of Directors") pursuant to authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law:

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), the Board of Directors hereby creates a series of the Corporation's previously authorized preferred stock, par value $0.001 per share (the "Preferred Stock"), and hereby states the designation and number thereof, and fixes the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as follows:

                      Series B Convertible Preferred Stock:

                            I. Designation and Amount

     The designation of this series of shares shall be "Series B Convertible Preferred Stock" (the "Series B Preferred Stock") par value $0.001 per share; the initial stated value per share shall be $1,000.00 (the "Initial Stated Value"); and the number of shares constituting such series shall be 100,000. The number of shares of the Series B Preferred Stock may be decreased from time to time by a resolution or resolutions of the Board of Directors; provided, however, that such number shall not be decreased below the aggregate number of shares of the Series B Preferred Stock then outstanding.

                                    II. Rank

     A. With respect to dividends, the Series B Preferred Stock shall rank (i) senior to each other class or series of Preferred Stock, except for the Series C Convertible Preferred Stock, par value $0.001 per share, of the Corporation (the "Series C Preferred Stock"); (ii) on a parity with the Series C Preferred Stock; and (iii) senior to the Corporation's Common Stock, par value $.001 per share (the "Common Stock"), and, except as specified above, all other classes and series of capital stock of the Corporation hereafter issued by the Corporation. With respect to dividends, all equity securities of the Corporation to which the Series B Preferred Stock ranks senior, including the Common Stock, are collectively referred to herein as the "Junior Dividend

Securities"; all equity securities of the Corporation with which the Series B Preferred Stock ranks on a parity, including the Series C Preferred Stock, are collectively referred to herein as the "Parity Dividend Securities"; and all equity securities of the Corporation (other than convertible debt securities) to which the Series B Preferred Stock ranks junior, with respect to dividends, are collectively referred to herein as the "Senior Dividend Securities."

     B. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Series B Preferred Stock shall rank (i) senior to each other class or series of Preferred Stock of the Corporation, except for the Series C Preferred Stock; (ii) on a parity with the Series C Preferred Stock; and (iii) senior to the Common Stock, and, except as specified above, all other classes and series of capital stock of the Corporation hereafter issued by the Corporation. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all equity securities of the Corporation to which the Series B Preferred Stock ranks senior, including the Common Stock, are collectively referred to herein as "Junior Liquidation Securities"; all equity securities of the Corporation (other than convertible debt securities) to which the Series B Preferred Stock ranks on parity, including the Series C Preferred Stock, are collectively referred to herein as "Parity Liquidation Securities"; and all equity securities of the Corporation to which the Series B Preferred Stock ranks junior are collectively referred to herein as "Senior Liquidation Securities."

     C. The Series B Preferred Stock shall be subject to the creation of Junior Dividend Securities and Junior Liquidation Securities (collectively, "Junior Securities"), but no Parity Dividend Securities or Parity Liquidation Securities (collectively, "Parity Securities") (other than the Series C Preferred Stock) or Senior Dividend Securities or Senior Liquidation Securities (collectively, "Senior Securities") shall be created except in accordance with the terms hereof.

                                 III. Dividends

     A. Dividends. Subject to the terms of paragraph D below, shares of Series B Preferred Stock shall accumulate dividends at a rate of 6.5% per annum (the "Dividend Rate"), which dividends shall be paid quarterly in cash, in four equal quarterly installments on the last day of March, June, September and December of each year, or if any such date is not a Business Day, the Business Day next preceding such day (each such date, regardless of whether any dividends have been paid or declared and set aside for payment on such date, a "Dividend Payment Date"), to holders of record (the "Registered Holders") as they appear on the stock record books of the Corporation on the fifteenth day prior to the relevant Dividend Payment Date; provided, however, that during the Accrual Period (as defined in Article IX hereof) the Corporation shall have the option to accrue such dividends, which dividends, to the extent so accrued, shall compound quarterly. Prior to the consummation of the Recapitalization, dividends shall accrue and accumulate on the Initial Stated Value of each share of Series B Preferred Stock. Following the consummation of the Recapitalization, dividends shall accrue and accumulate on the Post-Recapitalization Stated Value of each share of Series B Preferred Stock. Dividends shall be paid only when, as and if declared by the Board of Directors out of funds at the time legally available for the payment of dividends. Dividends shall begin to accumulate on outstanding shares of Series B Preferred Stock from the date of issuance and shall be deemed to accumulate from day to day whether or not earned or declared until paid. Dividends shall accumulate on the basis of a 360-day year consisting of twelve 30-day months (four 90-day quarters) and the actual number of days elapsed in the period for which payable.

     B. Accumulation. Dividends on the Series B Preferred Stock shall be cumulative, and from and after (i) any Dividend Payment Date on which any dividend that has accumulated or been deemed to have accumulated through such date has not been paid in full (other than by reason of the election of the Corporation to accrue dividends during the Accrual Period); or (ii) any payment date set for a redemption on which such redemption payment has not been paid in full, additional dividends shall accumulate in respect of the amount of such unpaid dividends or unpaid redemption payment (the "Arrearage") at 125% of the stated dividend rate (or such lesser rate as may be the maximum rate that is then permitted by applicable law). Such additional dividends in respect of any Arrearage shall be deemed to accumulate from day to day whether or not earned or declared until the Arrearage is paid, shall be calculated as of such successive Dividend Payment Date, and shall constitute an additional Arrearage from and after any Dividend Payment Date to the extent not paid on such Dividend Payment Date. References in any Article herein to dividends that have accumulated or that have been deemed to have accumulated with respect to the Series B Preferred Stock shall include the amount, if any, of any Arrearage together with any dividends accumulated or deemed to have accumulated on such Arrearage pursuant to the immediately preceding two sentences. Additional dividends in respect of any Arrearage may be declared and paid at any time, in whole or in part, without reference to any regular Dividend Payment Date, to Registered Holders as they appear on the stock record books of the Corporation on such record date as may be fixed by the Board of Directors (which record date shall be no less than 10 days prior to the corresponding payment date). Dividends in respect of any Arrearage shall be paid in cash.

     C. Method of Payment. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on all outstanding shares of Series B Preferred Stock shall be allocated pro rata on a share-by-share basis among all such shares then outstanding. After the Second Anniversary Date, dividends that are declared and paid in an amount less than the full amount of dividends accumulated on the Series B Preferred Stock (and on any Arrearage) shall be applied first to the earliest dividend which has not theretofore been paid. All cash payments of dividends on the shares of Series B Preferred Stock shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     D. Special Dividend Rights.

     1. In addition to the dividend rights set forth in paragraph A above, prior to the consummation of the Recapitalization, the holders of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for such purpose, cash dividends in an amount per whole share (rounded to the nearest cent) equal to the Formula Number then in effect times the aggregate per share amount of all cash dividends declared or paid on the Common Stock. If, prior to the consummation of the Recapitalization, the Corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of non-cash consideration, then, in each such case, the Corporation shall simultaneously pay or make on each whole outstanding share of the Series B Preferred Stock a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of the Common Stock. The dividends and distributions on the Series B Preferred Stock pursuant to this paragraph are hereinafter referred to as "Participating Dividends." The Corporation shall declare each Participating Dividend immediately prior to or at the same time it declares any cash or non-cash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required to be paid. No cash or non-cash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required shall be paid or set aside for payment on the Common Stock unless a Participation Dividend in respect of such dividend shall be have been paid. Nothing contained in this paragraph D shall obligate the Company to declare or pay any dividend or other distribution on the Common Stock or (except pursuant to paragraph A of this Article III or in connection with a dividend or distribution on the Common Stock as provided in this paragraph D) the Series B Preferred Stock.

     2. If the Recapitalization is not consummated prior to June 30, 1999, the Dividend Rate shall be deemed to be 15% per annum during the period commencing on such date and ending on the date the Recapitalization is consummated.

                           IV. Liquidation Preference

     A. Prior to the Recapitalization. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, occurring prior to the consummation of the Recapitalization, the holders of then-outstanding shares of Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus of any nature, an amount per share equal to the sum of (i) the dividends, if any, accumulated or deemed to have accumulated thereon, to the date of final distribution to such holders, whether or not such dividends are declared; and
(ii) the Initial Stated Value thereof, before any payment shall be made or any assets distributed to the holders of any Junior Liquidation Securities (the "Initial Preferred Distribution"). After the Initial Preferred Distribution has been made, the holders of Series B Preferred Stock shall be entitled to share pro rata with the holders of Common Stock in the distribution of any remaining assets of the Corporation on the basis of each whole outstanding share of the Series B Preferred Stock receiving an amount equal to the Formula Number then in effect times such distribution on each share of the Common Stock. The distributions on the Series B Preferred Stock pursuant to the immediately preceding sentence of this paragraph A are hereinafter referred to as "Participating Liquidation Distributions." No distribution on the Common Stock in respect of which a Participating Liquidation Distribution is required shall be paid or set aside for payment on the Common Stock unless a Participating Liquidation Distribution in respect of such distribution is concurrently paid.

     B. After the Recapitalization. Subsequent to the consummation of the Recapitalization, the holders of the outstanding shares of Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus of any nature, an amount per share equal to the sum of (i) the dividends, if any, accumulated or deemed to have accumulated thereon to the date of final distribution to such holders, whether or not such dividends are declared; and (ii) the Post-Recapitalization Stated
Value thereof, before any payment shall be made or any assets distributed to the holders of any Junior Liquidation Securities. After any such payment in full after the consummation of the Recapitalization, the holders of Series B Preferred Stock shall not, as such, be entitled to any further participation in any distribution of assets of the Corporation.

     C. Parity Securities. All the assets of the Corporation available for distribution to stockholders after the liquidation preferences of any Senior Liquidation Securities shall be distributed ratably (in proportion to the full distributable amounts to which holders of Series B Preferred Stock and Parity Liquidation Securities, if any, are respectively entitled upon such dissolution, liquidation or winding up) among the holders of the then-outstanding shares of Series B Preferred Stock and Parity Liquidation Securities, if any, when such assets are not sufficient to pay in full the aggregate amounts payable thereon.

     D. Merger Not a Liquidation. Neither a consolidation or merger of the Corporation with or into any other Person or Persons, nor a sale, conveyance, lease, exchange or transfer of all or part of the Corporation's assets for cash, securities or other property to a Person or Persons shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this
Article IV, but the holders of shares of Series B Preferred Stock shall nevertheless be entitled from and after any such consolidation, merger or sale, conveyance, lease, exchange or transfer of all or part of the Corporation's assets to the rights provided by this Article IV following any such transaction. Notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to each holder of shares of Series B Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than 30 days prior to any payment date stated therein, to holders of record as they appear on the stock record books of the Corporation as of the date such notices are first mailed.

                                  V. Redemption

     A. Mandatory Redemption. If the Recapitalization has not been consummated prior to June 30, 1999, then on the sixth anniversary of the Issue Date (the "Mandatory Redemption Date"), the Corporation shall redeem all outstanding shares of Series B Preferred Stock by paying the Redemption Price therefor in cash out of funds legally available for such purpose.

     B. Optional Redemption. Commencing on the earlier to occur of (x) the tenth anniversary of the Issue Date and (y) the date on which fewer than 25% of the shares of Series B Preferred Stock issued on the Issue Date remain outstanding, and at all times thereafter, the Corporation may, at its option, redeem all (but not less than all) outstanding shares of Series B Preferred Stock on a date specified by the Corporation (the "Optional Redemption Date") by paying the Redemption Price therefor in cash out of funds legally available for such purpose.

     C. Notice and Redemption Procedures. Notice of the redemption of shares of Series B Preferred Stock pursuant to paragraph A or B of this Article V (a "Notice of Redemption") shall be sent to the holders of record of the shares of Series B Preferred Stock to be redeemed by first class mail, postage prepaid, at each such holder's address as it appears on the stock record books of the Corporation not more than 120 nor fewer than 90 days prior to the Mandatory Redemption Date or Optional Redemption Date, as applicable, which date shall be set forth in such notice (the "Redemption Date"); provided that failure to give such Notice of Redemption to any holder, or any defect in such Notice of Redemption to any holder shall not affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock held by any other holder. In order to facilitate the redemption of shares of Series B Preferred Stock, the Board of Directors may fix a record date for the determination of the holders of shares of Series B Preferred Stock to be redeemed not more than 30 days prior to the date the Notice of Redemption is mailed. On or after the Mandatory Redemption Date or Optional Redemption Date, as applicable, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price for such shares. From and after the Mandatory Redemption Date or Optional Redemption Date, as applicable, all dividends on shares of Series B Preferred Stock shall cease to accumulate and all rights of the holders thereof as holders of Series B Preferred Stock shall cease and terminate, except to the extent the Corporation shall default in payment thereof on the Mandatory Redemption Date or Optional Redemption Date, as applicable.

     D. Deposit of Funds. The Corporation shall, on or prior to the Mandatory Redemption Date or Optional Redemption Date, as applicable, pursuant to paragraph C of this Article V, deposit with its transfer agent or other redemption agent in the Borough of Manhattan, The City of New York having a capital and surplus of at least $500,000,000 selected by the Board of Directors, as a trust fund for the benefit of the holders of the shares of Series B Preferred Stock to be redeemed, cash that is sufficient in amount to redeem the shares to be redeemed in accordance with the Notice of Redemption, with irrevocable instructions and authority to such transfer agent or other redemption agent to pay to the respective holders of such shares, as evidenced by a list of such holders certified by an officer of the Corporation, the Redemption Price for such shares upon surrender of their respective share certificates. Such deposit shall be deemed to constitute full payment of the Redemption Price for such shares to the holders, and from and after the date of such deposit, all rights of the holders of the shares of Series B Preferred Stock that are to be redeemed as stockholders of the Corporation with respect to such shares, except the right to receive the Redemption Price upon the surrender of their respective certificates, shall cease and terminate. No dividends shall accumulate on any shares of Series B Preferred Stock after the Mandatory Redemption Date or Optional Redemption Date, as applicable, for such shares (unless the Corporation shall fail to deposit cash sufficient to redeem all such shares). In case holders of any shares of Series B Preferred Stock called for redemption shall not, within two years after such deposit, claim the cash deposited for redemption thereof, such transfer agent or other redemption agent shall, upon demand, pay over to the Corporation the balance so deposited. Thereupon, such transfer agent or other redemption agent shall be relieved of all responsibility to the holders thereof and the sole right of such holders, with respect to shares to be redeemed, shall be to receive the Redemption Price as general creditors of the Corporation. Any interest accrued on any funds so deposited shall belong to the Corporation, and shall be paid to it from time to time on demand.

                          VI. Restrictions on Dividends

     So long as any shares of the Series B Preferred Stock are outstanding, the Board of Directors shall not declare, and the Corporation shall not pay or set apart for payment any dividend on any Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the repurchase, redemption or other retirement of, any Junior Securities or Parity Securities or any warrants, rights or options exercisable for or convertible into any Junior Securities or Parity Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any Junior Securities or Parity Securities), or make any distribution in respect of the Junior Securities, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any Junior Securities or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities or Parity Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any Junior Securities or Parity Securities or the repurchase, redemption or other retirement of Junior Securities or Parity Securities in exchange for Junior Securities or Parity Securities) unless prior to or concurrently with such declaration, payment, setting apart for payment, repurchase, redemption or other retirement or distribution, as the case may be, all accumulated and unpaid dividends on shares of the Series B Preferred Stock not paid on the dates provided for in paragraph A of Article III hereof (including Arrearages and accumulated dividends thereon) shall have been paid, except that when dividends are not paid in full as aforesaid upon the shares of Series B Preferred Stock, all dividends declared on the Series B Preferred Stock and any series of Parity Dividend Securities shall be declared and paid pro rata so that the amount of dividends so declared and paid on Series B Preferred Stock and such series of Parity Dividend Securities shall in all cases bear to each other the same ratio that accumulated dividends (including interest accrued on or additional dividends accumulated in respect of such accumulated dividends) on the shares of Series B Preferred Stock and such Parity Dividend Securities bear to each other.

                               VII. Voting Rights

     A. On or prior to the consummation of the Recapitalization, the holders of Series B Preferred Stock shall be entitled to one thousand (1,000) votes per share of Series B Preferred Stock at each meeting of stockholders of the Corporation with respect to any and all matters presented to the stockholders of the Corporation for their action and consideration. After the consummation of the Recapitalization, the holders of Series B Preferred Stock shall be entitled to the number of votes per share of Series B Preferred Stock equal to the number of shares of Common Stock for which such share of Series B Preferred Stock is then convertible pursuant to Article VIII at each meeting of stockholders of the Corporation with respect to any and all matters presented to the stockholders of the Corporation for their action and consideration.

     B. So long as any shares of the Series B Preferred Stock are outstanding,
(i) each share of Series B Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of Common Stock; and (ii) the shares of Series B Preferred Stock shall vote together with shares of Common Stock (and any shares of Series C Preferred Stock entitled to vote) as a single class.

     C. At each annual meeting of the stockholders of the Corporation, the holders of Series B Preferred Stock, voting as a separate class, shall have the right to elect, by the written consent (if action by written consent is permitted) or affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock, four members of a separate class of directors, each of whom shall serve until the next annual meeting of the stockholders of the Corporation or until his or her successor is elected and qualified. Such vote or consent shall be taken in accordance with the procedures specified in paragraph F below. The initial directors shall be [insert names].

     D. Without the written consent (if action by written consent is permitted) or affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock, voting together as a single class, the Corporation shall not (i) authorize, create or issue, or increase the authorized amount of, (x) any Senior Securities or Parity Securities or (y) any class or series of capital stock or any security convertible into or exercisable for any class or series of capital stock, redeemable mandatorily or redeemable at the option of the holder thereof at any time on or prior to the Mandatory Redemption Date (whether or not only upon the occurrence of a specified event) or (ii) enter into any Transaction (as defined in paragraph H of Article VIII). Such vote or consent shall be taken in accordance with the procedures specified in paragraph F below.

     E. Without the written consent (if action by written consent is permitted) or affirmative vote of the holders of at least a majority of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock, voting together as a single class, the Corporation shall not (i) amend, alter or repeal any provision of the Certificate of Incorporation or the Bylaws, if the amendment, alteration or repeal alters or changes the powers, preferences or special rights of the Series B Preferred Stock so as to affect them materially and adversely or
(ii) authorize or take any other action if such action alters or changes any of the rights of the Series B Preferred Stock in any respect or otherwise would be inconsistent with the provisions of this Certificate of Designations and the holders of any class or series of the capital stock of the Corporation is entitled to vote thereon. Such vote or consent shall be taken in accordance with the procedures specified in paragraph F below.

     F. The foregoing rights of holders of shares of Series B Preferred Stock to take any actions as provided in this Article VII may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action, if action by written consent of stockholders of the Corporation is then permitted.

     The Chairman of the Board of the Corporation may call, and upon written request of holders of record of 35% of the outstanding shares of Series B Preferred Stock, if the holders of Series B Preferred Stock are to vote separately as a single class, or the holders of record of 35% of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock, if the holders of shares of Series B Preferred Stock are to vote as a class with the holders of shares of any Series C Preferred Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the By-laws of the Corporation for the holding of meetings of stockholders.

     At each meeting of stockholders at which the holders of shares of Series B Preferred Stock shall have the right, voting separately as a single class or as a class with the holders of shares of any Series C Preferred Stock, to elect directors of the Corporation as provided in paragraph C above or to take any action, the presence in person or by proxy of the holders of record of one-third of the total number of shares of Series B Preferred Stock, if the holders of shares of Series B Preferred Stock are to vote separately as a single class, or the holders of record of one-third of the total number of shares of Series B Preferred Stock and Series C Preferred Stock, if the holder of shares of Series B Preferred Stock are to vote as a class with the holders of shares of Series C Preferred Stock, then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

          (A) the absence of a quorum of the holders of shares of Series B Preferred Stock, if the holders of Series B Preferred Stock are to vote separately as a single class, shall not prevent the election of directors other than those to be elected by the holders of shares of Series B Preferred Stock, and the absence of a quorum of the holders of shares of any other class or series of capital stock shall not prevent the election of directors to be elected by the holders of shares of Series B Preferred Stock or the taking of any action as provided in this Article VII; and

          (B) in the absence of a quorum of the holders of shares of Series B Preferred Stock, if the holders of Series B Preferred Stock are to vote separately as a single class, or the holders of shares of Series B Preferred Stock and Series C Preferred Stock, if the holders of Series B Preferred Stock are to vote as a class with the holders of shares of Series C Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series B Preferred Stock or the holders of Series B Preferred Stock and Series C Preferred Stock, as the case may be, from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

     For taking of any action as provided in this Article VII by the holders of shares of Series B Preferred Stock voting separately as a single class or together with the holders of shares of Series B Preferred Stock and Series C Preferred Stock as a single class, as the case may be, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Corporation as of any record dated fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice if waived, at the close of business on the Business Day next preceding the day on which the meeting is held.

     In case any vacancy shall occur among the directors elected by the holders of shares of Series B Preferred Stock, as provided in paragraph C above, such vacancy may be filled for the unexpired portion of the term by vote of the remaining directors theretofore elected by such holders (if there is a remaining director), or the last remaining director's successor in office. If any such vacancy is not so filled within 20 days after the creation thereof or if all directors so elected by the holders of Series B Preferred Stock shall cease to serve as directors before their terms shall expire, the holders of the Series B Preferred Stock then outstanding and entitled to vote for such directors may, by written consent as herein provided (if action by written consent is permitted), or at a special meeting of such holders called as provided herein, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.

     Any director elected by the holders of shares of Series B Preferred Stock voting separately as a single class may be removed from office with or without cause by the vote or written consent (if action by written consent is permitted) of the holders of at least a majority of the outstanding shares of Series B Preferred Stock. A special meeting of the holders of shares of Series B Preferred Stock may be called in accordance with the procedures set forth in this paragraph F.

     G. The Corporation shall not enter into any agreement or issue any security that prohibits, conflicts or is inconsistent with, or would be breached by, the Corporation's performance of its obligations hereunder.

                                VIII. Conversion

     The holders of the Series B Preferred Stock shall have conversion rights as follows:

     A. Each share of Series B Preferred Stock shall be convertible at the direction of, and by notice to the Corporation from, the holders of a majority of the outstanding shares of Series B Preferred Stock, at any time, at the office of the Corporation or any transfer agent for such Series, into one thousand (1,000) fully paid and nonassessable shares of Common Stock subject (x) to adjustment from time to time as provided below (as so adjusted, the "conversion ratio") and (y) (prior to the consummation of the Recapitalization) to limitations resulting from the available number of shares of Common Stock which may be reserved for issuance upon such conversion, provided ,that any conversion pursuant to this paragraph A of less than all of the outstanding shares of Series B Preferred Stock shall be on a pro rata basis amongst all holders of Series B Preferred Stock. [Note: If the certificate of incorporation is amended in connection with the Recapitalization, as contemplated by the Preferred Stock Purchase Agreement, the number "1,000" in this paragraph shall be "1"]

     B. If the holders of a majority of the outstanding shares of Series B Preferred Stock give notice of conversion under paragraph A above, the Corporation shall notify all other record holders of Series B Preferred Stock (a "Conversion Notice"). Following receipt of a Conversion Notice, the holders of Series B Preferred Stock shall surrender the certificate or certificates therefor duly endorsed, at the office of the Corporation or of any transfer agent for such Series, and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such Conversion Notice and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the recordholder or holders of such shares of Common Stock as of such date. The issuance of certificates or shares of Common Stock upon conversion of shares of Series B Preferred Stock shall be made without charge for any issue, stamp or other similar tax in respect of such issuance.

     C. No fractional shares shall be issued upon conversion of any shares of Series B Preferred Stock and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share, and the holder of Series B Preferred Stock shall be paid in cash for any fractional share.

     D. In case at any time or from time to time the Corporation shall pay any dividend or make any other distribution to the holders of its Common Stock or other class of securities, or shall offer for subscription pro rata to the holders of its Common Stock or other class of securities any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common Stock of the Corporation or consolidation or merger of the Corporation with or into another corporation, or any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then, in any one or more of said cases the Corporation shall give at least 20 days' prior written notice (the time of mailing of such notice shall be deemed to be the time of giving thereof) to the registered holders of the Series B Preferred Stock at the addresses of each as shown on the books of the Corporation maintained by the Transfer Agent thereof of the date on which (i) the books of the Corporation shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be, provided that in the case of any Transaction to which paragraph H applies the Corporation shall give at least 30 days' prior written notice as aforesaid. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be. Failure to give such notice shall not invalidate any action so taken.

     E. From and after the Recapitalization, the Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, then in addition to such other remedies as shall be available to the holder of Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

     F. Any notice required by the provisions of paragraph D to be given the holders of shares of Series B Preferred Stock shall be deemed given if sent by facsimile transmission, by telex, or if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of the Corporation.

     G. The conversion ratio shall be subject to adjustment from time to time as follows:

               (i) In case the Corporation shall at any time or from time to time after the Issue Date (A) pay a dividend or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock,
          (B) subdivide the outstanding shares of Common Stock into a larger number of shares of Common Stock, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then, and in each such case, the conversion ratio in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Series B Preferred Stock been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

               (ii) In the case the Corporation shall, after the Issue Date, issue shares of Common Stock at a price per share, or securities convertible into or exchangeable for shares of Common Stock ("Convertible Securities") having a

          "Conversion Price" (as defined below) less than the Current Market Price (for a period of 15 consecutive trading days prior to such date), then, and in each such case, the conversion ratio shall be adjusted so that the holder of each share of Series B Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (A) the applicable conversion ratio on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on the date on which such shares or Convertible Securities are issued and (2) the number of additional shares of Common Stock issued, or into which the Convertible Securities may convert, and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date and (y) the number of shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued, or the number of shares of Common Stock which the aggregate of the Conversion Price of such Convertible Securities so issued, would purchase at such Current Market price on such date. An adjustment made pursuant to this clause (ii) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively immediately after the close of business on such date. For purposes of this clause
          (ii), the aggregate consideration receivable by the Corporation in connection with the issuance of any securities shall be deemed to be the sum of the aggregate offering price to the public (before deduction of underwriting discounts or commissions and expenses payable to third parties), and the "Conversion Price" of any Convertible Securities is the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities (before deduction of underwriting discounts or commissions and expenses payable to third parties) plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion, exchange or exercise of any such Convertible Securities. Neither (A) the issuance of any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the conversion ratio pursuant to clause (i) of this paragraph G, or pursuant to any employee benefit plan or program of the Corporation or pursuant to any option, warrant, right, or Convertible Security outstanding as of the date hereof (including, but not limited to, the Rights, the Series B Preferred Stock, the Series C Preferred Stock and the Warrants) nor (B) the issuance of shares of Common Stock pursuant thereto shall be deemed to constitute an issuance of Common Stock or Convertible Securities by the Corporation to which this clause (ii) applies. Upon expiration of any Convertible Securities which shall not have been exercised or converted and for which an adjustment shall have been made pursuant to this clause (ii), the Conversion Price computed upon the original issue thereof shall upon expiration be recomputed as if the only additional shares of Common Stock issued were such shares of Common Stock (if any) actually issued upon exercise or conversion of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of such Convertible Securities (whether or not exercised or converted) plus the consideration actually received by the Corporation upon such exercise of conversion.


               (iii) In case the Corporation shall at any time or from time to time after the Issue Date declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its Subsidiaries by way of dividend or spin-off), on its Common Stock, other than (A) regular quarterly dividends payable in cash in an aggregate amount not to exceed 15% of net income from continuing operations before extraordinary items of the Corporation, determined in accordance with generally accepted accounting principles, during the period (treated as one accounting period) commencing on July 1, 1998, and ending on the date such dividend is paid or (B) dividends or distributions of shares of Common Stock which are referred to in clause (i) of this paragraph G, then, and in each such case, the conversion ratio shall be adjusted so that the holder of each share of Series B Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (1) the applicable conversion ratio on the day immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution by (2) a fraction, the numerator of which shall be the then Current Market Price per share of Common Stock for the period of 20 Trading Days preceding such record date, and the denominator of which shall be such Current Market Price per share of Common Stock for the period of 20 Trading Days preceding such record date, less the Fair Market Value (as defined in Article IX) per share of Common Stock (as determined in good faith by the Board of Directors of the Corporation, a certified resolution with respect to which shall be mailed to each holder of shares of Series B Preferred Stock) of such dividend or distribution; provided, however, that in the event of a distribution of shares of capital stock of a Subsidiary of the Corporation (a "Spin-Off") made to holders of shares of Common Stock, the numerator of such fraction shall be the sum of the Current Market Price per share of Common Stock for the period of 20 Trading Days preceding the 35th Trading Day after the effective date of such Spin-Off and the Current Market Price of the number of shares (or the fraction of a share) of capital stock of the Subsidiary which is distributed in such Spin-Off in respect of one share of Common Stock for the period of 20 Trading Days preceding such 35th Trading Day and the denominator of which shall be the current market price per share of the Common Stock for the period of 20 Trading Days proceeding such 35th Trading Day. An adjustment made pursuant to this clause (iii) shall be made upon the opening of business on the next Business Day following the date on which any such dividend or distribution is made and shall be effective retroactively immediately after the close of business on the record date fixed for the determination of stockholders entitled to receive such dividend or distribution; provided, however, if the proviso to the preceding sentence applies, then such adjustment shall be made and be effective as of such 35th Trading Day after the effective date of such Spin-Off.

               (iv) For purposes of this paragraph G, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation.

               (v) The term "dividend", as used in this paragraph G shall mean a dividend or other distribution upon stock of the Corporation except pursuant to the Rights Agreement (as defined in Article IX). Notwithstanding anything in this Article VIII to the contrary, the conversion ratio shall not be adjusted as a result of any dividend, distribution or issuance of securities of the Corporation pursuant to the Rights Agreement.

               (vi) Anything in this paragraph G to the contrary notwithstanding, the Corporation shall not be required to give effect to any adjustment in the conversion ratio unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change of the conversion ratio by at least one-hundredth of one share of Common Stock, and when the cumulative net effect of more than one adjustment so determined shall be to change the conversion ratio by at least one-hundredth of one share of Common Stock, such change in conversion ratio shall thereupon be given effect.

               (vii) The certificate of any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation (which may be the firm of independent public accountants regularly employed by the Corporation) shall be presumptively correct for any computation made under this paragraph G.

               (viii) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this paragraph G or in the conversion ratio then in effect shall be required by reason of the taking of such record.

               (ix) There shall be no adjustment of the conversion ratio in case of the issuance of any stock of the Corporation in a merger, reorganization, acquisition or other similar transaction except as set forth in paragraph G(i), G(ii) and H of this Article VIII.

     H. In case of any reorganization or reclassification of outstanding shares of Common Stock (other than a reclassification covered by paragraph G(i) of this Article VIII, or in case of any consolidation or merger of the Corporation with or into another corporation, or in the case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety (each of the foregoing being referred to as a "Transaction"), each share of Series B Preferred Stock then outstanding shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to consummation of such Transaction, the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series B Preferred Stock was convertible immediately prior to such Transaction (including, on a pro rata basis, the cash, securities or property received by holders of Common Stock in any tender or exchange offer that is a step in such Transaction). In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all reference in this paragraph H shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

     I. Upon any adjustment of the conversion ratio then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion set forth in Article VIII, then, and in each such case, the Corporation shall promptly deliver to the registered holders of the Series B Preferred and Common Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the conversion ratio then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion set forth in this Article VIII.

                           IX. Additional Definitions

     For the purposes of this Certificate of Designations of Series B Preferred Stock, the following terms shall have the meanings indicated:

     "Accrual Period" means the end of the first quarterly period following the Second Anniversary Date.

     "Beneficially Own" with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act as in effect on the date hereof, except that a Person shall be deemed to Beneficially Own all such securities that such Person has the right to acquire whether such right is exercisable immediately or after the passage of time). The terms "Beneficial Ownership" and "Beneficial Owner" have correlative meanings.

     "Business Day" means any day, other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Bylaws" means the Bylaws of the Corporation, as amended.

     "Current Market Price", when used with reference to shares of Common Stock or other securities on any date, shall mean the closing price per share of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period shall mean the average of the daily closing prices per share of Common Stock or such other securities for such period. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. National Market System or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors of the Corporation. If the Common Stock or such other securities are not publicly held or so listed or publicly traded, "Current Market Price" shall mean the Fair Market Value per share of Common Stock or of such other securities as determined in good faith by the Board of Directors of the Corporation based on an opinion of an independent investment banking firm with an established national reputation as a valuer of securities, which opinion may be based on such assumption as such firm shall deem to be necessary and appropriate.

     "Equity Securities" of any Person means any and all common stock, preferred stock and any other class of capital stock of, and any partnership or limited liability company interests of such Person or any other similar interests of any Person that is not a corporation, partnership or limited liability company.

     "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, from time to time.

     "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

     "Formula Number" shall mean one thousand (1,000) prior to consummation of the Recapitalization, provided, however, that if at any time prior to the consummation of the Recapitalization, the Corporation shall (i) declare or pay any dividend or make any distribution on the Common Stock, payable in shares of Common Stock; (ii) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock; or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such case the Formula Number in effect immediately prior to such event shall be adjusted to a number determined by multiplying the Formula Number then in effect by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further, that, if prior to the consummation of the Recapitalization the Corporation shall issue any shares of its capital stock in a merger, reclassification, or change of the outstanding shares of Common Stock, then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, reclassification, or change so that each share of Series B Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock immediately prior to such merger, reclassification, or change.

     "Group" has the meaning set forth in Rule 13d-5 under the Exchange Act.

     "Issue Date" shall mean the first date on which shares of Series B Preferred Stock are issued.

     "Person" means any individual, corporation, company, association, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     "Post-Recapitalization Stated Value" shall be equal to $1.00.

     "Recapitalization" means the amendment of the Corporation's Certificate of Incorporation to increase the authorized shares of Common Stock from 50,000,000 to [250,000,000], and the authorized shares of Preferred Stock from 1,000,000 to [125,000,000], and the subsequent one thousand-for-one split of Series B Preferred Stock and Series C Preferred Stock. [Increased number of authorized shares is subject to final determination]

     "Redemption Price" of a share of Class B Preferred Stock shall mean the sum of (a) the dividends, if any, accumulated or deemed to have accumulated thereon to the Mandatory Redemption Date or Optional Redemption Date, as applicable, whether or not such dividends are declared plus (b) either (i) the Initial Stated Value thereof (if the Recapitalization has not been consummated prior to June 30, 1999) or (ii) the Post-Recapitalization Stated Value thereof (if the Recapitalization has been consummated prior to June 30, 1999), in each case subject to adjustment for splits, reclassifications, recombinations or other similar events.

     "Rights" shall mean any rights to purchase securities of the Corporation issued pursuant to any Rights Agreement.

     "Rights Agreement" shall mean the Rights Agreement, dated as of June 21, 1996, between the Company and Wells Fargo Bank as rights agent, and all amendments, supplements and replacements thereof.

     "Second Anniversary Date" means the second anniversary of the Issue Date.

     "Subsidiary" means, as to any Person, any other Person of which more than 50% of the shares of the Voting Securities or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person and one or more of its Subsidiaries.

     "Trading Day" means a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange a Business Day.

     "Voting Securities" means, (i) with respect to the Company, the Equity Securities of the Company entitled to vote generally for the election of directors of the Company, and (ii) with respect to any other Person, any securities of or interests in such Person entitled to vote generally for the election of directors or any similar managing person of such Person.

                                X. Miscellaneous

     A. Notices. Any notice referred to herein shall be in writing and, unless first-class mail shall be specifically permitted for such notices under the terms hereof, shall be deemed to have been given upon personal delivery thereof, upon transmittal of such notice by telecopy (with confirmation of receipt by telecopy or telex) or five days after transmittal by registered or certified mail, postage prepaid, addressed as follows:

     (i) if to the Corporation, to its office at 2 California Plaza, 350 South Grand Avenue, Los Angeles, California 90071 (Attention:
               General Counsel)

               or to the transfer agent for the Series B Preferred Stock;

     (ii) if to a holder of the Series B Preferred Stock, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series B Preferred Stock); or

     (iii) to such other address as the Corporation or such holder, as the case may be, shall have designated by notice similarly given.

     B. Reacquired Shares. Any shares of Series B Preferred Stock redeemed, purchased or otherwise acquired by the Corporation, directly or indirectly, in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof (and shall not be deemed to be outstanding for any purpose) and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the Delaware General Corporation Law. All such shares of Series B Preferred Stock shall upon their cancellation and upon the filing of an appropriate certificate with the Secretary of State of the State of Delaware, become authorized but unissued shares of Preferred Stock, par value $0.001 per share, of the Corporation and may be reissued as part of another series of Preferred Stock, par value $0.001 per share, of the Corporation subject to the conditions or restrictions on issuance set forth herein.

     C. Enforcement. Any registered holder of shares of Series B Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designations or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     D. Transfer Taxes. Except as otherwise agreed upon pursuant to the terms of this Certificate of Designations, the Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of any issue or delivery of Common Stock on conversion of, or other securities or property issued on account of, shares of Series B Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax or other charge that may be imposed in connection with any transfer involved in the issue or transfer and delivery of any certificate for Common Stock or other securities or property in a name other than that in which the shares of Series B Preferred Stock so exchanged, or on account of which such securities were issued, were registered and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid or is not payable.

     E. Transfer Agent. The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series B Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of shares of Series B Preferred Stock.

     F. Record Dates. In the event that the Series B Preferred Stock shall be registered under either the Securities Act of 1933, as amended, or the Exchange Act, the Corporation shall establish appropriate record dates with respect to payments and other actions to be made with respect to the Series B Preferred Stock.

     IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its [ ] and attested by its Assistant Secretary, this ___ day of ____________ , 1999.

                                         AAMES FINANCIAL CORPORATION



                                         By:__________________________
                                            Name:
                                            Title:

[Corporate Seal]

ATTEST:

___________________________

--------------------------------------------------------------------------------


                 CERTIFICATE OF THE VOTING POWERS, DESIGNATIONS,
                PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL
                  OR OTHER SPECIAL RIGHTS, AND QUALIFICATIONS,
                     LIMITATIONS OR RESTRICTIONS THEREOF, OF
                     SERIES C CONVERTIBLE PREFERRED STOCK OF
                           AAMES FINANCIAL CORPORATION

--------------------------------------------------------------------------------

     AAMES FINANCIAL CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation (the "Board of Directors") pursuant to authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law:

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), the Board of Directors hereby creates a series of the Corporation's previously authorized preferred stock, par value $0.001 per share (the "Preferred Stock"), and hereby states the designation and number thereof, and fixes the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as follows:

                      Series C Convertible Preferred Stock:

                            I. Designation and Amount

     The designation of this series of shares shall be "Series C Convertible Preferred Stock" (the "Series C Preferred Stock") par value $0.001 per share; the initial stated value per share shall be $1,000.00 (the "Initial Stated Value"); and the number of shares constituting such series shall be 100,000. The number of shares of the Series C Preferred Stock may be decreased from time to time by a resolution or resolutions of the Board of Directors; provided, however, that such number shall not be decreased below the aggregate number of shares of the Series C Preferred Stock then outstanding.

                                    II. Rank

     A. With respect to dividends, the Series C Preferred Stock shall rank (i) senior to each other class or series of Preferred Stock, except for the Series B Convertible Preferred Stock, par value $0.001 per share, of the Corporation (the "Series B Preferred Stock"); (ii) on a parity with the Series B Preferred Stock; and (iii) senior to the Corporation's Common Stock, par value $.001 per share (the "Common Stock"), and, except as specified above, all other classes and series of capital stock of the Corporation hereafter issued by the Corporation. With respect to dividends, all equity securities of the Corporation to which the Series C Preferred Stock ranks senior, including the Common Stock, are collectively referred to herein as the "Junior Dividend

Securities"; all equity securities of the Corporation with which the Series C Preferred Stock ranks on a parity, including the Series B Preferred Stock, are collectively referred to herein as the "Parity Dividend Securities"; and all equity securities of the Corporation (other than convertible debt securities) to which the Series C Preferred Stock ranks junior, with respect to dividends, are collectively referred to herein as the "Senior Dividend Securities."

     B. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Series C Preferred Stock shall rank (i) senior to each other class or series of Preferred Stock, except for the Series B Preferred Stock; (ii) on a parity with the Series B Preferred Stock; and (iii) senior to the Common Stock, and, except as specified above, all other classes and series of capital stock of the Corporation hereafter issued by the Corporation. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all equity securities of the Corporation to which the Series C Preferred Stock ranks senior, including the Common Stock, are collectively referred to herein as "Junior Liquidation Securities"; all equity securities of the Corporation (other than convertible debt securities) to which the Series C Preferred Stock ranks on parity, including the Series B Preferred Stock, are collectively referred to herein as "Parity Liquidation Securities"; and all equity securities of the Corporation to which the Series C Preferred Stock ranks junior are collectively referred to herein as "Senior Liquidation Securities."

     C. The Series C Preferred Stock shall be subject to the creation of Junior Dividend Securities and Junior Liquidation Securities (collectively, "Junior Securities"), but no Parity Dividend Securities or Parity Liquidation Securities (collectively, "Parity Securities") (other than the Series B Preferred Stock) or Senior Dividend Securities or Senior Liquidation Securities (collectively, "Senior Securities") shall be created except in accordance with the terms hereof.

                                 III. Dividends

     A. Dividends. Subject to the terms of paragraph D below, shares of Series C Preferred Stock shall accumulate dividends at a rate of 6.5% per annum (the "Dividend Rate"), which dividends shall be paid quarterly in cash, in four equal quarterly installments on the last day of March, June, September and December of each year, or if any such date is not a Business Day, the Business Day next preceding such day (each such date, regardless of whether any dividends have been paid or declared and set aside for payment on such date, a "Dividend Payment Date"), to holders of record (the "Registered Holders") as they appear on the stock record books of the Corporation on the fifteenth day prior to the relevant Dividend Payment Date; provided, however, that during the Accrual Period (as defined in Article IX hereof) the Corporation shall have the option to accrue such dividends, which dividends, to the extent so accrued, shall compound quarterly. Prior to the consummation of the Recapitalization, dividends shall accrue and accumulate on the Initial Stated Value of each share of Series B Preferred Stock. Following the consummation of the Recapitalization, dividends shall accrue and accumulate on the Post-Recapitalization Stated Value of each share of Series B Preferred Stock. Dividends shall be paid only when, as and if declared by the Board of Directors out of funds at the time legally available for the payment of dividends. Dividends shall begin to accumulate on outstanding shares of Series C Preferred Stock from the date of issuance and shall be deemed to accumulate from day to day whether or not earned or declared until paid. Dividends shall accumulate on the basis of a 360-day year consisting of twelve 30-day months (four 90-day quarters) and the actual number of days elapsed in the period for which payable.

     B. Accumulation. Dividends on the Series C Preferred Stock shall be cumulative, and from and after (i) any Dividend Payment Date on which any dividend that has accumulated or been deemed to have accumulated through such date has not been paid in full (other than by reason of the election of the Corporation to accrue dividends during the Accrual Period); or (ii) any payment date set for a redemption on which such redemption payment has not been paid in full, additional dividends shall accumulate in respect of the amount of such unpaid dividends or unpaid redemption payment (the "Arrearage") at 125% of the stated dividend rate (or such lesser rate as may be the maximum rate that is then permitted by applicable law). Such additional dividends in respect of any Arrearage shall be deemed to accumulate from day to day whether or not earned or declared until the Arrearage is paid, shall be calculated as of such successive Dividend Payment Date, and shall constitute an additional Arrearage from and after any Dividend Payment Date to the extent not paid on such Dividend Payment Date. References in any Article herein to dividends that have accumulated or that have been deemed to have accumulated with respect to the Series C Preferred Stock shall include the amount, if any, of any Arrearage together with any dividends accumulated or deemed to have accumulated on such Arrearage pursuant to the immediately preceding two sentences. Additional dividends in respect of any Arrearage may be declared and paid at any time, in whole or in part, without reference to any regular Dividend Payment Date, to Registered Holders as they appear on the stock record books of the Corporation on such record date as may be fixed by the Board of Directors (which record date shall be no less than 10 days prior to the corresponding payment date). Dividends in respect of any Arrearage shall be paid in cash.

     C. Method of Payment. Dividends paid on the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on all outstanding shares of Series C Preferred Stock shall be allocated pro rata on a share-by-share basis among all such shares then outstanding. After the Second Anniversary Date, dividends that are declared and paid in an amount less than the full amount of dividends accumulated on the Series C Preferred Stock (and on any Arrearage) shall be applied first to the earliest dividend which has not theretofore been paid. All cash payments of dividends on the shares of Series C Preferred Stock shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     D. Special Dividend Rights.

     1. In addition to the dividend rights set forth in paragraph A above, prior to the consummation of the Recapitalization, the holders of shares of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for such purpose, cash dividends in an amount per whole share (rounded to the nearest cent) equal to the Formula Number then in effect times the aggregate per share amount of all cash dividends declared or paid on the Common Stock. If, prior to the consummation of the Recapitalization, the Corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of non-cash consideration, then, in each such case, the Corporation shall simultaneously pay or make on each whole outstanding share of the Series C Preferred Stock a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of the Common Stock. The dividends and distributions on the Series C Preferred Stock pursuant to this paragraph D are hereinafter referred to as "Participating Dividends." The Corporation shall declare each Participating Dividend immediately prior to or at the same time it declares any cash or non-cash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required to be paid. No cash or non-cash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required shall be paid or set aside for payment on the Common Stock unless a Participation Dividend in respect of such dividend shall be have been paid. Nothing contained in this paragraph D shall obligate the Company to declare or pay any dividend or other distribution on the Common Stock or (except pursuant to paragraph A of this Article III or in connection with a dividend or distribution on the Common Stock as provided in this paragraph D) the Series B Preferred Stock.

     2. If the Recapitalization is not consummated prior to June 30, 1999, the Dividend Rate shall be deemed to be 15% per annum during the period commencing on such date and ending on the date the Recapitalization is consummated.

                           IV. Liquidation Preference

     A. Prior to the Recapitalization. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, occurring prior to the consummation of the Recapitalization, the holders of then-outstanding shares of Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus of any nature, an amount per share equal to the sum of (i) the dividends, if any, accumulated or deemed to have accumulated thereon, to the date of final distribution to such holders, whether or not such dividends are declared; and
(ii) the Initial Stated Value thereof, before any payment shall be made or any assets distributed to the holders of any Junior Liquidation Securities (the "Initial Preferred Distribution"). After the Initial Preferred Distribution has been made, the holders of Series C Preferred Stock shall be entitled to share pro rata with the holders of Common Stock in the distribution of any remaining assets of the Corporation on the basis of each whole outstanding share of the Series C Preferred Stock receiving an amount equal to the Formula Number then in effect times such distribution on each share of the Common Stock. The distributions on the Series C Preferred Stock pursuant to the immediately preceding sentence of this paragraph A are hereinafter referred to as "Participating Liquidation Distributions." No distribution on the Common Stock in respect of which a Participating Liquidation Distribution is required shall be paid or set aside for payment on the Common Stock unless a Participating Liquidation Distribution in respect of such distribution is concurrently paid.

     B. After the Recapitalization. Subsequent to the consummation of the Recapitalization, the holders of the outstanding shares of Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus of any nature, an amount per share equal to the sum of (i) the dividends, if any, accumulated or deemed to have accumulated thereon to the date of final distribution to such holders, whether or not such dividends are declared; and (ii) the Post-Recapitalization Stated
Value thereof, before any payment shall be made or any assets distributed to the holders of any Junior Liquidation Securities. After any such payment in full after the consummation of the Recapitalization, the holders of Series C Preferred Stock shall not, as such, be entitled to any further participation in any distribution of assets of the Corporation.

     C. Parity Securities. All the assets of the Corporation available for distribution to stockholders after the liquidation preferences of any Senior Liquidation Securities shall be distributed ratably (in proportion to the full distributable amounts to which holders of Series C Preferred Stock and Parity Liquidation Securities, if any, are respectively entitled upon such dissolution, liquidation or winding up) among the holders of the then-outstanding shares of Series C Preferred Stock and Parity Liquidation Securities, if any, when such assets are not sufficient to pay in full the aggregate amounts payable thereon.

     D. Merger Not a Liquidation. Neither a consolidation or merger of the Corporation with or into any other Person or Persons, nor a sale, conveyance, lease, exchange or transfer of all or part of the Corporation's assets for cash, securities or other property to a Person or Persons shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this
Article IV, but the holders of shares of Series C Preferred Stock shall nevertheless be entitled from and after any such consolidation, merger or sale, conveyance, lease, exchange or transfer of all or part of the Corporation's assets to the rights provided by this Article IV following any such transaction. Notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to each holder of shares of Series C Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than 30 days prior to any payment date stated therein, to holders of record as they appear on the stock record books of the Corporation as of the date such notices are first mailed.

                                  V. Redemption

     A. Mandatory Redemption. If the Recapitalization has not been consummated prior to June 30, 1999, then on the sixth anniversary of the Issue Date (the "Mandatory Redemption Date"), the Corporation shall redeem all outstanding shares of Series C Preferred Stock by paying the Redemption Price therefor in cash out of funds legally available for such purpose.

     B. Optional Redemption. Commencing on the earlier to occur of (x) the tenth anniversary of the Issue Date and (y) the date on which fewer than 25% of the shares of Series C Preferred Stock issued on the Issue Date remain outstanding, and at all times thereafter, the Corporation may, at its option, redeem all (but not less than all) outstanding shares of Series C Preferred Stock on a date specified by the Corporation (the "Optional Redemption Date") by paying the Redemption Price therefor in cash out funds legally available for such purpose.

     C. Notice and Redemption Procedures. Notice of the redemption of shares of Series C Preferred Stock pursuant to paragraph A or B of this Article V (a "Notice of Redemption") shall be sent to the holders of record of the shares of Series C Preferred Stock to be redeemed by first class mail, postage prepaid, at each such holder's address as it appears on the stock record books of the Corporation not more than 120 nor fewer than 90 days prior to the Mandatory Redemption Date or Optional Redemption Date, as applicable, which date shall be set forth in such notice (the "Redemption Date"); provided that failure to give such Notice of Redemption to any holder, or any defect in such Notice of Redemption to any holder shall not affect the validity of the proceedings for the redemption of any shares of Series C Preferred Stock held by any other holder. In order to facilitate the redemption of shares of Series C Preferred Stock, the Board of Directors may fix a record date for the determination of the holders of shares of Series C Preferred Stock to be redeemed not more than 30 days prior to the date the Notice of Redemption is mailed. On or after the Mandatory Redemption Date or Optional Redemption Date, as applicable, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price for such shares. From and after the Mandatory Redemption Date or Optional Redemption Date, as applicable, all dividends on shares of Series C Preferred Stock shall cease to accumulate and all rights of the holders thereof as holders of Series C Preferred Stock shall cease and terminate, except to the extent the Corporation shall default in payment thereof on the Mandatory Redemption Date or Optional Redemption Date, as applicable.

     D. Deposit of Funds. The Corporation shall, on or prior to the Mandatory Redemption Date or Optional Redemption Date, as applicable, pursuant to paragraph C of this Article V, deposit with its transfer agent or other redemption agent in the Borough of Manhattan, The City of New York having a capital and surplus of at least $500,000,000 selected by the Board of Directors, as a trust fund for the benefit of the holders of the shares of Series C Preferred Stock to be redeemed, cash that is sufficient in amount to redeem the shares to be redeemed in accordance with the Notice of Redemption, with irrevocable instructions and authority to such transfer agent or other redemption agent to pay to the respective holders of such shares, as evidenced by a list of such holders certified by an officer of the Corporation, the Redemption Price upon surrender of their respective share certificates. Such deposit shall be deemed to constitute full payment of the Redemption Price for such shares to the holders, and from and after the date of such deposit, all rights of the holders of the shares of Series C Preferred Stock that are to be redeemed as stockholders of the Corporation with respect to such shares, except the right to receive the Redemption Price upon the surrender of their respective certificates, shall cease and terminate. No dividends shall accumulate on any shares of Series C Preferred Stock after the Mandatory Redemption Date or Optional Redemption Date, as applicable, for such shares (unless the Corporation shall fail to deposit cash sufficient to redeem all such shares). In case holders of any shares of Series C Preferred Stock called for redemption shall not, within two years after such deposit, claim the cash deposited for redemption thereof, such transfer agent or other redemption agent shall, upon demand, pay over to the Corporation the balance so deposited. Thereupon, such transfer agent or other redemption agent shall be relieved of all responsibility to the holders thereof and the sole right of such holders, with respect to shares to be redeemed, shall be to receive the Redemption Price as general creditors of the Corporation. Any interest accrued on any funds so deposited shall belong to the Corporation, and shall be paid to it from time to time on demand.

                          VI. Restrictions on Dividends

     So long as any shares of the Series C Preferred Stock are outstanding, the Board of Directors shall not declare, and the Corporation shall not pay or set apart for payment any dividend on any Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the repurchase, redemption or other retirement of, any Junior Securities or Parity Securities or any warrants, rights or options exercisable for or convertible into any Junior Securities or Parity Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any Junior Securities or Parity Securities), or make any distribution in respect of the Junior Securities, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any Junior Securities or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities or Parity Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any Junior Securities or Parity Securities or the repurchase, redemption or other retirement of Junior Securities or Parity Securities in exchange for Junior Securities or Parity Securities) unless prior to or concurrently with such declaration, payment, setting apart for payment, repurchase, redemption or other retirement or distribution, as the case may be, all accumulated and unpaid dividends on shares of the Series C Preferred Stock not paid on the dates provided for in paragraph A of Article III hereof (including Arrearages and accumulated dividends thereon) shall have been paid, except that when dividends are not paid in full as aforesaid upon the shares of Series C Preferred Stock, all dividends declared on the Series C Preferred Stock and any series of Parity Dividend Securities shall be declared and paid pro rata so that the amount of dividends so declared and paid on Series C Preferred Stock and such series of Parity Dividend Securities shall in all cases bear to each other the same ratio that accumulated dividends (including interest accrued on or additional dividends accumulated in respect of such accumulated dividends) on the shares of Series C Preferred Stock and such Parity Dividend Securities bear to each other.

                               VII. Voting Rights

     A. On or prior to the consummation of the Recapitalization, the holders of Series C Preferred Stock shall be entitled to one thousand (1,000) votes per share of Series C Preferred Stock at each meeting of stockholders of the Corporation with respect to any and all matters presented to the stockholders of the Corporation for their action and consideration, other than the election of directors. After the consummation of the Recapitalization, the holders of Series C Preferred Stock shall be entitled to the number of votes per share of Series C Preferred Stock equal to the number of shares of Common Stock for which such share of Series C Preferred Stock is then convertible pursuant to Article VIII at each meeting of stockholders of the Corporation with respect to any and all matters presented to the stockholders of the Corporation for their action and consideration, other than the election of directors.

     B. So long as any shares of the Series C Preferred Stock are outstanding,
(i) each share of Series C Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of Common Stock, other than the election of directors; and
(ii) the shares of Series C Preferred Stock shall vote together with shares of Common Stock and shares of Series B Preferred Stock as a single class.

     C. Without the written consent (if action by written consent is permitted) or affirmative vote of the holders of a majority of the outstanding shares of Series C Preferred Stock and Series B Preferred Stock, voting together as a single class, the Corporation shall not (i) authorize, create or issue, or increase the authorized amount of, (x) any Senior Securities or Parity Securities or (y) any class or series of capital stock or any security convertible into or exercisable for any class or series of capital stock, redeemable mandatorily or redeemable at the option of the holder thereof at any time on or prior to the Mandatory Redemption Date (whether or not only upon the occurrence of a specified event) or (ii) enter into any Transaction (as defined in paragraph H of Article VIII). Such vote or consent shall be taken in accordance with the procedures specified in paragraph E below.

     D. Without the written consent (if action by written consent is permitted) or affirmative vote of the holders of at least a majority of the outstanding shares of Series C Preferred Stock and Series B Preferred Stock, voting together as a single class, the Corporation shall not (i) amend, alter or repeal any provision of the Certificate of Incorporation or the Bylaws, if the amendment, alteration or repeal alters or changes the powers, preferences or special rights of the Series C Preferred Stock so as to affect them materially and adversely or
(ii) authorize or take any other action if such action alters or changes any of the rights of the Series C Preferred Stock in any respect or otherwise would be inconsistent with the provisions of this Certificate of Designations and the holders of any class or series of the capital stock of the Corporation is entitled to vote thereon. Such vote or consent shall be taken in accordance with the procedures specified in paragraph E below.

     E. The foregoing rights of holders of shares of Series C Preferred Stock to take any actions as provided in this Article VII may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action, if action by written consent of stockholders of the Corporation is then permitted.

     The Chairman of the Board of the Corporation may call, and upon written request of holders of record of 35% of the outstanding shares of Series C Preferred Stock and Series B Preferred Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the By-laws of the Corporation for the holding of meetings of stockholders.

     At each meeting of stockholders at which the holders of shares of Series C Preferred Stock shall have the right to take any action, the presence in person or by proxy of the holders of record of one-third of the total number of shares of Series C Preferred Stock and Series

B Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

          (A) the absence of a quorum of the holders of shares of Series C Preferred Stock shall not prevent the election of directors to be elected by the holders of shares of Series B Preferred Stock or the taking of any action as provided in this Article VII; and

          (B) in the absence of a quorum of the holders of shares of Series C Preferred Stock and Series B Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series C Preferred Stock and Series B Preferred Stock, from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

     For taking of any action as provided in this Article VII by the holders of shares of Series C Preferred Stock and Series B Preferred Stock, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Corporation as of any record dated fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice if waived, at the close of business on the Business Day next preceding the day on which the meeting is held.

     F. The Corporation shall not enter into any agreement or issue any security that prohibits, conflicts or is inconsistent with, or would be breached by, the Corporation's performance of its obligations hereunder.

                                VIII. Conversion

     The holders of the Series C Preferred Stock shall have conversion rights as follows:

     A. Each share of Series C Preferred Stock shall be convertible at the direction of, and by notice to the Corporation from, (i) the holder thereof or (ii) the holders of a majority of the outstanding shares of Series C Preferred Stock, at any time, at the office of the Corporation or any transfer agent for such Series, into one thousand (1,000) fully paid and nonassessable shares of Common Stock subject
          (x) to adjustment from time to time as provided below (as so adjusted, the "conversion ratio") and (y) (prior to the consummation of the Recapitalization) to limitations resulting from the available number of shares of Common Stock which may be reserved for issuance upon such conversion, provided, that any conversion pursuant to clause (ii) above of less than all of the outstanding shares of Series C Preferred Stock shall be on a pro rata basis amongst all holders of Series C Preferred Stock. [Note: If the certificate of incorporation is amended in connection with the Recapitalization, as contemplated by the Preferred Stock Purchase Agreement, the number "1,000" in this paragraph shall be "1"]

     B. If a holder of Series C Preferred Stock gives notice (an "Optional Conversion Notice") of conversion under paragraph A above, such holder shall surrender with such Optional Conversion Notice the duly endorsed certificate or certificates for the Series C Preferred Stock being converted, at the office of the Corporation or of any transfer agent for such Series, and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. If the holders of a majority of the outstanding shares of Series C Preferred Stock give notice of conversion under paragraph A above, the Corporation shall notify all other record holders of Series C Preferred Stock (a "Mandatory Conversion Notice"). Following receipt of a Mandatory Conversion Notice, the holders of Series C Preferred Stock shall surrender the certificate or certificates therefor duly endorsed, at the office of the Corporation or of any transfer agent for such Series, and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable after the surrender of a Series C Preferred Stock certificate or certificates pursuant to an Optional Conversion Notice or Mandatory Conversion Notice, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such Optional Conversion Notice or Mandatory Conversion Notice, as applicable, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the recordholder or holders of such shares of Common Stock as of such date. The issuance of certificates or shares of Common Stock upon conversion of shares of Series C Preferred Stock shall be made without charge for any issue, stamp or other similar tax in respect of such issuance.

     C. No fractional shares shall be issued upon conversion of any shares of Series C Preferred Stock and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share, and the holder of Series C Preferred Stock shall be paid in cash for any fractional share.

     D. In case at any time or from time to time the Corporation shall pay any dividend or make any other distribution to the holders of its Common Stock or other class of securities, or shall offer for subscription pro rata to the holders of its Common Stock or other class of securities any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common Stock of the Corporation or consolidation or merger of the Corporation with or into another corporation, or any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then, in any one or more of said cases the Corporation shall give at least 20 days' prior written notice (the time of mailing of such notice shall be deemed to be the time of giving thereof) to the registered holders of the Series C Preferred Stock at the addresses of each as shown on the books of the Corporation maintained by the Transfer Agent thereof of the date on which (i) the books of the Corporation shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be, provided that in the case of any Transaction to which paragraph H applies the Corporation shall give at least 30 days' prior written notice as aforesaid. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be. Failure to give such notice shall not invalidate any action so taken.

     E. From and after the Recapitalization, the Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series C Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series C Preferred Stock, then in addition to such other remedies as shall be available to the holder of Series C Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

     F. Any notice required by the provisions of paragraph D to be given the holders of shares of Series C Preferred Stock shall be deemed given if sent by facsimile transmission, by telex, or if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of the Corporation.

     G. The conversion ratio shall be subject to adjustment from time to time as follows:

               (i) In case the Corporation shall at any time or from time to time after the Issue Date (A) pay a dividend or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock,
          (B) subdivide the outstanding shares of Common Stock into a larger number of shares of Common Stock, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then, and in each such case, the conversion ratio in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Series C Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Series C Preferred Stock been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or
          (y) in the case of any such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

               (ii) In the case the Corporation shall, after the Issue Date, issue shares of Common Stock at a price per share, or securities convertible into or exchangeable for shares of Common Stock ("Convertible Securities") having a "Conversion Price" (as defined below) less than the Current Market Price (for a period of 15 consecutive trading days prior to such date), then, and in each such case, the conversion ratio shall be adjusted so that the holder of each share of Series C Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (A) the applicable conversion ratio on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on the date on which such shares or Convertible Securities are issued and (2) the number of additional shares of Common Stock issued, or into which the Convertible Securities may convert, and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date and (y) the number of shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued, or the number of shares of Common Stock which the aggregate of the Conversion Price of such Convertible Securities so issued, would purchase at such Current Market price on such date. An adjustment made pursuant to this clause (ii) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively immediately after the close of business on such date. For purposes of this clause (ii), the aggregate consideration receivable by the Corporation in connection with the issuance of any securities shall be deemed to be the sum of the aggregate offering price to the public (before deduction of underwriting discounts or commissions and expenses payable to third parties), and the "Conversion Price" of any Convertible Securities is the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities (before deduction of underwriting discounts or commissions and expenses payable to third parties) plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion, exchange or exercise of any such Convertible Securities. Neither (A) the issuance of any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the conversion ratio pursuant to clause (i) of this paragraph G, or pursuant to any employee benefit plan or program of the Corporation or pursuant to any option, warrant, right, or Convertible Security outstanding as of the date hereof (including, but not limited to, the Rights, the Series B Preferred Stock, the Series C Preferred Stock and the Warrants) nor
          (B) the issuance of shares of Common Stock pursuant thereto shall be deemed to constitute an issuance of Common Stock or Convertible Securities by the Corporation to which this clause (ii) applies. Upon expiration of any Convertible Securities which shall not have been exercised or converted and for which an adjustment shall have been made pursuant to this clause (ii), the Conversion Price computed upon the original issue thereof shall upon such expiration be recomputed as if the only additional shares of Common Stock issued were such shares of Common Stock (if any) actually issued upon exercise of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of such Convertible Securities (whether or not exercised or converted) plus the consideration actually received by the Corporation upon such exercise of conversion.

               (iii) In case the Corporation shall at any time or from time to time after the Issue Date declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its Subsidiaries by way of dividend or spin-off), on its Common Stock, other than (A) regular quarterly dividends payable in cash in an aggregate amount not to exceed 15% of net income from continuing operations before extraordinary items of the Corporation, determined in accordance with generally accepted accounting principles, during the period (treated as one accounting period) commencing on July 1, 1998, and ending on the date such dividend is paid or (B) dividends or distributions of shares of Common Stock which are referred to in clause (i) of this paragraph G, then, and in each such case, the conversion ratio shall be adjusted so that the holder of each share of Series C Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (1) the applicable conversion ratio on the day immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution by (2) a fraction, the numerator of which shall be the then Current Market Price per share of Common Stock for the period of 20 Trading Days preceding such record date, and the denominator of which shall be such Current Market Price per share of Common Stock for the period of 20 Trading Days preceding such record date less the Fair Market Value (as defined in Article IX) per share of Common Stock (as determined in good faith by the Board of Directors of the Corporation, a certified resolution with respect to which shall be mailed to each holder of shares of Series C Preferred Stock) of such dividend or distribution; provided, however, that in the event of a distribution of shares of capital stock of a Subsidiary of the Corporation (a "Spin-Off") made to holders of shares of Common Stock, the numerator of such fraction shall be the sum of the Current Market Price per share of Common Stock for the period of 20 Trading Days preceding the 35th Trading Day after the effective date of such Spin-Off and the Current Market Price of the number of shares (or the fraction of a share) of capital stock of the Subsidiary which is distributed in such Spin-Off in respect of one share of Common Stock for the period of 20 Trading Days preceding such 35th Trading Day and the denominator of which shall be the current market price per share of the Common Stock for the period of 20 Trading Days proceeding such 35th Trading Day. An adjustment made pursuant to this clause (iii) shall be made upon the opening of business on the next Business Day following the date on which any such dividend or distribution is made and shall be effective retroactively immediately after the close of business on the record date fixed for the determination of stockholders entitled to receive such dividend or distribution; provided, however, if the proviso to the preceding sentence applies, then such adjustment shall be made and be effective as of such 35th Trading Day after the effective date of such Spin-Off.

               (iv) For purposes of this paragraph G, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation.

               (v) The term "dividend", as used in this paragraph G shall mean a dividend or other distribution upon stock of the Corporation except pursuant to the Rights Agreement (as defined in Article IX). Notwithstanding anything in this Article VIII to the contrary, the conversion ratio shall not be adjusted as a result of any dividend, distribution or issuance of securities of the Corporation pursuant to the Rights Agreement.

               (vi) Anything in this paragraph G to the contrary notwithstanding, the Corporation shall not be required to give effect to any adjustment in the conversion ratio unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change of the conversion ratio by at least one-hundredth of one share of Common Stock, and when the cumulative net effect of more than one adjustment so determined shall be to change the conversion ratio by at least one-hundredth of one share of Common Stock, such change in conversion ratio shall thereupon be given effect.

               (vii) The certificate of any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation (which may be the firm of independent public accountants regularly employed by the Corporation) shall be presumptively correct for any computation made under this paragraph G.

               (viii) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this paragraph G or in the conversion ratio then in effect shall be required by reason of the taking of such record.

               (ix) There shall be no adjustment of the conversion ratio in case of the issuance of any stock of the Corporation in a merger, reorganization, acquisition or other similar transaction except as set forth in paragraph G(i), G(ii) and H of this Article VIII.

     H. In case of any reorganization or reclassification of outstanding shares of Common Stock (other than a reclassification covered by paragraph G(i) of this Article VIII), or in case of any consolidation or merger of the Corporation with or into another corporation, or in the case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety (each of the foregoing being referred to as a "Transaction"), each share of Series C Preferred Stock then outstanding shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to consummation of such Transaction, the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series C Preferred Stock was convertible immediately prior to such Transaction (including, on a pro rata basis, the cash, securities or property received by holders of Common Stock in any tender or exchange offer that is a step in such Transaction). In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all reference in this paragraph H shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

     I. Upon any adjustment of the conversion ratio then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion set forth in Article VIII, then, and in each such case, the Corporation shall promptly deliver to the registered holders of the Series C Preferred and Common Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the conversion ratio then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion set forth in this Article VIII.

                           IX. Additional Definitions

     For the purposes of this Certificate of Designations of Series C Preferred Stock, the following terms shall have the meanings indicated:

     "Accrual Period" means the end of the first quarterly period following the Second Anniversary Date.

     "Beneficially Own" with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act as in effect on the date hereof, except that a Person shall be deemed to Beneficially Own all such securities that such Person has the right to acquire whether such right is exercisable immediately or after the passage of time). The terms "Beneficial Ownership" and "Beneficial Owner" have correlative meanings.

     "Business Day" means any day, other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Bylaws" means the Bylaws of the Corporation, as amended.

     "Current Market Price", when used with reference to shares of Common Stock or other securities on any date, shall mean the closing price per share of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period shall mean the average of the daily closing prices per share of Common Stock or such other securities for such period. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. National Market System or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors of the Corporation. If the Common Stock or such other securities are not publicly held or so listed or publicly traded, "Current Market Price" shall mean the Fair Market Value per share of Common Stock or of such other securities as determined in good faith by the Board of Directors of the Corporation based on an opinion of an independent investment banking firm with an established national reputation as a valuer of securities, which opinion may be based on such assumption as such firm shall deem to be necessary and appropriate.

     "Equity Securities" of any Person means any and all common stock, preferred stock and any other class of capital stock of, and any partnership or limited liability company interests of such Person or any other similar interests of any Person that is not a corporation, partnership or limited liability company.

     "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, from time to time.

     "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

     "Formula Number" shall mean one thousand (1,000) prior to consummation of the Recapitalization; provided, however, that if at any time prior to the consummation of the Recapitalization, the Corporation shall (i) declare or pay any dividend or make any distribution on the Common Stock, payable in shares of Common Stock; (ii) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock; or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such case the Formula Number in effect immediately prior to such event shall be adjusted to a number determined by multiplying the Formula Number then in effect by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further, that, if prior to the consummation of the Recapitalization the Corporation shall issue any shares of its capital stock in a merger, reclassification, or change of the outstanding shares of Common Stock, then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, reclassification, or change so that each share of Series C Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock immediately prior to such merger, reclassification, or change.

     "Group" has the meaning set forth in Rule 13d-5 under the Exchange Act.

     "Issue Date" shall mean the first date on which shares of Series C Preferred Stock are issued.

     "Person" means any individual, corporation, company, association, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     "Post-Recapitalization Stated Value" shall be equal to $1.00.

     "Recapitalization" means the amendment of the Corporation's Certificate of Incorporation to increase the authorized shares of Common Stock from 50,000,000 to [250,000,000], and the authorized shares of Preferred Stock from 1,000,000 to [125,000,000], and the subsequent one thousand-for-one split of Series C Preferred Stock and Series B Preferred Stock. [Increased number of authorized shares is subject to final determination]

     "Redemption Price" of a share of Series C Preferred Stock shall mean the sum of (a) the dividends, if any, accumulated or deemed to have accumulated thereon to the Mandatory Redemption Date or Optional Redemption Date, as applicable, whether or not such dividends are declared plus (b) either (i) the Initial Stated Value thereof (if the Recapitalization has not been consummated prior to June 30, 1999) or (ii) the Post-Recapitalization Stated Value thereof (if the Recapitalization has been consummated prior to June 30, 1999), in each case subject to adjustment for splits, reclassifications, recombinations or similar events.

     "Rights" shall mean any rights to purchase securities of the Corporation issued pursuant to any Rights Agreement.

     "Rights Agreement" shall mean the Rights Agreement, dated as of June 21, 1996, between the Company and Wells Fargo Bank as rights agent, and all amendments, supplements and replacements thereof.

     "Second Anniversary Date" means the second anniversary of the Issue Date.

     "Subsidiary" means, as to any Person, any other Person of which more than 50% of the shares of the Voting Securities or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person and one or more of its Subsidiaries.

     "Trading Day" means a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange a Business Day.

     "Voting Securities" means, (i) with respect to the Company, the Equity Securities of the Company entitled to vote generally for the election of directors of the Company, and (ii) with respect to any other Person, any securities of or interests in such Person entitled to vote generally for the election of directors or any similar managing person of such Person.

                                X. Miscellaneous

     A. Notices. Any notice referred to herein shall be in writing and, unless first-class mail shall be specifically permitted for such notices under the terms hereof, shall be deemed to have been given upon personal delivery thereof, upon transmittal of such notice by telecopy (with confirmation of receipt by telecopy or telex) or five days after transmittal by registered or certified mail, postage prepaid, addressed as follows:

          (i) if to the Corporation, to its office at 2 California Plaza, 350 South Grand Avenue, Los Angeles, California 90071 (Attention: General Counsel)

                    or to the transfer agent for the Series C Preferred Stock;

          (ii) if to a holder of the Series C Preferred Stock, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series C Preferred Stock); or

          (iii) to such other address as the Corporation or such holder, as the case may be, shall have designated by notice similarly given.

     B. Reacquired Shares. Any shares of Series C Preferred Stock redeemed, purchased or otherwise acquired by the Corporation, directly or indirectly, in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof (and shall not be deemed to be outstanding for any purpose) and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the Delaware General Corporation Law. All such shares of Series C Preferred Stock shall upon their cancellation and upon the filing of an appropriate certificate with the Secretary of State of the State of Delaware, become authorized but unissued shares of Preferred Stock, par value $0.001 per share, of the Corporation and may be reissued as part of another series of Preferred Stock, par value $0.001 per share, of the Corporation subject to the conditions or restrictions on issuance set forth herein.

     C. Enforcement. Any registered holder of shares of Series C Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designations or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     D. Transfer Taxes. Except as otherwise agreed upon pursuant to the terms of this Certificate of Designations, the Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of any issue or delivery of Common Stock on conversion of, or other securities or property issued on account of, shares of Series C Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax or other charge that may be imposed in connection with any transfer involved in the issue or transfer and delivery of any certificate for Common Stock or other securities or property in a name other than that in which the shares of Series C Preferred Stock so exchanged, or on account of which such securities were issued, were registered and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid or is not payable.

     E. Transfer Agent. The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series C Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of shares of Series C Preferred Stock.

     F. Record Dates. In the event that the Series C Preferred Stock shall be registered under either the Securities Act of 1933, as amended, or the Exchange Act, the Corporation shall establish appropriate record dates with respect to payments and other actions to be made with respect to the Series C Preferred Stock.

     IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its [ ] and attested by its Assistant Secretary, this ___ day of ____________ , 1999.

                                          AAMES FINANCIAL CORPORATION



                                          By:__________________________
                                              Name:
                                              Title:

[Corporate Seal]

ATTEST:

_________________________

                                                                       Exhibit C


THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY SUCH APPLICABLE STATE LAWS, OR IN VIOLATION OF THE PROVISIONS OF THIS WARRANT.











                                 FORM OF WARRANT

                           To Purchase Common Stock of

                           AAMES FINANCIAL CORPORATION

                                TABLE OF CONTENTS

                                                                            Page


ARTICLE 1. DEFINITIONS.........................................................1

ARTICLE 2. EXERCISE OF WARRANT.................................................4
        Section 2.1.  Manner of Exercise.......................................4
        Section 2.2.  Payment of Taxes.........................................5
        Section 2.3.  Fractional Shares........................................6

ARTICLE 3. TRANSFER, DIVISION AND COMBINATION..................................6
        Section 3.1.  Transfer.................................................6
        Section 3.2.  Division and Combination.................................6
        Section 3.3.  Expenses.................................................7
        Section 3.4.  Maintenance of Books.....................................7

ARTICLE 4. ADJUSTMENTS.........................................................7
        Section 4.1. Stock Dividends, Subdivisions, Combinations
                      and Reclassifications....................................7
        Section 4.2. Issuance of Additional Shares of Common Stock
                     or Convertible Securities.................................8
        Section 4.3. Certain Other Distributions...............................9
        Section 4.4. Other Provisions Applicable to Adjustments
                     Under This Section.......................................10
        Section 4.5. Reorganization, Reclassification, Merger,
                     Consolidation or Disposition of Assets...................12
        Section 4.6. Notices..................................................12
        Section 4.7. Certificates.............................................13

ARTICLE 5. NO IMPAIRMENT......................................................13

ARTICLE 6. RESERVATION AND AUTHORIZATION OF COMMON STOCK;
                  REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL
                  AUTHORITY...................................................14

ARTICLE 7. STOCK AND WARRANT TRANSFER BOOKS...................................14

ARTICLE 8. RESTRICTIONS ON TRANSFERABILITY....................................14
        Section 8.1.  Restrictive Legend......................................14
        Section 8.2.  Transfers...............................................15
        Section 8.3.  Termination of Restrictions.............................16

ARTICLE 9. SUPPLYING INFORMATION..............................................16

ARTICLE 10. LOSS OR MUTILATION................................................16

ARTICLE 11. OFFICE OF THE COMPANY.............................................17

ARTICLE 12. REGISTRATION RIGHTS...............................................17

ARTICLE 13. LIMITATION OF LIABILITY...........................................17

ARTICLE 14. REPRESENTATION OF HOLDER.........................................17

ARTICLE 15. MISCELLANEOUS....................................................17
        Section 15.1.  Nonwaiver and Expenses................................17
        Section 15.2.  No Rights As Stockholder..............................18
        Section 15.3.  Notice Generally......................................18
        Section 15.4.  Successors and Assigns................................18
        Section 15.5.  Amendment.............................................19
        Section 15.6.  Severability..........................................19
        Section 15.7.  Headings..............................................19
        Section 15.8.  Governing Law.........................................19
        Section 15.9.  Mutual Waiver of Jury Trial...........................19

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY SUCH APPLICABLE STATE LAWS, OR IN VIOLATION OF THE PROVISIONS OF THIS WARRANT.



                                     WARRANT

                 To Purchase 1,250,000 Shares of Common Stock of

                           AAMES FINANCIAL CORPORATION

               THIS IS TO CERTIFY THAT Capital Z Management, Inc., or its registered assigns, is entitled, at any time prior to December 31, 2004 (the "Expiration Date"), to purchase from Aames Financial Corporation, a Delaware corporation (the "Company"), 1,250,000 shares of common stock, par value $0.001 per share, of the Company (the "Common Stock"), subject to adjustment as provided herein, in whole or in part, including fractional parts, at a purchase price of $1.00 per share (the "Exercise Price"), subject to adjustment as set forth herein, all on the terms and conditions and pursuant to the provisions hereinafter set forth. Capitalized terms not otherwise defined herein are used as defined in the Preferred Stock Purchase Agreement.

                                   ARTICLE 1.
                                   DEFINITIONS
                                   -----------

               As used in this Warrant, the following terms have the respective meanings set forth below:

               "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the Issue Date, other than Warrant Stock.

               "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

               "Capital Z" shall have the meaning set forth in the first paragraph hereof.

               "Commission" shall mean the Securities and Exchange Commission.

               "Common Stock" shall have the meaning set forth in the first paragraph hereof.

               "Company" shall have the meaning set forth in the first paragraph hereof.

               "Conversion Price" shall have the meaning set forth in Section
4.2 hereof.

               "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event, other than the Senior Preferred Stock and the Contingent Warrant issued under the Preferred Stock Purchase Agreement.

               "Current Market Price" shall mean, when used with reference to shares of Common Stock or other securities on any date, the closing price per share of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period shall mean the average of the daily closing prices per share of Common Stock or such other securities for such period. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. National Market System or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors of the Corporation. If the Common Stock or such other securities are not publicly held or so listed or publicly traded, "Current Market Price" shall mean the Fair Market Value per share of Common Stock or of such other securities as determined in good faith by the Board of Directors of the Corporation based on an opinion of an independent investment banking firm with an established national reputation as a valuer of securities, which opinion may be based on such assumption as such firm shall deem to be necessary and appropriate.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

               "Exercise Price" shall have the meaning set forth in the first paragraph hereof.

               "Expiration Date" shall have the meaning set forth in the first paragraph hereof.

               "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

               "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.

               "holder" shall mean, as the context requires, the Person in whose name this Warrant is registered on the books of the Company maintained for such purpose and/or the Person holding any Warrant Stock.

               "Issue Date" shall mean the date on which this Warrant is issued.

               "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, corporation or other entity and shall include any successor (by merger or otherwise) of such entity.

               "Preferred Stock Purchase Agreement" shall mean the Preferred Stock Purchase Agreement, dated as of December 23, between the Company and Capital Z.

               "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of the date hereof, between the Company and Capital Z.

               "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 8.1(a).

               "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

               "Series B Preferred Stock" shall mean the Series B Convertible Preferred Stock, par value $0.001 per share, to be issued pursuant to the Preferred Stock Purchase Agreement.

               "Series C Preferred Stock" shall mean the Series C Convertible Preferred Stock, par value $0.001 per share, to be issued pursuant to the Preferred Stock Purchase Agreement.

               "Subsidiary" shall mean any corporation of which an aggregate of more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by the Company and/or one or more Subsidiaries of the Company.

               "Trading Day" means a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Business Day.

               "Transaction" shall have the meaning set forth in Section 4.5 hereof.

               "transfer" shall mean any transfer, sale, encumbrance, hypothecation or other disposition of this Warrant or any Warrant Stock or of any interest in either thereof.

               "Transfer Notice" shall have the meaning set forth in Section
8.2.

               "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to
Section 2.1, multiplied by (ii) the Exercise Price as of the date of such exercise.

               "Warrant Stock" shall mean the shares of Common Stock purchased by the holder of this Warrant upon the exercise thereof.

                                   ARTICLE 2.
                               EXERCISE OF WARRANT
                               -------------------

               Section 2.1. Manner of Exercise. From and after the date hereof and until 5:00 P.M., New York time, on the Expiration Date, the holder may exercise this Warrant for all or any part of the number of shares of Common Stock purchasable hereunder.

               In order to exercise this Warrant, in whole or in part, the holder shall deliver to the Company at its office at 2 California Plaza, 350 South Grand Avenue, Los Angeles, California 90071, or at the office or agency designated by the Company pursuant to Section 11, (i) a written notice of the holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (ii) payment of the Warrant Price in the manner provided below, and (iii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by or on behalf of the holder. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to the holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as such holder shall request in the notice and shall be registered in the name of the holder or, subject to Section 8, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the cash, check or checks and/or securities, if any, and this Warrant, are received by the Company as described above and all taxes required to be paid by the holder, if any, pursuant to Section 2.2 prior to the issuance of such shares have been paid. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to the holder a new Warrant evidencing the rights of the holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the holder, appropriate notation may be made on this Warrant and the same returned to the holder.

               Payment of the Warrant Price shall be made at the option of the holder by cash, wire transfer to an account in a bank located in the United States designated for such purpose by the Company, or certified or official bank check, or by transfer to the Company of shares of Series B Preferred Stock or Series C Preferred Stock, or any combination thereof. In the event of the application shares of Series B Preferred Stock or Series C Preferred Stock to the payment of the Warrant Price, the amount to be credited to the payment of the Warrant Price shall be the Initial Stated Value per share, in the case of any such application prior to the consummation of the Recapitalization, or the Post-Recapitalization Stated Value per share, in the case of any such application after the consummation of the Recapitalization, in each case, plus an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared, to the date of such exercise, provided that no such credit shall be made with respect to any such dividends if the holder of such shares held such shares on the record date therefor.

               Section 2.2. Payment of Taxes. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery of the Warrant Shares, unless such tax or charge is imposed by law upon the holder, in which case such taxes or charges shall be paid by the holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock issuable upon exercise of this Warrant in any name other than that of the holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due.

               Section 2.3. Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of this Warrant. As to any fraction of a share which the holder of this Warrant would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Market Price per share of Common Stock on the date of exercise.

                                   ARTICLE 3.
                       TRANSFER, DIVISION AND COMBINATION
                       ----------------------------------

               Section 3.1. Transfer. Subject to compliance with Section 8, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in
Section 2.1 or the office or agency designated by the Company pursuant to
Section 11, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by the holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to Section 8, execute and deliver a new Warrant or Warrants in the name(s) of the assignee or assignees and in the denomination(s) specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled. A Warrant, if properly assigned in compliance with Section 8, may be exercised by a new holder for the purchase of shares of Common Stock without having a new Warrant issued.

               Section 3.2. Division and Combination. Subject to Section 8, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the holder or its agent or attorney. Subject to compliance with
Section 3.1 and with Section 8, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

               Section 3.3. Expenses. The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 3.

               Section 3.4. Maintenance of Books. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

                                   ARTICLE 4.
                                   ADJUSTMENTS
                                   -----------

               The number of shares of Common Stock for which this Warrant is exercisable, or the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give the holder notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.

               Section 4.1. Stock Dividends, Subdivisions, Combinations and Reclassifications. If the Company shall at any time or from time to time after the Issue Date:

               (a) pay a dividend or make a distribution, on the outstanding shares of Common Stock in Additional Shares of Common Stock,

               (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock,

               (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or

               (d) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company,

then, and in each such case, the number of shares of Common Stock issuable upon exercise of the Warrants evidenced hereby immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any Warrant evidenced hereby thereafter exercised shall be entitled to receive the number of shares of Common Stock or other securities of the Company which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this Section 4.1 shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

               Section 4.2. Issuance of Additional Shares of Common Stock or Convertible Securities. In the case the Corporation shall, after the Issue Date, issue or sell:

               (a) Additional Shares of Common Stock at a price per share, or

               (b) Convertible Securities having a Conversion Price per share,

less than the Current Market Price (for a period of 15 consecutive Trading Days prior to such date), then, and in each such case, the number of shares of Common Stock issuable upon exercise of the Warrants evidenced hereby shall be adjusted so that the holder of each Warrant evidenced hereby shall be entitled to receive, upon the exercise thereof, the number of shares of Common Stock determined by multiplying (A) the number of shares of Common Stock issuable upon exercise of the Warrants evidenced hereby on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on the date on which such shares or Convertible Securities are issued and (2) the number of Additional Shares of Common Stock issued, or into which the Convertible Securities may convert, and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date and (y) the number of shares of Common Stock which the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued, or the number of shares of Common Stock which the aggregate of the Conversion Price of such Convertible Securities so issued, would purchase at the Current Market Price on such date.

               An adjustment made pursuant to this Section 4.2 shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively immediately after the close of business on such date. For purposes of this Section 4.2, the aggregate consideration receivable by the Company in connection with the issuance of any securities shall be deemed to be the sum of the aggregate offering price to the public (before deduction of underwriting discounts or commissions and expenses payable to third parties), and the "Conversion Price" of any Convertible Securities is the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities (before deduction of underwriting discounts or commissions and expenses payable to third parties) plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion, exchange or exercise of any such Convertible Securities.

               Neither (A) the issuance of any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the number of shares of Common Stock issuable upon exercise of the Warrants evidenced hereby pursuant to Section 4.1, or pursuant to any employee benefit plan or program of the Company or pursuant to any option, warrant, right, or Convertible Security outstanding as of the date hereof (including, but not limited to, the Rights, the Series B Preferred Stock, the Series C Preferred Stock and the Warrants) nor (B) the issuance of shares of Common Stock pursuant thereto shall be deemed to constitute an issuance of Common Stock or Convertible Securities by the Company to which this Section 4.2 applies.

               Upon expiration of any Convertible Securities which shall not have been exercised or converted and for which an adjustment shall have been made pursuant to this Section 4.2, the Conversion Price computed upon the original issue thereof shall upon expiration be recomputed as if the only additional shares of Common Stock issued were such shares of Common Stock (if any) actually issued upon exercise or conversion of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of such Convertible Securities (whether or not exercised or converted) plus the consideration actually received by the Corporation upon such exercise of conversion.

               Section 4.3. Certain Other Distributions. In case the Company shall at any time or from time to time after the Issue Date declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Company or any of its Subsidiaries by way of dividend or spin-off), on its Common Stock, other than:

               (a) regular quarterly dividends payable in cash in an aggregate amount not to exceed 15% of net income from continuing operations before extraordinary items of the Company, determined in accordance with GAAP, during the period (treated as one accounting period) commencing on July 1, 1998, and ending on the date such dividend is paid, or

               (b) dividends or distributions of shares of Common Stock which are referred to in Section 4.1,

then, and in each such case, the number of shares of Common Stock issuable upon exercise of the Warrants evidenced hereby shall be adjusted so that the holder of each share of each Warrant evidenced thereby shall be entitled to receive, upon the exercise thereof, the number of shares of Common Stock determined by multiplying (1) the number of shares of Common Stock issuable upon exercise of the Warrants evidenced hereby on the day immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution by (2) a fraction, the numerator of which shall be the then

Current Market Price per share of Common Stock for the period of 20 Trading Days preceding such record date, and the denominator of which shall be the Current Market Price per share of Common Stock for the period of 20 Trading Days preceding such record date, less the Fair Market Value per share of Common Stock (as determined in good faith by the Board of Directors of the Company, a certified resolution with respect to which shall be mailed to the holder of the Warrants evidenced hereby) of such dividend or distribution; provided, however, that in the event of a distribution of shares of capital stock of a Subsidiary of the Company (a "Spin-Off") made to holders of shares of Common Stock, the numerator of such fraction shall be the sum of the Current Market Price per share of Common Stock for the period of 20 Trading Days preceding the 35th Trading Day after the effective date of such Spin-Off and the Current Market Price of the number of shares (or the fraction of a share) of capital stock of the Subsidiary which is distributed in such Spin-Off in respect of one share of Common Stock for the period of 20 Trading Days preceding such 35th Trading Day and the denominator of which shall be the Current Market Price per share of the Common Stock for the period of 20 Trading Days proceeding such 35th Trading Day. An adjustment made pursuant to this Section 4.3 shall be made upon the opening of business on the next Business Day following the date on which any such dividend or distribution is made and shall be effective retroactively immediately after the close of business on the record date fixed for the determination of stockholders entitled to receive such dividend or distribution; provided, however, if the proviso to the preceding sentence applies, then such adjustment shall be made and be effective as of such 35th Trading Day after the effective date of such Spin-Off.

               Section 4.4. Other Provisions Applicable to Adjustments Under This Section. The following provisions shall be applicable to the making of adjustments provided for in this Section 4:

               (a) For purposes of this Section 4, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Company.

               (b) The term "dividend", as used in this Section 4 shall mean a dividend or other distribution upon stock of the Company except pursuant to the Rights Agreement. Notwithstanding anything in this Section 4 to the contrary, the number of shares of Common Stock issuable upon exercise of the Warrants evidenced hereby shall not be adjusted as a result of any dividend, distribution or issuance of securities of the Company pursuant to the Rights Agreement.

               (c) Notwithstanding anything in this Section 4 to the contrary, the Company shall not be required to give effect to any adjustment in the number of shares of Common

        Stock issuable upon exercise of the Warrants evidenced hereby unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change in the number of shares of Common Stock issuable upon exercise of the Warrants evidenced hereby by at least one-hundredth of one share of Common Stock, and when the cumulative net effect of more than one adjustment so determined shall be to change the number of shares of Common Stock issuable upon exercise of the Warrants evidenced hereby by at least one-hundredth of one share of Common Stock, such change in the number of shares of Common Stock issuable upon exercise of the Warrants evidenced hereby shall thereupon be given effect.

               (d) The certificate of any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (which may be the firm of independent public accountants regularly employed by the Company) shall be presumptively correct for any computation made under this Section 4.

               (e) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then, no adjustment in the number of shares of Common Stock issuable upon exercise of the Warrants evidenced hereby shall be required by reason of the taking of such record.

               (f) There shall be no adjustment of the number of shares of Common Stock issuable upon exercise of the Warrants evidenced hereby in case of the issuance of any stock of the Company in a merger, reorganization, acquisition or other similar transaction except as set forth in Sections 4.1, 4.2 and 4.5.

               (g) Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the Exercise Price to be less than the par value per share of Common Stock.

               (h) Upon each adjustment to the number of shares of Common Stock issuable upon exercise of the Warrants pursuant to Sections 4.1, 4.2 or 4.3, the Exercise Price effective immediately prior to the making of such adjustment shall thereafter be adjusted to be the amount obtained by (i) multiplying (A) the applicable number of shares of Common Stock issuable upon exercise of the Warrants immediately prior to such adjustment by (B) the Exercise Price in effect immediately prior to such adjustment and (ii) dividing the product so obtained by the number of shares of Common Stock issuable upon exercise of the Warrants immediately after such adjustment.

               Section 4.5. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case of any reorganization or reclassification of outstanding shares of Common Stock (other than a reclassification covered by Section 4.1), or in case of any consolidation or merger of the Company with or into another corporation, or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety (each of the foregoing being referred to as a "Transaction"), each such Warrant then outstanding shall thereafter be exercisable for, in lieu of the Common Stock issuable upon such exercise prior to consummation of the Transaction, the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of the Transaction by a holder of that number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to the Transaction (including, on a pro rata basis, the cash, securities or property received by holders of Common Stock in any tender or exchange offer that is a step in the Transaction).


               Section 4.6. Notices to Warrantholders. In case at any time or from time to time, prior to the Expiration Date, the Company shall pay any dividend or make any other distribution to the holders of its Common Stock, or shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common Stock of the Company or consolidation or merger of the Company with or into another corporation, or any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of said cases the Company shall give at least 20 days' prior written notice (the time of mailing of such notice shall be deemed to be the time of giving thereof) to the registered holder of the Warrants evidenced hereby at its address as shown on the books of the Company maintained by the Transfer Agent thereof of the date on which (i) the books of the Company shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be, provided that in the case of any Transaction to which Section 4.5 applies the Company shall give at least 30 days' prior written notice as aforesaid. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be. Failure to give such notice shall not invalidate any action so taken.

               Section 4.7. Certificates. Upon any adjustment of the number of shares of Common Stock issuable upon exercise of the Warrants evidenced hereby or of the Exercise Price, then, and in each such case, the Company shall promptly deliver to the holders of the Warrants and the Common Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased number of shares of Common Stock issuable upon exercise of the Warrants evidenced hereby and the Exercise Price then in effect following such adjustment.

                                   ARTICLE 5.
                                  NO IMPAIRMENT
                                  -------------

               The Company shall not by any action including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the holder of the Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

               Upon the request of the holder of the Warrant, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to the holder of this Warrant, the continuing validity of this Warrant and the obligations of the Company hereunder.

                                   ARTICLE 6.
                        RESERVATION AND AUTHORIZATION OF
                       COMMON STOCK; REGISTRATION WITH OR
                     APPROVAL OF ANY GOVERNMENTAL AUTHORITY
                     --------------------------------------

               The Company covenants and agrees that, until the Expiration Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of Warrants and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued, fully paid and nonassessable and free and clear of any liens, claims and restrictions (other than as provided herein). No stockholder of the Company has or shall have any preemptive rights to subscribe for such shares of Common Stock.

               Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

                                   ARTICLE 7.
                        STOCK AND WARRANT TRANSFER BOOKS
                        --------------------------------

               The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

                                   ARTICLE 8.
                         RESTRICTIONS ON TRANSFERABILITY
                         -------------------------------

               The Warrants and the Warrant Stock shall not be transferred before satisfaction of the conditions specified in this Section 8, which conditions are intended to ensure compliance with the provisions of the Securities Act and state securities laws with respect to the Transfer of any Warrant or any Warrant Stock. The holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 8.

               Section 8.1.  Restrictive Legend.

               (a) Except as otherwise provided in this Section 8, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

               "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and are subject to the conditions specified in a certain Warrant dated January 4, 1998, originally issued by Aames Financial Corporation. The shares represented by this certificate may not be transferred in violation of such Act and laws, the rules and regulations thereunder or the provisions of the Warrant. A copy of the form of said Warrant is on file with the Secretary of Aames Financial Corporation. The holder of this certificate, by acceptance of this certificate, agrees to be bound by the provisions of such Warrant."

               (b) Except as otherwise provided in this Section 8, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

               "This Warrant and the securities represented hereby have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and may not be sold or otherwise transferred in the absence of such registration or an exemption therefrom under such Act and under any such applicable state laws, or in violation of the provisions of this Warrant."

               Section 8.2. Transfers. Prior to any transfer or attempted transfer of any Warrants or any shares of Restricted Common Stock, the holder of such Warrants or Restricted Common Stock shall give notice (a "Transfer Notice") to the Company of such holder's intention to effect such transfer, describing the manner and circumstances of the proposed transfer, and obtain from counsel a written opinion addressed and reasonably satisfactory to the Company that the proposed transfer of such Warrants or such Restricted Common Stock may be effected without registration under the Securities Act and applicable state securities laws. After receipt of the Transfer Notice and written opinion, the Company shall, within two Business Days thereof, so notify the holder of such Warrants or such Restricted Common Stock and such holder shall thereupon be entitled to transfer such warrants or such Restricted Common Stock, in accordance with the terms of the Transfer Notice. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon such transfer shall bear the restrictive legend set forth in Section 8.1(a), and each Warrant issued upon such transfer shall bear the restrictive legend set forth in Section 8.1(b), unless in the written opinion of counsel addressed to the Company such legend is not required in order to ensure compliance with the Securities Act.

               Section 8.3. Termination of Restrictions. Notwithstanding the foregoing provisions of Section 8, the restrictions imposed by this Section 8 upon the transferability of the Warrants, the Warrant Stock and the Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) and the legend requirements of Section 8.1 shall terminate as to any particular Warrant or share of Warrant Stock or Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) (i) as to the Warrant Stock and Restricted Common Stock, when and so long as the resale of such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto, or (ii) as to the Warrant, Warrant Stock and Restricted Common Stock, when the holder of the Warrant, Warrant Stock or Restricted Common Stock shall have delivered to the Company the written opinion of counsel addressed and reasonably satisfactory to the Company stating that such legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by this Section shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the holder thereof shall be entitled to receive from the Company, at the Company's expense (except for any transfer taxes), a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 8.1(a).

                                   ARTICLE 9.
                              SUPPLYING INFORMATION
                              ---------------------

               The Company shall cooperate with the holder of the Warrant and the holder of Restricted Common Stock in supplying such information as may be reasonably requested by such holder or reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.

                                   ARTICLE 10.
                               LOSS OR MUTILATION
                               ------------------

               Upon receipt by the Company from any holder of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to the holder; provided, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

                                   ARTICLE 11.
                              OFFICE OF THE COMPANY
                              ---------------------

               As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.

                                   ARTICLE 12.
                               REGISTRATION RIGHTS
                               -------------------

               The Warrant Stock issuable upon exercise of this Warrant are entitled to the benefits of the Registration Rights Agreement. The Company shall keep a copy of the Registration Rights Agreement, and any amendments thereto, at the office or agency designated by the Company pursuant to Section 11 and shall furnish copies thereof to the holder upon request.

                                   ARTICLE 13.
                             LIMITATION OF LIABILITY
                             -----------------------

               No provision hereof, in the absence of affirmative action by the holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of the holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                                   ARTICLE 14.
                            REPRESENTATION OF HOLDER
                            ------------------------

               The holder represents that it is acquiring the Warrant and the Warrant Stock for the purpose of investment and not with a view to the resale or distribution hereof or thereof; provided, that the disposition of holder's property shall at all times be and remain within its control.

                                   ARTICLE 15.
                                  MISCELLANEOUS
                                  -------------

               Section 15.1. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the parties shall operate as a waiver of such right or otherwise prejudice the parties' rights, powers or remedies. If the Company fails to comply with any provision of this Warrant, the Company shall pay to the holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees incurred by the holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

               Section 15.2. No Rights As Stockholder. The Person in whose name this Warrant is registered shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes. The registered holder of this Warrant shall not be entitled to any rights whatsoever as a stockholder of the Company except as herein provided.

               Section 15.3. Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

               (a) If to the holder, at its last known address appearing on the books of the Company maintained for such purpose.

               (b) If to the Company:

                   Aames Financial Corporation
                   2 California Plaza
                   350 South Grand Avenue
                   Los Angeles, California 90071
                   Attention:  Cary Thompson
                   Fax No.: (323) 210-4537

                   with a copy to:

                   Troop Steuber Pasich Reddick & Tobey
                   2029 Century Park East
                   Los Angeles, California 90067
                   Attention:  C. N. Franklin Reddick, Esq.
                   Fax No.: (310) 728-2204

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three (3) Business Days after the same shall have been deposited in the United States mail.

               Section 15.4. Successors and Assigns. Subject to the provisions of Sections 3.1 and 8, (i) this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of the holder, and (ii) the provisions of this Warrant are intended to be for the benefit of all holders from time to time of this Warrant, and shall be enforceable by any such holders.

               Section 15.5. Amendment. The Warrants may be modified or amended or the provisions thereof waived with the written consent of the Company and the holders of the majority of the portion of this Warrant then outstanding.

               Section 15.6. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

               Section 15.7. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

               Section 15.8. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles thereof.

               Section 15.10. Mutual Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS WARRANT.

               IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer on January 4, 1999.



                                                   AAMES FINANCIAL CORPORATION



                                                   By:________________________
                                                       Name:
                                                       Title:

                                    EXHIBIT A

                                SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]

               The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of _____ Shares of Common Stock of AAMES FINANCIAL CORPORATION and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to __________________ whose address is ____________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

______________________                      (Name of Registered Owner)

______________________                      (Signature of Registered owner)

______________________                      (Street Address)

______________________                      (City) (State) (Zip Code)

NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

                                 ASSIGNMENT FORM

               FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee                       No. of Shares of Common Stock



and does hereby irrevocably constitute and appoint ____________ attorney-in-fact to register such transfer on the books of AAMES FINANCIAL CORPORATION maintained for the purpose, with full power of substitution in the premises.

Dated:___________________________

Name:____________________________

Signature:_______________________

Witness:_________________________

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                                                       Exhibit D

                           AAMES FINANCIAL CORPORATION
                             1999 STOCK OPTION PLAN



                                   ARTICLE I.

                                     Purpose
                                     -------

               This Stock Option Plan (the "Plan") is intended as an incentive and to encourage stock ownership by officers and certain other key employees of Aames Financial Corporation (the "Company") in order to increase their proprietary interest in the Company's success and to encourage them to remain in the employ of the Company.

               The term "Company," when used in the Plan with reference to eligibility and employment, shall include the Company and its subsidiaries. The word "subsidiary," when used in the Plan, shall mean any subsidiary of the Company within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

               It is intended that certain options granted under this Plan will qualify as "incentive stock options" under Section 422 of the Code. All grants under the Plan shall be subject to obtaining the approvals required to be obtained under Article XVIII by June 30, 1999. If either of such approvals is not obtained on a timely basis, all grants under the Plan shall be void ab initio, and the Plan shall be of no further force or effect.


                                   ARTICLE II.

                                 Administration
                                 --------------

               The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board") appointed by the Board which shall consist of not less than three members, two of whom shall be appointed by Capital Z Financial Services Fund II, L.P. ("Capital Z") during any period that Capital Z and/or its designated purchasers under the Preferred Stock Purchase Agreement by and among the Company and Capital Z, dated as of the 23rd day of December, 1998 (the "Purchase Agreement") own at least 25% of the outstanding voting securities of the Company (the "Minimum Stock Ownership Threshold"). Each of the members of the Compensation Committee should be an "outside director" within the meaning of Section 162(m) of the Code. Subject to the provisions of the Plan, the Committee shall have sole authority, in its absolute discretion: (a) to determine which of the eligible employees of the Company shall be granted options; (b) to authorize the granting of both incentive stock options and nonqualified options; (c) to determine the times when options shall be granted and the number of shares to be optioned;
(d) to determine the option price of the shares subject to each option, which price shall be not less than the minimum specified in ARTICLE V; (e) to determine the time or times when each option becomes exercisable, the duration of the exercise period and any other restrictions on the exercise of options issued hereunder; (f) to prescribe the form or forms of the option agreements under the Plan (which forms shall be consistent with the terms of the Plan but need not be identical); (g) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (h) to construe and interpret the Plan, the rules and regulations and the option agreements under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all optionees.


                                  ARTICLE III.

                                      Stock
                                      -----

               The stock to be optioned under the Plan shall be shares of authorized but unissued Common Stock of the Company, par value $.001 per share, or previously issued shares of Common Stock reacquired by the Company (the "Stock"). Under the Plan, the total number of shares of Stock which may be purchased pursuant to options granted hereunder shall not exceed, in the aggregate, 14,612,008 shares, except as such number of shares shall be adjusted in accordance with the provisions of ARTICLE X hereof.

               The number of shares of Stock available for grant of options under the Plan shall be decreased by the sum of the number of shares with respect to which options have been issued and are then outstanding and the number of shares issued upon exercise of options. In the event that any outstanding option under the Plan for any reason expires, is terminated or is canceled prior to the end of the period during which options may be granted, the shares of Stock called for by the unexercised portion of such option may again be subject to an option under the Plan.


                                   ARTICLE IV.

                           Eligibility of Participants
                           ---------------------------

               Subject to ARTICLE VII in the case of incentive stock options, officers and other key employees of the Company (excluding any person who is a member of the Committee) shall be eligible to receive options under the Plan. In addition, options which are not incentive stock options may be granted to consultants or other key persons (excluding any person who is a member of the Committee) who the Committee determines shall receive options under the Plan. No person may receive options for more than 7,306,004 shares of Outstanding Stock during the term of the Plan.


                                   ARTICLE V.

                              Option Exercise Price
                              ---------------------

               Subject to ARTICLE VII in the case of incentive stock options, except as otherwise provided by the Committee in the option agreement, the option exercise price of each option granted under the Plan shall not be less than the Fair Market Value of stock at the time the option is granted. Fair Market Value shall in all cases be based on trading days occurring after the "Initial Closing Date" as such term is defined in the Purchase Agreement. For purposes of the Plan, the Fair Market Value on a given date means (i) if the Stock is listed on a national securities exchange, the average of the closing sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded during the twenty (20) trading days occurring immediately prior to such date; (ii) if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the average between the high bid price and low ask price reported during the twenty (20) trading days occurring immediately prior to such date; or (iii) if the Stock is not listed on a national securities exchange nor quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service.


                                   ARTICLE VI.

                          Exercise and Terms of Options
                          -----------------------------

               Subject to this ARTICLE VI, the Committee shall determine the dates after which options may be exercised, in whole or in part. If an option is exercisable in installments, installments or portions thereof which are exercisable and not exercised shall remain exercisable.

               Unless otherwise provided in the option agreement or agreed to by the Committee at the time of exercise, each optionee shall enter into a binding agreement with the Company at the time of grant pursuant to which such optionee agrees (i) not to sell, assign or otherwise transfer more than 25% of the Stock purchased pursuant to an Option in any given year and (ii) in aggregate not to sell, assign or otherwise transfer more than 25% of the Stock purchased pursuant to an Option over a five year period beginning on the effective date of this Plan. Appropriate legends shall be placed on the stock certificates evidencing shares issued upon exercise of options to reflect such transfer restrictions.

               Any other provision of the Plan to the contrary notwithstanding, but subject to ARTICLE VII in the case of incentive stock options, no option shall be exercised after the date ten years from the date of grant of such option (the "Termination Date").

               If prior to the Termination Date, an optionee shall cease to be employed by the Company by reason of a disability, as defined in Section 22(e)(3) of the Code, or by reason of retirement on or after age 65 ("Retirement") the option shall remain exercisable until the earlier of the Termination Date or one year after the date of cessation of employment to the extent the option was exercisable at the time of cessation of employment.

               In the event of the death of an optionee prior to the Termination Date and while employed by the Company, or while entitled to exercise an option pursuant to the preceding paragraph or the next to last sentence of the subsequent paragraph, the option shall remain exercisable until the earlier of the Termination Date or one year after the date of death, by the person or person to whom the optionee's rights under the option pass by will or the applicable laws of descent and distribution, to the extent that the optionee was entitled to exercise it on the date of death.

               Unless otherwise provided in the option agreement, if an optionee voluntarily terminates employment with the Company for reasons other than (i) death, (ii) disability, (iii) Retirement, or (iv) Good Reason (as hereinafter defined), or if an optionee's employment with the Company is terminated for Cause (as hereinafter defined), all options previously granted to such optionee which have not been exercised prior to such termination shall lapse and be canceled. If the Company terminates an optionee's employment without Cause, or if an optionee terminates his employment for Good Reason, all options previously granted to such optionee which were vested and satisfied all conditions to exercisability immediately prior to such termination shall continue to be vested and exercisable for a period not extending beyond the earlier of the Termination Date or one year after the date of such termination. In addition, if a Change in Control (as defined in Article XI hereof) occurs within six months from the date of termination of employment of an optionee referred to in the preceding sentence, unvested options shall become vested and exercisable to the same extent as if the Change in Control had occurred on the date of his termination of employment, and any such options shall continue to be exercisable until the earlier of the Termination Date or the first anniversary of optionee's termination of employment.

               In the case of any optionee who has an employment agreement with the Company, it shall be a condition to exercise of an option that the optionee not have engaged in any material and knowing or intentional breach of his employment agreement. After the expiration of the exercise period described in any of the preceding four paragraphs hereof, options shall terminate together with all of the optionee's rights thereunder, to the extent not previously exercised.

               For purposes of the Plan, the Company shall have "Cause" to terminate an optionee's employment if the Company has cause to terminate the optionee's employment under any existing employment agreement between the optionee and the Company or, in the absence of an employment agreement between the optionee and the Company, if the Company terminates the optionee after the Company reasonably determines that the optionee: (1) shall have been determined by a court of law to have committed any felony including, but not limited to, a felony involving fraud, theft, misappropriation, dishonesty, embezzlement, or any other crime involving moral turpitude, or if the optionee shall have been arrested or indicted for violation of any criminal statute constituting a felony, provided the Company reasonably determines that the continuation of the optionee's employment after such event would have an adverse impact on the operation or reputation of the Company or its affiliates (subsequent references to the "Company" in this paragraph shall be deemed to refer to the Company or its affiliates); (2) shall have committed one or more acts or gross negligence or willful misconduct that, in the good faith opinion of the Company, materially impair the goodwill or business of the Company or cause material damage to its property, goodwill, or business, or would, if known, subject the Company to public ridicule; (3) shall have refused or failed to a material degree to perform his duties hereunder (continuing without cure for ten (10) days after receipt of written notice of need to cure); (4) shall have violated any material written Company policy provided to the Executive during or prior to the Term (continuing without cure for ten (10) days after receipt of written notice of need to cure) and that has caused material harm to the Company; or (5) knew, or should have known, that the Company materially, and knowingly or intentionally breached any representation, warranty, or covenant under the Purchase Agreement or, if the optionee has an employment agreement with the Company, the optionee shall have materially and intentionally or knowingly breached any provision of such employment agreement.

               For purposes of the Plan, in the case of an optionee who is not an employee of the Company, references to employment herein shall be deemed to refer to such person's relationship to the Company.

               Upon any merger or reorganization or other business combination in which the Company shall not be the surviving corporation, or a dissolution or liquidation of the Company, or a sale of all or substantially all of the Company's assets, all outstanding options shall terminate; provided, however, that the Company shall cause either (i) the optionees to be paid an amount equal to the difference between (A) the aggregate fair market value (determined in accordance with ARTICLE V of the Plan) of the Stock subject to options held by the optionees at the time of such transaction that have become vested and exercisable by the terms of the Plan and the applicable option agreements (either as a result of or prior to such transaction) and (B) the aggregate exercise price of such options, or (ii) the surviving or resulting corporation to grant the optionees substitute options to purchase its shares on such terms and conditions, both as to the number of shares and otherwise, which the Committee shall deem appropriate.

               Notwithstanding the foregoing provisions of this ARTICLE VI or the terms of any option agreement, the Committee may in its sole discretion accelerate the exercisability of any option granted hereunder. Any such acceleration shall not affect the terms and conditions of any such option other than with respect to exercisability.


                                  ARTICLE VII.

                          Special Provisions Applicable
                         to Incentive Stock Options Only
                         -------------------------------

               To the extent the aggregate fair market value (determined as of the time the option is granted) of the Stock with respect to which any options granted hereunder which are intended to be incentive stock options may be exercisable for the first time by the optionee in any calendar year (under this Plan or any other stock option plan of the Company or any parent or subsidiary thereof) exceeds $100,000, such options shall not be considered incentive stock options.

               No incentive stock option may be granted to an individual who, at the time the option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such option (i) has an option price of at least 110 percent of the fair market value of the Stock on the date of the grant of such option; and (ii) cannot be exercised more than five years after the date it is granted.

               Each optionee who receives an incentive stock option must agree to notify the Company in writing immediately after the optionee makes a disqualifying disposition of any Stock acquired pursuant to the exercise of an incentive stock option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the date the optionee was granted the incentive stock option or (b) one year after the date the optionee acquired Stock by exercising the incentive stock option.

                                  ARTICLE VIII.

                               Payment for Shares
                               ------------------

               Payment for shares of Stock purchased under an option granted hereunder shall be made in full upon exercise of the option, by certified or bank cashier's check payable to the order of the Company or by any other means acceptable to the Company. The Stock purchased shall thereupon be promptly delivered; provided, however, that the Company may, in its discretion, require that an optionee pay to the Company, at the time of exercise, such amount as the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon.


                                   ARTICLE IX.

                      Non-Transferability of Option Rights
                      ------------------------------------

               No option shall be transferable except by will or the laws of descent and distribution. During the lifetime of the optionee, the option shall be exercisable only by him. The Committee may, however, in its sole discretion, allow for transfer of options which are not incentive stock options to other persons or entities, subject to such conditions or limitations as it may establish.


                                   ARTICLE X.

                  Adjustment for Recapitalization, Merger, etc.
                  ---------------------------------------------

               The aggregate number of shares of Stock which may be purchased pursuant to options granted hereunder, the maximum number of shares for which options may be granted to any one person the number of shares of Stock covered by each outstanding option and the price per share thereof in each such option shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of stock resulting from a stock split or other subdivision or consolidation of shares of Stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Stock without receipt of consideration by the Company. Any adjustment shall be conclusively determined by the Committee.

               In the event of any change in the outstanding shares of Stock by reason of any recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than cash dividends, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Stock or other securities issued or reserved for issuance pursuant to the Plan, and the number or kind of shares of Stock or other securities covered by outstanding options, and the option price thereof. In instances where another corporation or other business entity is being acquired by the Company, and the Company has assumed outstanding employee option grants and/or the obligation to make future or potential grants under a prior existing plan of the acquired entity, similar adjustments are permitted at the discretion of the Committee. The Committee shall notify optionees of any intended sale of all or substantially all of the Company's assets within a reasonable time prior to such sale.

               The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.


                                   ARTICLE XI.

                           Effect of Change in Control
                           ---------------------------

               (a) Except to the extent otherwise provided in a particular option agreement or in paragraph (c) below, in the event of a "Change in Control," notwithstanding any unsatisfied service requirement established in the option agreement, such option shall become immediately exercisable with respect to 100 percent of the shares subject to such option.

               (b) For purposes of the Plan, a Change in Control shall, subject to subsection (c) below, be deemed to occur if, after the date the conditions of
Article XVIII have been satisfied (i) any "person" (as that term is used in Sections 13 and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than Capital Z or any of its affiliates, is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange
Act), directly or indirectly, of 50% or more of either the outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, (ii) the Company is merged, consolidated or reorganized into or with another corporation or another legal entity and, as a result of such merger, consolidation or reorganization, less than 50% of the combined voting power of the then-outstanding securities of such corporation or entity immediately after such transaction is held in the aggregate by the holders of the combined voting power of the securities of the Company entitled to generally in the election of directors of the Company immediately prior to such transaction, (iii) individuals who constitute the Board at the beginning of such period cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period or (iv) the Company undergoes a liquidation or dissolution or a sale of all or substantially all of the assets of the Company. No merger, consolidation or corporate reorganization in which the owners of the combined voting power of the Company's then outstanding voting securities entitled to vote generally prior to said combination, own 50% or more of the resulting entity's outstanding voting securities shall, by itself, be considered a Change in Control.

               (c) Notwithstanding any other provision of this Plan, unless (i) an optionee terminates his employment for Good Reason, or (ii) is terminated by the Company without Cause, in either case within one year after a Change in Control (as defined in subsection (b) above), no event shall be treated as a Change in Control unless all equity securities of the Company then held by Capital Z are contemporaneously exchanged for cash or other liquid assets, which Capital Z is free to sell on a basis reasonably likely to result in receipt of cash proceeds equal to or greater than the price payable to shareholders upon a Change in Control (such event is referred to as a "Capital Z Realization Event" and such price is referred to as the "Change in Control Price"). If an optionee's employment is terminated by the Company without Cause or by the optionee for Good Reason within one year after a Change in Control (as defined in subsection (b) above), the event shall be treated as both a Change in Control and a Capital Z Realization Event with respect to such optionee and acceleration of vesting shall occur to the extent the performance conditions established in the option agreement were satisfied as of the date of the Change in Control.


                                  ARTICLE XII.

                        No Obligation to Exercise Option
                        --------------------------------

               Granting of an option shall impose no obligation on the recipient to exercise such option.


                                  ARTICLE XIII.

                                 Use of Proceeds
                                 ---------------

               The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.


                                  ARTICLE XIV.

                             Rights as a Stockholder
                             -----------------------

               An optionee or a transferee of an option shall have no rights as a stockholder with respect to any share covered by his option until he shall have become the holder of record of such share, and he shall not be entitled to any dividends or distributions or other rights in respect of such share for which the record date is prior to the date on which he shall have become the holder of record thereof.

               Notwithstanding anything herein to the contrary, the Committee, in its sole discretion, may restrict the transferability of all or any number of shares issued under the Plan upon the exercise of an option by legending the stock certificate as it deems appropriate.


                                   ARTICLE XV.

                                Employment Rights
                                -----------------

               Nothing in the Plan or in any option granted hereunder shall confer on any optionee any right to continue in the employ of the Company or any of its subsidiaries, or to interfere in any way with the right of the Company or any of its subsidiaries to terminate the optionee's employment at any time for any reason, whether or not for Cause.


                                  ARTICLE XVI.

                               Compliance with Law
                               -------------------

               The Company is relieved from any liability for the nonissuance or non-transfer or any delay in issuance or transfer of any shares of Stock subject to options under the Plan which results from the inability of the Company to obtain or in any delay in obtaining from any regulatory body having jurisdiction, all requisite authority to issue or transfer shares of Stock of the Company either upon exercise of the options under the Plan or shares of Stock issued as a result of such exercise if counsel for the Company deems such authority necessary for lawful issuance or transfer of any such shares, Appropriate legends may be placed on the stock certificates evidencing shares issued upon exercise of options to reflect such transfer restrictions.

               Each option granted under the Plan is subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration or qualification of shares of Stock issuable upon exercise of options is required by any securities exchange or under any state or Federal law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of options or the issuance of shares of Stock, no shares of Stock shall be issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions or with such conditions as are acceptable to the Committee.

                                  ARTICLE XVII.

                             Cancellation of Options
                             -----------------------

               The Committee, in its discretion, may, with the consent of any optionee, cancel any outstanding option hereunder.


                                 ARTICLE XVIII.

                   Effective Date and Expiration Date of Plan
                   ------------------------------------------

               The Plan is effective as of the Initial Closing Date, subject to
(i) approval by the stockholders of the Company in a manner which complies with
Section 162(m) and Section 422(b)(1) of the Code and the Treasury Regulations thereunder, such approval to occur at the next meeting of stockholders of the Company, and (ii) the consummation, on or prior to June 30, 1999, of the "Recapitalization," as such term is defined in the Purchase Agreement. The expiration date of the Plan, after which no option may be granted hereunder, shall be December 31, 2008.


                                  ARTICLE XIX.

                       Amendment or Discontinuance of Plan
                       -----------------------------------

               The Board may, without the consent of the Company's stockholders or optionees under the Plan, at any time terminate the Plan entirely and at any time or from time to time amend or modify the Plan, provided that no such action shall adversely affect options theretofore granted hereunder without the optionee's consent, and provided further that no such action by the Board, without approval of the stockholders, may (a) increase the total number of shares of Stock which may be purchased pursuant to options granted under the Plan, except as contemplated in ARTICLE X, or (b) expand the class of employees eligible to receive options under the Plan.


                                   ARTICLE XX.

                                  Miscellaneous
                                  -------------

               (a) Options shall be evidenced by option agreements (which need not be identical) in such forms as the Committee may from time to time approve. Such agreements shall conform to the terms and conditions of the Plan and may provide that the grant of any option under the Plan and Stock acquired pursuant to the Plan shall also be subject to such other conditions (whether or not applicable to the option or Stock received by any other optionee) as the Committee determines appropriate, including, without limitation, provisions to assist the optionee in financing the purchase of Stock through the exercise of options, provisions for the forfeiture of, or restrictions on, resale or other disposition of shares under the Plan, and provisions to comply with Federal and state securities laws and Federal and state income tax withholding requirements.

               (b) If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

               (c) No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith; provided, however, that approval of the Company's Board of Directors shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.


               (d) The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of law thereof.

               (e) No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. optionees shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

               (f) Each member of the Committee and each member of the Company's Board of Directors shall be fully justified in relaying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and upon any other information furnished in connection with the Plan by any person or persons other than such member.

               (g) References to "Good Reason" as used herein shall relate only to optionees who have employment agreements with the Company, and in such cases, shall have the same meaning as set forth in such employment agreement. If the optionee does not have an employment agreement with the Company, or has an employment agreement that does not use the term Good Reason, then provisions relating to such term shall not apply.

               (h) Except as otherwise specifically provided in the relevant plan document, no payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit-sharing, group insurance or other benefit plan of the Company.

               (i) The expenses of administering the Plan shall be borne by the Company.

               Masculine pronouns and other words of masculine gender shall refer to both men and women.

                                      * * *

As adopted by the Board of Directors of
Aames Financial Corporation as of January __, 1999

                                                                      Exhibit E


THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY SUCH APPLICABLE STATE LAWS, OR IN VIOLATION OF THE PROVISIONS OF THIS WARRANT.











                                     FORM OF

                               CONTINGENT WARRANT

                           To Purchase Common Stock of

                           AAMES FINANCIAL CORPORATION

                                TABLE OF CONTENTS

                                                                            Page


ARTICLE 1.  DEFINITIONS........................................................1

ARTICLE 2.  EXERCISE OF WARRANT................................................4
        Section 2.1.   Manner of Exercise......................................4
        Section 2.2.   Payment of Taxes........................................6
        Section 2.3.   Fractional Shares.......................................6

ARTICLE 3.  TRANSFER, DIVISION AND COMBINATION.................................6
        Section 3.1.   Transfer................................................6
        Section 3.2.   Division and Combination................................7
        Section 3.3.   Expenses................................................7
        Section 3.4.   Maintenance of Books....................................7

ARTICLE 4.  ADJUSTMENTS........................................................7
        Section 4.1.   Stock Dividends, Subdivisions, Combinations and
                       Reclassifications.......................................7
        Section 4.2.   Issuance of Additional Shares of Common Stock or
                       Convertible Securities..................................8
        Section 4.3.   Certain Other Distributions.............................9
        Section 4.4.   Other Provisions Applicable to Adjustments Under
                       This Section...........................................10
        Section 4.5.   Reorganization, Reclassification, Merger,
                       Consolidation or Disposition of Assets.................12
        Section 4.6.   Notices................................................12
        Section 4.7.   Certificates...........................................13

ARTICLE 5.  NO IMPAIRMENT.....................................................13

ARTICLE 6.  RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION
            WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY....................14

ARTICLE 7.  STOCK AND WARRANT TRANSFER BOOKS..................................14

ARTICLE 8.  RESTRICTIONS ON TRANSFERABILITY...................................14
        Section 8.1.   Restrictive Legend.....................................15
        Section 8.2.   Transfers..............................................15
        Section 8.3.   Termination of Restrictions............................16

ARTICLE 9.  SUPPLYING INFORMATION.............................................16

ARTICLE 10. LOSS OR MUTILATION................................................16

ARTICLE 11. OFFICE OF THE COMPANY.............................................17

ARTICLE 12. REGISTRATION RIGHTS...............................................17

ARTICLE 13. LIMITATION OF LIABILITY...........................................17

ARTICLE 14. REPRESENTATION OF HOLDER..........................................17

ARTICLE 15. MISCELLANEOUS.....................................................17
        Section 15.1.  Nonwaiver and Expenses.................................17
        Section 15.2.  No Rights As Stockholder...............................18
        Section 15.3.  Notice Generally.......................................18
        Section 15.4.  Successors and Assigns.................................18
        Section 15.5.  Amendment..............................................19
        Section 15.6.  Severability...........................................19
        Section 15.7.  Headings...............................................19
        Section 15.8.  Governing Law..........................................19
        Section 15.9.  Mutual Waiver of Jury Trial............................19

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY SUCH APPLICABLE STATE LAWS, OR IN VIOLATION OF THE PROVISIONS OF THIS WARRANT.



                                     WARRANT

                To Purchase 3,000,000* Shares of Common Stock of

                           AAMES FINANCIAL CORPORATION

               THIS IS TO CERTIFY THAT [____________________________], or its
registered assigns, is entitled, subject to the provisions of the last sentence of this paragraph, at any time after June 30, 1999 and prior to December __, 2004 (the "Expiration Date"), to purchase from Aames Financial Corporation, a Delaware corporation (the "Company"), 3,000,000[*] shares of common stock, par value $0.001 per share, of the Company (the "Common Stock"), subject to adjustment as provided herein, in whole or in part, including fractional parts, at a purchase price of $1.00 per share (the "Exercise Price"), subject to adjustment as set forth herein, all on the terms and conditions and pursuant to the provisions hereinafter set forth. Capitalized terms not otherwise defined herein are used as defined in the Preferred Stock Purchase Agreement. Notwithstanding anything to the contrary set forth in this Warrant, this Warrant shall not be exercisable by the holder hereof if the Recapitalization is completed prior to June 30, 1999.

                                   ARTICLE 1.
                                   DEFINITIONS
                                   -----------

               As used in this Warrant, the following terms have the respective meanings set forth below:

               "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the Issue Date, other than Warrant Stock.



----------

* The actual number of shares will be reduced, if necessary, to account for any shares of Common Stock which may be required to be reserved for issuance as a result of anti-dilution adjustments in Company securities outstanding as of the date of execution of the Preferred Stock Purchase Agreement.

               "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

               "Capital Z" shall have the meaning set forth in the first paragraph hereof.

               "Commission" shall mean the Securities and Exchange Commission.

               "Common Stock" shall have the meaning set forth in the first paragraph hereof.

               "Company" shall have the meaning set forth in the first paragraph hereof.

               "Conversion Price" shall have the meaning set forth in Section
4.2 hereof.

               "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

               "Current Market Price" shall mean, when used with reference to shares of Common Stock or other securities on any date, the closing price per share of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period shall mean the average of the daily closing prices per share of Common Stock or such other securities for such period. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. National Market System or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors of the Corporation. If the Common Stock or such other securities are not publicly held or so listed or publicly traded, "Current Market Price" shall mean the Fair Market Value per share of Common Stock or of such other securities as determined in good faith by the Board of Directors of the Corporation based on an opinion of an independent investment banking firm with an established national reputation as a valuer of securities, which opinion may be based on such assumption as such firm shall deem to be necessary and appropriate.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

               "Exercise Price" shall have the meaning set forth in the first paragraph hereof.

               "Expiration Date" shall have the meaning set forth in the first paragraph hereof.

               "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

               "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.

               "holder" shall mean, as the context requires, the Person in whose name this Warrant is registered on the books of the Company maintained for such purpose and/or the Person holding any Warrant Stock.

               "Issue Date" shall mean the date on which this Warrant is issued.

               "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, corporation or other entity and shall include any successor (by merger or otherwise) of such entity.

               "Preferred Stock Purchase Agreement" shall mean the Preferred Stock Purchase Agreement, dated as of December 23, between the Company and Capital Z.

               "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of the date hereof, between the Company and Capital Z.

               "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 8.1(a).

               "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

               "Series B Preferred Stock" shall mean the Series B Convertible Preferred Stock, par value $0.001 per share, to be issued pursuant to the Preferred Stock Purchase Agreement.

               "Series C Preferred Stock" shall mean the Series C Convertible Preferred Stock, par value $0.001 per share, to be issued pursuant to the Preferred Stock Purchase Agreement.

               "Subsidiary" shall mean any corporation of which an aggregate of more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by the Company and/or one or more Subsidiaries of the Company.

               "Trading Day" means a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Business Day.

               "Transaction" shall have the meaning set forth in Section 4.5 hereof.

               "transfer" shall mean any transfer, sale, encumbrance, hypothecation or other disposition of this Warrant or any Warrant Stock or of any interest in either thereof.

               "Transfer Notice" shall have the meaning set forth in Section
8.2.


               "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to
Section 2.1, multiplied by (ii) the Exercise Price as of the date of such exercise.

               "Warrant Stock" shall mean the shares of Common Stock purchased by the holder of this Warrant upon the exercise thereof.

                                   ARTICLE 2.
                               EXERCISE OF WARRANT
                               -------------------

               Section 2.1. Manner of Exercise. From and after the date hereof and until 5:00 P.M., New York time, on the Expiration Date, the holder may exercise this Warrant for all or any part of the number of shares of Common Stock purchasable hereunder.

               In order to exercise this Warrant, in whole or in part, the holder shall deliver to the Company at its office at 2 California Plaza, 350 South Grand Avenue, Los Angeles, California 90071, or at the office or agency designated by the Company pursuant to Section 11, (i) a written notice of the holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (ii) payment of the Warrant Price in the manner provided below, and (iii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by or on behalf of the holder. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to the holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as such holder shall request in the notice and shall be registered in the name of the holder or, subject to Section 8, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the cash, check or checks and/or securities, if any, and this Warrant, are received by the Company as described above and all taxes required to be paid by the holder, if any, pursuant to Section 2.2 prior to the issuance of such shares have been paid. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to the holder a new Warrant evidencing the rights of the holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the holder, appropriate notation may be made on this Warrant and the same returned to the holder.

               Payment of the Warrant Price shall be made at the option of the holder by cash, wire transfer to an account in a bank located in the United States designated for such purpose by the Company, or certified or official bank check, or by transfer to the Company of shares of Series B Preferred Stock or Series C Preferred Stock, or any combination thereof. In the event of the application shares of Series B Preferred Stock or Series C Preferred Stock to the payment of the Warrant Price, the amount to be credited to the payment of the Warrant Price shall be the Initial Stated Value per share, in the case of any such application prior to the consummation of the

Recapitalization, or the Post-Recapitalization Stated Value per share, in the case of any such application after the consummation of the Recapitalization, in each case, plus an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared, to the date of such exercise, provided that no such credit shall be made with respect to any such dividends if the holder of such shares held such shares on the record date therefor.

               Section 2.2. Payment of Taxes. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery of the Warrant Shares, unless such tax or charge is imposed by law upon the holder, in which case such taxes or charges shall be paid by the holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock issuable upon exercise of this Warrant in any name other than that of the holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due.

               Section 2.3. Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of this Warrant. As to any fraction of a share which the holder of this Warrant would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Market Price per share of Common Stock on the date of exercise.

                                   ARTICLE 3.
                       TRANSFER, DIVISION AND COMBINATION
                       ----------------------------------

               Section 3.1. Transfer. Subject to compliance with Section 8, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in
Section 2.1 or the office or agency designated by the Company pursuant to
Section 11, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by the holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to Section 8, execute and deliver a new Warrant or Warrants in the name(s) of the assignee or assignees and in the denomination(s) specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled. A Warrant, if properly assigned in compliance with Section 8, may be exercised by a new holder for the purchase of shares of Common Stock without having a new Warrant issued.

               Section 3.2. Division and Combination. Subject to Section 8, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the holder or its agent or attorney. Subject to compliance with
Section 3.1 and with Section 8, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

               Section 3.3. Expenses. The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 3.

               Section 3.4. Maintenance of Books. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

                                   ARTICLE 4.
                                   ADJUSTMENTS
                                   -----------

               The number of shares of Common Stock for which this Warrant is exercisable, or the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give the holder notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.

               Section 4.1. Stock Dividends, Subdivisions, Combinations and Reclassifications. If the Company shall at any time or from time to time after the Issue Date:

               (a) pay a dividend or make a distribution, on the outstanding shares of Common Stock in Additional Shares of Common Stock,

               (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock,

               (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or

               (d) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company,

then, and in each such case, the number of shares of Common Stock issuable upon exercise of the Warrants evidenced hereby immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any Warrant evidenced hereby thereafter exercised shall be entitled to receive the number of shares of Common Stock or other securities of the Company which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this Section 4.1 shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

               Section 4.2. Issuance of Additional Shares of Common Stock or Convertible Securities. In the case the Corporation shall, after the Issue Date, issue or sell:

               (a) Additional Shares of Common Stock at a price per share, or

               (b) Convertible Securities having a Conversion Price per share,

less than the Current Market Price (for a period of 15 consecutive Trading Days prior to such date), then, and in each such case, the number of shares of Common Stock issuable upon exercise of the Warrants evidenced hereby shall be adjusted so that the holder of each Warrant evidenced hereby shall be entitled to receive, upon the exercise thereof, the number of shares of Common Stock determined by multiplying (A) the number of shares of Common Stock issuable upon exercise of the Warrants evidenced hereby on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on the date on which such shares or Convertible Securities are issued and (2) the number of Additional Shares of Common Stock issued, or into which the Convertible Securities may convert, and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date and (y) the number of shares of Common Stock which the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued, or the number of shares of Common Stock which the aggregate of the Conversion Price of such Convertible Securities so issued, would purchase at the Current Market Price on such date.

               An adjustment made pursuant to this Section 4.2 shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively immediately after the close of business on such date. For purposes of this Section 4.2, the aggregate consideration receivable by the Company in connection with the issuance of any securities shall be deemed to be the sum of the aggregate offering price to the public (before deduction of underwriting discounts or commissions and expenses payable to third parties), and the "Conversion Price" of any Convertible Securities is the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities (before deduction of underwriting discounts or commissions and expenses payable to third parties) plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion, exchange or exercise of any such Convertible Securities.

               Neither (A) the issuance of any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the number of shares of Common Stock issuable upon exercise of the Warrants evidenced hereby pursuant to Section 4.1, or pursuant to any employee benefit plan or program of the Company or pursuant to any option, warrant, right, or Convertible Security outstanding as of the date hereof (including, but not limited to, the Rights, the Series B Preferred Stock, the Series C Preferred Stock and the Warrants) nor (B) the issuance of shares of Common Stock pursuant thereto shall be deemed to constitute an issuance of Common Stock or Convertible Securities by the Company to which this
Section 4.2 applies.

               Upon expiration of any Convertible Securities which shall not have been exercised or converted and for which an adjustment shall have been made pursuant to this Section 4.2, the Conversion Price computed upon the original issue thereof shall upon expiration be recomputed as if the only additional shares of Common Stock issued were such shares of Common Stock (if any) actually issued upon exercise or conversion of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of such Convertible Securities (whether or not exercised or converted) plus the consideration actually received by the Corporation upon such exercise of conversion.

               Section 4.3. Certain Other Distributions. In case the Company shall at any time or from time to time after the Issue Date declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Company or any of its Subsidiaries by way of dividend or spin-off), on its Common Stock, other than:

               (a) regular quarterly dividends payable in cash in an aggregate amount not to exceed 15% of net income from continuing operations before extraordinary items of the Company, determined in accordance with GAAP, during the period (treated as one accounting period) commencing on July 1, 1998, and ending on the date such dividend is paid, or

               (b) dividends or distributions of shares of Common Stock which are referred to in Section 4.1,

then, and in each such case, the number of shares of Common Stock issuable upon exercise of the Warrants evidenced hereby shall be adjusted so that the holder of each share of each Warrant evidenced thereby shall be entitled to receive, upon the exercise thereof, the number of shares of Common Stock determined by multiplying (1) the number of shares of Common Stock issuable upon exercise of the Warrants evidenced hereby on the day immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution by (2) a fraction, the numerator of which shall be the then Current Market Price per share of Common Stock for the period of 20 Trading Days preceding such record date, and the denominator of which shall be the Current Market Price per share of Common Stock for the period of 20 Trading Days preceeding such record date, less the Fair Market Value per share of Common Stock (as determined in good faith by the Board of Directors of the Company, a certified resolution with respect to which shall be mailed to the holder of the Warrants evidenced hereby) of such dividend or distribution; provided, however, that in the event of a distribution of shares of capital stock of a Subsidiary of the Company (a "Spin-Off") made to holders of shares of Common Stock, the numerator of such fraction shall be the sum of the Current Market Price per share of Common Stock for the period of 20 Trading Days preceding the 35th Trading Day after the effective date of such Spin-Off and the Current Market Price of the number of shares (or the fraction of a share) of capital stock of the Subsidiary which is distributed in such Spin-Off in respect of one share of Common Stock for the period of 20 Trading Days preceding such 35th Trading Day and the denominator of which shall be the Current Market Price per share of the Common Stock for the period of 20 Trading Days proceeding such 35th Trading Day. An adjustment made pursuant to this Section 4.3 shall be made upon the opening of business on the next Business Day following the date on which any such dividend or distribution is made and shall be effective retroactively immediately after the close of business on the record date fixed for the determination of stockholders entitled to receive such dividend or distribution; provided, however, if the proviso to the preceding sentence applies, then such adjustment shall be made and be effective as of such 35th Trading Day after the effective date of such Spin-Off.

               Section 4.4. Other Provisions Applicable to Adjustments Under This Section. The following provisions shall be applicable to the making of adjustments provided for in this Section 4:

                (a) For purposes of this Section 4, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Company.

               (b) The term "dividend", as used in this Section 4 shall mean a dividend or other distribution upon stock of the Company except pursuant to the Rights Agreement. Notwithstanding anything in this Section 4 to the contrary, the number of shares of Common Stock issuable upon exercise of the Warrants evidenced hereby shall not be adjusted as a result of any dividend, distribution or issuance of securities of the Company pursuant to the Rights Agreement.

               (c) Notwithstanding anything in this Section 4 to the contrary, the Company shall not be required to give effect to any adjustment in the number of shares of Common Stock issuable upon exercise of the Warrants evidenced hereby unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change in the number of shares of Common Stock issuable upon exercise of the Warrants evidenced hereby by at least one-hundredth of one share of Common Stock, and when the cumulative net effect of more than one adjustment so determined shall be to change the number of shares of Common Stock issuable upon exercise of the Warrants evidenced hereby by at least one-hundredth of one share of Common Stock, such change in the number of shares of Common Stock issuable upon exercise of the Warrants evidenced hereby shall thereupon be given effect.

               (d) The certificate of any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (which may be the firm of independent public accountants regularly employed by the Company) shall be presumptively correct for any computation made under this Section 4.

               (e) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then, no adjustment in the number of shares of Common Stock issuable upon exercise of the Warrants evidenced hereby shall be required by reason of the taking of such record.

               (f) There shall be no adjustment of the number of shares of Common Stock issuable upon exercise of the Warrants evidenced hereby in case of the issuance of any stock of the Company in a merger, reorganization, acquisition or other similar transaction except as set forth in Sections 4.1, 4.2 and 4.5.

               (g) Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the

        Exercise Price to be less than the par value per share of Common Stock.

               (h) Upon each adjustment to the number of shares of Common Stock issuable upon exercise of the Warrants pursuant to Sections 4.1, 4.2 or 4.3, the Exercise Price effective immediately prior to the making of such adjustment shall thereafter be adjusted to be the amount obtained by (i) multiplying (A) the applicable number of shares of Common Stock issuable upon exercise of the Warrants immediately prior to such adjustment by (B) the Exercise Price in effect immediately prior to such adjustment and (ii) dividing the product so obtained by the number of shares of Common Stock issuable upon exercise of the Warrants immediately after such adjustment.

               Section 4.5. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case of any reorganization or reclassification of outstanding shares of Common Stock (other than a reclassification covered by Section 4.1), or in case of any consolidation or merger of the Company with or into another corporation, or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety (each of the foregoing being referred to as a "Transaction"), each such Warrant then outstanding shall thereafter be exercisable for, in lieu of the Common Stock issuable upon such exercise prior to consummation of the Transaction, the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of the Transaction by a holder of that number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to the Transaction (including, on a pro rata basis, the cash, securities or property received by holders of Common Stock in any tender or exchange offer that is a step in the Transaction).

               Section 4.6. Notices to Warrantholders. In case at any time or from time to time, prior to the Expiration Date, the Company shall pay any dividend or make any other distribution to the holders of its Common Stock, or shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common Stock of the Company or consolidation or merger of the Company with or into another corporation, or any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of said cases the Company shall give at least 20 days' prior written notice (the time of mailing of such notice shall be deemed to be the time of giving thereof) to the registered holder of the Warrants evidenced hereby at its address as shown on the books of the Company maintained by the Transfer Agent thereof of the date on which (i) the books of the

Company shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be, provided that in the case of any Transaction to which Section 4.5 applies the Company shall give at least 30 days' prior written notice as aforesaid. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be. Failure to give such notice shall not invalidate any action so taken.

               Section 4.7. Certificates. Upon any adjustment of the number of shares of Common Stock issuable upon exercise of the Warrants evidenced hereby or of the Exercise Price, then, and in each such case, the Company shall promptly deliver to the holders of the Warrants and the Common Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased number of shares of Common Stock issuable upon exercise of the Warrants evidenced hereby and the Exercise Price then in effect following such adjustment.

                                   ARTICLE 5.
                                  NO IMPAIRMENT
                                  -------------

               The Company shall not by any action including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the holder of the Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

               Upon the request of the holder of the Warrant, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to the holder of this Warrant, the continuing validity of this Warrant and the obligations of the Company hereunder.

                                   ARTICLE 6.
                        RESERVATION AND AUTHORIZATION OF
                       COMMON STOCK; REGISTRATION WITH OR
                     APPROVAL OF ANY GOVERNMENTAL AUTHORITY
                     --------------------------------------

               The Company covenants and agrees that, until the Expiration Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of Warrants and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued, fully paid and nonassessable and free and clear of any liens, claims and restrictions (other than as provided herein). No stockholder of the Company has or shall have any preemptive rights to subscribe for such shares of Common Stock.

               Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

                                   ARTICLE 7.
                        STOCK AND WARRANT TRANSFER BOOKS
                        --------------------------------

               The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

                                   ARTICLE 8.
                         RESTRICTIONS ON TRANSFERABILITY
                         -------------------------------

               The Warrants and the Warrant Stock shall not be transferred before satisfaction of the conditions specified in this Section 8, which conditions are intended to ensure compliance with the provisions of the Securities Act and state securities laws with respect to the Transfer of any Warrant or any Warrant Stock. The holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 8.

               Section 8.1.  Restrictive Legend.

               (a) Except as otherwise provided in this Section 8, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

               "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and are subject to the conditions specified in a certain Warrant dated [______], 1999, originally issued by Aames Financial Corporation. The shares represented by this certificate may not be transferred in violation of such Act and laws, the rules and regulations thereunder or the provisions of the Warrant. A copy of the form of said Warrant is on file with the Secretary of Aames Financial Corporation. The holder of this certificate, by acceptance of this certificate, agrees to be bound by the provisions of such Warrant."

               (b) Except as otherwise provided in this Section 8, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

               "This Warrant and the securities represented hereby have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and may not be sold or otherwise transferred in the absence of such registration or an exemption therefrom under such Act and under any such applicable state laws, or in violation of the provisions of this Warrant."

               Section 8.2. Transfers. Prior to any transfer or attempted transfer of any Warrants or any shares of Restricted Common Stock, the holder of such Warrants or Restricted Common Stock shall give notice (a "Transfer Notice") to the Company of such holder's intention to effect such transfer, describing the manner and circumstances of the proposed transfer, and obtain from counsel a written opinion addressed and reasonably satisfactory to the Company that the proposed transfer of such Warrants or such Restricted Common Stock may be effected without registration under the Securities Act and applicable state securities laws. After receipt of the Transfer Notice and written opinion, the Company shall, within two Business Days thereof, so notify the holder of such Warrants or such Restricted Common Stock and such holder shall thereupon be entitled to transfer such warrants or such Restricted Common Stock, in accordance with the terms of the Transfer Notice. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon such transfer shall bear the restrictive legend set forth in Section 8.1(a), and each Warrant issued upon such transfer shall bear the restrictive legend set forth in Section 8.1(b), unless in the written opinion of counsel addressed to the Company such legend is not required in order to ensure compliance with the Securities Act.

               Section 8.3. Termination of Restrictions. Notwithstanding the foregoing provisions of Section 8, the restrictions imposed by this Section 8 upon the transferability of the Warrants, the Warrant Stock and the Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) and the legend requirements of Section 8.1 shall terminate as to any particular Warrant or share of Warrant Stock or Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) (i) as to the Warrant Stock and Restricted Common Stock, when and so long as the resale of such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto, or (ii) as to the Warrant, Warrant Stock and Restricted Common Stock, when the holder of the Warrant, Warrant Stock or Restricted Common Stock shall have delivered to the Company the written opinion of counsel addressed and reasonably satisfactory to the Company stating that such legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by this Section shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the holder thereof shall be entitled to receive from the Company, at the Company's expense (except for any transfer taxes), a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 8.1(a).

                                   ARTICLE 9.
                              SUPPLYING INFORMATION
                              ---------------------

               The Company shall cooperate with the holder of the Warrant and the holder of Restricted Common Stock in supplying such information as may be reasonably requested by such holder or reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.

                                   ARTICLE 10.
                               LOSS OR MUTILATION
                               ------------------

               Upon receipt by the Company from any holder of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to the holder; provided, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

                                   ARTICLE 11.
                              OFFICE OF THE COMPANY
                              ---------------------

               As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.

                                   ARTICLE 12.
                               REGISTRATION RIGHTS
                               -------------------

               The Warrant Stock issuable upon exercise of this Warrant are entitled to the benefits of the Registration Rights Agreement. The Company shall keep a copy of the Registration Rights Agreement, and any amendments thereto, at the office or agency designated by the Company pursuant to Section 11 and shall furnish copies thereof to the holder upon request.

                                   ARTICLE 13.
                             LIMITATION OF LIABILITY
                             -----------------------

               No provision hereof, in the absence of affirmative action by the holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of the holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                                   ARTICLE 14.
                            REPRESENTATION OF HOLDER
                            ------------------------

               The holder represents that it is acquiring the Warrant and the Warrant Stock for the purpose of investment and not with a view to the resale or distribution hereof or thereof; provided, that the disposition of holder's property shall at all times be and remain within its control.

                                   ARTICLE 15.
                                  MISCELLANEOUS
                                  -------------

               Section 15.1. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the parties shall operate as a waiver of such right or otherwise prejudice the parties' rights, powers or remedies. If the Company fails to comply with any provision of this Warrant, the Company shall pay to the holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees incurred by the holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

               Section 15.2. No Rights As Stockholder. The Person in whose name this Warrant is registered shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes. The registered holder of this Warrant shall not be entitled to any rights whatsoever as a stockholder of the Company except as herein provided.

               Section 15.3. Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

               (a) If to the holder, at its last known address appearing on the books of the Company maintained for such purpose.

               (b) If to the Company:

                   Aames Financial Corporation
                   2 California Plaza
                   350 South Grand Avenue
                   Los Angeles, California 90071
                   Attention:  Cary Thompson
                   Fax No.: (323) 210-4537

                   with a copy to:

                   Troop Steuber Pasich Reddick & Tobey
                   2029 Century Park East
                   Los Angeles, California 90067
                   Attention:  C. N. Franklin Reddick, Esq.
                   Fax No.: (310) 728-2204

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three (3) Business Days after the same shall have been deposited in the United States mail.

               Section 15.4. Successors and Assigns. Subject to the provisions of Sections 3.1 and 8, (i) this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of the holder, and (ii) the provisions of this Warrant are intended to be for the benefit of all holders from time to time of this Warrant, and shall be enforceable by any such holders.

               Section 15.5. Amendment. The Warrants may be modified or amended or the provisions thereof waived with the written consent of the Company and the holders of the majority of the portion of this Warrant then outstanding.

               Section 15.6. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

               Section 15.7. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

               Section 15.8. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles thereof.

               Section 15.10. Mutual Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS WARRANT.

               IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer on _______________, 1998.



                                                   AAMES FINANCIAL CORPORATION



                                                   By:________________________
                                                       Name:
                                                       Title:

                                   EXHIBIT A

                                SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]

               The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of _____ Shares of Common Stock of AAMES FINANCIAL CORPORATION and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to __________________ whose address is ____________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

______________________                      (Name of Registered Owner)

______________________                      (Signature of Registered owner)

______________________                      (Street Address)

______________________                      (City) (State) (Zip Code)

NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

                                 ASSIGNMENT FORM

               FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee                       No. of Shares of Common Stock
----------------------------                       -----------------------------



and does hereby irrevocably constitute and appoint ____________ attorney-in-fact to register such transfer on the books of AAMES FINANCIAL CORPORATION maintained for the purpose, with full power of substitution in the premises.

Dated:____________________________

Name:_____________________________

Signature:________________________

Witness:__________________________

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                                                      Exhibit F


                           AAMES FINANCIAL CORPORATION
                          REGISTRATION RIGHTS AGREEMENT

               REGISTRATION RIGHTS AGREEMENT, dated as of December 23, 1998, among Capital Z Financial Services Fund II, L.P. ("Capital Z"), together with the other investors listed on Schedule I hereto (collectively, the "Investors"), and Aames Financial Corporation, a Delaware corporation (the "Company").

                                 R E C I T A L S
                                 ---------------

               WHEREAS, the Investors, pursuant to the terms of a Preferred Stock Purchase Agreement, dated as of the date hereof, between Capital Z and the Company (the "Purchase Agreement"), (i) have agreed to purchase shares of Series B Convertible Preferred Stock, par value $0.001 per share, of the Company (the "Series B Preferred Stock") and Series C Convertible Preferred Stock, par value $0.001 per share, of the Company (the "Series C Preferred Stock" and, together with the Series B Preferred Stock, the "Preferred Stock"), (ii) have received on the date hereof warrants (the "Warrants") to purchase an aggregate of 1,250,000 shares of Common Stock, par value $0.001 per share (the "Common Stock"), of the Company, and (iii) are to receive additional Common Stock purchase warrants (the "Contingent Warrants" and, together with the Warrants, the "Investor Warrants") on the Initial Closing Date (as defined in the Purchase Agreement); and

               WHEREAS, the Company has agreed, as a condition precedent to Capital Z's obligations under the Purchase Agreement to grant the Investors certain registration rights; and

               WHEREAS, the Company and the Investors desire to define the registration rights of the Investors on the terms and subject to the conditions herein set forth.

               NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:

               1.  DEFINITIONS

        As used in this Agreement, the following terms have the respective meanings set forth below:

               Commission: shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act;

               Conversion Shares: shall mean the shares of Common Stock for which the Preferred Stock has been, or may be, converted.

               Exchange Act: shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

               Holder: shall mean any holder of Registrable Securities;

               Initiating Holder: shall mean (a) Capital Z or (b) any Holder or Holders of Registrable Securities aggregating at least 35% of (i) the aggregate number of shares of Preferred Stock held by all Holders, in the case of any registration of Preferred Stock, or (ii) the aggregate number of Conversion Shares and Warrant Shares held by all Holders, in the case of any registration of Conversion Shares or Warrant Shares (x) held by such Holders or (y) issued or issuable upon conversion of the Preferred Stock or exercise of the Investor Warrants;

               Person: shall mean an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof;

               register, registered and registration: shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

               Registrable Securities: (A) the shares of Preferred Stock issued to the Investors pursuant to the Purchase Agreement, (B) the Warrant Shares, (C) the Conversion Shares, (D) any additional shares of Common Stock or Preferred Stock acquired by the Investors (but not their assignees, unless any such assignee shall have acquired at least a number of Preferred Stock or Conversion Shares equal to 15% of the shares of Preferred Stock or Conversion Shares originally issued to the Investors pursuant to the Purchase Agreement, adjusted for splits, combinations, and similar events), (E) any capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Preferred Stock or Common Stock referred to in clauses (A), (B), (C) or (D) above, until, in the case of any such securities, (i) a registration statement covering such securities has been declared effective by the Commission and such securities have been disposed of pursuant to such effective Registration Statement or (ii) such securities have been disposed of in open market transactions pursuant to Rule 144 under the Securities Act (or similar rule then in effect);

               Registration Expenses: shall mean (x) all expenses incurred by the Company in compliance with Sections 2(a) and (b) hereof, excluding Selling Expenses, but including, without limitation, all registration and filing fees, printing expenses, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company) and
(y) all reasonable fees and disbursements of one counsel retained by the Holders of a majority of the Registrable Securities to be included in a particular registration;

               Security, Securities: shall have the meaning set forth in Section 2(1) of the Securities Act;

               Securities Act: shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

               Selling Expenses: shall mean all underwriting and selling discounts, fees and commissions applicable to the sale of Registrable Securities; and

               Warrant Shares: shall mean the shares of Common Stock for which the Investor Warrants have been, or may be, exercised.

               2.  REGISTRATION RIGHTS

               (a) Requested Registration.

                   (i) Request for Registration. If the Company shall receive from an Initiating Holder, at any time, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

                       (A) promptly give written notice of the proposed
               registration, qualification or compliance to all other Holders;
               and

                       (B) as soon as reasonably practicable, use its reasonable
               best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 10 business days after written notice from the Company is given under Section 2(a)(i)(A) above; provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2(a):

                                 (v) in any particular jurisdiction in which the
                         Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

                                 (w) (i) with respect to a request for
                         registration of Warrant Shares or Conversion Shares, after the Company has effected five (5) such registrations pursuant to this Section 2(a) requested by an Initiating Holder and (ii) with respect to a request for registration of shares of Preferred Stock, after the Company has effected five (5) such registrations pursuant to this Section 2(a) requested by an Initiating Holder, and, in each case, such registrations have been declared or ordered effective and the sales of such Registrable Securities shall have closed;

                                 (x) if the Registrable Securities requested by
                         all Holders to be registered pursuant to such request do not have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of at least $10,000,000;

                                 (y) if at the time of any request to register
                         Registrable Securities, the Company is engaged or intends to engage in an acquisition, financing or other material transaction which, in the good faith determination of the Board of Directors of the Company, would be adversely affected by the requested registration to the material detriment of the Company, or the Board of Directors of the Company determines in good faith that the registration would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, and that the Company is not otherwise required by applicable securities laws or regulations to disclose, in which event, the Company may, at its option, direct that such request be delayed for a period not in excess of ninety days from the date of the determination by the Board of Directors, as the case may be, such right to delay a request to be exercised by the Company not more than once in any twelve-month period; or

                                 (z) with respect to Holders who are officers,
                         directors or employees of the Company, if at the time of any request to register Registrable Securities, directors, officers, or employees of the

                         Company are not permitted to offer or sell securities in accordance with the Company's policies.

             The registration statement filed pursuant to the request of an Initiating Holder may, subject to the provisions of Section 2(a)(ii) below, include other securities, other than Registrable Securities, of the Company which are held by the other stockholders ("Other Stockholders") of the Company.

             The Holders holding a majority of the Registrable Securities requested to be registered may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request, without liability to the Company, such Holders, any of the other Holders or the Other Stockholders, by providing a written notice to the Company revoking such request, provided that such revoked request shall count against the registrations available to the Holders pursuant to Section 2(a)(x) unless such Holders pay the costs and expenses associated with such revoked request.

             Notwithstanding the foregoing provisions of this Section 2(a)(i), if the Initial Closing (as defined in the Purchase Agreement) does not take place for any reason whatsoever, the holder or holders of a majority of the Warrants shall be entitled to one demand registration right with respect to the Warrant Shares, subject to the other provisions of this Agreement.

                   (ii) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2(a). If shares held by Other Stockholders are requested by such Other Stockholders to be included in any registration pursuant to this Section 2, the Company shall condition such inclusion on their acceptance of the further applicable provisions of this Section 2. The Initiating Holders whose Registrable Securities are to be included in such registration and the Company shall (together with all Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by such Initiating Holders and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2(a), if the representative advises the Holders in writing that marketing factors (including, without limitation, pricing considerations) require a limitation on the number of shares to be underwritten or a limitation on the inclusion of shares held by directors and officers of the Company, the securities of the Company held by Other Stockholders shall be excluded from such registration to the extent so required by such limitation. If, after the exclusion of such shares, further reductions are still required, the Registrable Securities of the Company held by each Holder other than the Initiating Holders shall be excluded from such registration to the extent so required by such limitation. Thereafter, if still further reductions are required, the number of Registrable Securities included in the registration by each Initiating Holder shall be reduced on a pro rata basis (based on the number of Registrable Securities held by such Initiating Holder), by such minimum number of Registrable Securities as is necessary to comply with such request. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company and officers and directors of the Company (including representatives and designees of Capital Z or the Series B Preferred Stock holders) may include its or their securities for its or their own account in such registration if the representative so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

                   (iii) Other Registration Rights. The Company shall not grant any registration rights inconsistent with the provisions of this
        Section 2(a) and in granting any demand registration rights hereafter shall provide that the Holders shall have the right to notice of the exercise of any such demand registration right and to participate in such registration on a pro rata basis.

               (b) Company Registration.

                   (i) If the Company shall determine to register any of its equity securities either for its own account or any Other Stockholders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                       (A) promptly give to each of the Holders a written notice
               thereof; and

                       (B) include in such registration (and any related
               qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holders within fifteen (15) days after receipt of the written notice from the Company described in clause (A) above, except as set forth in
               Section 2(b)(ii) below.

        The Company may terminate, in its sole and absolute discretion, any registration described in this Section 2(b) at any time prior to the effectiveness of the applicable registration statement. Upon such termination, the Company's obligations under this Section 2(b) with respect to such terminated registration shall terminate.

                   (ii) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 2(b)(i)(A). In such event, the right of each of the Holders to registration pursuant to this
        Section 2(b) shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such registration shall (together with the Company and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 2(b), if the representative determines that marketing factors require a limitation on the number of shares to be underwritten or a limitation on the inclusion of shares held by directors and officers of the Company, the representative may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting to not less than twenty five percent (25%) of the total number of shares to be included in such underwritten offering, subject to the Company's compliance with any registration obligations to any Demanding Holders (as hereinafter defined) participating in such registration. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: The securities of the Company held by officers, directors (including representatives and designees of Capital Z or the Series B Preferred Stock holders) and Other Stockholders (other than Registrable Securities and other than securities held by holders who by contractual right demanded such registration ("Demanding Holders")) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting by each of the Holders other than the Demanding Holders shall be excluded from such registration to the extent so required by such limitation. Thereafter, if still further reductions are required, the number of shares included in the registration by each of the Demanding Holders shall be reduced, on a pro rata basis (based on the number of shares held by such Demanding Holders), by such minimum number of shares as is necessary to comply with such limitation. If any of the Holders or any officer, director or Other Stockholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                   (iii) Number and Transferability. Each of the Holders shall be entitled to have its shares included in an unlimited number of registrations pursuant to this Section 2(b).

               (c) Shelf Registration.

                   (i) If requested by the Initiating Holder at any time after the date hereof, the Company shall file a "shelf" registration statement pursuant to Rule 415 (if then available) under the Securities Act (the "Shelf Registration") with respect to the resale of all or any portion of the Registrable Securities, as requested by the Initiating Holder. If such request is made, the Company shall (A) use its reasonable best efforts to have the Shelf Registration declared effective as promptly as practicable and (B) use its reasonable best efforts to keep the Shelf Registration continuously effective from the date such Shelf Registration is declared effective until the date specified in Section 2(i) in order to permit the prospectus forming a part thereof to be usable by Holders during such period. The Shelf Registration may not include other securities of the Company which are held by Other Stockholders.

                   (ii) The Company shall supplement or amend the Shelf Registration, (A) as required by the registration form utilized by the Company or by the instructions applicable to such registration form or by the Securities Act or the rules and regulations promulgated thereunder, (B) to include in such Shelf Registration any additional securities that become Registrable Securities by operation of the definition thereof and (C) following the written request of an Initiating Holder pursuant to Section 2(c)(iii) below, to cover offers and sales of all or a part of the Registrable

        Securities by means of an underwriting including the incorporation of any information required pursuant to Section 2(e)(x) below. The Company shall furnish to the Holders of the Registrable Securities to which the Shelf Registration relates copies of any such supplement or amendment sufficiently in advance (but in no event less than five business days in advance) of its use and/or filing with the Commission to allow the Holders a meaningful opportunity to comment thereon.

                   (iii) The Holders may, at their election and upon written notice by the Initiating Holders to the Company, effect offers and sales under the Shelf Registration by means of one or more underwritten offerings, in which case the provisions of Section 2(a)(ii) above shall apply to any such underwritten distribution of securities under the Shelf Registration and such underwriting shall, if sales of Registrable Securities pursuant thereto shall have closed, be regarded as the exercise of one of the registration rights contemplated by Section 2(a) hereof.

                   (iv) The rights of the Holders to request and effect a Shelf Registration hereunder and the Company's obligations to keep a Shelf Registration effective shall be subject to the restrictions and limitations set forth in Section 2(a)(x), (y) and (z).

               (d) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 2 (including all Registration Expenses incurred in connection with the Shelf Registration and any supplements or amendments thereto, whether or not it becomes effective, and whether all, none or some of the Registrable Securities are sold pursuant to the Shelf Registration) shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered; provided, however, that if, as a result of the withdrawal of a request for registration by any of the Holders, as applicable, the registration statement does not become effective, the Holders and Other Stockholders requesting registration may elect to bear the Registration Expenses (pro rata on the basis of the number of their shares so included in the registration request, or on such other basis as such Holders and Other Stockholders may agree), in which case such registration shall not be counted as a registration pursuant to
Section 2(a)(i)(B)(x).

               (e) Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 2, the Company will keep the Holders holding Registrable Securities requested to be included in such registration ("Participating Holders") advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

                   (i) other than the Shelf Registration, the obligations in respect of which are set forth in Section 2(c)(i)(B) above, keep such registration effective for a period of one hundred eighty (180) days or until the Participating Holders, as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs;

                   (ii) furnish to each Participating Holder, and to any underwriter before filing with the Commission, copies of any registration statement (including all exhibits) and any prospectus forming a part thereof and any amendments and supplements thereto (including, upon request, all documents incorporated or deemed incorporated by reference therein) prior to the effectiveness of such registration statement and including each preliminary prospectus, any summary prospectus or any term sheet (as such term is used in Rule 434 under the Securities Act)) and any other prospectus filed under Rule 424 under the Securities Act, which documents, other than exhibits and documents incorporated or deemed incorporated by reference, will be subject the review of the Participating Holders and any such underwriter for a period of at least five business days, and the Company shall not file any such registration statement or such prospectus or any amendment or supplement to such registration statement or prospectus to which any Participating Holder or any such underwriter shall reasonably object within five business days after the receipt thereof; a Participating Holder or such underwriter(s), if any, shall be deemed to have reasonably objected to such filing only if the registration statement, amendment, prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

                   (iii) furnish to each Participating Holder and to any underwriter, such number of conformed copies of the applicable registration statement and of each amendment and supplement thereto (in each case including all exhibits) and such number of copies of the prospectus forming a part of such registration statement (including each preliminary prospectus, any summary prospectus or any term sheet (as such term is used in Rule 434 under the Securities Act)) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, including without limitation documents incorporated or deemed to be incorporated by reference prior to the effectiveness of such registration, as each of the Participating Holders or any such underwriter, from time to time may reasonably request;

                   (iv) to the extent practicable, promptly prior to the filing of any document that is to be incorporated by reference into any registration statement or prospectus forming a part thereof subsequent to the effectiveness thereof, and in any event no later than the date such document is filed with the Commission, provide copies of such document to the Participating Holders, if requested, and to any underwriter, make representatives of the Company available for discussion of such document and other customary due diligence matters;

                      (v) make available at reasonable times for inspection by the Participating Holders, any underwriter participating in any disposition pursuant to such registration and any attorney or accountant retained by the Holders or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company and cause the officers, directors and employees of the Company to supply all information reasonably requested by the Participating Holders and any such underwriters, attorneys or accountants in connection with such registration subsequent to the filing of the applicable registration statement and prior to the effectiveness of the applicable registration statement, subject to the execution of a customary confidentiality agreement;

                      (vi) use its reasonable best efforts (x) to register or qualify all Registrable Securities and other securities covered by such registration under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such registration shall reasonably request, (y) to keep such registration or qualification in effect for so long as the applicable registration statement remains in effect, and (z) to take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

                      (vii) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the Participating Holders of Registrable Securities to enable the Holders thereof to consummate the disposition of such Registrable Securities in accordance with the plan of distribution described in the applicable registration statement;

                   (viii) subject to Section 2(i) hereof, promptly notify each Holder of Registrable Securities covered by a registration statement (A) upon discovery that, or upon the happening of any event as a result of which, the prospectus forming a part of such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (B) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of proceedings for that purpose, (C) of any request by the Commission for (1) amendments to such registration statement or any document incorporated or deemed to be incorporated by reference in any such registration statement, (2) supplements to the prospectus forming a part of such registration statement or (3) additional information, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and at the request of any such Holder promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                   (ix) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any such registration, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction;

                   (x) if requested by a Participating Holder, or any underwriter, subject to receipt of any required information from such Holder or underwriter, promptly incorporate in such registration statement or prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as the Participating Holder and any underwriter may reasonably request to have included therein, including, without limitation, information relating to the "plan of distribution" of the Registrable Securities, information with respect to the number of shares of

        Registrable Securities being sold to such underwriter, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and make all required filings of any such prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

                   (xi) furnish to the Participating Holders, addressed to them, an opinion of counsel for the Company, dated the date of the closing under the underwriting agreement, if any, or the date of effectiveness of the registration statement if such registration is not an underwritten offering, and use its reasonable best efforts to furnish to the Participating Holders, addressed to them, a "cold comfort" letter signed by the independent certified public accountants who have certified the Company's financial statements included in such registration, covering substantially the same matters with respect to such registration (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Participating Holders may reasonably request;

                   (xii) provide promptly to the Participating Holders upon request any document filed by the Company with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act; and

                   (xiii) use its reasonable best efforts to cause all Registrable Securities included in any registration pursuant hereto to be listed on each securities exchange on which securities of the same class are then listed or, if not then listed on any securities exchange, to be eligible for trading in any over-the-counter market or trading system in which securities of the same class are then traded.

               (f) Indemnification.

                   (i) The Company will indemnify each of the Holders, as applicable, each of its officers, directors and partners, and each person controlling each of the Holders (within the meaning of the Securities Act), with respect to each registration which has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any preliminary, final or summary prospectus, offering circular or other document (including any related registration statement, notification or the like, or any amendment or supplement to any of the foregoing) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation (or alleged violation) by the Company of the Securities Act or the Exchange Act or any rule or regulation thereunder or of any applicable state or common law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and (subject to Section 2(f)(iii)) will reimburse each of the Holders, each of its officers, directors and partners, and each person controlling each of the Holders, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon and in conformity with written information furnished to the Company by the Holders or underwriter and stated to be specifically for use therein. The foregoing indemnification shall remain in effect regardless of any investigation by any indemnified party and shall survive any transfer or assignment by a Holder of its Registrable Securities or of its rights pursuant to this Agreement.

                   (ii) Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify on a several, but not joint basis, the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter, each Other Stockholder and each of their officers, directors, and partners, and each person controlling such Other Stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) made by such Holder of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) made by such Holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold pursuant to such registration statement or prospectus.

                   (iii) Each party entitled to indemnification under this
        Section 2(f) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded upon advice from counsel that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the reasonable fees and expenses of one firm of counsel (and one local counsel) shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 except to the extent the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall promptly furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                   (iv) If the indemnification provided for in this Section 2(f) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations, provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
        Act) shall be entitled to contribution from any Person who was not guilty of any such fraudulent misrepresentation. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, no Holder will be required to contribute any amount pursuant to this paragraph (f) in excess of the total price at which the Registrable Securities of such Holder were offered to the public (less underwriting discounts and commissions, if any). Each Holder's obligations to contribute pursuant to this paragraph are several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering received by all the applicable Holders and not joint.

                   (v) The foregoing indemnity agreement of the Company and Holders is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a prospectus, preliminary prospectus or other offering document but eliminated or remedied in an amended prospectus, preliminary prospectus or other offering document delivered to an underwriter or Holder, as applicable (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of
        (A) any underwriter if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act or (B) in circumstances where no underwriter is acting as such in the offer and sale in question, any Holder who (1) either directly or through its agent provided the preliminary prospectus to the Person asserting the loss, liability, claim or damage, (2) was furnished with a copy of the Final Prospectus, and (3) did not furnish or cause to be furnished the Final Prospectus to the Person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                   (vi) Any indemnification payments required to be made to an Indemnified Party under this Section 2(f) shall be made as the related claims, losses, damages, liabilities or expenses are incurred.

               (g) Information by the Holders. Each of the Holders holding securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 2. No Investor shall be required, in connection with any underwriting agreements entered into in connection with any registration, to provide any information, representations or warranties, or covenants with respect to the Company, its business or its operations, and such Investors shall not be required to provide any indemnification with respect to any registration statement except as specifically provided for in Section 2(f)(ii) hereof.

               (h) Rule 144 Reporting.

               With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to:

                   (i) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act ("Rule 144"), at all times;

                   (ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                   (iii) so long as the Holder owns any Registrable Securities, furnish to the Holder upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

               (i) Termination. The registration rights set forth in this
Section 2 shall not be available to any Holder if, in the opinion of counsel to the Company, all of the Registrable Securities then owned by such Holder could be sold in any 90-day period pursuant to Rule 144 (without giving effect to the provisions of Rule 144(k)) or at such time that no Registrable Securities are outstanding. The Company will arrange for a provision to the transfer agent for such shares of an opinion of counsel in connection with any such sale under Rule 144.

               (j) Assignment. The registration rights set forth in Section 2 hereof may be assigned, in whole or in part, to any transferee of Registrable Securities (who shall be considered thereafter to be a Holder and shall be bound by all obligations and limitations of this Agreement).

               (k) The Holders agree that, upon receipt of any notice from the Company pursuant to Section 2(e)(viii), they shall immediately discontinue the disposition of Registrable Securities pursuant to the registration statement applicable to such Registrable Securities until they have received copies of the amended or supplemented prospectus as described in Section 2(e)(viii). The Holders shall destroy all copies in their possession of the registration statement and related materials covering such Registrable Securities at the time of receipt of the Company's notice.

        3.  MISCELLANEOUS

               (a) Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

               (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

               (c) Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

               (d) Notices.

                   (i) All communications under this Agreement shall be in writing and shall be delivered by hand or by facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:

                       (A) if to the Company, to Aames Financial Corporation,
               2 California Plaza, 350 South Grand Avenue, Los Angeles, California 90071, facsimile no. (323) 210-4537 or at such other address or facsimile number as it may have furnished in writing to the Investors;

                       (B) if to the Investors, at the address or facsimile
               number listed on Schedule I hereto, or at such other address or facsimile number as may have been furnished in writing to the Company.

                   (ii) Any notice so addressed shall be deemed to be given:
        if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

               (e) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, any consents, waivers and modifications which may hereafter be executed may be reproduced by the parties hereto by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the parties hereto may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Investors in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

               (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

               (g) Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire understanding of the parties hereto and supersedes all prior understanding among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Investors holding a majority of the then outstanding Registrable Securities.

               (h) Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not effect the remaining provisions of this Agreement which shall remain in full force and effect.

               (i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

               IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                            AAMES FINANCIAL CORPORATION



                                            By:_________________________

                                               Name: ___________________

                                               Title:  _________________


                                   INVESTORS:

                                           CAPITAL Z FINANCIAL SERVICES FUND II,
                                                 L.P.,
                                            By its General Partner

                                            CAPITAL Z PARTNERS, L.P.,
                                                 By its General Partner

                                                 CAPITAL Z PARTNERS, LTD.



                                                 By:_____________________
                                                     Name:
                                                     Title:

                                            CAPITAL Z MANAGEMENT, INC.



                                            By:___________________________

                                               Name: _____________________

                                               Title:  ___________________

                                   SCHEDULE I

Name and Address of Investors:
------------------------------

Capital Z Financial Services Fund, L.P.
One Chase Manhattan Plaza
New York, New York  10005
Attention: David Spuria, Esq.

Capital Z Management Inc.
One Chase Manhattan Plaza
New York, New York 10005
Attention: David Spuria, Esq.

This schedule will be amended to include (i) Designated Purchasers under the Preferred Stock Purchase Agreement and (ii) the designees of Capital Z who will receive any of the Warrants.

                                                                      EXHIBIT G

                     Terms of Management Services Agreement
                     --------------------------------------

Parties:                      The Company and Equifin.

Services to be Provided:      Equifin will provide the Company with consulting
                              services regarding business performance
                              improvements, cost reduction programs and quality initiatives to be implemented by the Company, general transactional advice and other services
                              (subject to mutual agreement as to scope and compensation).

Compensation:                 $250,000 per quarter, with quarterly installments
                              payable in advance on January 15, April 15, July
                              15 and October 15 of each year of the agreement, except that the first quarterly installment shall be paid on the Initial Closing Date (pro rated for the balance of the quarterly period in which the Initial Closing Date occurs).

Expenses; Indemnification:    Equifin will be entitled to periodic reimbursement
                              of all reasonable out-of-pocket expenses incurred in performing the services to be performed under the agreement. In addition, Equifin (and its officers, employees, affiliates and controlling persons) will have indemnification rights with respect to all claims asserted against any of them arising out of the performance of the services to be performed by Equifin under the agreement.

Terms: Five years, subject to renewal thereafter by mutual agreement. Early termination rights will apply if Equifin professionals spend, in the aggregate, less than 480 hours per contract year performing services for the Company.

Other Terms:                  Other customary terms to be agreed upon.

                                                                       Exhibit H




                           MANAGEMENT VOTING AGREEMENT

     MANAGEMENT VOTING AGREEMENT dated as of December 23, 1998, among Capital Z Financial Services Fund II, L.P., a Bermuda limited partnership ("Capital Z"), and Cary Thompson and Neil Kornswiet (collectively, the "Shareholders").

     WHEREAS, the Shareholders desire that the Aames Financial Corporation, a Delaware corporation (the "Company"), and Capital Z enter into a Preferred Stock Purchase Agreement dated as of the date hereof (as the same may be amended from time to time, the "Purchase Agreement"), which provides, among other things, that Capital Z, together with certain Capital Z affiliates and co-investors as provided therein, will purchase shares of the Company's Series B Convertible Preferred Stock, par value $0.001 per share ("Series B Preferred Stock") and Series C Convertible Preferred Stock, par value $0.001 per share ("Series C Preferred Stock," and, together with the Series B Preferred Stock, "Senior Preferred Stock"), in the amounts and subject to the conditions set forth in the Purchase Agreement; and

     WHEREAS, the Shareholders are executing this Agreement as an inducement to the Company and Capital Z to execute and deliver the Purchase Agreement.

     NOW THEREFORE, in consideration of the execution and delivery by the Company and Capital Z of the Purchase Agreement and the mutual covenants, conditions and agreements contained therein and herein, the parties hereto agree as follows:

     SECTION 1. Representations and Warranties. Each of the Shareholders severally and not jointly represents and warrants to the Company and Capital Z as to himself (and not as to any other Shareholder) as follows:

     (a) Such Shareholder is the record and beneficial owner of the number of shares of the Company's common stock, par value $0.001 per share ("Common Stock") (together with any shares of Common Stock or other voting securities of the Company, including, without limitation, Senior Preferred Stock, with respect to which the Shareholder obtains voting power after the date hereof, the "Shares"), as set forth on hereto (which Exhibit shall be amended after the date hereof to include any voting securities of the Company with respect to which the Shareholder obtains voting power after the date hereof). Except for such number of Shares and except for Shares, if any, (i) issuable in connection with options outstanding as of the date hereof or (ii) which such Shareholder has agreed to purchase in connection with the transactions contemplated by the Purchase

Agreement, such Shareholder is not the record or beneficial owner of any shares of Common Stock.

     (b) Such Shareholder has the authority to execute, deliver and perform this Agreement without the necessity of obtaining any third party consent, approval, authorization or waiver, or giving of any notice or otherwise, except for such consents as have been obtained, are unconditional and are in full force and effect.

     (c) This Agreement has been duly executed and delivered by such Shareholder and, assuming due execution and delivery thereof by the Company and Capital Z, constitutes the legal, valid, and binding obligation of such Shareholder enforceable against the Shareholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought by proceedings in equity or at law).

     (d) The execution, delivery, and performance of this Agreement by such Shareholder will not (i) result in the breach of or constitute a default under any contract to which such Shareholder is subject, (ii) constitute a violation of any Law applicable or relating to such Shareholder or (iii) result in the creation of any Lien.

     (e) Except for this Agreement, there are no voting trusts or other agreements or understandings, including, without limitation, any proxies, in effect governing the voting of the Shares.

     (f) Such Shareholder does not hold, and has not issued, any proxies, or securities convertible into or exchangeable for or any options, warrants, or other rights to purchase or subscribe for any shares of Common Stock.

     (g) The Shares and the certificates representing such Shares are now and until the earlier to occur of June 30, 1999 and consummation of the Recapitalization will be held by such Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of all Liens, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever other than as created by this Agreement.

     (h) Such Shareholder understands and acknowledges that the Company and Capital Z are entering into the Purchase Agreement in reliance upon such Shareholder's execution and delivery of this Agreement.

     (i) There are no undertakings, agreements, arrangements or understandings of the type required to be disclosed by the Company pursuant to Item 404 of Regulation S-K under the Securities Act in filings by the Company with the Securities and Exchange Commission in effect between such Shareholder, or any of his or her affiliates, on the one hand, and the Company or any of its subsidiaries, on the other hand, which have not been fully and completely disclosed, in writing, to Capital Z.

     SECTION 2. Voting Agreement. Each Shareholder agrees with, and covenants to, Capital Z as follows:

          (a) At the Shareholders' Meeting or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval will be held or solicited with respect to the increase of the authorized capital stock of the Company as contemplated by the Purchase Agreement (the "Charter Amendment"), such Shareholder shall vote (or cause to be voted) or shall consent, execute a consent or cause to be executed a consent in respect of the Shares in favor of the Charter Amendment and the Stock Split.

          (b) At any meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought while the Purchase Agreement remains in effect, such Shareholder shall vote (or cause to be voted) the Shares against (i) any Alternative Transaction or any action which is a component of any Alternative Transaction or would be a component of an Alternative Transaction if it were contained in a proposal, or (ii) any other matter submitted to the shareholders of the Company, including, without limitation, any amendment of the Company's Certificate of Incorporation or By-Laws, which matter would in any manner partially or wholly prevent or materially impede, interfere with or delay any of the transactions contemplated by the Purchase Agreement, as determined in good faith by Purchaser and with respect to which Purchaser provides written notice to the Shareholder.

          (c) In the event that the Recapitalization (as defined in the Purchase Agreement) is not consummated prior to June 30, 1999, each Shareholder agrees to vote all Shares for which he has or shares the power to vote, or grant a consent for approval in respect of such Shares in any manner permitted by the DGCL, as such Shareholder is directed by the board of directors of the Company, on any matters submitted to the shareholders of the Company, other than the election of directors. The foregoing agreement shall terminate automatically upon the termination of this Agreement with respect to any Shares owned by such person upon transfer of such Shares pursuant to Section 7. The Company shall be a third party beneficiary of this Agreement for the purposes of this Section 2(c).

          (d) Each Shareholder represents and warrants to the Company and Capital Z that any proxies heretofore given in respect of the Shares are not irrevocable, and that any such proxies are hereby revoked, to the extent in conflict with Section 2(c) hereof.

          (e) Each Shareholder hereby affirms that the irrevocable proxy set forth in this Section 2 is given in connection with the execution of the Purchase Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement. Each Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Each Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL.

     SECTION 3. Covenants of the Shareholder. Each Shareholder agrees with, and covenants to, Capital Z that such Shareholder shall not on or prior to the earlier to occur of June 30, 1999 or the consummation of the Recapitalization,
(i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge, encumbrance (other than an unforeclosed pledge or encumbrance for financing purposes where the Shareholder retains sole voting power with respect to all pledged securities), or other disposition), or consent to any transfer of, any or all the Shares or any interest therein, unless the transferee(s) of such Shares agrees in writing to be bound by the provisions of this Agreement applicable to such Shareholder, (ii) grant any proxy, power-of-attorney or other authorization in or with respect to such Shares, except under or in accordance or not in conflict with this Agreement, or
(iii) deposit such Shares into a voting trust, enter into a voting agreement or arrangement with respect to such Shares or otherwise limit such Shareholder's power to vote his or her Shares in a manner that conflicts with this Agreement.

     SECTION 4. Certain Events. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Common Stock, or the acquisition of additional shares of Common Stock or other voting securities of the Company by such Shareholder, the number of Shares set forth in Section 1(a) hereof shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Common Stock or other voting securities of the Company issued to or acquired by such Shareholder.

     SECTION 5. Shareholder Capacity. No person executing this Agreement who is or becomes a director of the Company makes any agreement or understanding herein in his or her capacity as such director. Each Shareholder signs solely in such Shareholder's capacity as the record and beneficial owner of the Shares.

     SECTION 6. Further Assurances. Each Shareholder shall, upon request of Capital Z, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Capital Z to be necessary or desirable to carry out the provisions hereof.

     SECTION 7. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the date upon which the Recapitalization has been consummated and the Shareholder Approval has been obtained or the Purchase Agreement is earlier terminated in accordance with its terms, except that no Shareholder shall be relieved of any liability for breach of this Agreement by such Shareholder prior to such termination. Further, this Agreement shall terminate with respect to any Shares which are transferred as permitted by Section 3 hereof.

     SECTION 8. Defined Terms. Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Purchase Agreement.

     SECTION 9. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be sufficiently given if sent by registered or certified mail, postage prepaid, or overnight air courier service, or telecopy or facsimile transmission (with hard copy to follow) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to Capital Z, to the address set forth in
Section 7.3 of the Purchase Agreement; and (ii) if to any Shareholder, to the address set forth opposite such Shareholder's name on Exhibit A hereto.

     SECTION 10. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 11. Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective as to any Shareholder when one or more counterparts have been signed by Capital Z and such Shareholder and delivered to Capital Z and such Shareholder.

     SECTION 12. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     SECTION 13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any applicable conflicts of law principles of such State.

     SECTION 14. Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except as expressly contemplated by Section 3(a), and except that Capital Z may assign its rights under this Agreement to any transferee of any of the Company's securities acquired by it under the Purchase Agreement (and any such transferee may similarly assign its rights in connection with any further transfer of such securities, in whole or in part). Any assignment in violation of the foregoing shall be void.

     SECTION 15. Enforcement. Each party agrees that irreparable damage would occur and that the other party hereto would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to an injunction or injunctions to prevent breaches by the other party hereto of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware State court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware State court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of Delaware or a Delaware State court.

     SECTION 16. Severability. If any term or provision hereof, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid or unenforceable with respect to such jurisdiction, and only to such extent, and the remainder of the terms and provisions hereof, and the application thereof to any other circumstance, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law, and the parties hereto shall reasonably negotiate in good faith a substitute term or provision that comes as close as possible to the invalidated or unenforceable term or provision, and that puts each party in a position as nearly comparable as possible to the position each such party would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

     SECTION 17. Amendment; Modification; Waiver. No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

     IN WITNESS WHEREOF, Capital Z and the Shareholders have caused this Agreement to be duly executed and delivered as of the date first written above.




                             CAPITAL Z FINANCIAL SERVICES FUND II, L.P.,
                                      By its General Partner

                                      CAPITAL Z PARTNERS, L.P.,
                                               By its General Partner

                                               CAPITAL Z PARTNERS, LTD.



                                      By:
                                          -----------------------------
                                      Name:
                                      Title:




                                  SHAREHOLDERS:



                                      ---------------------------------
                                                   Cary Thompson



                                      ---------------------------------
                                                   Neil Kornswiet

                                                                     Exhibit I-1

                                     FORM OF
                         MANAGEMENT INVESTMENT AGREEMENT
                                 (Cary Thompson)

          MANAGEMENT INVESTMENT AGREEMENT (this "Agreement") dated as of December 23, 1998, between Aames Financial Corporation, a Delaware corporation (the "Company"), and Cary Thompson, an individual residing at 1944 Fairburn Avenue, Los Angeles, California, 09925 (the "Management Investor").

          WHEREAS, on the date hereof, the Company and Capital Z Financial Services Fund II, L.P., a Bermuda limited partnership ("Capital Z"), are entering into a Preferred Stock Purchase Agreement (the "Purchase Agreement"), pursuant to which Capital Z has agreed to purchase, together with Capital Z Affiliates and co-investors as designated by Capital Z, shares of the Company's Series B Convertible Preferred Stock, par value $0.001 per share ("Series B Preferred Stock") and Series C Convertible Preferred Stock, par value $0.001 per share ("Series C Preferred Stock," and, together with the Series B Preferred Stock, "Senior Preferred Stock"), in the amounts and subject to the conditions set forth in the Purchase Agreement; and

          WHEREAS, the Management Investor is a senior management employee of the Company and, as a condition precedent to the closing of the transactions contemplated by the Purchase Agreement, certain senior management employees of the Company, including the Management Investor, are required to purchase Series C Preferred Stock from the Company; and

          WHEREAS, the Management Investor desires to purchase from the Company, and the Company desires to sell to the Management Investor, Series C Preferred Stock under the terms and conditions set forth in this Agreement.

          NOW THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. Defined Terms. Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Purchase Agreement.

          SECTION 2. Sale and Delivery.

          (a) Upon the terms and subject to the conditions set forth herein, and conditioned upon the consummation of the Initial Closing, in reliance upon the representations and warranties of the Management Investor hereinafter set forth, and for the purchase price described in Section 2(b), at the Initial Closing, the Company shall issue, sell and deliver to the

Management Investor, and the Management Investor shall purchase from the Company, two hundred and fifty (250) shares of Series C Preferred Stock (such shares of Series C Preferred Stock are referred to collectively herein as the "Shares"). The number "250" in the preceding sentence shall be two hundred and fifty thousand (250,000) if the Recapitalization has been consummated prior to the Initial Closing Date).

          (b) The purchase price per share of Series C Preferred Stock shall be equal to the Purchase Price (as such term is defined in the Purchase Agreement) (as used herein, the "Purchase Price") and shall be paid in cash at the Initial Closing.

          (c) The purchase and sale of Shares shall occur on the Initial Closing Date and, at the Initial Closing:

         (i) the Company shall deliver to the Management Investor certificates representing the Shares, duly endorsed for transfer, transferring to the Management Investor good and marketable title to such Shares, free and clear of all liens and encumbrances; and

         (ii) the Management Investor shall deliver to the Company the Purchase Price, in immediately available funds to the account specified by the Company at least two Business Days prior to the Initial Closing Date.

          SECTION 3. Representations and Warranties of the Management Investor. The Management Investor hereby represents and warrants to the Company as follows:

          (a) The Shares (and the Underlying Common Shares) to be purchased by such Management Investor will be acquired for investment for the Management Investor's own account and not with a view to the resale or distribution of any part thereof, except in compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), or an exemption therefrom, and in compliance with the terms of this Agreement. The Management Investor is a senior management employee of the Company and is fully familiar with the business of the Company and with the risks associated with the purchase of the Shares pursuant to this Agreement. The Management Investor is an accredited investor as defined under Rule 501(a) under the Securities Act.

          (b) The Management Investor understands that the Shares and the Underlying Common Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares (and the Underlying Common Shares) may be resold without registration under the Securities Act only in certain limited circumstances.

          (c) The Management Investor further agrees that each certificate representing the Shares (and the Underlying Common Shares) shall be stamped or otherwise imprinted with a legend substantially in the following form:

              "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH SECURITIES HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

              THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND TO THE OTHER TERMS SET FORTH IN THAT CERTAIN MANAGEMENT INVESTMENT AGREEMENT, DATED AS OF DECEMBER 23, 1998, A COPY OF WHICH AGREEMENT HAS BEEN FILED WITH THE SECRETARY OF THE COMPANY AND ARE AVAILABLE UPON REQUEST."

          SECTION 4. Restrictions on Transfer of Shares. For a period commencing on the Initial Closing Date and ending on the fifth anniversary of the Initial Closing Date, the Management Investor may not sell, transfer, assign, pledge, hypothecate or otherwise dispose of (each, a "transfer") any of the Shares (or the Underlying Common Shares), without the prior express written consent of the Company, provided, however, that the foregoing restriction on transfer shall not apply (i) if Capital Z Beneficially Owns less than (A) fifty percent (50%) of the number of shares of Senior Preferred Stock purchased by Capital Z on the Initial Closing Date (the "Original Preferred Shares") or (B) if any Original Preferred Shares shall thereafter have been converted into Common Stock, fifty percent (50%) of the sum of (x) the aggregate number of shares Common Stock owned by Capital Z as a result of such conversion(s) plus (y) the aggregate number of shares Common Stock into which any remaining Original Preferred Shares owned by Capital Z may be converted (determined without regard to any limitations on conversion of such shares prior to the Recapitalization), in each case subject to adjustment for splits, combinations, reclassifications and similar events; (ii) if the Management Employee dies, retires, is terminated by the Company, or terminates his employment with the Company, subject to the provisions of Section 5 hereof; or (iii) a Change of Control (as defined in the New Option Plan) has occurred, but only if a Capital Z Realization Event (as defined in the New Option Plan) has also occurred on or prior to such Change of Control, and provided, further, that notwithstanding the foregoing restriction on transfer, the Management Investor may transfer, during the twelve-month period ending on the first anniversary of the Initial Closing Date and during each succeeding twelve-month period, up to 25% of the total number of Underlying Common Shares (whether structured as a transfer of Shares, Underlying Shares or a combination thereof) acquired hereunder (subject to adjustment for splits, combinations, reclassifications and similar events), it being further agreed that the Management Investor may request the Company's Board of

Directors to allow the Management Investor to transfer Shares (or Underlying Common Shares) in excess of the 25% limitation described in this proviso if extraordinary liquidity needs have arisen with respect to the Management Investor, and, in such event, the Company (through its Board of Directors) will consider such request in good faith and will not unreasonably withhold its consent to a waiver of such limitation.

          SECTION 5. Company's Option to Purchase Shares.

          (a) In the event of the death or retirement from, or termination of employment for any reason with, the Company of the Management Investor (a "Termination Date"), the Company shall have the option, but not the obligation, to purchase all, or any portion, of the Shares (and any Underlying Common Shares that may have been acquired upon conversion of the Shares) then owned by the Management Investor at the Fair Market Value (as hereinafter defined) per Share and/or Underlying Common Share on the Business Day immediately prior to the date on which the Company exercises its option to purchase in accordance with the this Section 5. The Company may exercise the foregoing option at any time within 30 days after the Termination Date, by written notice to the Management Investor, or his legal representative in the case of death, stating a date and time for consummation of the purchase no less than 10 nor more than 30 days after giving of such notice. "Fair Market Value" per Share or per Underlying Common Share, as of any particular date, shall mean (a) in the case of a Share, the product obtained by multiplying (I) the Formula Number (as defined in the Certificate of Designations for the Senior Preferred Stock) in effect as of such date by (II) the Current Market Price (as defined in the Certificate of Designations for the Senior Preferred Stock) for the period of 15 consecutive Trading Days (as defined in the Certificate of Designations for the Senior Preferred Stock) prior to such date, or (b) in the case of an Underlying Share, the Current Market Price for the period of 15 consecutive Trading Days prior to such date.

          (b) At the closing of the purchase of Shares (and any Underlying Common Shares) by the Company pursuant to Section 4(a), the Management Investor will deliver the Shares (and any Underlying Common Shares) to the Company against payment by the Company to the Management Investor of the purchase price for such Shares (and any Underlying Common Shares). Such purchase price shall be paid in cash.

          SECTION 5. Termination. All rights and obligations of the parties hereunder shall terminate upon the date upon which the Purchase Agreement is terminated in accordance with its terms, provided, that any such termination that results from the breach by a party of his or its obligations hereunder shall not relieve such party from any liability for breach of this Agreement.

          SECTION 6. Further Assurances. The Management Investor shall, upon request of the Company, execute and deliver any additional documents and take such further actions as may reasonably be deemed by the Company to be necessary or desirable to carry out the provisions hereof.

          SECTION 7. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be sufficiently given if sent by registered or certified mail, postage prepaid, or overnight air courier service, or telecopy or facsimile transmission (with hard copy to follow) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to the Company, to the address set forth in
Section 7.3 of the Purchase Agreement; and (ii) if to the Management Investor, to the address set forth for the Management Investor in the preamble to this Agreement or by telecopy to (323) 210-5253.

          SECTION 8. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 9. Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Company and the Management Investor and delivered to the Company and the Management Investor.

          SECTION 10. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          SECTION 11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any applicable conflicts of law principles of such State.

          SECTION 12. Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties. Any assignment in violation of the foregoing shall be void.

          SECTION 13. Enforcement. Each party agrees that irreparable damage would occur and that the other party hereto would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to an injunction or injunctions to prevent breaches by the other party hereto of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware State court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware State court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of Delaware of in Delaware State court.

          SECTION 14. Severability. If any term or provision hereof, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid or unenforceable with respect to such jurisdiction, and only to such extent, and the remainder of the terms and provisions hereof, and the application thereof to any other circumstance, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law, and the parties hereto shall reasonably negotiate in good faith a substitute term or provision that comes as close as possible to the invalidated or unenforceable term or provision, and that puts each party in a position as nearly comparable as possible to the position each such party would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

          SECTION 15. Amendment; Modification; Waiver. No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

          SECTION 16. Expenses. The Company and the Management Investor shall each bear their own legal fees and other costs and expenses with respect to the negotiation, execution and delivery of this Agreement and consummation of the transactions contemplated hereby.

          IN WITNESS WHEREOF, the Company and the Management Investor have caused this Agreement to be duly executed and delivered as of the date first written above.

                                                     AAMES FINANCIAL CORPORATION



                                                     By:________________________
                                                     Name:
                                                     Title:

                                                     MANAGEMENT INVESTOR:



                                                    ____________________________
                                                            Cary Thompson

                                                                     Exhibit I-2


                                     FORM OF
                         MANAGEMENT INVESTMENT AGREEMENT
                                (Neil Kornswiet)

         MANAGEMENT INVESTMENT AGREEMENT (this "Agreement") dated as of December 23, 1998, between Aames Financial Corporation, a Delaware corporation (the "Company"), and Neil Kornswiet, an individual residing at 16105 Whitecap Lane, Huntington Beach, California, 96249 (the "Management Investor").

         WHEREAS, on the date hereof, the Company and Capital Z Financial Services Fund II, L.P., a Bermuda limited partnership ("Capital Z"), are entering into a Preferred Stock Purchase Agreement (the "Purchase Agreement"), pursuant to which Capital Z has agreed to purchase, together with Capital Z Affiliates and co-investors as designated by Capital Z, shares of the Company's Series B Convertible Preferred Stock, par value $0.001 per share ("Series B Preferred Stock") and Series C Convertible Preferred Stock, par value $0.001 per share ("Series C Preferred Stock," and, together with the Series B Preferred Stock, "Senior Preferred Stock"), in the amounts and subject to the conditions set forth in the Purchase Agreement; and

         WHEREAS, the Management Investor is a senior management employee of the Company and, as a condition precedent to the closing of the transactions contemplated by the Purchase Agreement, certain senior management employees of the Company, including the Management Investor, are required to purchase Series C Preferred Stock from the Company; and

         WHEREAS, the Management Investor desires to purchase from the Company, and the Company desires to sell to the Management Investor, Series C Preferred Stock under the terms and conditions set forth in this Agreement.

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Defined Terms. Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Purchase Agreement.

         SECTION 2. Sale and Delivery.

         (a) Upon the terms and subject to the conditions set forth herein, and conditioned upon the consummation of the Initial Closing, in reliance upon the representations and warranties of the Management Investor hereinafter set forth, and for the purchase price described in Section 2(b), the Company shall issue, sell and deliver to the Management Investor pursuant to the Rights Offering, and the Management Investor shall purchase from the Company pursuant to the Rights Offer, an aggregate of $1,667,000 in stated value (at $1.00 per share) of Series C Preferred Stock (such shares of Series C Preferred Stock are referred to collectively herein as the "Shares") at the price per share at which Series Preferred Stock is offered in the Rights Offer, subject to the terms and conditions of the Rights Offering.

         (b) The purchase price for the Shares purchased by the Management Investor shall be paid by delivery by the Management Investor to the Company of a 6.5% promissory note having an original principal amount equal to such amount (the "Note"), the form of which Note is attached hereto as Exhibit A.

         (c) The purchase and sale of Shares by the Management Investor shall occur at the time and place provided for in the Rights Offer, and at the closing of such purchase and sale of Shares by the Management Investor:

         (i) the Company shall deliver to the Management Investor certificates representing the Shares, duly endorsed for transfer, transferring to the Management Investor good and marketable title to such Shares, free and clear of all liens and encumbrances; and

         (ii) the Management Investor shall deliver to the Company:

              (A) any documents required to be submitted by a Company shareholder desiring to participate in the Rights Offer;

              (B) the Note; and

              (C) a pledge agreement (the "Pledge Agreement") substantially in the form attached hereto as Exhibit B, pursuant to which Pledge Agreement, among other things, the Management Investor's obligations under the Note shall be secured by a pledge of (i) the Shares, (ii) the shares of Common Stock that may be acquired upon conversion of the Shares (the "Underlying Common Shares"), and (iii) certain other collateral described therein.

         SECTION 3. Representations and Warranties of the Management Investor. The Management Investor hereby represents and warrants to the Company as follows:

         (a) The Shares (and the Underlying Common Shares) to be purchased by such Management Investor will be acquired for investment for the Management Investor's own account and not with a view to the resale or distribution of any part thereof, except in compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), or an exemption therefrom, and in compliance with the terms of this Agreement. The Management Investor is a senior management employee of the Company and is fully familiar with the business of the Company and with the risks associated with the purchase of the Shares pursuant to this Agreement. The Management Investor is an accredited investor as defined under Rule 501(a) under the Securities Act.

         (b) The Management Investor understands that the Shares and the Underlying Common Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares (and the Underlying Common Shares) may be resold without registration under the Securities Act only in certain limited circumstances.

         (c) The Management Investor further agrees that each certificate representing the Shares (and the Underlying Common Shares) shall be stamped or otherwise imprinted with a legend substantially in the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH SECURITIES HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND TO THE OTHER TERMS SET FORTH IN THAT CERTAIN MANAGEMENT INVESTMENT AGREEMENT, DATED AS OF DECEMBER 23, 1998, AND BY A CERTAIN RELATED PLEDGE AGREEMENT, BETWEEN THE COMPANY AND NEIL KORNSWIET, A COPY OF WHICH AGREEMENTS HAVE BEEN FILED WITH THE SECRETARY OF THE COMPANY AND ARE AVAILABLE UPON REQUEST."

         SECTION 4. Restrictions on Transfer of Shares. For a period commencing on the Initial Closing Date and ending on the fifth anniversary of the Initial Closing Date, the Management Investor may not sell, transfer, assign, pledge, hypothecate or otherwise dispose of (each, a "transfer") any of the Shares (or the Underlying Common Shares), without the prior express written consent of the Company, provided, however, that the foregoing restriction on transfer shall not apply (i) if Capital Z Beneficially Owns less than (A) fifty percent (50%) of the number of shares of Senior Preferred Stock purchased by Capital Z on the Initial Closing Date (the "Original Preferred Shares") or (B) if any Original Preferred Shares shall thereafter have been converted into Common Stock, fifty percent (50%) of the sum of (x) the aggregate number of shares Common Stock owned by Capital Z as a result of such conversion(s) plus (y) the aggregate number of shares Common Stock into which any remaining Original

Preferred Shares owned by Capital Z may be converted (determined without regard to any limitations on conversion of such shares prior to the Recapitalization), in each case subject to adjustment for splits, combinations, reclassifications and similar events; (ii) if the Management Employee dies, retires, is terminated by the Company, or terminates his employment with the Company, subject to the provisions of Section 5 hereof; or (iii) a Change of Control (as defined in the New Option Plan) has occurred, but only if a Capital Z Realization Event (as defined in the New Option Plan) has also occurred on or prior to such Change of Control, and provided, further, that notwithstanding the foregoing restriction on transfer, the Management Investor may transfer, during the twelve-month period ending on the first anniversary of the Initial Closing Date and during each succeeding twelve-month period, up to 25% of the total number of Underlying Common Shares (whether structured as a transfer of Shares, Underlying Shares or a combination thereof) acquired hereunder (subject to adjustment for splits, combinations, reclassifications and similar events), it being further agreed that the Management Investor may request the Company's Board of Directors to allow the Management Investor to transfer Shares (or Underlying Common Shares) in excess of the 25% limitation described in this proviso if extraordinary liquidity needs have arisen with respect to the Management Investor, and, in such event, the Company (through its Board of Directors) will consider such request in good faith and will not unreasonably withhold its consent to a waiver of such limitation.

         SECTION 5. Company's Option to Purchase Shares.

         (a) In the event of the death or retirement from, or termination of employment for any reason with, the Company of the Management Investor (a "Termination Date"), the Company shall have the option, but not the obligation, to purchase all, or any portion, of the Shares (and any Underlying Common Shares that may have been acquired upon conversion of the Shares) then owned by the Management Investor at the Fair Market Value (as hereinafter defined) per Share and/or Underlying Common Share on the Business Day immediately prior to the date on which the Company exercises its option to purchase in accordance with the this Section 5. The Company may exercise the foregoing option at any time within 30 days after the Termination Date, by written notice to the Management Investor, or his legal representative in the case of death, stating a date and time for consummation of the purchase no less than 10 nor more than 30 days after giving of such notice. "Fair Market Value" per Share or per Underlying Common Share, as of any particular date, shall mean (a) in the case of a Share, the product obtained by multiplying (I) the Formula Number (as defined in the Certificate of Designations for the Senior Preferred Stock) in effect as of such date by (II) the Current Market Price (as defined in the Certificate of Designations for the Senior Preferred Stock) for the period of 15 consecutive Trading Days (as defined in the Certificate of Designations for the Senior Preferred Stock) prior to such date, or (b) in the case of an Underlying Share, the Current Market Price for the period of 15 consecutive Trading Days prior to such date.

         (b) At the closing of the purchase of Shares (and any Underlying Common Shares) by the Company pursuant to Section 4(a), the Management Investor will deliver the Shares (and any Underlying Common Shares) to the Company against payment by the Company to the Management Investor of the purchase price for such Shares (and any Underlying Common Shares). Such purchase price shall be paid in cash, provided that if any principal or accrued but unpaid interest is then outstanding under the Note, the cash portion of the purchase price shall be reduced by the amount of such outstanding principal and accrued interest on the Note (with such reduction being applied first to any accrued interest and then to principal), and, if no principal or accrued interest is then remaining on the Note, the Note shall be canceled.

         SECTION 5. Termination. All rights and obligations of the parties hereunder shall terminate upon the date upon which the Purchase Agreement is terminated in accordance with its terms, provided, that any such termination that results from the breach by a party of his or its obligations hereunder shall not relieve such party from any liability for breach of this Agreement.

         SECTION 6. Further Assurances. The Management Investor shall, upon request of the Company, execute and deliver any additional documents and take such further actions as may reasonably be deemed by the Company to be necessary or desirable to carry out the provisions hereof.

         SECTION 7. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be sufficiently given if sent by registered or certified mail, postage prepaid, or overnight air courier service, or telecopy or facsimile transmission (with hard copy to follow) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to the Company, to the address set forth in
Section 7.3 of the Purchase Agreement; and (ii) if to the Management Investor, to the address set forth for the Management Investor in the preamble to this Agreement or by telecopy to (323) 210-4537.

         SECTION 8. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 9. Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Company and the Management Investor and delivered to the Company and the Management Investor.

         SECTION 10. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         SECTION 11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any applicable conflicts of law principles of such State.

         SECTION 12. Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties. Any assignment in violation of the foregoing shall be void.

         SECTION 13. Enforcement. Each party agrees that irreparable damage would occur and that the other party hereto would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to an injunction or injunctions to prevent breaches by the other party hereto of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware State court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware State court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of Delaware of in Delaware State court.

         SECTION 14. Severability. If any term or provision hereof, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid or unenforceable with respect to such jurisdiction, and only to such extent, and the remainder of the terms and provisions hereof, and the application thereof to any other circumstance, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law, and the parties hereto shall reasonably negotiate in good faith a substitute term or provision that comes as close as possible to the invalidated or unenforceable term or provision, and that puts each party in a position as nearly comparable as possible to the position each such party would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

         SECTION 15. Amendment; Modification; Waiver. No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

         SECTION 16. Expenses. The Company and the Management Investor shall each bear their own legal fees and other costs and expenses with respect to the negotiation, execution and delivery of this Agreement and consummation of the transactions contemplated hereby.

         IN WITNESS WHEREOF, the Company and the Management Investor have caused this Agreement to be duly executed and delivered as of the date first written above.

                                                     AAMES FINANCIAL CORPORATION



                                                     By:________________________
                                                     Name:
                                                     Title:

                                                     MANAGEMENT INVESTOR:



                                                     ___________________________
                                                         Neil Kornswiet

                                  EXHIBIT A TO
                         MANAGEMENT INVESTMENT AGREEMENT
                                (Neil Kornswiet)

                                     FORM OF
                             SECURED PROMISSORY NOTE



$__________                                                       ________, 1999



          FOR VALUE RECEIVED, Neil Kornswiet (the "Maker"), hereby promises to pay to the order of Aames Financial Corporation, a Delaware corporation ("Aames"), 2 California Plaza, 350 South Grand Avenue, Los Angeles, CA 90071 or such address as Aames shall have given to the Maker, the principal sum of DOLLARS and 00/100 ($_______), plus interest, which shall accrue from the date hereof, on the unpaid principal balance of this Note at such address, at the rate of 6.5% per annum (computed on the basis of a 360-day year) until the principal amount hereof has been repaid in full, on ________, 2004.

          The Maker shall have the option to prepay the principal amount and accrued interest on this Note, in whole or in part, at any time, without payment of premium or penalty. During the period in which this Note is outstanding, the Maker shall make an annual mandatory prepayment against the outstanding principal balance of, and accrued interest on, this Note an amount equal to 25% of the aggregate cash bonuses (if any) paid to Maker in respect of the fiscal year ended immediately prior to such payment date, net of income taxes payable thereon, such payments to be made within two business days after receipt of the cash bonus paid at the end of such fiscal year and to be applied first, against any accrued and unpaid interest on this Note and then, to the outstanding principal balance of this Note. In addition, upon receipt by the Maker of any proceeds from the transfer of the securities pledged under the Pledge Agreement (as defined below) or dividends, interest payments or other distributions of cash in respect of such pledged securities, the Maker shall make an immediate prepayment in respect of the Note in an amount equal to the after tax amount of such proceeds, dividends, payments or distributions, with such prepayments to be applied first to the payment of all interest accrued on, and then to the payment of unpaid principal of, this Note.

          Payments of principal and interest shall be made in such currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

          Aames and the Maker have entered into a pledge agreement dated the date hereof (the "Pledge Agreement") providing, among other things, for the securing of this Note by a pledge of the Pledged Collateral (as defined in the Pledge Agreement).

If any of the following events (each, an "Event of Default") shall occur:

                    (a) the Maker shall default in the payment of any part of the principal or interest on this Note when the same shall become due and payable, whether at maturity, by acceleration or otherwise and such default continues for more than 10 days after receipt of notice from Aames;

                    (b) the Maker's employment with Aames shall have ceased for any reason whatsoever or for no reason, whether such cessation is voluntary or involuntary, and regardless of whether the Maker may claim such cessation of employment constitutes a wrongful termination of employment;

                    (c) the Maker shall (i) become insolvent or be unable, or admit in writing his inability, to pay his debts as they mature; (ii) make a general assignment for the benefit of creditors; (iii) be adjudicated as bankrupt or insolvent or file a voluntary petition in bankruptcy; (iv) file a petition or an answer seeking an arrangement with creditors to take advantage of any insolvency law; or (v) file an answer admitting to the material obligations or consent to, or default in answering, or fail to have dismissed within 60 days after the filing thereof, a petition filed against him in any bankruptcy or insolvency proceeding; or

                    (d) any breach of the Maker's obligations under the Pledge Agreement shall have occurred and be continuing or any representation or warranty made thereunder shall be false in any material respect, then, the holder of this Note may at any time by written notice to the Maker, declare the entire unpaid principal of and the interest accrued on this Note through the date of such Event of Default to be forthwith due and payable, without other notices or demands of any kind, all of which are hereby waived by the Maker.

          Subject to the terms and conditions herein, if Maker is employed by Aames for the full period from the date hereof through the first anniversary of the Effective Date, as such term is defined in Maker's current Employment Agreement with Aames (the "Employment Agreement"), or through the date of any earlier termination of Maker's employment by Aames pursuant to Paragraphs 5A, B, or F of the Employment Agreement or by the Maker pursuant to Paragraph 5D of the Employment Agreement, the indebtedness evidenced by this Note shall be nonrecourse (i.e., Aames shall not have recourse to any assets of Maker for any liability under or in connection with the Pledge Agreement other than the Pledged Collateral and, Aames shall not be liable for any deficiency owing in respect of such liabilities in the event the proceeds derived from the sale of such Pledged Collateral are insufficient to pay such liabilities.

          The Maker agrees to pay to the holder hereof all expenses incurred by such holder, including reasonable attorneys' fees, in enforcing and collecting this Note.

          The Maker hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

          This Note shall be paid without deduction by reason of any set-off, defense or counterclaim of the Maker.

          This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles thereof, shall be binding upon the heirs or legal representatives of the Maker and shall inure to the benefits of the successors and assigns of Aames.



                                           _______________________________
                                                     Neil Kornswiet

                  EXHIBIT B TO MANAGEMENT INVESTMENT AGREEMENT
                                (Neil Kornswiet)

                            FORM OF PLEDGE AGREEMENT

         PLEDGE AGREEMENT ("Agreement"), dated as of _____, 1999, made by Neil Kornswiet, an individual residing at 16105 Whitecap Lane, Huntington Beach, CA, 92649 (the "Pledgor"), to Aames Financial Corporation, a Delaware corporation ("Aames").

         WHEREAS, on the date hereof, the Pledgor is purchasing shares of Aames' Series C Convertible Preferred Stock, par value $0.001 per share ("Series C Preferred Stock"), pursuant to a Management Investment Agreement, dated the date hereof, between Pledgor and Aames (the "Management Investment Agreement"); and

         WHEREAS, as part of the transactions contemplated by the Management Investment Agreement, the Pledgor is executing and delivering to Aames a Secured Promissory Note dated as of the date hereof in favor of Aames (the "Aames Note") as part of the purchase price for the Series C Preferred Stock, and (ii) in accordance with the terms and conditions set forth herein, pledge the Series C Preferred Stock, together with any shares of Aames' common stock, par value $0.001 per share that may be acquired upon conversion of the Series C Preferred Stock (the "Underlying Common Shares, and, together with the shares of Series C Preferred Stock, the "Pledged Shares").

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and in order to induce Aames to accept the Aames Note, the Pledgor hereby agrees as follows:

         SECTION 1. Pledge. The Pledgor hereby pledges to Aames, and grants to Aames a security interest in, the following (the "Pledged Collateral"):

         (i) the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property of any character whatsoever (including, without limitation, shares of Common Stock) from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Shares; and

         (ii) all proceeds of any and all of the foregoing collateral (including, without limitation, proceeds that constitute property of the types described above).

         SECTION 2. Security for Obligations. This Agreement secures the payment of all obligations, whether for principal, interest, fees, expenses or otherwise, now or hereafter existing, of the Pledgor under the Aames Note and under this Agreement (all such obligations of the Pledgor being the "Obligations").

Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by the Pledgor to Aames under the Aames Note or this Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Pledgor.

         SECTION 3. Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Aames pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Aames. Aames shall have the right, at any time in its discretion and without notice to the Pledgor, to transfer to or to have registered in the name of Aames or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 6(a). For the better perfection of Aames's rights in and to the Pledged Collateral, the Pledgor shall forthwith, upon the pledge of any Pledged Collateral hereunder, cause such Pledged Collateral to be registered in the name of Aames or such nominee or nominees of Aames as Aames shall direct, subject only to the revocable rights specified in Section 6(a). In addition, Aames shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

         SECTION 4. Representations and Warranties. The Pledgor represents and warrants as follows:

         (a) Neither the execution nor the delivery by the Pledgor of this Agreement nor the consummation by the Pledgor of the transactions contemplated hereby, nor compliance with nor fulfillment by the Pledgor of the terms and provisions hereof, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any lease, contract, instrument, mortgage, deed of trust, trust deed or deed to secure debt evidencing or securing indebtedness for borrowed money, financing lease, law, rule, regulation, judgment, order, award, decree or other restriction of any kind to which the Pledgor is a party or by which he is bound.

         (b) This Agreement has been duly executed and delivered by the Pledgor and is the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms.

         (c) There is no action, lawsuit, claim, counterclaim, proceeding, or investigation (or group of related actions, lawsuits, claims, proceedings or investigations) pending or, to the knowledge of the Pledgor, threatened, relating to or challenging the Pledgor's obligations under this Agreement or the pledge of the Pledged Collateral hereunder.

         (d) The Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.

         (e) The pledge of the Pledged Shares pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Obligations.

         (f) No consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor, (ii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest) or (iii) for the exercise by Aames of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with any disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally).

         (g) There are no conditions precedent to the effectiveness of the Pledgor's obligations under this Agreement that have not been satisfied or waived.

         SECTION 5. Further Assurances. (a) The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Aames may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Aames to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

         (b) The Pledgor hereby authorizes Aames to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Pledged Collateral without the signature of the Pledgor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Pledged Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

         SECTION 6. Voting Rights; Dividends, Etc. (a) so long as no Event of Default (as defined in the Aames Note) or event which, with the giving of notice or the lapse of time, or both, would become such an Event of Default shall have occurred and be continuing:

         (i) The Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Aames Note; provided, however, that the Pledgor shall not exercise or refrain from exercising any such right if, in Aames's judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof.

         (ii) The Pledgor shall be entitled to any and all dividends paid in respect of the Pledged Collateral; provided, however, that any and all dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Collateral, shall be, and shall be forthwith delivered to Aames to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of Aames, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to Aames as Pledged Collateral in the same form as so received (with any necessary endorsement or assignment); and provided, further, that the after tax amount of any cash dividends, proceeds, or other distributions paid in respect of the Pledged Collateral shall be applied as an immediate prepayment in respect of the Aames Note, with such prepayments to be applied first to the payment of all interest accrued on, and then to the payment of unpaid principal of, the Aames Note.

         (iii) Aames shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) above.

         (b) Upon the occurrence and during the continuance of an Event of Default or an event which, with the giving of notice or the lapse of time, or both, would become an Event of Default:

         (i) All rights of the Pledgor (x) to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) shall, upon notice to the Pledgor by Aames, cease and (y) to receive the dividends payments which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in Aames (or its designee), who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends.

         (ii) All dividends which are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 6(b) shall be received in trust for the benefit of Aames, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to Aames as Pledged Collateral in the same form as so received (with any necessary endorsement).

         SECTION 7. Transfers and Other Liens. The Pledgor agrees that it will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or (ii) create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement and except for any such sale the proceeds from which are used to repay all unpaid principal of, and accrued interest on, the Aames Note (with such proceeds first being applied to accrued interest and then to principal).

         SECTION 8. Appointment of Attorney-in-Fact. The Pledgor hereby appoints [_______] the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in Aames's discretion to take any action and to execute any instrument that Aames may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Pledgor under Section 6), including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

         SECTION 9. Aames May Perform. If the Pledgor fails to perform any agreement contained herein and does not cure such failure within 10 days after its receipt of written notice from Aames, Aames may itself perform, or cause performance of, such agreement, and the expenses of Aames incurred in connection therewith shall be payable by the Pledgor under Section 12.

         SECTION 10. Aames' Duties. The powers conferred on Aames hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, Aames shall have no duty as to any Pledged Collateral as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not Aames has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Pledged Collateral. Aames shall be deemed to have exercised reasonable care in the custody and preservation of any Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which Aames accords its own property.

         SECTION 11. Remedies upon Default. If any Event of Default shall have occurred and be continuing:

         (a) Aames may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of Delaware at that time (the "Code") (whether or not the Code applies to the affected Collateral), and may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Aames may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Aames shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Aames may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         (b) Any cash held by Aames as Pledged Collateral and all cash proceeds received by Aames in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral may, in the discretion of Aames, be held by Aames as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to Aames pursuant to Section 12) in whole or in part by Aames against, all or any part of the Obligations in such order as Aames shall elect. Any surplus of such cash or cash proceeds held by Aames and remaining after payment in full of all the Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

         SECTION 12. Expenses. The Pledgor will upon demand pay to Aames the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Aames may incur in connection with

(i) the exercise or enforcement of any of the rights of Aames hereunder or (ii) the failure by the Pledgor to perform or observe any of the provisions hereof.

         SECTION 13. Security Interest Absolute. The obligations of the Pledgor under this Agreement are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Pledgor to enforce this Agreement. All rights of Aames and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

         (i) any lack of validity or enforceability of the Aames Note any other agreement or instrument relating thereto;

         (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations, or any other amendment or waiver of or any consent to any departure from the Aames Note;

         (iii) any taking, exchange, release or nonperfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations;

         (iv) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of the Pledgor;

         (v) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor.

         SECTION 14. Amendments, Etc. No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and no consent to any departure by one party herefrom, shall in any event be effective unless the same shall be in writing and signed by the other party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 15. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and sent by express courier, telecopied, telegraphed, telexed or hand-delivered, if to the Pledgor, at his address first set forth above; and, if to Aames, at its address at 2 California Plaza, 350 South Grand Avenue, Los Angeles, CA 90071, Attention: Cary Thompson; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party.

All such notices and communications shall, when sent by express courier, be effective three days after being sent, when telecopied, telegraphed, telexed or hand-delivered, be effective when telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered, respectively.

         SECTION 16. Continuing Security Interest; Assignments Under Aames Note. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment in full of the Obligations and all other amounts payable under this Agreement, (ii) be binding upon the Pledgor, its successors and assigns and (iii) inure to the benefit of, and be enforceable by, Aames and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), Aames may assign or otherwise transfer all or any portion of its rights and obligations under the Aames Note to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to Aames herein or otherwise. Upon the payment in full of the Obligations and all other amounts payable under this Agreement, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor. Upon any such termination, Aames will, at the Pledgor's expense, return to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

         SECTION 17. Governing Law; Terms. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF DELAWARE. Unless otherwise defined herein or in the Aames Note, terms defined in Article 9 of the Code are used herein as therein defined.

         IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                               _________________________________
                                                     Neil Kornswiet

ACKNOWLEDGED AND AGREED:

AAMES FINANCIAL CORPORATION


By:_________________________
   Name:
   Title:

                                                                Exhibit I-3


                                     FORM OF
                         MANAGEMENT INVESTMENT AGREEMENT
                           (Other than Neil Kornswiet)

          MANAGEMENT INVESTMENT AGREEMENT (this "Agreement") dated as of ________, 1999, between Aames Financial Corporation, a Delaware corporation (the "Company"), and ___________, an individual residing at __________ (the "Management Investor").

          WHEREAS, on the date hereof, the Company and Capital Z Financial Services Fund II, L.P., a Bermuda limited partnership ("Capital Z"), are entering into a Preferred Stock Purchase Agreement (the "Purchase Agreement"), pursuant to which Capital Z has agreed to purchase, together with Capital Z Affiliates and co-investors as designated by Capital Z, shares of the Company's Series B Convertible Preferred Stock, par value $0.001 per share ("Series B Preferred Stock") and Series C Convertible Preferred Stock, par value $0.001 per share ("Series C Preferred Stock," and, together with the Series B Preferred Stock, "Senior Preferred Stock"), in the amounts and subject to the conditions set forth in the Purchase Agreement; and

          WHEREAS, the Management Investor is a senior management employee of the Company and, as a condition precedent to the closing of the transactions contemplated by the Purchase Agreement, certain senior management employees of the Company, including the Management Investor, are required to purchase Series C Preferred Stock from the Company; and

          WHEREAS, the Management Investor desires to purchase from the Company, and the Company desires to sell to the Management Investor, Series C Preferred Stock under the terms and conditions set forth in this Agreement.

          NOW THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. Defined Terms. Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Purchase Agreement.

          SECTION 2. Sale and Delivery.

          (a) Upon the terms and subject to the conditions set forth herein, and conditioned upon the consummation of the Initial Closing, in reliance upon the representations and warranties of the Management Investor hereinafter set forth, and for the purchase price described in Section 2(b), at the Initial Closing, the Company shall issue, sell and deliver to the

Management Investor, and the Management Investor shall purchase from the Company, [_______] (_____) shares of Series C Preferred Stock (such shares of Series C Preferred Stock are referred to collectively herein as the "Shares").

          (b) The purchase price per share of Series C Preferred Stock shall be equal to the Purchase Price (as such term is defined in the Purchase Agreement) (as used herein, the "Purchase Price") and shall be paid as follows at the Initial Closing:

                    (i) an amount equal to 50% of the aggregate Purchase Price for all the Shares being purchased by the Management Investor hereunder shall be paid in cash (the "Closing Payment"); and

                    (ii) an amount equal to 50% of the aggregate Purchase Price for all the Shares being purchased by the Management Investor hereunder shall be paid by delivery by the Management Investor to the Company of a 6.5% promissory note having an original principal amount equal to such amount (the "Note"), the form of which Note is attached hereto as Exhibit A.

          (c) The purchase and sale of Shares shall occur on the Initial Closing Date and, at the Initial Closing:

                    (i) the Company shall deliver to the Management Investor certificates representing the Shares, duly endorsed for transfer, transferring to the Management Investor good and marketable title to such Shares, free and clear of all liens and encumbrances; and

                    (ii) the Management Investor shall deliver to the Company:

                              (A) the Closing Payment, in immediately available
                    funds to the account specified by the Company at least two Business Days prior to the Initial Closing Date;

                              (B) the Note; and

                              (C) a pledge agreement (the "Pledge Agreement")
                    substantially in the form attached hereto as Exhibit B, pursuant to which Pledge Agreement, among other things, the Management Investor's obligations under the Note shall be secured by a pledge of (i) the Shares, (ii) the shares of Common Stock that may be acquired upon conversion of the Shares (the "Underlying Common Shares"), and (iii) certain other collateral described therein.

          SECTION 3. Representations and Warranties of the Management Investor. The Management Investor hereby represents and warrants to the Company as follows:

               (a) The Shares (and the Underlying Common Shares) to be purchased by such Management Investor will be acquired for investment for the Management Investor's own account and not with a view to the resale or distribution of any part thereof, except in compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), or an exemption therefrom, and in compliance with the terms of this Agreement. The Management Investor is a senior management employee of the Company and is fully familiar with the business of the Company and with the risks associated with the purchase of the Shares pursuant to this Agreement. The Management Investor is an accredited investor as defined under Rule 501(a) under the Securities Act.

               (b) The Management Investor understands that the Shares and the Underlying Common Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares (and the Underlying Common Shares) may be resold without registration under the Securities Act only in certain limited circumstances.

               (c) The Management Investor further agrees that each certificate representing the Shares (and the Underlying Common Shares) shall be stamped or otherwise imprinted with a legend substantially in the following form:

                    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH SECURITIES HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                    THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND TO THE OTHER TERMS SET FORTH IN THAT CERTAIN MANAGEMENT INVESTMENT AGREEMENT, DATED AS OF ______, 1999, AND BY THAT CERTAIN PLEDGE AGREEMENT, DATED AS OF ______, 1999, BY AND AMONG THE COMPANY AND ________, A COPY OF WHICH AGREEMENTS HAVE BEEN FILED WITH THE SECRETARY OF THE COMPANY AND ARE AVAILABLE UPON REQUEST."

          SECTION 4. Restrictions on Transfer of Shares. For a period commencing on the Initial Closing Date and ending on the fifth anniversary of the Initial Closing Date, the Management Investor may not sell, transfer, assign, pledge, hypothecate or otherwise dispose of (each, a "transfer") any of the Shares (or the Underlying Common Shares), without the prior express written consent of the Company, provided, however, that the foregoing restriction on transfer shall not apply (i) if Capital Z Beneficially Owns less than (A) fifty percent (50%) of the number of shares of Senior Preferred Stock purchased by Capital Z on the Initial Closing Date (the "Original Preferred Shares") or (B) if any Original Preferred Shares shall thereafter have been converted into Common Stock, fifty percent (50%) of the sum of (x) the aggregate number of shares Common Stock owned by Capital Z as a result of such conversion(s) plus (y) the aggregate number of shares Common Stock into which any remaining Original Preferred Shares owned by Capital Z may be converted (determined without regard to any limitations on conversion of such shares prior to the Recapitalization), in each case subject to adjustment for splits, combinations, reclassifications and similar events; (ii) if the Management Employee dies, retires, is terminated by the Company, or terminates his employment with the Company, subject to the provisions of Section 5 hereof; or
(iii) a Change of Control (as defined in the New Option Plan) has occurred, but only if a Capital Z Realization Event (as defined in the New Option Plan) has also occurred on or prior to such Change of Control, and provided, further, that notwithstanding the foregoing restriction on transfer, the Management Investor may transfer, during the twelve-month period ending on the first anniversary of the Initial Closing Date and during each succeeding twelve-month period, up to 25% of the total number of Underlying Common Shares (whether structured as a transfer of Shares, Underlying Shares or a combination thereof) acquired hereunder (subject to adjustment for splits, combinations, reclassifications and similar events), it being further agreed that the Management Investor may request the Company's Board of Directors to allow the Management Investor to transfer Shares (or Underlying Common Shares) in excess of the 25% limitation described in this proviso if extraordinary liquidity needs have arisen with respect to the Management Investor, and, in such event, the Company (through its Board of Directors) will consider such request in good faith and will not unreasonably withhold its consent to a waiver of such limitation.

          SECTION 5. Company's Option to Purchase Shares.

          (a) In the event of the death or retirement from, or termination of employment for any reason with, the Company of the Management Investor (a "Termination Date"), the Company shall have the option, but not the obligation, to purchase all, or any portion, of the Shares (and any Underlying Common Shares that may have been acquired upon conversion of the Shares) then owned by the Management Investor at the Fair Market Value (as hereinafter defined) per Share and/or Underlying Common Share on the Business Day immediately prior to the date on which the Company exercises its option to purchase in accordance with the this Section 5. The Company may exercise the foregoing option at any time within 30 days after the Termination Date, by written notice to the Management Investor, or his legal representative in the case of death, stating a date and time for consummation of the purchase no less than 10 nor more than 30 days after giving of such notice. "Fair Market Value" per Share or per Underlying Common Share, as of any particular date, shall mean (a) in the case of a Share, the product obtained by multiplying (I) the Formula Number (as defined in the Certificate of Designations for the Senior Preferred Stock) in effect as of such date by (II) the Current

Market Price (as defined in the Certificate of Designations for the Senior Preferred Stock) for the period of 15 consecutive Trading Days (as defined in the Certificate of Designations for the Senior Preferred Stock) prior to such date, or (b) in the case of an Underlying Share, the Current Market Price for the period of 15 consecutive Trading Days prior to such date.

          (b) At the closing of the purchase of Shares (and any Underlying Common Shares) by the Company pursuant to Section 4(a), the Management Investor will deliver the Shares (and any Underlying Common Shares) to the Company against payment by the Company to the Management Investor of the purchase price for such Shares (and any Underlying Common Shares). Such purchase price shall be paid in cash, provided that if any principal or accrued but unpaid interest is then outstanding under the Note, the cash portion of the purchase price shall be reduced by the amount of such outstanding principal and accrued interest on the Note (with such reduction being applied first to any accrued interest and then to principal), and, if no principal or accrued interest is then remaining on the Note, the Note shall be canceled.

          SECTION 5. Termination. All rights and obligations of the parties hereunder shall terminate upon the date upon which the Purchase Agreement is terminated in accordance with its terms, provided, that any such termination that results from the breach by a party of his or its obligations hereunder shall not relieve such party from any liability for breach of this Agreement.

          SECTION 6. Further Assurances. The Management Investor shall, upon request of the Company, execute and deliver any additional documents and take such further actions as may reasonably be deemed by the Company to be necessary or desirable to carry out the provisions hereof.

          SECTION 7. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be sufficiently given if sent by registered or certified mail, postage prepaid, or overnight air courier service, or telecopy or facsimile transmission (with hard copy to follow) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to the Company, to the address set forth in
Section 7.3 of the Purchase Agreement; and (ii) if to the Management Investor, to the address set forth for the Management Investor in the preamble to this Agreement or by telecopy to (___)_______.

          SECTION 8. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 9. Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Company and the Management Investor and delivered to the Company and the Management Investor.

          SECTION 10. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          SECTION 11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any applicable conflicts of law principles of such State.

          SECTION 12. Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties. Any assignment in violation of the foregoing shall be void.

          SECTION 13. Enforcement. Each party agrees that irreparable damage would occur and that the other party hereto would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to an injunction or injunctions to prevent breaches by the other party hereto of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware State court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware State court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of Delaware of in Delaware State court.

          SECTION 14. Severability. If any term or provision hereof, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid or unenforceable with respect to such jurisdiction, and only to such extent, and the remainder of the terms and provisions hereof, and the application thereof to any other circumstance, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law, and the parties hereto shall reasonably negotiate in good faith a substitute term or provision that comes as close as possible to the invalidated or unenforceable term or provision, and that puts each party in a position as nearly comparable as possible to the position each such party would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

          SECTION 15. Amendment; Modification; Waiver. No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

          SECTION 16. Expenses. The Company and the Management Investor shall each bear their own legal fees and other costs and expenses with respect to the negotiation, execution and delivery of this Agreement and consummation of the transactions contemplated hereby.

          IN WITNESS WHEREOF, the Company and the Management Investor have caused this Agreement to be duly executed and delivered as of the date first written above.

                                    AAMES FINANCIAL CORPORATION



                                    By:________________________
                                    Name:
                                    Title:

                                    MANAGEMENT INVESTOR:



                                    ___________________________
                                       [Management Investor]

                                  EXHIBIT A TO
                         MANAGEMENT INVESTMENT AGREEMENT
                           (Other than Neil Kornswiet)

                                     FORM OF
                             SECURED PROMISSORY NOTE



$________________                                                 ________, 1999



        FOR VALUE RECEIVED, [Management Employee] (the "Maker"), hereby promises to pay to the order of Aames Financial Corporation, a Delaware corporation ("Aames"), 2 California Plaza, 350 South Grand Avenue, Los Angeles, CA 90071 or such address as Aames shall have given to the Maker, the principal sum of DOLLARS and 00/100 ($_______), plus interest, which shall accrue from the date hereof, on the unpaid principal balance of this Note at such address, at the rate of 6.5% per annum (computed on the basis of a 360-day year) until the principal amount hereof has been repaid in full, on ________, 2004.

        The Maker shall have the option to prepay the principal amount and accrued interest on this Note, in whole or in part, at any time, without payment of premium or penalty. During the period in which this Note is outstanding, the Maker shall make an annual mandatory prepayment against the outstanding principal balance of, and accrued interest on, this Note an amount equal to 25% of the aggregate cash bonuses (if any) paid to Maker in respect of the fiscal year ended immediately prior to such payment date, net of income taxes payable thereon, such payments to be made within two business days after receipt of the cash bonus paid at the end of such fiscal year and to be applied first, against any accrued and unpaid interest on this Note and then, to the outstanding principal balance of this Note. In addition, upon receipt by the Maker of any proceeds from the transfer of the securities pledged under the Pledge Agreement (as defined below) or dividends, interest payments or other distributions of cash in respect of such pledged securities, the Maker shall make an immediate prepayment in respect of the Note in an amount equal to the after tax amount of such proceeds, dividends, payments or distributions, with such prepayments to be applied first to the payment of all interest accrued on, and then to the payment of unpaid principal of, this Note.

        Payments of principal and interest shall be made in such currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

        Aames and the Maker have entered into a pledge agreement dated the date hereof (the "Pledge Agreement") providing, among other things, for the securing of this Note by a pledge of the Pledged Collateral (as defined in the Pledge Agreement).

If any of the following events (each, an "Event of Default") shall occur:

        (a) the Maker shall default in the payment of any part of the principal or interest on this Note when the same shall become due and payable, whether at maturity, by acceleration or otherwise and such default continues for more than 10 days after receipt of notice from Aames;

        (b) the Maker's employment with Aames shall have ceased for any reason whatsoever or for no reason, whether such cessation is voluntary or involuntary, and regardless of whether the Maker may claim such cessation of employment constitutes a wrongful termination of employment;

        (c) the Maker shall (i) become insolvent or be unable, or admit in writing his inability, to pay his debts as they mature; (ii) make a general assignment for the benefit of creditors; (iii) be adjudicated as bankrupt or insolvent or file a voluntary petition in bankruptcy; (iv) file a petition or an answer seeking an arrangement with creditors to take advantage of any insolvency law; or (v) file an answer admitting to the material obligations or consent to, or default in answering, or fail to have dismissed within 60 days after the filing thereof, a petition filed against him in any bankruptcy or insolvency proceeding; or

        (d) any breach of the Maker's obligations under the Pledge Agreement shall have occurred and be continuing or any representation or warranty made thereunder shall be false in any material respect, then, the holder of this Note may at any time by written notice to the Maker, declare the entire unpaid principal of and the interest accrued on this Note through the date of such Event of Default to be forthwith due and payable, without other notices or demands of any kind, all of which are hereby waived by the Maker.

        The Maker agrees to pay to the holder hereof all expenses incurred by such holder, including reasonable attorneys' fees, in enforcing and collecting this Note.

        The Maker hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

        This Note shall be paid without deduction by reason of any set-off, defense or counterclaim of the Maker.

        This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles thereof, shall be binding upon the heirs or legal representatives of the Maker and shall inure to the benefits of the successors and assigns of Aames.



                                           ---------------------------------
                                               [Management Investor]

                  EXHIBIT B TO MANAGEMENT INVESTMENT AGREEMENT
                           (Other than Neil Kornswiet)

                            FORM OF PLEDGE AGREEMENT

               PLEDGE AGREEMENT ("Agreement"), dated as of _____, 1999, made by [MANAGEMENT INVESTOR], an individual residing at ________ (the "Pledgor"), to Aames Financial Corporation, a Delaware corporation ("Aames").

               WHEREAS, on the date hereof, the Pledgor is purchasing shares of Aames' Series C Convertible Preferred Stock, par value $0.001 per share ("Series C Preferred Stock"), pursuant to a Management Investment Agreement, dated the date hereof, between Pledgor and Aames (the "Management Investment Agreement"); and

               WHEREAS, as part of the transactions contemplated by the Management Investment Agreement, the Pledgor is executing and delivering to Aames a Secured Promissory Note dated as of the date hereof in favor of Aames (the "Aames Note") as part of the purchase price for the Series C Preferred Stock, and (ii) in accordance with the terms and conditions set forth herein, pledge the Series C Preferred Stock, together with any shares of Aames' common stock, par value $0.001 per share that may be acquired upon conversion of the Series C Preferred Stock (the "Underlying Common Shares, and, together with the shares of Series C Preferred Stock, the "Pledged Shares").

               NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and in order to induce Aames to accept the Aames Note, the Pledgor hereby agrees as follows:


               SECTION 1. Pledge. The Pledgor hereby pledges to Aames, and grants to Aames a security interest in, the following (the "Pledged Collateral"):

               (i) the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property of any character whatsoever (including, without limitation, shares of Common Stock) from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Shares; and

               (ii) all proceeds of any and all of the foregoing collateral (including, without limitation, proceeds that constitute property of the types described above).

               SECTION 2. Security for Obligations. This Agreement secures the payment of all obligations, whether for principal, interest, fees, expenses or otherwise, now or hereafter existing, of the Pledgor under the Aames Note and under this Agreement (all such obligations of the Pledgor being the "Obligations").

Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by the Pledgor to Aames under the Aames Note or this Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Pledgor.

               SECTION 3. Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Aames pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Aames. Aames shall have the right, at any time in its discretion and without notice to the Pledgor, to transfer to or to have registered in the name of Aames or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 6(a). For the better perfection of Aames's rights in and to the Pledged Collateral, the Pledgor shall forthwith, upon the pledge of any Pledged Collateral hereunder, cause such Pledged Collateral to be registered in the name of Aames or such nominee or nominees of Aames as Aames shall direct, subject only to the revocable rights specified in Section 6(a). In addition, Aames shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

               SECTION 4. Representations and Warranties. The Pledgor represents and warrants as follows:

               (a) Neither the execution nor the delivery by the Pledgor of this Agreement nor the consummation by the Pledgor of the transactions contemplated hereby, nor compliance with nor fulfillment by the Pledgor of the terms and provisions hereof, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any lease, contract, instrument, mortgage, deed of trust, trust deed or deed to secure debt evidencing or securing indebtedness for borrowed money, financing lease, law, rule, regulation, judgment, order, award, decree or other restriction of any kind to which the Pledgor is a party or by which he is bound.

               (b) This Agreement has been duly executed and delivered by the Pledgor and is the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms.

               (c) There is no action, lawsuit, claim, counterclaim, proceeding, or investigation (or group of related actions, lawsuits, claims, proceedings or investigations) pending or, to the knowledge of the Pledgor, threatened, relating to or challenging the Pledgor's obligations under this Agreement or the pledge of the Pledged Collateral hereunder.

               (d) The Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.

               (e) The pledge of the Pledged Shares pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Obligations.

               (f) No consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor, (ii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest) or (iii) for the exercise by Aames of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with any disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally).

               (g) There are no conditions precedent to the effectiveness of the Pledgor's obligations under this Agreement that have not been satisfied or waived.

               SECTION 5. Further Assurances. (a) The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Aames may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Aames to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

               (b) The Pledgor hereby authorizes Aames to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Pledged Collateral without the signature of the Pledgor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Pledged Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

               SECTION 6. Voting Rights; Dividends, Etc. (a) so long as no Event of Default (as defined in the Aames Note) or event which, with the giving of notice or the lapse of time, or both, would become such an Event of Default shall have occurred and be continuing:

               (i) The Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Aames Note; provided, however, that the Pledgor shall not exercise or refrain from exercising any such right if, in Aames's judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof.

               (ii) The Pledgor shall be entitled to any and all dividends paid in respect of the Pledged Collateral; provided, however, that any and all dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Collateral, shall be, and shall be forthwith delivered to Aames to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of Aames, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to Aames as Pledged Collateral in the same form as so received (with any necessary endorsement or assignment); and provided, further, that the after tax amount of any cash dividends, proceeds, or other distributions paid in respect of the Pledged Collateral shall be applied as an immediate prepayment in respect of the Aames Note, with such prepayments to be applied first to the payment of all interest accrued on, and then to the payment of unpaid principal of, the Aames Note.

               (iii) Aames shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) above.

               (b) Upon the occurrence and during the continuance of an Event of Default or an event which, with the giving of notice or the lapse of time, or both, would become an Event of Default:

               (i) All rights of the Pledgor (x) to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) shall, upon notice to the Pledgor by Aames, cease and (y) to receive the dividends payments which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in Aames (or its designee), who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends.

               (ii) All dividends which are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 6(b) shall be received in trust for the benefit of Aames, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to Aames as Pledged Collateral in the same form as so received (with any necessary endorsement).

               SECTION 7. Transfers and Other Liens. The Pledgor agrees that it will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or (ii) create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement and except for any such sale the proceeds from which are used to repay all unpaid principal of, and accrued interest on, the Aames Note (with such proceeds first being applied to accrued interest and then to principal).

               SECTION 8. Appointment of Attorney-in-Fact. The Pledgor hereby appoints [_______] the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in Aames's discretion to take any action and to execute any instrument that Aames may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Pledgor under Section 6), including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

               SECTION 9. Aames May Perform. If the Pledgor fails to perform any agreement contained herein and does not cure such failure within 10 days after its receipt of written notice from Aames, Aames may itself perform, or cause performance of, such agreement, and the expenses of Aames incurred in connection therewith shall be payable by the Pledgor under Section 12.

               SECTION 10. Aames' Duties. The powers conferred on Aames hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, Aames shall have no duty as to any Pledged Collateral as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not Aames has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Pledged Collateral. Aames shall be deemed to have exercised reasonable care in the custody and preservation of any Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which Aames accords its own property.

               SECTION 11. Remedies upon Default. If any Event of Default shall have occurred and be continuing:

               (a) Aames may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of Delaware at that time (the "Code") (whether or not the Code applies to the affected Collateral), and may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Aames may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Aames shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Aames may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

               (b) Any cash held by Aames as Pledged Collateral and all cash proceeds received by Aames in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral may, in the discretion of Aames, be held by Aames as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to Aames pursuant to Section 12) in whole or in part by Aames against, all or any part of the Obligations in such order as Aames shall elect. Any surplus of such cash or cash proceeds held by Aames and remaining after payment in full of all the Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

               SECTION 12. Expenses. The Pledgor will upon demand pay to Aames the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Aames may incur in connection with

(i) the exercise or enforcement of any of the rights of Aames hereunder or (ii) the failure by the Pledgor to perform or observe any of the provisions hereof.

               SECTION 13. Security Interest Absolute. The obligations of the Pledgor under this Agreement are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Pledgor to enforce this Agreement. All rights of Aames and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

               (i) any lack of validity or enforceability of the Aames Note any other agreement or instrument relating thereto;

               (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations, or any other amendment or waiver of or any consent to any departure from the Aames Note;

               (iii) any taking, exchange, release or nonperfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations;

               (iv) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of the Pledgor;

               (v) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor.

               SECTION 14. Amendments, Etc. No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and no consent to any departure by one party herefrom, shall in any event be effective unless the same shall be in writing and signed by the other party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               SECTION 15. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and sent by express courier, telecopied, telegraphed, telexed or hand-delivered, if to the Pledgor, at his address first set forth above; and, if to Aames, at its address at 2 California Plaza, 350 South Grand Avenue, Los Angeles, CA 90071, Attention: Cary Thompson; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party.

All such notices and communications shall, when sent by express courier, be effective three days after being sent, when telecopied, telegraphed, telexed or hand-delivered, be effective when telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered, respectively.

               SECTION 16. Continuing Security Interest; Assignments Under Aames Note. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment in full of the Obligations and all other amounts payable under this Agreement, (ii) be binding upon the Pledgor, its successors and assigns and (iii) inure to the benefit of, and be enforceable by, Aames and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), Aames may assign or otherwise transfer all or any portion of its rights and obligations under the Aames Note to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to Aames herein or otherwise. Upon the payment in full of the Obligations and all other amounts payable under this Agreement, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor. Upon any such termination, Aames will, at the Pledgor's expense, return to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

               SECTION 17. Governing Law; Terms. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF DELAWARE. Unless otherwise defined herein or in the Aames Note, terms defined in
Article 9 of the Code are used herein as therein defined.

               IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                                  ______________________________


ACKNOWLEDGED AND AGREED:

AAMES FINANCIAL CORPORATION


By:_________________________
    Name:
    Title:

                                                                       Exhibit J

                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT (the "Agreement") is between Aames Financial Corporation, a Delaware corporation (the "Company"), and Neil B. Kornswiet (the "Executive"). This Agreement shall become effective (the "Effective Date") on the "Initial Closing Date," as such term is defined in the Purchase Agreement (defined below).

                                   BACKGROUND
                                   ----------

            A. As of the Effective Date, the Company is or will be engaged primarily in originating, selling and servicing home mortgage loans.

            B. The Executive is currently a stockholder and officer of the Company, and as part of the closing (the "Closing") under the Preferred Stock Purchase Agreement by and among the Company and Capital Z Financial Services Fund II, L.P. ("Purchaser"), dated the 23rd day of December, 1998 (the "Purchase Agreement"), the Company has agreed that, after the Effective Date, the Company will continue to employ the Executive to provide services for the benefit of the Company on the terms of this Agreement. If the Closing does not occur, this Agreement shall have no force or effect and the Employment Agreement dated August 26, 1998 shall remain in force.

            C. In exchange for the benefits provided for under this Agreement, except as otherwise specifically provided in this Agreement or in Exhibit A hereto, as of the Effective Date, the Executive hereby waives any and all rights and benefits accruing under all other employment, change in control, and any and all other agreements between Executive and the Company and its subsidiaries that provide for the payment of compensation or benefits to Executive, other than (i) benefits provided under the Company's 401(k) plan, (ii) benefits continued pursuant to Section 3C hereof, and (iii) stock options granted under the Aames Financial Corporation 1997 Non-Qualified Stock Option Plan, as Amended and Restated Effective May 22, 1998, the Aames Financial Corporation 1997 Stock Option Plan, the Aames Financial Corporation 1996 Stock Incentive Plan, as amended, the Aames Financial Corporation 1995 Stock Incentive Plan, the Aames Financial Corporation 1991 Stock Incentive Plan and under those certain assumption option agreements entered into by the Company in connection with its acquisition of One Stop Mortgage, Inc., pursuant to an Agreement dated August 12, 1996, which, to the extent practicable, will be modified to provide for transfer to the Executive in the event they are forfeited by the original grantees after August 12, 1996, provided that the Executive shall in no event acquire greater rights under such assumption options than those held by the optionees to whom they were originally issued, all of which options shall be preserved.

In consideration of the foregoing and the mutual agreements set forth below, the parties agree as follows:

                           AGREEMENT - PRINCIPAL TERMS
                           ---------------------------

        1. Employment and Duties. The Company shall employ the Executive as its President responsible for day to day operation of the Company and its subsidiaries, and the Executive accepts such employment on the terms and conditions of the Agreement. The Executive shall, while this Agreement remains in effect, have the duties, responsibilities, powers, and authority customarily associated with such position. The Executive shall report to, and follow the direction of, the Board of Directors of the Company (the "Board"). During each year of the Term (as hereinafter defined), the Company shall nominate the Executive for election as a member of the Board. In addition, the Executive also shall perform such other and unrelated services and duties as the Board may assign to him. The Executive shall diligently, competently, and faithfully perform all duties, and shall devote his entire business time, energy, attention, and skill to the performance of duties for the Company and its affiliates and will use his best efforts to promote the interests of the Company and its affiliates.

        2. Term of Employment. Unless sooner terminated as provided in this Agreement, the initial term under this Agreement shall be five (5) years, starting on the Effective Date (the "Initial Term"). The term of employment shall be renewed automatically for successive periods of one (1) year each (a "Renewal Term") after the expiration of the Initial Term and any subsequent Renewal Term, unless the Board provides the Executive, or the Executive provides the Board, with written notice to the contrary at least one hundred twenty (120) days prior to the end of the Initial Term or any Renewal Term. The Initial Term and the Renewal Terms are referred to collectively as "Terms."

        3.  Compensation.

            A. Salary. The Company shall pay the Executive an annual salary of $600,000 (the "Base Salary"), payable in substantially equal installments in accordance with the Company's payroll policy. The amount of Base Salary payable to Executive shall be reviewed at least annually; provided, however, that Executive's Base Salary shall not be reduced below $600,000 per annum during the term of this Agreement.

            B. Performance Bonus; Other Limitations. The Executive shall be entitled to annual cash bonuses, and other extraordinary compensation and benefits on the basis outlined in Exhibit A. The covenants set forth in Exhibit A shall be binding upon the parties to the same extent as if set forth herein.

            C. Automobile. The Company's current policy with regard to the provision of an automobile to the Executive shall

>


be maintained during the Term until such time as the Compensation Committee of the Board determines otherwise and provides other benefits not materially less favorable to Executive.

            D. Vacation. Executive shall be entitled to 5 weeks of paid vacation each year of employment with the Company for the term of this Agreement. In each case, such entitlement shall accrue pro rata over the contract year and shall be taken at such time or times as shall not unreasonably interfere with the operations of the Company.

            E. Insurance. During the Term, the Company shall maintain, at no cost to Executive, directors and officers liability insurance that covers the Executive in an amount of not less than $45,000,000.

            F. Stock Options. The Company shall grant to the Executive on the Effective Date an option to purchase 3,214,642 million shares of the Company's common stock pursuant to and subject to the provisions of the Company's 1999 Stock Option Plan. Such option shall be subject to the terms of an option agreement substantially in the form annexed hereto as Exhibit B.

            G. Other Benefits. While this Agreement remains in effect, the Company shall continue to provide the Executive with (i) not less than $2,000,000 of standard term life insurance; (ii) medical and dental benefits for the Executive and his dependents substantially comparable to that provided immediately prior to the execution of this Agreement; (iii) a long-term disability policy providing for payments in an amount equal to 60% of the Executive's Base Salary, provided such a policy may be obtained at reasonable cost; and (iv) the Executive shall participate in such other savings, pension and retirement plans and other benefit plans or programs maintained by the Company for the benefit of its executives.

        4. Expenses. The Company shall reimburse the Executive for all reasonable business expenses, that are incurred in accordance with the Company's policies as in effect from time to time, provided the Executive submits appropriate receipts or other documentation acceptable to the Company and as required by the Internal Revenue Service to qualify as ordinary and necessary business expenses under the Internal Revenue Code of 1986, as amended.

        5. Termination. Notwithstanding anything in Paragraph 2 of this Agreement to the contrary, the term of this Agreement and Executive's services under this Agreement shall terminate upon the first to occur of the following events:

            A. At the end of the applicable Term of this Agreement, including any Renewal Terms.

            B. Upon the Executive's date of death or the date the Executive is given written notice that the Company has properly determined that he is disabled. For purposes of this Agreement, the Executive shall be properly deemed to be disabled if the Executive, as a result of illness or incapacity, shall be unable to perform substantially his required duties for a period of 120 consecutive days or for any aggregate period of 183 days in any twelve (12) month period. The Company shall notify the Executive that his employment has been terminated by written notice. The termination shall be effective on the tenth (10th) business day after the Executive receives the notice, unless the Executive returns to full-time performance of his duties before such tenth
(10th) business day.

            C. On the date the Company provides the Executive with written notice that he is being terminated for "cause." For purposes of this Agreement, and as reasonably determined by the Company, the Executive shall be deemed terminated for cause if the Company terminates the Executive after finding that the Executive: (1) shall have been determined by a court of law to have committed any felony including, but not limited to, a felony involving fraud, theft, misappropriation, dishonesty, embezzlement, or any other crime involving moral turpitude, or if the Executive shall have been arrested or indicted for violation of any criminal statute constituting a felony, provided the Company reasonably determines that the continuation of the Executive's employment after such event would have an adverse impact on the operation or reputation of the Company or its affiliates (subsequent references to the "Company" in this Paragraph 5C shall be deemed to refer to the Company or its affiliates); (2) shall have committed one or more acts of gross negligence or willful misconduct, either within or outside of the scope of his employment that, in the good faith opinion of the Board, materially impair the goodwill or business of the Company or cause material damage to its property, goodwill, or business, or would, if known, subject the Company to public ridicule; (3) shall have refused or failed to a material degree to perform his duties hereunder (continuing without cure for ten (10) days after receipt of written notice of need to cure); (4) shall have violated any material written Company policy provided to the Executive during or prior to the Term (continuing without cure for ten (10) days after receipt of written notice of need to cure) and that has caused material harm to the Company; or (5) knew, or should have known, that the Company materially, and knowingly or intentionally breached any representation, warranty, or covenant under the Purchase Agreement, or that the Executive shall have materially and knowingly or intentionally breached any provision this Agreement; provided, however, that no termination of Executive's employment for Cause shall be deemed to have occurred unless Executive is given notice of the reason therefore including the allegations which may constitute reason for such termination and after (a) Executive is provided an opportunity to be heard by the Board or the Executive Committee thereof, and (b) such decision has been upheld by the Board or Executive Committee.

            D. On the date the Executive terminates his employment for "Good Reason." For purposes of this Agreement, "Good Reason" shall mean termination by the Executive within ninety (90) days of learning of the acts which are the basis for alleging Good Reason, because of the occurrence of any of the following acts, without the Executive's consent: (1) he has been demoted to a position of materially less stature or importance within the Company than the position described in Paragraph 1, (2) he has been assigned to duties that are of materially less importance than, or materially inconsistent with, those required to be performed pursuant to Paragraph 1 of this Agreement, (3) the Company has failed to pay or provide material compensation or benefits that are required to be provided by this Agreement, or (4) the Company's principal executive offices have been relocated to any county other than Los Angeles County, CA or Orange County, CA, provided that no such termination shall be treated as for Good Reason unless the Executive shall have given the Company thirty (30) days advance written notice of his intention to terminate his employment for Good Reason, and the Company shall have failed to cure such acts within such thirty (30) day period.

            E. On the date the Executive terminates his employment for any reason, other than Good Reason, provided that the Executive shall give the Company thirty (30) days written notice prior to such date of his intention to terminate this Agreement.

            F. On the date the Company terminates the Executive's employment for any reason, other than a reason otherwise set forth in this Paragraph 5. Any purported termination of the Executive's employment for Cause which is finally determined to be without Cause shall be treated for all purposes of this Agreement as a termination pursuant to this Paragraph 5F.

        6. Compensation Upon Termination. If the Executive's services are terminated pursuant to Paragraph 5, the Executive shall be entitled to the Base Salary through his final date of active employment, plus any accrued but unused vacation pay. If the Executive's services are terminated pursuant to Paragraph 5D or 5F, the Executive shall in addition be entitled to receive severance benefits for a period of 12 months payable in substantially equal installments in accordance with the Company's payroll policy, in an amount equal to (i) $2 million, if such termination occurs within one year from the Effective Date,
(ii) $1.5 million, if such termination occurs after the first and on or before the second anniversary of the Effective Date, (iii) $1.0 million, if such termination occurs after the second and on or before the third anniversary of the Effective Date, (iv) $0.5 million, if such termination occurs after the fourth anniversary of the Effective Date, and (v), plus an amount, if any, (regardless of the date of termination) necessary to reimburse the Executive on a net after-tax basis for any applicable federal excise tax, provided in each case the Executive signs an agreement that releases the Company from actions, suits, claims, proceedings, and demands related to the period of employment and/or termination of employment. Executive agrees that if his employment is terminated for any reason, he shall immediately resign from all officer and director positions he then holds with the Company and each of its parents, affiliates and subsidiaries.

        7. Offset. In the event that severance benefits become payable to the Executive pursuant to Paragraph 6 above, such benefits, to the extent not theretofore paid, shall be reduced, on a dollar-for-dollar basis, by (i) any outstanding amounts owed by Executive to the Company and (ii) the amount of any compensation for services earned by Executive on account of his employment or consulting services with another business or on account of his self employment, from any source, whether paid currently or deferred. In such event, Executive shall cooperate with the Company and shall provide such information to the Company as it may reasonably require in order to calculate the amount of the reduction described above.

        8. COBRA. If the Executive's services are terminated pursuant to Paragraph 5, the Executive shall also be entitled to any benefits mandated under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") or required under the terms of any death, insurance, or retirement plan, program, or agreement provided by the Company and to which the Executive is a party or in which the Executive is a participant, including, but not limited to, any short-term or long-term disability plan or program, if applicable. If the Executive elects COBRA continuation coverage, the Company shall pay for such health insurance coverage for the shorter of 12 months or the remaining Term at the same rate as it pays for health insurance coverage for its active employees (with the Executive required to pay for any employee-paid portion of such coverage). After the expiration of the period set forth in the prior sentence concludes, the Executive shall be responsible for the payment of all further premiums attributable to COBRA continuation coverage at the same rate as the Company charges all COBRA beneficiaries. However, no provision of this Agreement shall be construed to extend the period of time over which such COBRA continuation coverage is required to be provided to the Executive and/or his dependents.

        9. Arbitration. Any dispute between the parties hereto respecting the meaning and intent of this Agreement or any of its terms and provisions shall be submitted for expedited arbitration in Los Angeles, California, in accordance with the National Rules of the American Arbitration Association for the Resolution of Employment Disputes then in effect, and the arbitration determination resulting from any such submission shall be final and binding upon the parties hereto. Judgment upon any arbitration award may be entered in any court of competent jurisdiction. The parties further agree that either party may at any time seek provisional relief, including, but not limited to a temporary restraining order or a preliminary injunction, from any state or federal court in California, in connection with any dispute being submitted for arbitration.

        10. Exclusive Employment; Confidentiality; Non-Solicitation.

            A. Executive agrees to perform his duties, responsibilities and obligations hereunder efficiently and to the best of his ability. Executive also agrees that he will not engage in any other business activities, pursued for gain, profit or other pecuniary advantage, that are competitive with the activities of the Company. Executive agrees that all of his activities as an employee of the Company shall be in conformity with all present and future policies, rules and regulations and directions of the Company not inconsistent with this Agreement.

            B. Executive acknowledges that his employment by the Company will bring him into close contact with many trade secrets and other confidential affairs of the Company and its clients and customers, including, without limitation, non-public information pertaining to ideas, knowledge, operations, computer hardware and software, systems, costs, profits, markets, sales, products, programs, interfaces, networks, protocols, data bases, key personnel, pricing policies, operational methods, concepts, data, equipment, models, compensation, suppliers, servicing, broker lists, customer lists, customers, potential customers, rate sheets, plans, concepts, strategies, or products, advertising, technical processes and applications and other business affairs and methods, plans for future developments and other information not readily available to the public or the Company's competitors or clients (collectively referred to hereinafter as "Information"). In consideration of the foregoing, the Executive agrees that he: (1) will keep secret and confidential all Information and will not use it for his own benefit or disclose it to, or use it for the benefit of, anyone other than the Company, either during or after his employment by the Company, except with the prior written consent of the Company;
(2) will take all reasonable action that the Company deems necessary or appropriate to prevent unauthorized use or disclosure of or to protect the Company's interest in Information; (3) will deliver promptly to the Company upon termination of his employment by the Company or at any other time the Company may so request, all memoranda, notes, documentation, equipment, files, flowcharts, program listings, data listings, records, reports and other tangible manifestations of the Information (and all copies thereof), that he may then possess or have under his control; and (4) will, unless the Company otherwise agrees in writing, and without additional compensation, promptly disclose and, upon request, assign to the Company all rights to work product and business opportunities related to the present or, to the extent presented to the Board of Directors prior to termination of employment, contemplated business of the Company.

            C. Executive further agrees that if his employment is terminated during the three year period beginning on the Effective Date, he will abide by the limitations set forth in the following sentence (i) for a period of six months from the date of termination, if his employment is terminated pursuant to Paragraph 5B, 5D or 5F, and (ii) for a period of one year from the date of termination, if his employment is terminated by the Company pursuant to Paragraph 5C or if his employment is terminated by the Executive without Good Reason (the applicable period is referred to below as the "Nonsolicitation Period"). During the Nonsolicitation Period, the Executive agrees that he will not, without the Company's express written consent, himself or through any organization with which he is associated: (i) hire any person who was employed by the Company on the Executive's date of termination of employment or at any time within six months prior thereto, or hire any agent, consultant, or independent contractor of the Company, or of any organization with respect to which the Company has agreed to a similar prohibition and of which the Employee has knowledge, or induce or attempt to induce any such person to discontinue such employment or affiliation with the Company or such organization, as the case may be, or (ii) induce or attempt to induce any client or customer of the Company on the date of termination to discontinue any business relationship or to refrain from entering into a new business relationship with the Company.

            D. Executive confirms and acknowledges that (i) he was represented by counsel of his own choosing during the negotiation of the limitations set forth in Paragraphs 10 and 11 of this Agreement, (ii) his strict adherence to the limitations imposed upon him thereunder, or under any agreement referenced therein, was a material factor in Purchaser's entering into the Purchase Agreement and agreeing to consummate the transactions contemplated thereby, and to pay the Executive the cash and equity-based compensation called for in this Agreement, (iii) the Company's ability to maintain continuing relationships with its employees without disruption was a material factor in Purchaser's entering into the Purchase Agreement and agreeing to consummate the transactions contemplated thereby, (iv) his failure to adhere to the obligations imposed by Paragraphs 10 and 11 of this Agreement will expose such Purchaser to substantial and irreparable harm. Accordingly, Executive agrees that the remedy at law for any breach by him of the covenants and agreements set forth in this Paragraph 10 or in Paragraph 11 below may be inadequate and that in the event of any such breach, the Company or its respective subsidiaries may, in addition to the other remedies that may be available to it at law, seek injunctive relief prohibiting him (together with all those persons associated with him) from breach of such covenants and agreements.

        11. Non-Competition. Executive reconfirms and acknowledges his duties and obligations under the Non-Compete Agreement dated August 28th, 1996. The Company agrees to release him from such obligations on the earlier to occur of
(x) the expiration of any Nonsolicitation Period referred to in Section 10(c) hereof, and (y) the third anniversary of the Effective Date.

                            AGREEMENT - MISCELLANEOUS
                            -------------------------

        12. Entire Agreement. This Agreement sets forth the entire and final agreement and understanding of the Company and the Executive and contains all of the agreements made between them with respect to the subject matter hereof. This Agreement supersedes any and all other agreements, either oral or in writing, between the Company and the Executive with respect to Executive's provision of services to the Company. No change or modification of this Agreement shall be valid unless in writing and signed by the Company and the Executive.

        13. Enforcement; Severability. Should a decision be entered by a court of competent jurisdiction that the character, duration or geographical scope of any provision of this Agreement is unreasonable, or that any provision of this Agreement is invalid or unenforceable for any reason, in whole or in part, then the Company and the Executive agree that such provision shall be construed by the court in such a manner as to impose all those restrictions on the Executive's conduct set forth in this Agreement or in the Non-Compete Agreement dated August 28, 1996 that are reasonable in light of the circumstances and as are necessary to assure to the Company the benefits of this Agreement and to render the provision valid and enforceable, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated in this Agreement as so modified, restricted, or reformulated or as if such provision had not been originally included in this Agreement, as the case may be. The parties further agree to seek a lawful substitute for any provision found to be unlawful; provided, that, if the parties are unable to agree upon a lawful substitute, the parties desire and request that the arbitrator or other authority called upon to decide the enforceability of this Agreement modify those provisions such that, once modified, this Agreement will be enforceable to the maximum extent permitted by the law in existence at the time of the requested enforcement.

        14. Miscellaneous.

            A. Notices. All notices required in connection with this Agreement shall be sufficiently given only if transmitted in writing and (i) personally delivered, or sent by first class, registered or certified mail, return receipt requested, postage prepaid, or by recognized overnight courier, (ii) sent by facsimile, provided a hard copy is mailed on that date to the party for whom such notices are intended, or (iii) sent by other means at least as fast and reliable as first class mail. A written notice shall be deemed to have been given to the recipient party on the earliest of (1) the date it shall be delivered to the address required by this Agreement; (2) the date delivery shall have been refused at the address required by this Agreement;
(3) with respect to notices sent by mail or overnight courier, the date as of which the Postal Service or overnight courier, as the case may be, shall have indicated such notice to be undeliverable at the address required by this Agreement; or (4) with respect to a facsimile, the date on which the facsimile is sent and receipt is confirmed. Any and all notices referred to in this Agreement, or which either party desires to give to the other shall, in the case of the Executive, be addressed to the residence address given to the Company by the Executive in writing for this purpose, or failing receipt of such notice, to the last residence address on the Company's records, or in the case of the Company, to its principal office with a copy to Capital Z's principal office.

            B. Waiver of Breach. A waiver by the Company of a breach of any provision of this Agreement by the Executive shall not operate or be construed as a waiver of any subsequent breach by the Executive. No waiver shall be valid unless it is in writing and signed by an authorized officer of the Company (other than the Executive).

            C. Assignment. The Executive acknowledges that the services he is to render are unique and personal. Accordingly, the Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

            D. Construction. The heading in this Agreement are inserted for convenience only and are not to be considered a construction of the provisions hereof. The Background recitals are incorporated in this Agreement as an integral part hereof and shall be considered as substantive and not precatory language.

            E. Execution of Agreement. This Agreement may be executed in several counterparts, each of which shall be considered an original, but which when taken together, shall constitute one agreement.

            F. Governing Law. This agreement shall be construed in accordance with the laws of the State of California.

COMPANY:                                    EXECUTIVE:


By____________________________________      __________________________________

                                    EXHIBIT A
                                    ---------

* Within two weeks of the Effective Date, Company shall pay Executive $1,460,000, such amount being in full and complete satisfaction of all amounts owed Executive in respect of his June 1998 bonus accrued by the Company.

* Subject to execution by the Executive of the promissory note attached hereto as Exhibit C, the Company shall pay Executive a guaranteed cash bonus for the 1999 calendar year (the "1999 Bonus"), such bonus to be paid within two weeks following the Effective Date, in an amount equal to $540,000. The 1999 Bonus shall be paid in the form of a recourse loan, which shall be forgiven and treated as paid in full so long as Executive remains employed by the Company through the first anniversary of the Effective Date, or through the date of any earlier termination of Executive's employment under Paragraphs 5B, 5D or 5F of the Employment Agreement. Executive to receive a cash supplemental bonus for his first year of employment of $300,000, such bonus to be paid within 2-1/2 months after the first anniversary of the Effective Date, subject to the Board's determination that the Company has completed a satisfactory program of cost reductions by such anniversary date (the "1999 Supplemental Bonus").

* For bonuses after the 1999 calendar year, Executive shall receive a cash bonus paid annually on a calendar year basis ranging from 0-100% of total Base Salary, with an expected bonus of $400,000, and a bonus in excess of 100% of Base Salary for extraordinary performance. Bonuses shall be paid according to a budget approved by the Board of Directors of the Company and the achievement of other non-financial goals adopted by such Board.

* Subject to execution by the Executive of the promissory note attached hereto as Exhibit I-2 to the Management Investment Agreement, the Company shall loan Executive an amount equal to the purchase price of 100% of his pro-rata ownership position in the shareholders rights offering (the "Rights Offering Advance"). The Rights Offering Advance shall be in the form of a loan, which shall be nonrecourse provided Executive remains employed by the Company through the first anniversary of the Effective Date, or through the date of any earlier termination of Executive's employment under Paragraph 5B, 5D or 5F of the Employment Agreement.

* For so long as Capital Z and/or its Designated Purchasers under the Purchase Agreement own at least 25% of the outstanding voting securities of the Company, Executive covenants and agrees not to sell, assign or otherwise transfer, during his employment with the Company, in any one twelve month period, more than 25% of the aggregate amount of shares of Company stock which the Executive owned immediately prior to the Effective Date. The Company, by action of its Board of Directors, agrees to consider whether to waive all or part of such limitation in the event of extraordinary hardship, which consent shall not be unreasonably withheld.

                                                                       Exhibit B
                                                          MODEL OPTION AGREEMENT


                                  NON-QUALIFIED
                             STOCK OPTION AGREEMENT
                                    UNDER THE
                        1999 AAMES FINANCIAL CORPORATION
                                STOCK OPTION PLAN


               THIS AGREEMENT, made this _____ day of __________, __, by and between Aames Financial Corporation, a Delaware corporation (the "Company"), and ____________ (the "Optionee")

                              W I T N E S S E T H:
                              - - - - - - - - - -

               WHEREAS, the Optionee is now employed by the Company in a key capacity, and the Company desires to have him remain in such employment and to afford him the opportunity to acquire, or enlarge, his ownership of the Company's Common Stock, par value $.01 per share ("Stock"), so that he may have a direct proprietary interest in the Company's success;

               WHEREAS, all capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Company's Stock Option Plan;

               NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

               1. Grant of Option. Subject to the terms and conditions set forth herein and in the Company's Stock Option Plan (the "Plan"), the Company hereby grants to the Optionee, during the period commencing on the date of this Agreement and ending ten years from the date hereof (the "Termination Date"), the right and option (the right to purchase any one share of Stock hereunder being an "Option") to purchase from the Company, at a price of $1.00 per share, an aggregate of shares of Stock.

               2. Limitations on Exercise of Option. (a) Subject to the terms and conditions set forth herein, all Options shall vest and become exercisable on the ninth anniversary of the date of grant (the "Grant Date"), provided that Optionee remains an employee of the Company on such date, subject to earlier vesting, based upon the Company's attainment of the following share price values: (i) 25% of the Options shall vest at such time as the Stock's Fair Market Value is first, while the Optionee is employed by the Company and after the Grant Date, at or above $1.30 per share; (ii) an additional 25% of the Options shall vest at such time as the Stock's Fair Market Value is first, while the Optionee is employed by the Company and after the Grant Date, at or above $1.75 per share; and (iii) an additional 50% of the Options shall vest at such time as the Stock's Fair Market Value is first, while the Optionee is employed by the Company and after the Grant Date, at or above $2.50 per share; provided, however, that any such acceleration shall be limited according to the following schedule: not more than 15% of the Options that have become vested based upon performance shall become exercisable before the first anniversary of the Grant Date; not more than an additional 15% of the Options that have become vested based upon performance shall become exercisable before the second anniversary of the Grant Date; not more than an additional 20% of the Options that have become vested based upon performance shall become exercisable before each of the third and fourth anniversaries of the Grant Date; and the remaining 30% of the Options that have become vested based upon performance shall not become exercisable before the fifth anniversary of the Grant Date; and further provided, that if the Optionee is terminated without Cause or the Optionee terminates his employment for Good Reason, after a date when any of the performance thresholds set forth in clause (i), (ii) or (iii) of this paragraph 2(a) has been satisfied, then, in computing the exercisability limitation set forth in the preceding proviso, an additional 15% of the Options that have become vested based upon performance shall be exercisable over and above the Options that become exercisable without regard to this proviso.

               (b) Any provision of paragraph 2(a) hereof to the contrary notwithstanding, but subject to Article XI(c) of the Plan, upon a Change in Control, 100% of the Options shall vest and become exercisable, provided, however, that no such exercise rights shall arise unless (i) if a Change in Control occurs within 12 months of the consummation of the transactions contemplated by the Purchase Agreement (the "Closing Date"), the Change in Control Price is at or above $1.50 per share or (ii) if a Change in Control occurs more than twelve months from the Closing Date, the Change in Control Price is at or above $2.50 per share (or if the Change in Control Price is less than $2.50 but above $1.30 or $1.75 per share the acceleration of vesting shall result, but only to the extent such acceleration would have resulted pursuant to paragraph 2(a)(i) or 2(a)(ii) above, without regard to service requirements).

               3. Termination of Employment. An Optionee's rights upon termination of employment shall be as set forth in Article VI of the Plan.

               4. Method of Exercising Option. (a) The Optionee may exercise any or all of the Options by delivering to the Company a written notice signed by the Optionee stating the number of Options that the Optionee has elected to exercise at that time and full payment of the purchase price of the shares to be thereby purchased from the Company. Payment of the purchase price of the shares may be made (a) by certified or bank cashier's check payable to the order of the Company, (b) by surrender or delivery to the Company of shares of Stock or other property acceptable to the Committee in its sole discretion, which Stock or other property shall have a value equal to the purchase price or (c) by delivery to the

Committee of a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the purchase price.

               (b) At the time of exercise, the Optionee shall pay to the Company such amount as the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon.

               5. Issuance of Shares. As promptly as practical after receipt of such written notification and full payment of such purchase price and any required income tax withholding amount, the Company shall issue or transfer to the Optionee the number of shares with respect to which Options have been so exercised, and shall deliver to the Optionee a certificate or certificates therefor, registered in the Optionee's name.

               6. Company; Optionee. (a) The term "Company" as used in this Agreement with reference to employment shall include the Company and its subsidiaries. The term "subsidiary" as used in this Agreement shall mean any subsidiary of the Company as defined in Section 424(f) of the Code.

               (b) Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Options may be transferred by will or by the laws of descent and distribution, the word "Optionee" shall be deemed to include such person or persons.

               7. Non-Transferability. The Options are not transferable by the Optionee otherwise than by will or the laws of descent and distribution and are exercisable during the Optionee's lifetime only by him. No assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Options shall terminate and become of no further effect. Unless otherwise provided by the Committee at the time of exercise, Optionee shall enter into a binding agreement with the Company at the time of grant pursuant to which Optionee agrees, during any period when the Minimum Stock Ownership Threshold is met or exceeded, (i) not to sell, assign or otherwise transfer more than 25% of the Stock purchased pursuant to an Option in any given year and (ii) in aggregate not to sell, assign or otherwise transfer more than 25% of the Stock purchased pursuant to an Option over a five year period beginning on the effective date of the Plan. Appropriate legends shall be placed on the stock certificates evidencing shares issued upon exercise of options to reflect such transfer restrictions.

               8. Rights as Stockholder. The Optionee or a transferee of the Options shall have no rights as a stockholder with respect to any share covered by the Options until he shall have become the holder of record of such share, and no adjustment shall be made for dividends or distributions or other rights in respect of such share for which the record date is prior to the date upon which he shall become the holder or record thereof.

               9. Recapitalizations, Reorganizations, etc. (a) The existence of the Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Stock or the rights thereof or convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

               (b) The shares with respect to which the Options are granted are shares of Stock of the Company as presently constituted, but if, and whenever, prior to the delivery by the Company of all of the shares of the Stock with respect to which the Options are granted, the Company shall effect a subdivision or consolidation of shares of the Stock outstanding, without receiving compensation therefor in money, services or property, the number and price of shares remaining under the Options shall be appropriately adjusted. Such adjustment shall be made by the Committee, whose determination as to what adjustment shall be made, and the extent thereof, shall be final, binding and conclusive. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to the Options.

               (c) In the event of any change in the outstanding shares of Stock by reason of any recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than cash dividends, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind or shares of Stock or other securities covered by the Options and the option price thereof. The Committee shall notify the Optionee of any intended sale of all or substantially all of the Company's assets within a reasonable time prior to such sale.

               (d) Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into or exchangeable for shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of options, rights or warrants to subscribe therefore, or to purchase the same, or upon conversion of shares or obligation of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to the Options.

               10. Compliance with Law. Notwithstanding any of the provisions hereof, the Optionee hereby agrees that he will not exercise the Options, and that the Company will not be obligated to issue or transfer any shares to the Optionee hereunder, if the exercise hereof or the issuance or transfer of such shares shall constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company shall in no event be obliged to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the exercise of the Options or the issuance or transfer of shares pursuant thereto to comply with any law or regulation of any governmental authority.

               11. Notice. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided, provided that, unless and until some other address be so designated, all notices or communications by the Optionee to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Optionee may be given to the Optionee personally or may be mailed to him at the address shown below his signature to this Agreement.

               12. Non-Qualified Options. The Options granted hereunder are not intended to be incentive stock options within the meaning of Section 422 of the Code.

               13. Binding Effect. Subject to Section 7 hereof, this Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

               14. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware.

               15. Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between discretionary terms and provisions of the Plan and the express provisions of this Agreement, this Agreement shall govern and control. In all other instances of conflicts or inconsistencies or omissions, the terms and provisions of the Plan shall govern and control.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                                AAMES FINANCIAL CORPORATION



                                                By: __________________________
                                                            Optionee

                                                                       Exhibit C

                           PROMISSORY NOTE AND WAIVER



$540,000                                                 LOS ANGELES, CALIFORNIA
                                                         January __, 1999

     FOR VALUE RECEIVED, the undersigned Neil B. Kornswiet (hereinafter "Kornswiet") hereby promises to pay to the order of Aames Financial Corporation, 350 S. Grand Avenue, Los Angeles, California 90071 (hereinafter called the "Company") the principal amount of FIVE HUNDRED AND FORTY THOUSAND DOLLARS ($540,000) together with the interest on the unpaid balance of such principal amount from the date hereof at the lowest rate of interest prescribed by Section 7872 of the Internal Revenue Code of 1986 that would permit imputation of interest under such section to be avoided.

     This Note and the indebtedness evidenced hereby are being provided pursuant to the terms of the agreement effective as of January __, 1999 between Kornswiet and the Company (the "Employment Agreement").

     Subject to the terms and conditions herein, if Kornswiet is employed by the Company for the full period from January __, 1999 through the first anniversary of the "Effective Date", as such term is defined in Kornswiet's Employment Agreement (the "Effective Date") or through the date of any earlier termination of Executive's employment by the Company pursuant to Paragraphs 5A, B, or F of the Employment Agreement or by the Executive pursuant to Paragraph 5D of the Employment Agreement, the principal on this Note, together with the interest accrued on such principal shall be forgiven by the Company in full and this Note shall be marked canceled. The Company shall also reimburse Kornswiet on a net after-tax basis for any tax liability attributable to the forgiveness of interest.

     In the event Kornswiet's employment with the Company is terminated prior to the first anniversary of the Effective Date, pursuant to Paragraph 5C of the Employment Agreement or in the event that Kornswiet terminates his employment with the Company prior to the first anniversary of the Effective Date for other than "good reason" (as defined in the Paragraph 5D of the Employment Agreement), Kornswiet shall repay the full principal amount evidenced by this Note, together with the interest accrued on such principal, within fourteen (14) days of such termination date.

     Unless this note is forgiven by the Company pursuant to the third paragraph hereof, the Company shall have the right to set off any amounts which Kornswiet owes the Company hereunder against any monies which the Company or any of its subsidiaries may owe to Kornswiet, of any nature whatsoever, including without limitation, any compensation and any severance owed under the Employment Agreement or any other benefit owed to or held by Kornswiet as an employee of the Company or any of its subsidiaries, and Kornswiet hereby agrees to and authorizes any such setoff.

     If payment of the principal, together with the interest accrued on such principal, on this Note is not paid in accordance with the terms aforementioned, then this Note shall be deemed to be in default and if suit is brought to collect this Note, the Company shall be entitled to collect, in addition to any principal outstanding, together with the interest accrued on such Note, all reasonable costs and expenses to include, but not necessarily be limited to, reasonable attorneys' fees and expenses.

     Presentment, notice of dishonor and protest are hereby waived by Kornswiet. This Note shall be binding upon Kornswiet and his heirs, executors, administrators, and legal representatives.

     No delay or omission on the part of the Company in exercising any rights hereunder shall operate as a waiver of such rights or of any other right of the Company, nor shall any delay, omission or waiver on any one occasion be deemed as a bar to or waiver of the same or any other right on any future occasion. This Note may not be changed or terminated orally.

     Kornswiet shall have the right to prepay the principal of this Note, together with the accrued and unpaid interest on such principal, in whole or in part, at any time or times, without penalty.

     Regardless of whether this Note is forgiven, Kornswiet acknowledges having received the entire principal amount of this Note from the Company and hereby waives all rights, if any, to his 1999 Bonus (as defined in Exhibit A of the Employment Agreement).

     All rights and obligations hereunder shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware, and this Note is executed as, and shall have effect of, a sealed instrument. If any provision of this transaction is inconsistent with the laws and statutes of the State of Delaware, the rest of the transaction shall not be affected, and that part that is not in accord with the said laws shall be adjusted to so comply.

     IN WITNESS WHEREOF, the undersigned has executed this Note as an instrument under seal this ____ day of January, 1999.



                                        ------------------------

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is between Aames Financial Corporation, a Delaware corporation (the "Company"), and Cary H. Thompson (the "Executive"). This Agreement shall become effective (the "Effective Date") on the "Initial Closing Date," as such term is defined in the Purchase Agreement (defined below).

                                   BACKGROUND
                                   ----------

     A. As of the Effective Date, the Company is or will be engaged primarily in originating, selling and servicing home mortgage loans.

     B. The Executive is currently a stockholder and officer of the Company, and as part of the closing (the "Closing") under the Preferred Stock Purchase Agreement by and among the Company and Capital Z Financial Services Fund II, L.P. ("Purchaser"), dated the 23rd day of December, 1998 (the "Purchase Agreement"), the Company has agreed that, after the Effective Date, the Company will continue to employ the Executive to provide services for the benefit of the Company on the terms of this Agreement. If the Closing does not occur, this Agreement shall have no force or effect and the Employment Agreement dated May 8, 1997 shall remain in force.

     C. In exchange for the benefits provided for under this Agreement, except as otherwise specifically provided in this Agreement or in Exhibit A hereto, as of the Effective Date, the Executive hereby waives any and all rights and benefits accruing under all other employment, change in control, stock option and any and all other agreements (except for benefits provided under the Company's 401(k) plan or continued pursuant to Section 3C hereof, and stock options granted under the Aames Financial Corporation 1997 Non-Qualified Stock Option Plan, as Amended and Restated Effective May 22, 1998, the Aames Financial Corporation 1997 Stock Option Plan, the Aames Financial Corporation 1996 Stock Incentive Plan, as amended, the Aames Financial Corporation 1995 Stock Incentive Plan the Aames Financial Corporation 1991 Stock Incentive Plan and under the Stock Option Agreement between the Company and the Executive dated June 21, 1996, as amended August 26, 1998 (all of which shall be preserved)), between Executive and the Company and its subsidiaries that provide for the payment of compensation or benefits to Executive.

In consideration of the foregoing and the mutual agreements set forth below, the parties agree as follows:

                           AGREEMENT - PRINCIPAL TERMS
                           ---------------------------

     1. Employment and Duties. The Company shall employ the Executive as its Chief Executive Officer, and the Executive accepts such employment on the terms and conditions of the

Agreement. The Executive shall, while this Agreement remains in effect, have the duties, responsibilities, powers, and authority customarily associated with such position. The Executive shall report to, and follow the direction of, the Board of Directors of the Company (the "Board"). During each year of the Term (as hereinafter defined), the Company shall nominate the Executive for election as a member of the Board. In addition, the Executive also shall perform such other and unrelated services and duties as the Board may assign to him. The Executive shall diligently, competently, and faithfully perform all duties, and shall devote his entire business time, energy, attention, and skill to the performance of duties for the Company and its affiliates and will use his best efforts to promote the interests of the Company and its affiliates.

     2. Term of Employment. Unless sooner terminated as provided in this Agreement, the initial term under this Agreement shall be five (5) years, starting on the Effective Date (the "Initial Term"). The term of employment shall be renewed automatically for successive periods of one (1) year each (a "Renewal Term") after the expiration of the Initial Term and any subsequent Renewal Term, unless the Board provides the Executive, or the Executive provides the Board, with written notice to the contrary at least one hundred twenty (120) days prior to the end of the Initial Term or any Renewal Term. The Initial Term and the Renewal Terms are referred to collectively as "Terms."

     3. Compensation.

          A. Salary. The Company shall pay the Executive an annual salary of $600,000 (the "Base Salary"), payable in substantially equal installments in accordance with the Company's payroll policy. The amount of Base Salary payable to Executive shall be reviewed at least annually; provided, however, that Executive's Base Salary shall not be reduced below $600,000 per annum during the term of this Agreement.

          B. Performance Bonus; Other Limitations. The Executive shall be entitled to an annual cash bonus on the basis outlined in Exhibit A. The covenants set forth in Exhibit A shall be binding upon the parties to the same extent as if set forth herein.

          C. Automobile. The Company's current policy with regard to the provision of an automobile to the Executive shall be maintained during the Term until such time as the Compensation Committee of the Board determines otherwise and provides other benefits not materially less favorable to Executive.

          D. Vacation. Executive shall be entitled to 5 weeks of paid vacation each year of employment with the Company for the term of this Agreement. In each case, such entitlement shall accrue pro rata over the contract year and shall be taken at such time or times as shall not unreasonably interfere with the operations of the Company.

          E. Insurance. During the Term, the Company shall maintain, at no cost to Executive, directors and officers liability insurance that covers the Executive in an amount of not less than $45,000,000.

          F. Stock Options. The Company shall grant to the Executive on the Effective Date an option to purchase 2,630,162 shares of the Company's common stock pursuant to and subject to the provisions of the Company's 1999 Stock Option Plan. Such option shall be subject to the terms of an option agreement substantially in the form annexed hereto as Exhibit B.

          G. Other Benefits. While this Agreement remains in effect, the Company shall continue to provide the Executive with (i) not less than $2,000,000 of standard term life insurance; (ii) medical and dental benefits for the Executive and his dependents substantially comparable to that provided immediately prior to the execution of this Agreement; (iii) a long-term disability policy providing for payments in an amount equal to 60% of the Executive's Base Salary, provided such a policy may be obtained at reasonable cost; and (iv) the Executive shall participate in such other savings, pension and retirement plans and other benefit plans or programs maintained by the Company for the benefit of its executives.

     4. Expenses. The Company shall reimburse the Executive for all reasonable business expenses, that are incurred in accordance with the Company's policies as in effect from time to time, provided the Executive submits appropriate receipts or other documentation acceptable to the Company and as required by the Internal Revenue Service to qualify as ordinary and necessary business expenses under the Internal Revenue Code of 1986, as amended.

     5. Termination. Notwithstanding anything in Paragraph 2 of this Agreement to the contrary, the term of this Agreement and Executive's services under this Agreement shall terminate upon the first to occur of the following events:

          A. At the end of the applicable Term of this Agreement, including any Renewal Terms.

          B. Upon the Executive's date of death or the date the Executive is given written notice that the Company has properly determined that he is disabled. For purposes of this Agreement, the Executive shall be properly deemed to be disabled if the Executive, as a result of illness or incapacity, shall be unable to perform substantially his required duties for a period of 120 consecutive days or for any aggregate period of 183 days in any twelve (12) month period. The Company shall notify the Executive that his employment has been terminated by written notice. The termination shall be effective on the tenth (10th) business day after the Executive receives the notice, unless the Executive returns to full-time performance of his duties before such tenth (10th) business day.

          C. On the date the Company provides the Executive with written notice that he is being terminated for "cause." For purposes of this Agreement, and as reasonably determined by the Company, the Executive shall be deemed terminated for cause if the Company terminates the Executive after finding that the
Executive: (1) shall have been determined by a court of law to have committed any felony including, but not limited to, a felony involving fraud, theft, misappropriation, dishonesty, embezzlement, or any other crime involving moral turpitude, or if the Executive shall have been arrested or indicted for violation of any criminal statute constituting a felony, provided the Company reasonably determines that the continuation of the Executive's employment after such event would have an adverse impact on the operation or reputation of the Company or its affiliates (subsequent references to the "Company" in this Paragraph 5C shall be deemed to refer to the Company or its affiliates); (2) shall have committed one or more acts of gross negligence or willful misconduct, either within or outside the scope of his employment that, in the good faith opinion of the Board, materially impair the goodwill or business of the Company or cause material damage to its property, goodwill, or business, or would, if known, subject the Company to public ridicule; (3) shall have refused or failed to a material degree to perform his duties hereunder (continuing without cure for ten (10) days after receipt of written notice of need to cure); (4) shall have violated any material written Company policy provided to the Executive during or prior to the Term (continuing without cure for ten (10) days after receipt of written notice of need to cure) and that has caused material harm to the Company; or (5) knew or should have known, that the Company materially, and knowingly or intentionally breached any representation, warranty, or covenant under the Purchase Agreement, or that the Executive shall have materially and knowingly or intentionally breached any provision this Agreement; provided, however, that no termination of Executive's employment for Cause shall be deemed to have occurred unless Executive is given notice of the reason therefore including the allegations which may constitute reason for such termination and after (a) Executive is provided an opportunity to be heard by the Board or the Executive Committee thereof, and (b) such decision has been upheld by the Board or Executive Committee.

          D. On the date the Executive terminates his employment for "Good Reason." For purposes of this Agreement, "Good Reason" shall mean termination by the Executive within ninety (90) days of learning of the acts which are the basis for alleging Good Reason, because of the occurrence of any of the following acts, without the Executive's consent: (1) he has been demoted to a position of materially less stature or importance within the Company than the position described in Paragraph 1, (2) he has been assigned to duties that are of materially less importance than those required to be performed pursuant to Paragraph 1 of this Agreement, (3) the Company has failed to pay or provide material compensation or benefits that are required to be provided in this Agreement, or (4) the Company's principal executive offices have been relocated to any county other than Los Angeles County, CA or Orange County, CA., provided that no such termination shall be treated as for Good Reason unless the Executive shall have given the Company thirty (30) days advance written notice of his intention to terminate his employment for Good Reason, and the Company shall have failed to cure such acts within such thirty
(30) day period.

          E. On the date the Executive terminates his employment for any reason, other than Good Reason, provided that the Executive shall give the Company thirty (30) days written notice prior to such date of his intention to terminate this Agreement.

          F. On the date the Company terminates the Executive's employment for any reason, other than a reason otherwise set forth in this Paragraph 5. Any purported termination of the Executive's employment for Cause which is finally determined to be without Cause shall be treated for all purposes of this Agreement as a termination pursuant to this Paragraph 5F.

     6. Compensation Upon Termination. If the Executive's services are terminated pursuant to Paragraph 5, the Executive shall be entitled to the Base Salary through his final date of active employment, plus any accrued but unused vacation pay. If the Executive's services are terminated pursuant to Paragraph 5D or 5F, the Executive shall in addition be entitled to receive severance benefits for a period of 12 months payable in substantially equal installments in accordance with the Company's payroll policy, in an amount equal to (i) $2 million, if such termination occurs within one year from the Effective Date,
(ii) $1.5 million, if such termination occurs after the first and on or before the second anniversary of the Effective Date, (iii) $1.0 million, if such termination occurs after the second and on or before the third anniversary of the Effective Date, (iv) $0.5 million, if such termination occurs after the fourth anniversary of the Effective Date, and (v) plus an amount, if any, (regardless of the date of termination) necessary to reimburse the Executive on a net after-tax basis for any applicable federal excise tax, provided in each case the Executive signs an agreement that releases the Company from actions, suits, claims, proceedings, and demands related to the period of employment and/or termination of employment. Executive agrees that if his employment is terminated for any reason, he shall immediately resign from all officer and director positions he then holds with the Company and each of its parents, affiliates and subsidiaries.

     7. Offset. In the event severance benefits become payable to the Executive pursuant to Paragraph 6 above, such benefits, to the extent not theretofore paid, shall be reduced, on a dollar-for-dollar basis, by (i) any outstanding amounts owed by Executive to the Company and (ii) the amount of any compensation for services earned by Executive on account of his employment or consulting services with another business or on account of his self employment, from any source, whether paid currently or deferred. In such event, Executive shall cooperate with the Company and shall provide such information to the Company as it may reasonably require in order to calculate the amount of the reduction described above.

     8. COBRA. If the Executive's services are terminated pursuant to Paragraph 5, the Executive shall also be entitled to any benefits mandated under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") or required under the terms of any death, insurance, or retirement plan, program, or agreement provided by the Company and to which the Executive is a party or in which the Executive is a participant, including, but not limited to, any short-term or long-term disability plan or program, if applicable. If the Executive elects COBRA continuation coverage, the Company shall pay for such health insurance coverage for the shorter of 12 months or the remaining Term at the same rate as it pays for health insurance coverage for its active employees (with the Executive required to pay for any employee-paid portion of such coverage). After the expiration of the period set forth in the prior sentence concludes, the Executive shall be responsible for the payment of all further premiums attributable to COBRA continuation coverage at the same rate as the Company charges all COBRA beneficiaries. However, no provision of this Agreement shall be construed to extend the period of time over which such COBRA continuation coverage is required to be provided to the Executive and/or his dependents.

     9. Arbitration. Any dispute between the parties hereto respecting the meaning and intent of this Agreement or any of its terms and provisions shall be submitted for expedited arbitration in Los Angeles, California, in accordance with the National Rules of the American Arbitration Association for the Resolution of Employment Disputes then in effect, and the arbitration determination resulting from any such submission shall be final and binding upon the parties hereto. Judgment upon any arbitration award may be entered in any court of competent jurisdiction. The parties further agree that either party may at any time seek provisional relief, including, but not limited to a temporary restraining order or a preliminary injunction from any state or federal court in California, in connection with any dispute being submitted for arbitration.

     10. Exclusive Employment; Confidentiality; Non-Solicitation.

          A. Executive agrees to perform his duties, responsibilities and obligations hereunder efficiently and to the best of his ability. Executive also agrees that he will not engage in any other business activities, pursued for gain, profit or other pecuniary advantage, that are competitive with the activities of the Company. Executive agrees that all of his activities as an employee of the Company shall be in conformity with all present and future policies, rules and regulations and directions of the Company not inconsistent with this Agreement.

          B. Executive acknowledges that his employment by the Company will bring him into close contact with many trade secrets and other confidential affairs of the Company and its clients and customers, including, without limitation, non-public information pertaining to ideas, knowledge, operations, computer hardware and software, systems, costs, profits, markets, sales, products, programs, interfaces, networks, protocols, data bases, key personnel, pricing policies, operational methods, concepts, data, equipment, models, compensation, suppliers, servicing, broker lists, customer lists, customers, potential customers, rate sheets, plans, concepts, strategies, or products, advertising, technical processes and applications and other business affairs and methods, plans for future developments and other information not readily available to the public or the Company's competitors or clients (collectively referred to hereinafter as "Information"). In consideration of the foregoing, the Executive agrees that he: (1) will keep secret and confidential all Information and will not use it for his own benefit or disclose it to, or use it for the benefit of, anyone other than the Company, either during or after his employment by the Company, except with the prior written consent of the Company;
(2) will take all reasonable action that the Company deems necessary or appropriate to prevent unauthorized use or disclosure of or to protect the Company's interest in Information; (3) will deliver promptly to the Company upon termination of his employment by the Company or at any other time the Company may so request, all memoranda, notes, documentation, equipment, files, flowcharts, program listings, data listings, records, reports and other tangible manifestations of the Information (and all copies thereof), that he may then possess or have under his control; and (4) will, unless the Company otherwise agrees in writing, and without additional compensation, promptly disclose and, upon request, assign to the Company all rights to work product and business opportunities related to the present or, to the extent presented to the Board of Directors prior to termination of employment, contemplated business of the Company.

          C. Executive further agrees that if his employment is terminated during the three year period beginning on the Effective Date, he will abide by the limitations set forth in the following sentence (i) for a period of six months from the date of termination, if his employment is terminated pursuant to Paragraph 5B, 5D or 5F, and (ii) for a period of one year from the date of termination, if his employment is terminated by the Company pursuant to Paragraph 5C or if his employment is terminated by the Executive without Good Reason (the applicable period is referred to below as the "Nonsolicitation Period"). During the Nonsolicitation Period, the Executive agrees that he will not, without the Company's express written consent, himself or through any organization with which he is associated: (i) hire any person who was employed by the Company on the Executive's date of termination of employment or at any time within six months prior thereto or hire any agent, consultant, or independent contractor of the Company, or of any organization with respect to which the Company has agreed to a similar prohibition and of which the Employee has knowledge, or induce or attempt to induce any such person to discontinue such employment or affiliation with the Company or such organization, as the case may be, or (ii) induce or attempt to induce any client or customer of the Company on the date of termination to discontinue any business relationship or to refrain from entering into a new business relationship with the Company.

          D. Executive confirms and acknowledges that (i) he was represented by counsel of his own choosing during the negotiation of the limitations set forth in Paragraphs 10 and 11 of this Agreement, (ii) his strict adherence to the limitations imposed upon him thereunder, or under any agreement referenced therein, was a material factor in Purchaser's entering into the Purchase Agreement and agreeing to consummate the transactions contemplated thereby, and to pay the Executive the cash and equity-based compensation called for in this Agreement, (iii) the Company's ability to maintain continuing relationships with its employees without disruption was a material factor in Purchaser's entering into the Purchase Agreement and agreeing to consummate the transactions contemplated thereby, (iv) his failure to adhere to the obligations imposed by Paragraphs 10 and 11 of this Agreement will expose such Purchaser to substantial and irreparable harm. Accordingly, Executive agrees that the remedy at law for any breach by him of the covenants and agreements set forth in this Paragraph 10 or in Paragraph 11 below may be inadequate and that in the event of any such breach, the Company or its respective subsidiaries may, in addition to the other remedies that may be available to it at law, seek injunctive relief prohibiting him (together with all those persons associated with him) from breach of such covenants and agreements.

     11. Non-Competition. The Company's obligation to provide the compensation due upon termination pursuant to the last sentence of Paragraph 6 hereof shall be contingent upon his not, directly or indirectly, owning, managing, operating, joining or controlling, becoming employed by or participating in the ownership, management, operation or control of, or becoming a consultant to or connected in any other manner with, any business, firm or corporation which is materially similar to or materially competes with the Company, provided, however, that the foregoing shall not preclude the Executive from providing investment banking services not involving the Company. For these purposes, Executive's ownership of securities of a public company not in excess of one percent of any class of such securities shall not be considered to be competition with the Company.

                            AGREEMENT - MISCELLANEOUS
                            -------------------------

     12. Entire Agreement. This Agreement sets forth the entire and final agreement and understanding of the Company and the Executive and contains all of the agreements made between them with respect to the subject matter hereof. This Agreement supersedes any and all other agreements, either oral or in writing, between the Company and the Executive with respect to Executive's provision of services to the Company. No change or modification of this Agreement shall be valid unless in writing and signed by the Company and the Executive.

     13. Enforcement; Severability. Should a decision be entered by a court of competent jurisdiction that the character, duration or geographical scope of any provision of this Agreement is unreasonable, or that any provision of this Agreement is invalid or unenforceable for any reason, in whole or in part, then the Company and the Executive agree that such provision shall be construed by the court in such a manner as to impose all those restrictions on the Executive's conduct that are reasonable in light of the circumstances and as are necessary to assure to the Company the benefits of this Agreement and to render the provision valid and enforceable, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated in this Agreement as so modified, restricted, or reformulated or as if such provision had not been originally included in this Agreement, as the case may be. The parties further agree to seek a lawful substitute for any provision found to be unlawful; provided, that, if the parties are unable to agree upon a lawful substitute, the parties desire and request that the arbitrator or other authority called upon to decide the enforceability of this Agreement modify those provisions such that, once modified, this Agreement will be enforceable to the maximum extent permitted by the law in existence at the time of the requested enforcement.

     14. Miscellaneous.

         A. Notices. All notices required in connection with this Agreement shall be sufficiently given only if transmitted in writing and (i) personally delivered, or sent by first class, registered or certified mail, return receipt requested, postage prepaid, or by recognized overnight courier, (ii) sent by facsimile, provided a hard copy is mailed on that date to the party for whom such notices are intended, or (iii) sent by other means at least as fast and reliable as first class mail. A written notice shall be deemed to have been given to the recipient party on the earliest of (1) the date it shall be delivered to the address required by this Agreement; (2) the date delivery shall have been refused at the address required by this Agreement; (3) with respect to notices sent by mail or overnight courier, the date as of which the Postal Service or overnight courier, as the case may be, shall have indicated such notice to be undeliverable at the address required by this Agreement; or (4) with respect to a facsimile, the date on which the facsimile is sent and receipt is confirmed. Any and all notices referred to in this Agreement, or which either party desires to give to the other shall, in the case of the Executive, be addressed to his residence address given to the Company by the Executive in writing for this purpose, or failing receipt of such notice, to the last residence address on the Company's records, or in the case of the Company, to its principal office with a copy to Capital Z's principal office.

          B. Waiver of Breach. A waiver by the Company of a breach of any provision of this Agreement by the Executive shall not operate or be construed as a waiver of any subsequent breach by the Executive. No waiver shall be valid unless it is in writing and signed by an authorized officer of the Company (other than the Executive).

          C. Assignment. The Executive acknowledges that the services he is to render are unique and personal. Accordingly, the Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

          D. Construction. The heading in this Agreement are inserted for convenience only and are not to be considered a construction of the provisions hereof. The Background recitals are incorporated in this Agreement as an integral part hereof and shall be considered as substantive and not precatory language.

          E. Execution of Agreement. This Agreement may be executed in several counterparts, each of which shall be considered an original, but which when taken together, shall constitute one agreement.

          F. Governing Law. This Agreement shall be construed in accordance with the laws of the State of California.



COMPANY:                                         EXECUTIVE:


* By_________________________                    ___________________________

                                    EXHIBIT A
                                    ---------

* For bonuses after the 1999 calendar year, Executive shall receive a cash bonus paid annually on a calendar year basis ranging from 0-100% of total Base Salary, with an expected bonus of $400,000 and a bonus in excess of 100% of Base Salary for extraordinary performance. Bonuses shall be paid according to a budget approved by the Board of Directors of the Company and the achievement of other non-financial goals adopted by such Board.

* For so long as Capital Z and/or its Designated Purchasers under the Purchase Agreement own at least 25% of the voting securities of the Company, Executive covenants and agrees not to sell, assign or otherwise transfer, in any one twelve month period, more than 25% of the aggregate amount of shares of Company stock which the Executive owned immediately prior to the Effective Date. The Company, by action of its Board of Directors, agrees to consider whether to waive all or part of such limitation in the event of extraordinary hardship, which consent shall not be unreasonably withheld.

                                                                       Exhibit B
                                                          MODEL OPTION AGREEMENT


                                  NON-QUALIFIED
                             STOCK OPTION AGREEMENT
                                    UNDER THE
                        1999 AAMES FINANCIAL CORPORATION
                                STOCK OPTION PLAN


               THIS AGREEMENT, made this _____ day of __________, __, by and between Aames Financial Corporation, a Delaware corporation (the "Company"), and ____________ (the "Optionee")

                              W I T N E S S E T H:
                              - - - - - - - - - -

               WHEREAS, the Optionee is now employed by the Company in a key capacity, and the Company desires to have him remain in such employment and to afford him the opportunity to acquire, or enlarge, his ownership of the Company's Common Stock, par value $.01 per share ("Stock"), so that he may have a direct proprietary interest in the Company's success;

               WHEREAS, all capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Company's Stock Option Plan;

               NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

               1. Grant of Option. Subject to the terms and conditions set forth herein and in the Company's Stock Option Plan (the "Plan"), the Company hereby grants to the Optionee, during the period commencing on the date of this Agreement and ending ten years from the date hereof (the "Termination Date"), the right and option (the right to purchase any one share of Stock hereunder being an "Option") to purchase from the Company, at a price of $1.00 per share, an aggregate of shares of Stock.

               2. Limitations on Exercise of Option. (a) Subject to the terms and conditions set forth herein, all Options shall vest and become exercisable on the ninth anniversary of the date of grant (the "Grant Date"), provided that Optionee remains an employee of the Company on such date, subject to earlier vesting, based upon the Company's attainment of the following share price values: (i) 25% of the Options shall vest at such time as the Stock's Fair Market Value is first, while the Optionee is employed by the Company and after the Grant Date, at or above $1.30 per share; (ii) an additional 25% of the Options shall vest at such time as the Stock's Fair Market Value is first, while the Optionee is employed by the Company and after the Grant Date, at or above $1.75 per share; and (iii) an additional 50% of the Options shall vest at such time as the Stock's Fair Market Value is first, while the Optionee is employed by the Company and after the Grant Date, at or above $2.50 per share; provided, however, that any such acceleration shall be limited according to the following schedule: not more than 15% of the Options that have become vested based upon performance shall become exercisable before the first anniversary of the Grant Date; not more than an additional 15% of the Options that have become vested based upon performance shall become exercisable before the second anniversary of the Grant Date; not more than an additional 20% of the Options that have become vested based upon performance shall become exercisable before each of the third and fourth anniversaries of the Grant Date; and the remaining 30% of the Options that have become vested based upon performance shall not become exercisable before the fifth anniversary of the Grant Date; and further provided, that if the Optionee is terminated without Cause or the Optionee terminates his employment for Good Reason, after a date when any of the performance thresholds set forth in clause (i), (ii) or (iii) of this paragraph 2(a) has been satisfied, then, in computing the exercisability limitation set forth in the preceding proviso, an additional 15% of the Options that have become vested based upon performance shall be exercisable over and above the Options that become exercisable without regard to this proviso.

               (b) Any provision of paragraph 2(a) hereof to the contrary notwithstanding, but subject to Article XI(c) of the Plan, upon a Change in Control, 100% of the Options shall vest and become exercisable, provided, however, that no such exercise rights shall arise unless (i) if a Change in Control occurs within 12 months of the consummation of the transactions contemplated by the Purchase Agreement (the "Closing Date"), the Change in Control Price is at or above $1.50 per share or (ii) if a Change in Control occurs more than twelve months from the Closing Date, the Change in Control Price is at or above $2.50 per share (or if the Change in Control Price is less than $2.50 but above $1.30 or $1.75 per share the acceleration of vesting shall result, but only to the extent such acceleration would have resulted pursuant to paragraph 2(a)(i) or 2(a)(ii) above, without regard to service requirements).

               3. Termination of Employment. An Optionee's rights upon termination of employment shall be as set forth in Article VI of the Plan.

               4. Method of Exercising Option. (a) The Optionee may exercise any or all of the Options by delivering to the Company a written notice signed by the Optionee stating the number of Options that the Optionee has elected to exercise at that time and full payment of the purchase price of the shares to be thereby purchased from the Company. Payment of the purchase price of the shares may be made (a) by certified or bank cashier's check payable to the order of the Company, (b) by surrender or delivery to the Company of shares of Stock or other property acceptable to the Committee in its sole discretion, which Stock or other property shall have a value equal to the purchase price or (c) by delivery to the

Committee of a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the purchase price.

               (b) At the time of exercise, the Optionee shall pay to the Company such amount as the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon.

               5. Issuance of Shares. As promptly as practical after receipt of such written notification and full payment of such purchase price and any required income tax withholding amount, the Company shall issue or transfer to the Optionee the number of shares with respect to which Options have been so exercised, and shall deliver to the Optionee a certificate or certificates therefor, registered in the Optionee's name.

               6. Company; Optionee. (a) The term "Company" as used in this Agreement with reference to employment shall include the Company and its subsidiaries. The term "subsidiary" as used in this Agreement shall mean any subsidiary of the Company as defined in Section 424(f) of the Code.

               (b) Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Options may be transferred by will or by the laws of descent and distribution, the word "Optionee" shall be deemed to include such person or persons.

               7. Non-Transferability. The Options are not transferable by the Optionee otherwise than by will or the laws of descent and distribution and are exercisable during the Optionee's lifetime only by him. No assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Options shall terminate and become of no further effect. Unless otherwise provided by the Committee at the time of exercise, Optionee shall enter into a binding agreement with the Company at the time of grant pursuant to which Optionee agrees, during any period when the Minimum Stock Ownership Threshold is met or exceeded, (i) not to sell, assign or otherwise transfer more than 25% of the Stock purchased pursuant to an Option in any given year and (ii) in aggregate not to sell, assign or otherwise transfer more than 25% of the Stock purchased pursuant to an Option over a five year period beginning on the effective date of the Plan. Appropriate legends shall be placed on the stock certificates evidencing shares issued upon exercise of options to reflect such transfer restrictions.

               8. Rights as Stockholder. The Optionee or a transferee of the Options shall have no rights as a stockholder with respect to any share covered by the Options until he shall have become the holder of record of such share, and no adjustment shall be made for dividends or distributions or other rights in respect of such share for which the record date is prior to the date upon which he shall become the holder or record thereof.

               9. Recapitalizations, Reorganizations, etc. (a) The existence of the Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Stock or the rights thereof or convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

               (b) The shares with respect to which the Options are granted are shares of Stock of the Company as presently constituted, but if, and whenever, prior to the delivery by the Company of all of the shares of the Stock with respect to which the Options are granted, the Company shall effect a subdivision or consolidation of shares of the Stock outstanding, without receiving compensation therefor in money, services or property, the number and price of shares remaining under the Options shall be appropriately adjusted. Such adjustment shall be made by the Committee, whose determination as to what adjustment shall be made, and the extent thereof, shall be final, binding and conclusive. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to the Options.

               (c) In the event of any change in the outstanding shares of Stock by reason of any recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than cash dividends, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind or shares of Stock or other securities covered by the Options and the option price thereof. The Committee shall notify the Optionee of any intended sale of all or substantially all of the Company's assets within a reasonable time prior to such sale.

               (d) Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into or exchangeable for shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of options, rights or warrants to subscribe therefore, or to purchase the same, or upon conversion of shares or obligation of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to the Options.

               10. Compliance with Law. Notwithstanding any of the provisions hereof, the Optionee hereby agrees that he will not exercise the Options, and that the Company will not be obligated to issue or transfer any shares to the Optionee hereunder, if the exercise hereof or the issuance or transfer of such shares shall constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company shall in no event be obliged to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the exercise of the Options or the issuance or transfer of shares pursuant thereto to comply with any law or regulation of any governmental authority.

               11. Notice. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided, provided that, unless and until some other address be so designated, all notices or communications by the Optionee to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Optionee may be given to the Optionee personally or may be mailed to him at the address shown below his signature to this Agreement.

               12. Non-Qualified Options. The Options granted hereunder are not intended to be incentive stock options within the meaning of Section 422 of the Code.

               13. Binding Effect. Subject to Section 7 hereof, this Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

               14. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware.

               15. Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between discretionary terms and provisions of the Plan and the express provisions of this Agreement, this Agreement shall govern and control. In all other instances of conflicts or inconsistencies or omissions, the terms and provisions of the Plan shall govern and control.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                                AAMES FINANCIAL CORPORATION



                                                By: __________________________
                                                            Optionee

                                                                       EXHIBIT K

                         Conditions to the Rights Offer
                         ------------------------------

1.   Consummation of the Recapitalization.

2. Each Company stockholder desiring to a accept the Rights Offer shall have properly completed and forwarded to the Company (or its agent) (together with the exercise price for the rights) a subscription certificate prior to the expiration date for the Rights Offer.

                                                                   EXHIBIT L

                               Form of Opinion of
                      Troop Steuber Pasich Reddick & Tobey


          Capitalized terms used but not defined herein shall have the meanings set forth in the Preferred Stock Purchase Agreement, dated as of December 23, 1998 (the "Agreement"), by and between Aames Financial Corporation, a Delaware corporation (the "Company"), and Capital Z Financial Services Fund II, L.P., a Bermuda limited partnership (the "Purchaser").

          (i) Each of the Company and its Subsidiaries is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite corporate or other organizational power and authority under such laws to own or lease and operate its properties and to carry on its business as now conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, partnership or limited liability company in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires it to so qualify or be licensed, except where the failure to be so licensed or qualified would not, singly or in the aggregate, be reasonably likely to have a Material Adverse Effect. The Certificate of Incorporation and the Bylaws of the Company and each of its Subsidiaries, each as amended to date, in full force and effect.

          (ii) Except are for the Shareholder Approval, (a) the Company has all requisite corporate power and authority to perform, execute and deliver its obligations under the Agreement, each Ancillary Agreement to which it is a party, the Warrant, the Contingent Warrant and the Certificates of Designations; and (b) all corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Agreement, each Ancillary Agreement to which the Company is a party, the Warrant, the Contingent Warrant and the Certificates of Designation, and the performance of all obligations of the Company thereunder, and the authorization, issuance, sale and delivery of the Securities, has been taken.

          (iii) The Agreement and each Ancillary Agreement to which the Company is a party which was entered into on or prior to the date hereof, have been duly authorized, executed and delivered by the Company and constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought by proceedings in equity or at law).

          (iv) Except (a) as set forth on the Company Disclosure Letter, (b) required blue sky filings, if any, which will be effected in accordance with applicable blue sky laws, (c) filings required under the Securities Act in connection with the Registration Rights Agreement, (d) the filing of a Pre-Merger Notification Form and related documents under the HSR Act, (e) the approval of the NYSE for the issuance and listing of the Shares on the NYSE, subject to official notice of issuance, (f) the Shareholder Approval, and (g) as would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or any other Person on the part of the Company is required in connection with the consummation of the transactions contemplated by the Agreement and the Ancillary Agreements.

          (v) The execution and delivery by the Company of the Agreement, each of the Ancillary Agreements to which it is a party, and the Warrant and the Contingent Warrant, and the performance by the Company of its obligations thereunder and in the Certificates of Designations, will not (a) violate any provision of the Certificate of Incorporation or Bylaws, (b) violate any provision of any law or any order of any court or Governmental Authority,
(c) conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under, or allow any other party thereto a right to terminate or seek a payment from the Company or any Subsidiary under the terms of, any indenture, agreement or other instrument by which the Company or any of its subsidiaries or any of their properties or assets is bound, or (d) result in the creation or imposition of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries, other than, in the case of clauses (b),
(c) and (d), as would not be reasonably likely to have a Material Adverse
Effect.

          (vi) The Company has authorized and outstanding capital stock as provided in the Agreement. To our knowledge, the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; except as provided in the Agreement, there are no Derivative Securities outstanding (including preemptive rights), the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity and the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its Equity Securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.


          (vii) The Securities and the Shares, when issued, sold and delivered in accordance with the terms of the Agreement for the consideration expressed therein, will be duly authorized, validly issued, fully paid and nonassessable. The issuance, sale and delivery of the Securities and Shares is not subject to any preemptive right of stockholders of the Company arising under law or the Certificate of Incorporation or Bylaws or to any contractual right of first refusal or other contractual right in favor of any Person. The issuance and sale of the Securities and the Shares will not require registration under the Securities Act or state securities laws.

          (viii) Except as expressly disclosed in the SEC Documents, to such counsel's knowledge, (a) there is no action, suit, proceeding or investigation pending or, to the knowledge of such counsel, currently threatened or likely to be instituted against the Company or any of its Subsidiaries that involves a claim against the Company or any of its Subsidiaries in an amount in excess of $500,000, or that questions the validity of the Agreement or any of the Ancillary Agreements or the right of the Company to enter into, or to consummate, the transactions contemplated thereby, or that would be reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect, nor does such counsel have knowledge that there is any basis for any of the foregoing, (b) the Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or Governmental Authority or instrumentality that specifically names the Company or any of Subsidiaries and as to which either compliance or noncompliance is reasonably likely to have a Material Adverse Effect, and (c) there are no statutes, rules or regulations, statutory or regulatory proceedings applicable to, or pending (or to the knowledge of such counsel threatened) against the Company or any of its Subsidiaries, which are reasonably likely to have a Material Adverse Effect. There is no action, suit, proceeding or investigation by the Company or any of its Subsidiaries currently pending or which the Company its Subsidiaries intends to initiate that is material to the operations of the Company and Subsidiaries considered as a whole.

                                                                 EXHIBIT M

                               Form of Opinion of
                            Willkie Farr & Gallagher


          Capitalized terms used but not defined herein shall have the meanings set forth in the Preferred Stock Purchase Agreement, dated as of December 23, 1998 (the "Agreement"), by and between Aames Financial Corporation, a Delaware corporation (the "Company"), and Capital Z Financial Services Fund II, L.P., a Bermuda limited partnership (the "Purchaser").

          (i) The Purchaser is a limited partnership duly organized and validly existing under the laws of Bermuda.

          (ii) The Purchaser has full partnership power and authority to enter into the Agreement and the Ancillary Agreements. Each of the Agreement and the Ancillary Agreements to which the Purchaser is a party has been duly authorized, executed and delivered by the Purchaser and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought by proceedings in equity or at law).

          (iii) Based on a certificate to be delivered by the Purchaser, the Purchaser is an accredited investor as defined under Rule 501(a) of the Securities Act.

          (iv) Except as provided in the Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any New York or federal Governmental Authority on the part of the Purchaser is required in connection with the consummation of the transactions contemplated by the Agreement and the Ancillary Agreements, except for (a) the filing of a Pre-Merger Notification Form and related documents under the HSR Act, (b) filings required under the Securities Act or the Exchange Act, or (c) such consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings, which if not obtained or made, as the case may be, are not reasonably likely to impair in any material respect the ability of the Purchaser to perform any of its obligations or agreements under the Agreement or the Ancillary Agreements or consummate the transactions contemplated thereby.

          (v) Neither the execution and delivery of the Agreement by Purchaser, nor the consummation of the transactions contemplated thereby, nor the fulfillment of the terms and compliance with the provisions thereof will conflict with or result in a material breach of or a material default (or in an occurrence which with the lapse of time or action by a third party, or both, could result in a material default) with respect to any of the terms, conditions or provisions applicable to Purchaser, or of the partnership agreement of Purchaser, or, to such counsel's knowledge, of any applicable order, writ or decree of any court or of any Governmental Authority, any indenture, contract, agreement, lease or other instrument to which Purchaser is a party or is subject or by which Purchaser or any of its properties or assets are bound, or of any applicable New York or federal statute, rule or regulation to which Purchaser or its businesses is subject.



                                      M-2